UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

IONICS, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

                            Common Stock, $1.00 par value per share of Ionics, Incorporated

(2)	Aggregate number of securities to which transaction applies:

                            4,905,660 shares of Common Stock of Ionics, Incorporated

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                            $31.16, which is the average of the high and low prices of Ionics common stock on December 17, 2003 as                             reported on the New York Stock Exchange

(4)	Proposed maximum aggregate value of transaction:

                            $352,860,365.60

(5)	Total fee paid:

                            $28,546.40

☑	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IONICS, INCORPORATED

65 Grove Street
Watertown, Massachusetts 02472-2882

Douglas R. Brown

President and Chief Executive Officer

January 9, 2004

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders. The meeting is scheduled for February 11, 2004 at 1:00 P.M., EST, and will be held at Ionics’ principal offices, 65 Grove Street, Watertown, Massachusetts 02472-2882.

      At the meeting, you will be asked to approve the issuance of up to 4,905,660 shares of Ionics common stock in connection with the purchase by Ionics of Ecolochem, Inc. and its affiliated companies. Ecolochem, a privately-held company headquartered in Norfolk, Virginia, is a leading provider of mobile water treatment services. This transaction is expected to significantly augment Ionics’ existing capabilities as a global water technology company.

      At the meeting, you will also be asked to approve an increase in the number of shares Ionics is authorized to issue, an increase in the number of shares available under Ionics’ 1997 Stock Incentive Plan and to permit the grant of restricted stock awards under that Plan.

      Ionics’ Board of Directors has unanimously recommended that you vote FOR approval of each of these proposals. The notice of meeting and proxy statement follow. Please give this material your careful attention.

      Please sign and return your proxy promptly, whether or not you plan to attend the special meeting. Your vote is very important to Ionics.

      On behalf of Ionics’ directors and officers, I wish to thank you for your interest in Ionics.

Sincerely,

DOUGLAS R. BROWN
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please sign, date and return your proxy card promptly

QUESTIONS AND ANSWERS
SUMMARY RELATING TO THE ACQUISITION
Selected Financial Data
RISK FACTORS
FORWARD-LOOKING STATEMENTS
VOTING AND PROXIES
THE ACQUISITION ISSUANCE PROPOSAL
THE ACQUISITION
PURCHASE AGREEMENT AND OTHER RELATED AGREEMENTS
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
INFORMATION CONCERNING THE ECOLOCHEM GROUP
THE CHARTER AMENDMENT PROPOSAL
THE OPTION PLAN INCREASE PROPOSAL
THE RESTRICTED STOCK PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
IONICS DIVIDEND POLICY
STOCKHOLDER PROPOSALS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
OTHER MATTERS
EXPENSES AND SOLICITATION
WHERE YOU CAN FIND MORE INFORMATION
COMBINED FINANCIAL STATEMENTS OF THE ECOLOCHEM GROUP
ANNEX A
ANNEX B
ANNEX C
ANNEX D

IONICS, INCORPORATED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

February 11, 2004

To the Stockholders of

     Ionics, Incorporated:

      Notice is hereby given that a Special Meeting of Stockholders of Ionics, Incorporated (“Ionics”) will be held at Ionics’ principal offices, 65 Grove Street, Watertown, Massachusetts 02472-2882, on February 11, 2004 at 1:00 P.M., EST, to consider and act upon proposals:

1. To approve the issuance of up to 4,905,660 shares of Ionics common stock in connection with Ionics’ proposed acquisition of Ecolochem, Inc. and its affiliated companies;

2. To approve an amendment to Ionics’ articles of organization to increase the number of authorized shares of Ionics common stock to 100,000,000 shares from 55,000,000 shares;

3. To approve an amendment to Ionics’ 1997 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,200,000 shares;

4. To approve an amendment to Ionics’ 1997 Stock Incentive Plan to authorize grants of restricted stock thereunder; and

5. To consider and act upon such other matters as may properly come before the meeting.

      Any action on the items of business described above may be considered at the meeting at the time and on the date specified above or at any time and date to which the meeting may be properly adjourned or postponed.

      The Board of Directors has fixed the close of business on December 22, 2003 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting who is entitled to vote at the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

STEPHEN KORN, Clerk
Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

January 9, 2004

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PRE-PAID ENVELOPE IONICS HAS PROVIDED.

IONICS, INCORPORATED

65 Grove Street
Watertown, Massachusetts 02472-2882

PROXY STATEMENT

       This Proxy Statement (this “Proxy Statement”) is being furnished to holders of Ionics common stock in connection with the solicitation of proxies by the Board of Directors of Ionics, Incorporated for use at the Special Meeting of Stockholders to be held on February 11, 2004 (the “Special Meeting”) at 1:00 P.M., EST, at Ionics’ principal offices, 65 Grove Street, Watertown, Massachusetts 02472-2882, and any adjournments or postponements thereof. This Proxy Statement and the accompanying notice of special meeting of stockholders and form of proxy were first sent or given to stockholders on or about January 9, 2004.

      At the Special Meeting, Ionics’ stockholders will be asked to consider and vote on proposals to approve:

1. the issuance of up to 4,905,660 shares of Ionics common stock (the “Acquisition Issuance Proposal”) in connection with Ionics’ proposed acquisition (the “Acquisition”) of Ecolochem, Inc. (“Ecolochem”), Ecolochem International, Inc. (“Ecolochem International”), Moson Holdings, LLC (“Moson Holdings”) and Ecolochem S.A.R.L. (“Ecolochem S.A.R.L.”);

2. the proposed amendment to Ionics’ articles of organization to increase the number of authorized shares of Ionics common stock to 100,000,000 shares from 55,000,000 shares (the “Charter Amendment Proposal”);

3. the proposed amendment to Ionics’ 1997 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 1,200,000 shares (the “Option Plan Increase Proposal”);

4. the proposed amendment to Ionics’ 1997 Stock Incentive Plan to authorize grants of restricted stock under the plan (the “Restricted Stock Proposal”); and

5. any other matters properly brought before the meeting for consideration by the stockholders.

      Ionics’ Board of Directors has unanimously recommended that you vote FOR approval of each of these proposals. Please give your careful attention to the more detailed information regarding each of these proposals that appears in this Proxy Statement.

This Proxy Statement is dated January 9, 2004.

QUESTIONS AND ANSWERS

Q.	When and where will the Special Meeting be held? (See page 1)

A.	The Special Meeting will be held on February 11, 2004 at 1:00 P.M., EST, at Ionics’ principal offices, 65 Grove Street, Watertown, Massachusetts 02472-2882.

Q:	What do you need to do now? (See pages 26 to 27)

A:	Ionics urges you to read carefully and consider the information contained in this Proxy Statement. In addition, you should complete, sign and date the attached proxy card and return it to Ionics, Incorporated, Proxy Services, c/o EquiServe Trust Company, N.A., P.O. Box 8078, Edison, NJ 08818-9350 in the enclosed postage-prepaid return envelope as soon as possible so that your shares of Ionics common stock may be represented at the Special Meeting.

Q:	Is the Acquisition contingent upon approval at the Special Meeting of any of the proposals to be voted upon at the Special Meeting other than the Acquisition Issuance Proposal?

A:	No.

Q:	What will Ionics do if stockholders do not approve the issuance of shares in connection with the Acquisition? (See page 51)

A:	If the stockholders do not approve the proposal to issue shares in connection with the Acquisition, Ionics expects to terminate the purchase agreement and abandon its efforts to complete the Acquisition.

Q:	Are there risks you should consider in deciding whether to vote in favor of the Acquisition Issuance Proposal? (See pages 18 to 24)

A:	Yes. You should consider carefully the matters discussed in the section of this Proxy Statement entitled “Risk Factors” beginning on page 18.

Q:	Are your shares of Ionics common stock being converted or exchanged in the acquisition of the Ecolochem Group?

A:	No.

Q:	Are you entitled to dissenter’s or appraisal rights? (See page 27)

A:	No. You are not entitled to dissenter’s or appraisal rights in connection with any of the proposals to be considered and acted upon at the Special Meeting.

Q:	Can you change your vote after you have voted by proxy? (See page 26)

A:	Yes. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Delivering a written notice of revocation bearing a later date than the proxy to the Clerk of Ionics at or before the taking of the vote at the Special Meeting;

•	Delivering a duly executed proxy relating to the same shares and bearing a later date to the Clerk of Ionics before the taking of the vote at the Special Meeting; or

•	Attending the Special Meeting and voting such shares in person. Stockholders should note, however, that merely attending the Special Meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

Q:	If your shares of Ionics common stock are held in street name by a broker, will the broker vote the shares? (See page 27)

A:	A broker will vote shares at the Special Meeting on the Acquisition Issuance Proposal, the Option Plan Increase Proposal and the Restricted Stock Proposal only if you give the broker instructions on how to vote on these proposals. Your broker has discretion to vote your shares on the Charter Amendment Proposal if you do not give your broker instructions on how to vote on that proposal. If your shares are held by a broker, you should instruct your broker as to how you want your shares to be voted.

Q:	Whom should you contact if you have additional questions?

A:	For more information, you should contact Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472-2882, (617) 926-2500.

SUMMARY RELATING TO THE ACQUISITION

      This summary highlights selected information contained in this Proxy Statement related to the Acquisition and may not contain all of the information that is important to you. To understand the Acquisition fully and for a more complete description of the terms of the Purchase Agreement and the Stockholders Agreement, you should carefully read this entire document, including the annexes, and the other documents to which Ionics refers you.

The Companies Involved in the Acquisition

Ionics, Incorporated

65 Grove Street
Watertown, MA 02472-2882
(617) 926-2500
www.ionics.com

      Ionics is a leading water purification company engaged worldwide in the supply of water and related activities and the supply of water treatment equipment through the use of proprietary separations technologies and systems. Ionics’ products and services are used by it or its customers to desalt brackish water and seawater, recycle and reclaim process water and wastewater, treat water in the home, manufacture and supply water treatment chemicals and ultrapure water, process food products, and measure levels of waterborne contaminants and pollutants. Ionics’ customers include industrial companies, consumers, municipalities and other governmental entities, and utilities.

Ecolochem, Inc.

Ecolochem International, Inc.
Moson Holdings, LLC
Ecolochem S.A.R.L.
c/o Ecolochem, Inc.
4545 Patent Road
Norfolk, VA 23502
(757) 855-9000
www.ecolochem.com

      The Ecolochem Group, consisting of Ecolochem, Ecolochem International, Moson Holdings and Ecolochem S.A.R.L., is a leading provider of mobile water treatment services. The Ecolochem Group believes it has the largest mobile water treatment fleet and the broadest geographic service coverage in North America and Europe. The Ecolochem Group also offers outsourced, or customer facility-based, long-term, water treatment services. Treating surface, well or municipal water to meet the specifications of industrial customers, the Ecolochem Group supplies this service to a variety of industries, including the nuclear and fossil fuel electric power industry, the refining, chemical and petrochemical industries and the pulp and paper industry. Today, the Ecolochem Group processes approximately one billion gallons of water monthly for numerous Fortune 500 and other customers in more than 30 countries.

Risk Factors

      Ionics stockholders should carefully consider the matters discussed in the section of this Proxy Statement entitled “Risk Factors” beginning on page 18 in connection with their evaluation of the proposal to approve the issuance of shares of Ionics common stock in connection with the Acquisition, including in particular risks relating to:

•	Ionics’ potential difficulty in realizing the expected benefits of the Acquisition;

•	the potential difficulty of integrating Ionics and the Ecolochem Group;

•	Ionics’ potential difficulty in obtaining cash to finance the Acquisition and other risks associated with the debt that Ionics expects to incur to finance the Acquisition;

•	the significant influence on Ionics’ corporate matters by the former owners of the Ecolochem Group;

•	future sales of Ionics common stock that could depress the market price of Ionics common stock;

•	the operations, financial condition and results of operations of Ionics while the Acquisition is pending and after completion of the Acquisition; and

•	the impact of weather conditions on the Ecolochem Group’s business.

The Acquisition of the Ecolochem Group

The Acquisition

      Pursuant to the Purchase Agreement (the “Purchase Agreement”) dated as of November 18, 2003, by and among Ionics and the stockholders and members of the Ecolochem Group (the “Sellers”), Ionics has agreed to purchase all of the outstanding shares of capital stock, equity interests and membership interests of the Ecolochem Group from the Sellers (the “Acquisition”). Following the closing of the Acquisition, the Ecolochem Group will be directly or indirectly wholly owned by Ionics. A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement. Ionics encourages you to read the Purchase Agreement carefully and fully as it is the definitive agreement that governs the Acquisition.

Purchase Price and Related Adjustments (See pages 42 to 43)

      Ionics has agreed to pay the Sellers in the Acquisition an aggregate purchase price of $200,000,000 in cash and 4,905,660 shares of Ionics common stock, subject to adjustment as provided in the Purchase Agreement.

      The Purchase Agreement provides for the following adjustments to the purchase price:

•	The cash portion of the purchase price will be adjusted by the amount of undistributed “Excess Cash” as of the closing of the Acquisition. “Excess Cash” generally is an amount equal to (i) all cash, cash equivalents, marketable securities and certain deposits of the Ecolochem Group as of the close of business on the business day immediately preceding the closing date, minus (ii) all indebtedness for money borrowed from parties other than other members of the Ecolochem Group and certain other specified obligations of the Ecolochem Group.

•	The cash portion of the purchase price is also subject to adjustment based on the difference between the Ecolochem Group’s combined adjusted working capital as of the close of business on the business day immediately prior to the date of the closing of the Acquisition and $17,000,000. If the Ecolochem Group’s combined adjusted working capital as of that date exceeds $17,000,000, the cash portion of the purchase price will be increased by the amount of such excess. If the Ecolochem Group’s combined adjusted working capital is less than $17,000,000, the cash portion of the consideration will be decreased by that shortfall.

•	If requested by Ionics, the shareholders of Ecolochem and Ecolochem International (as applicable) will join with Ionics in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the acquisition of Ecolochem, Ecolochem International or both. Ionics has agreed that, if such an election is made with respect to Ecolochem, Ecolochem International or both, Ionics will pay to the shareholders of any company with respect to which such election is made the amount of cash necessary to cause the after-tax proceeds received by such shareholders to be equal to the after-tax proceeds such shareholders would have received if no such election had been made. Ionics has agreed to provide either a letter of credit or a separate cash escrow account, in each case for the benefit of such Sellers (see the section entitled “Purchase Agreement and Other Related Agreements — Escrow and/or Letter of Credit for Election under Section 338(h)(10) of the Code” on page 44) to secure this additional payment obligation. Ionics currently expects to make an election under Section 338(h)(10) of the

Code only with respect to Ecolochem. Ionics currently believes that making such an election with respect to Ecolochem will provide Ionics with significantly greater tax savings over time than the initial additional cost incurred in making this election.

•	In addition, Ionics has the right to substitute cash for shares of Ionics common stock that the Sellers would otherwise have the right to receive under the Purchase Agreement as and to the extent reasonably necessary to ensure that the Sellers, as a group, do not own (directly or under applicable tax attribution rules) immediately after the closing of the Acquisition in excess of 19.5% of the outstanding shares of Ionics common stock. Each share of Ionics common stock for which cash is so substituted will be valued at $26.50. Ionics currently expects to exercise this right only if it makes an election under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both. If Ionics exercises this right to substitute cash for shares of Ionics common stock, the cash portion of the purchase price will be increased and the number of shares of Ionics common stock issued to the Sellers in the Acquisition will be decreased. To finance the additional cash portion of the purchase price, Ionics may borrow additional amounts, sell a like number of shares of Ionics common stock to another party or engage in other transactions. Approval of the Acquisition Issuance Proposal will also constitute approval of the issuance of shares of Ionics common stock to another party to finance such additional cash portion of the purchase price.

Financing of the Acquisition (See page 37)

      Ionics currently expects to fund the cash portion of the Acquisition purchase price from available cash resources and the proceeds from new credit facilities committed by a group of financial institutions, subject to customary conditions. Ionics has applied for credit ratings on the proposed debt financing. If Ionics fails to obtain financing, either from such financial institutions or otherwise on terms acceptable to Ionics’ Board of Directors, either Ionics or the Sellers may terminate the Purchase Agreement and abandon the Acquisition. In addition, if the financing includes the issuance of equity or equity-related securities, the Sellers may terminate the Purchase Agreement and abandon the Acquisition. If the Purchase Agreement is terminated under certain circumstances, Ionics will have to pay the Sellers a $13.2 million termination fee or reimburse the Sellers for up to $4.5 million of their expenses.

Reasons for the Proposed Acquisition (See pages 30 to 32)

      The factors considered by the Ionics Board of Directors in evaluating the Acquisition included the following:

•	The Acquisition reinforces Ionics’ strategic focus on water services with predictable recurring revenue and will expand Ionics’ presence in the markets for water treatment services for the electric power and petrochemical industries.

•	The Acquisition offers Ionics opportunities to increase sales and realize operating synergies, benefit from economies of scale and realize tax savings if certain tax elections are made.

•	The purchase price for the Acquisition represented multiples of the Ecolochem Group’s EBITDA and EBIT for the year ended September 30, 2003 that compared favorably to multiples of EBITDA and EBIT paid in comparable transactions.

•	Based on the projected operating results of Ionics and the Ecolochem Group and the consideration to be paid, the Acquisition is expected to increase Ionics’ projected 2004 earnings per share.

•	Goldman Sachs, Ionics’ financial advisor, opined that, as of November 18, 2003 and based upon and subject to the factors and assumptions set forth therein, the consideration of $200,000,000 in cash and 4,905,660 shares of Ionics common stock, taken in the aggregate, to be paid by Ionics pursuant to the Purchase Agreement for all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group is fair from a financial point of view to Ionics.

•	Mr. Lyman B. Dickerson, the President and a principal owner of the Ecolochem Group, will be joining Ionics’ Board of Directors and executive management team.

Recommendation of the Ionics Board of Directors (See page 32)

      The Ionics Board of Directors has unanimously determined that the issuance of the shares of Ionics common stock in the Acquisition is advisable and in the best interests of Ionics and its stockholders and has unanimously recommended that Ionics’ stockholders vote FOR the Acquisition Issuance Proposal. The Acquisition cannot be completed unless Ionics stockholders approve the Acquisition Issuance Proposal. The Acquisition is not contingent upon the approval at the Special Meeting of any other proposal presented to Ionics stockholders.

Vote Required (See page 32)

      The affirmative vote of the holders of a majority of shares of Ionics common stock present or represented by proxy at the Special Meeting and voting on such proposal is required to approve the Acquisition Issuance Proposal.

Opinion of Ionics’ Financial Advisor (See pages 32 to 37)

      Goldman Sachs has delivered its opinion to the Ionics Board of Directors that, as of November 18, 2003 and based upon and subject to the factors and assumptions set forth therein, the consideration of $200,000,000 in cash and 4,905,660 shares of Ionics common stock, taken in the aggregate, to be paid by Ionics pursuant to the Purchase Agreement for all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group is fair from a financial point of view to Ionics.

      The full text of the written opinion of Goldman Sachs, dated November 18, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Ionics’ stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of the Ionics Board of Directors in connection with its consideration of the Acquisition. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Ionics common stock should vote with respect to the Acquisition. In the aggregate, Goldman Sachs will receive fees of approximately $3.5 million, $3.25 million of which are contingent upon consummation of the Acquisition, and will have its expenses reimbursed.

Interests of Certain Persons in the Acquisition (See page 38)

      Ionics does not believe that any of its current directors or executive officers have any substantial direct or indirect interest in the Acquisition.

      Ionics intends to appoint Mr. Lyman Dickerson to the Ionics Board of Directors simultaneously with the closing of the Acquisition. See the section entitled “Purchase Agreement and Other Related Agreements — Board Composition” on page 55. Mr. Lyman Dickerson has substantial direct and indirect interests in the Acquisition. All of the Sellers may be considered associates of Mr. Lyman Dickerson under the Exchange Act. Mr. Lyman Dickerson, or trusts for which he or his family are beneficiaries, owns a substantial amount of the capital stock, equity interests and membership interests in the Ecolochem Group and, as such, will receive approximately 50% of the purchase price to be paid to the Sellers in connection with the Acquisition. In addition, upon the closing of the Acquisition, Mr. Lyman Dickerson will enter into an employment agreement with Ionics. See the section entitled “Purchase Agreement and Other Related Agreements — Ancillary Agreements — Employment Agreement with Mr. Lyman Dickerson” on page 57 for a description of the employment agreement.

Appraisal Rights (See page 27)

      Ionics stockholders are not entitled to dissenter’s or appraisal rights in connection with the Acquisition.

Accounting Treatment (See page 38)

      Ionics intends to account for the acquisition using the purchase method of accounting.

U.S. Federal Income Tax Treatment (See pages 38 to 39)

      In general, Ionics will be treated for United States federal income tax purposes as (i) acquiring the outstanding stock of Ecolochem and Ecolochem International and (ii) acquiring the assets of Ecolochem S.A.R.L. and Moson Holdings, in each case in transactions generally taxable to the Sellers.

      If a valid election is made under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both, Ionics will generally be able to treat the acquisition of the stock of the company with respect to which the election is made as if new subsidiaries of Ionics had acquired the assets of such company in a taxable transaction, which may result in an increased U.S. federal income tax basis in the assets held by such company. If Ionics makes such an election, Ionics may be entitled to increased depreciation and amortization deductions under the Code. Ionics may not, however, be entitled to any increased depreciation and amortization deductions and, accordingly, you should not base your decision to vote in favor of the Acquisition Issuance Proposal on any depreciation, amortization or other tax benefits. Ionics has agreed that, if such an election is made, Ionics will reimburse the shareholders of the company with respect to which the election is made for any additional taxes they may owe as a result of any such election.

Conditions to Closing (See pages 53 to 54)

      The obligation of Ionics to consummate the Acquisition is subject to the satisfaction or waiver of a number of conditions, including the following:

•	The representations and warranties made by the Sellers in the Purchase Agreement are accurate, subject to materiality qualifications;

•	The Sellers shall have complied in all material respects with all covenants and agreements in the Purchase Agreement required to be complied with at the time of the closing of the Acquisition;

•	The absence of any law, order, injunction, decree or other legal restraint or prohibition preventing the consummation of the Acquisition or certain related matters;

•	Ionics’ stockholders shall have approved the Acquisition Issuance Proposal;

•	The shares of Ionics common stock to be issued to the Sellers shall have been approved for listing on the NYSE, subject to official notice of issuance;

•	All of the indebtedness of the Ecolochem Group for borrowed funds owed to financial institutions and any other persons (other than companies of the Ecolochem Group and their subsidiaries) shall have been repaid, all obligations related thereto paid or satisfied, all liens shall have been discharged and all derivatives shall have been terminated;

•	The Sellers shall have taken all necessary action under certain governing instruments of the Ecolochem Group and other applicable agreements to permit the consummation of the Acquisition; and

•	Ionics shall have obtained the proposed financing for the Acquisition or obtained acceptable alternative financing.

      The obligations of the Sellers to consummate the Acquisition are subject to the satisfaction or waiver of a number of conditions, including the following:

•	The representations and warranties made by Ionics in the Purchase Agreement are accurate, subject to materiality qualifications;

•	Ionics’ shall have complied in all materials respects with all covenants and agreements in the Purchase Agreement required to be complied with at the time of the closing of the Acquisition;

•	The absence of any law, order, injunction, decree or other legal restraint or prohibition preventing the consummation of the Acquisition or certain related matters;

•	Ionics’ stockholders shall have approved the Acquisition Issuance Proposal;

•	The shares of Ionics common stock to be issued to the Sellers shall have been approved for listing on the NYSE, subject to official notice of issuance;

•	Ionics shall have filed with the SEC a registration statement covering the resale of the shares of Ionics common stock to be issued to the Sellers in the Acquisition and it shall have been declared effective and shall continue to be effective as of the closing of the Acquisition;

•	The directors properly designated by the Sellers in accordance with the Purchase Agreement shall have been appointed to the Ionics Board of Directors; and

•	Ionics shall have obtained the proposed financing for the Acquisition or obtained acceptable alternative financing.

Termination (See page 51)

      The Purchase Agreement may be terminated and the Acquisition abandoned under the following circumstances:

•	By mutual consent of the parties;

•	By either party:

•	If the closing of the Acquisition does not occur on or before May 18, 2004, unless the deadline is extended under certain circumstances, provided that the terminating party has theretofore fulfilled its obligations regarding the taking of all actions necessary to consummate the Acquisition;

•	If Ionics’ stockholders do not approve the Acquisition Issuance Proposal; or

•	If Ionics does not obtain financing for the cash consideration to be paid pursuant to the Purchase Agreement on or before May 18, 2004, unless the deadline is extended under certain circumstances;

•	By Ionics:

•	If the Sellers are unable to satisfy their conditions to closing and Ionics does not waive such conditions, provided that Ionics is not in material breach of any of its representations, warranties, covenants or other agreements under the Purchase Agreement; or

•	If its Board of Directors shall have approved any of certain specified transactions relating to an acquisition of Ionics involving third parties (an “Ionics Acquisition Transaction”) that is superior (according to specific guidelines set forth in the Purchase Agreement) to the Acquisition and that is conditioned on the Acquisition not being consummated and Ionics shall have, concurrently with such termination, entered into a definitive agreement providing for the implementation of such Ionics Acquisition Transaction;

•	By Sellers (by action of the Sellers’ representatives):

•	If Ionics is unable to satisfy any of its conditions to closing and the Sellers do not waive such conditions, provided that the Sellers are not in material breach of any of their representations, warranties, covenants or other agreements under the Purchase Agreement;

•	If the Ionics Board of Directors approves or recommends an Ionics Acquisition Transaction;

•	If the Ionics Board of Directors withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to the Sellers, its recommendation that Ionics’ stockholders approve the Acquisition Issuance Proposal or fails to recommend or publicly proposes not to recommend that Ionics’ stockholders approve the Acquisition Issuance Proposal;

•	If an Ionics Acquisition Transaction is consummated or a definitive agreement providing for the implementation of an Ionics Acquisition Transaction is entered into; or

•	If Ionics shall have obtained financing for the cash consideration to be paid pursuant to the Acquisition that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangeable for, shares of Ionics common stock).

Fees (See page 52)

      Ionics will pay the Sellers a termination fee of $13,200,000 if the Purchase Agreement is terminated under the following circumstances:

•	The Purchase Agreement is terminated as a result of the approval or recommendation by the Ionics Board of Directors of an Ionics Acquisition Transaction or as a result of the consummation or entering into of a definitive agreement relating to an Ionics Acquisition Transaction if the Ionics Acquisition Transaction that triggers the Sellers’ right to terminate is conditioned on the Acquisition not being consummated in accordance with the terms of the Purchase Agreement;

•	The Purchase Agreement is terminated by the Sellers as a result of the Ionics Board of Directors withdrawing or modifying, or publicly proposing to withdraw or modify, in a manner adverse to the Sellers, its recommendation that Ionics’ stockholders approve the Acquisition Issuance Proposal or failing to recommend or publicly proposing not to recommend that Ionics’ stockholders approve the Acquisition Issuance Proposal;

•	The Purchase Agreement is terminated by Ionics as a result of its Board of Directors having approved an Ionics Acquisition Transaction that is superior (according to specific guidelines set forth in the Purchase Agreement) to the Acquisition and that is conditioned on the Acquisition not being consummated and Ionics, concurrently with such termination, enters into a definitive agreement providing for the implementation of such Ionics Acquisition Transaction;

•	An Ionics Acquisition Transaction is publicly announced, publicly proposed, publicly commenced or consummated and either (i) the Purchase Agreement is subsequently terminated if the closing of the Acquisition does not occur on or before May 18, 2004, unless the deadline is extended under certain circumstances, or (ii) Ionics’ stockholders do not approve of the Acquisition Issuance Proposal; or

•	The Purchase Agreement is terminated by the Sellers or Ionics as a result of Ionics’ failure to obtain financing for the cash portion of the purchase price to be paid pursuant to the Purchase Agreement on or before May 18, 2004, unless the deadline is extended under certain circumstances, other than because of the reasonable determination by any party providing such financing that a material adverse change has occurred with regard to the Ecolochem Group or the financial, banking or capital markets generally which has had or reasonably could be expected to have a material adverse effect on syndication of any portion of the financing to be provided to Ionics to consummate the Acquisition.

      If the Purchase Agreement is terminated as a result of the approval or recommendation by the Ionics Board of Directors of an Ionics Acquisition Transaction or as a result of the consummation or entering into of a definitive agreement relating to an Ionics Acquisition Transaction (but such termination does not otherwise give right to the payment of the full $13,200,000 fee referred to above), Ionics will pay the Sellers an amount equal to the reasonable out-of-pocket costs and expenses of the Sellers and the Ecolochem Group incurred in connection with the Purchase Agreement up to an aggregate of $4,500,000.

      If the Purchase Agreement is terminated by the Sellers as a result of Ionics obtaining financing for the cash consideration to be paid pursuant to the Purchase Agreement that involves the issuance, sale or delivery of equity or equity-related securities, Ionics will pay the Sellers an amount equal to the reasonable out-of-pocket costs and expenses of the Sellers and the Ecolochem Group incurred in connection with the Purchase Agreement up to an aggregate of $4,500,000.

Federal or State Regulatory Filings Required in Connection with the Acquisition (See page 40)

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Acquisition may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Ionics and certain of the Sellers filed the required notification and report forms under the HSR Act with the Department of Justice and the Federal Trade Commission on December 5, 2003. Ionics and the Sellers who made filings under the HSR Act received notification on December 17, 2003 that they had been granted early termination of the waiting period.

      Ionics is required to file with the SEC a registration statement covering the resale of the shares of Ionics common stock to be issued to the Sellers pursuant to the Purchase Agreement. That registration statement is required to have been declared effective prior to the closing of the Acquisition and to be effective as of the Closing.

Board Composition (See page 55)

      In connection with the Acquisition, Ionics plans to expand the Ionics Board of Directors from nine members to up to 11 members prior to the closing of the Acquisition.

      The Sellers and certain of their permitted transferees will be entitled to designate up to two members of the Board of Directors, one of whom will be Mr. Lyman Dickerson, the current president of Ecolochem, and the other of whom has not yet been designated. The number of directors they are entitled to designate decreases as the their ownership of Ionics common stock decreases below certain thresholds. At least one of these new directors will sit on each committee of the Ionics Board of Directors, to the extent such director is eligible to do so under applicable law and NYSE requirements.

      Mr. Lyman Dickerson will also have the right to be appointed Chairman of the Ionics Board of Directors for a period of two years after he resigns as an employee of Ionics if either Arthur L. Goldstein, the current Chairman, is no longer serving in that capacity or Mr. Dickerson’s resignation occurs after the second anniversary of the closing of the Acquisition.

No-Shop Provisions (See pages 48 to 49)

      The Sellers have agreed to “no-shop” provisions prohibiting the Sellers, the Ecolochem Group and certain other related parties, until the closing of the Acquisition, from soliciting, initiating or encouraging the submission of any offer or proposal for certain specified transactions relating to a future acquisition of the Ecolochem Group or its subsidiaries involving third parties, or entering into an agreement with respect to any such transaction, or providing non-public information regarding the Ecolochem Group or its subsidiaries to any third party or engaging in negotiations or discussions in connection with any such transaction.

      Ionics has agreed to “no-shop” provisions prohibiting Ionics and certain other related parties, until the closing of the Acquisition, from soliciting, initiating or encouraging the submission of any offer or proposal for certain specified transactions relating to an Ionics Acquisition Transaction, or entering into an agreement with respect to any Ionics Acquisition Transaction, or providing non-public information regarding Ionics or its subsidiaries to any third party or engaging in negotiations or discussions in connection with any Ionics Acquisition Transaction.

Standstill (See pages 55 to 56)

      Following the closing of the Acquisition, until the earlier of the date on which the Sellers and certain related parties beneficially own less than 15% of Ionics outstanding common stock and November 18, 2008, without the prior approval of a majority of the members of the Ionics Board of Directors (other than those designated by the Sellers and certain of their permitted transferees), the Sellers will not take certain actions designed to acquire control of Ionics, other than under certain other limited circumstances.

Registration Rights (See pages 54 to 55)

      Ionics has agreed to file one or more registration statements with the SEC covering the resale of the shares of Ionics common stock to be issued to the Sellers in the Acquisition. Under certain circumstances, the Sellers will have demand and incidental registration rights, subject to certain limitations.

Certain Restrictions on Voting and Transfers (See page 56)

      In connection with the closing of the Acquisition, the Sellers will agree that, until the earlier of the first anniversary of such closing or certain other events, the Sellers and certain of their permitted transferees will vote or will grant Ionics a proxy to vote their shares of Ionics common stock in the same proportion as the votes cast by or on behalf of the other stockholders of Ionics, except that they may vote in any manner they choose in the election of any director designated by the Sellers.

      At the closing of the Acquisition, the Sellers and certain of their permitted transferees will also agree not to transfer, during the six months following such closing, more than 10% of the shares of Ionics common stock issued to them in the Acquisition other than to a related person. The Sellers will also agree to certain restrictions on the sale or other transfer of such shares of Ionics common stock to competitors of Ionics.

Employment Agreement with Mr. Lyman Dickerson (See page 57)

      At the closing of the Acquisition, Ionics will enter into an employment agreement with Mr. Lyman Dickerson, President of Ecolochem. The agreement will have a two-year term and provide that he will be employed as the Vice President of Ionics’ Water Systems Division. He will also be entitled to a severance benefit if his employment is terminated by Ionics for reasons other than cause (as defined in the employment agreement) prior to the expiration of the two-year term.

Selected Financial Data

      The following tables present selected historical financial information and selected pro forma combined financial information for Ionics and the Ecolochem Group. The historical results presented are not necessarily indicative of future results.

Selected Consolidated Historical Financial Data of Ionics

      The selected consolidated historical financial data for Ionics as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 presented below were derived from Ionics’ audited financial statements. The selected consolidated historical financial data for Ionics as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 presented below were derived from Ionics’ unaudited financial statements. This information should be read in conjunction with Ionics’ historical financial statements and notes thereto incorporated in this Proxy Statement by reference.

	Nine Months Ended
	September 30,		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(In thousands of dollars except per share amounts)
Consolidated statement of operations data:
Revenues	$260,381	$235,889	$320,327	$448,153	$458,058	$343,184	$337,992
(Loss) income from continuing operations before income taxes, minority interest, and gain on sale	(28,977)	6,294	2,610	(16,640)	(312)	28,128	32,083
(Loss) income from continuing operations*	(20,078)	3,002	4,854	44,695	(694)	8,702	20,894
(Loss) earnings from continuing operations per basic share	(1.14)	0.17	0.28	2.61	(0.04)	1.16	1.30
(Loss) earnings from continuing operations per diluted share	(1.14)	0.17	0.27	2.59	(0.04)	1.14	1.28

*	Includes a pre-tax gain on the sale of the Aqua Cool Pure Bottled Water business of $8.2 million and $102.8 million in 2002 and 2001, respectively.

		December 31,
	September 30,
	2003	2002	2001	2000	1999	1998

	(In thousands of dollars)
Consolidated balance sheet data:
Current assets	$316,505	$342,026	$392,660	$268,938	$210,885	$205,461
Current liabilities	117,506	114,168	156,866	173,363	99,475	85,934
Working capital	198,999	227,858	235,794	95,575	111,410	119,527
Total assets	591,384	608,013	633,313	585,813	500,906	452,123
Long-term debt and notes payable	8,797	9,670	10,126	10,911	8,351	1,519
Stockholders’ equity	423,906	438,153	423,353	356,861	361,852	345,598

Selected Historical Combined Financial Data of the Ecolochem Group

      The selected historical combined statement of earnings data for the Ecolochem Group for the fiscal years ended September 30, 2003, 2002 and 2001 and the selected historical combined balance sheet data for the Ecolochem Group as of September 30, 2003 and 2002 presented below were derived from the audited combined financial statements of the Ecolochem Group. The selected historical combined statement of earnings data for the Ecolochem Group for the fiscal years ended September 30, 2000 and 1999 and the selected historical combined balance sheet data for the Ecolochem Group as of September 30, 2001, 2000 and 1999 presented below were derived from the unaudited combined financial statements of the Ecolochem Group. This information should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Proxy Statement.

	Year Ended September 30,

	2003	2002	2001	2000	1999

	(In thousands of dollars)
Combined statement of earnings data:
Revenues	$108,920	$106,894	$105,254	$85,094	$66,110
Earnings before income taxes	38,678	25,571	26,746	19,215	11,666
Net earnings	36,868	23,784	24,564	15,801	9,480

	September 30,

	2003	2002	2001	2000	1999

	(In thousands of dollars)
Combined balance sheet data:
Current assets	$42,314	$33,798	$32,074	$24,179	$26,178
Current liabilities	12,107	12,184	17,684	15,069	13,135
Working capital	30,207	21,614	14,390	9,110	13,043
Total assets	132,338	120,827	118,069	104,242	94,828
Long-term debt and notes payable	13,500	18,416	27,281	28,896	29,574
Stockholders’ equity	103,964	88,131	76,383	62,562	55,770

Selected Pro Forma Combined Financial Data

      The pro forma combined statements of operations data for the periods presented give effect to the Acquisition as if it had occurred on January 1, 2002, and the pro forma combined balance sheet data give effect to the Acquisition as if it had occurred on September 30, 2003.

      The selected pro forma combined information presented below has been derived from, and should read in conjunction with, the Unaudited Pro Forma Combined Condensed Financial Statements and related notes included elsewhere in this Proxy Statement.

      The pro forma combined information reflects the Acquisition using the purchase method of accounting and is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would actually have been reported had the Acquisition been effected during the periods presented, or that may be reported in the future.

	For the Nine	For the
	Months Ended	Year Ended
	September 30,	December 31,
	2003	2002

	(In thousands of dollars,
	except per share amounts)
Statement of operations data:
Revenues	$340,837	$427,221
(Loss) income before income taxes and minority interest	$(10,643)	$18,390
(Loss) income from continuing operations	$(7,917)	$9,803
(Loss) earnings from continuing operations per basic share	$(0.35)	$0.44
(Loss) earnings from continuing operations per diluted share	$(0.35)	$0.43

September 30,
2003

(In thousands
of dollars)
Balance sheet data:
Current assets	$305,963
Current liabilities	$129,613

Working capital	$176,350
Long-term debt and notes payable	$197,297
Stockholders’ equity	$571,439

Comparative Per Share Information

      The following table sets forth selected historical per share information of Ionics and unaudited pro forma combined per share information after giving effect to the Acquisition, under the purchase method of accounting. You should read this information in conjunction with the selected historical financial information, included elsewhere in this Proxy Statement, and the historical financial statements of Ionics and the Ecolochem Group and related notes that are incorporated in this Proxy Statement by reference or included elsewhere in this Proxy Statement. The unaudited Ionics pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Combined Condensed Financial Statements and related notes included elsewhere in this Proxy Statement.

      The unaudited pro forma combined per share information does not purport to represent what the actual results or operations of Ionics and the Ecolochem Group would have been had the companies been combined or to project the combined company’s respective results of operations that may be achieved after the Acquisition.

	For the

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2003	2002

	(Unaudited)
Ionics — Historical
Per common share data:
(Loss) income from continuing operations:
Basic	$(1.14)	$0.28
Diluted	(1.14)	0.27
Stockholders’ equity (at period end)	23.90
Unaudited Pro Forma Combined
Per common share data:
(Loss) income from continuing operations:
Basic	(0.35)	0.44
Diluted	(0.35)	0.43
Stockholders’ equity (at period end)	25.24

      Ionics has not paid any cash dividends to its stockholders, and does not anticipate paying any cash dividends in the foreseeable future.

RISK FACTORS

      By approving the Acquisition Issuance Proposal, you will be voting to approve the Acquisition itself. The Acquisition involves a high degree of risk. Before you vote to approve the Acquisition Issuance Proposal, you should carefully consider the risks described below in addition to the other information contained in or incorporated by reference into this document, including the section entitled “Forward-Looking Information.” The risks and uncertainties described below are not the only ones facing Ionics. Additional risks and uncertainties not presently known to Ionics or that Ionics believes are now immaterial may also impair Ionics’ business, the Ecolochem Group’s business or the anticipated results of the Acquisition. If any of the following risks actually occur, Ionics’ business, financial condition or results of operations could be materially adversely affected and the value of Ionics common stock could decline.

Risks Associated with the Acquisition

The anticipated benefits of acquiring the Ecolochem Group may not be realized.

      Ionics entered into the Purchase Agreement with the expectation that the Acquisition will result in various benefits including, among other things, enhanced revenue, profits, market presence, cost savings and operating efficiencies. Ionics expects that the Acquisition will enhance its position in the water treatment services market through the combination of its technologies, products, services and customer contacts with those of the Ecolochem Group, and will enable Ionics to broaden its customer base in the electric power and petrochemical industries. If Ionics’ business or the Ecolochem Group’s business fails to meet the demands of the marketplace, customer acceptance of Ionics’ products and services could decline, which would have an adverse effect on Ionics’ results of operations and financial condition. Ionics may not realize any of these benefits and the Acquisition may result in the deterioration or loss of significant business. Costs incurred and potential liabilities assumed in connection with the Acquisition, including pending and threatened disputes, litigation and environmental liabilities, could have a material adverse effect on Ionics’ business, financial condition and operating results.

      In addition, Ionics may not achieve the anticipated benefits as rapidly as, or to the extent, anticipated by certain financial or industry analysts, or other analysts may not perceive the same benefits to the Acquisition as Ionics does. If these risks materialize, Ionics’ stock price could be adversely affected.

Ionics may have difficulty and incur substantial costs integrating the Ecolochem Group.

      Integrating the Ecolochem Group will be a complex, time-consuming and expensive process. Before the Acquisition, Ionics and the Ecolochem Group operated independently, each with its own business, products, customers, employees, culture and systems, including data management and financial systems. In addition, Ionics is currently in the process of restructuring its own business and operations.

      After the closing of the Acquisition, Ionics may face substantial difficulties, costs and delays in integrating the Ecolochem Group, which may include:

•	perceived adverse changes in product or service offerings or customer service standards, whether or not these changes do, in fact, occur;

•	costs and delays in implementing common information and other systems and procedures and costs and delays caused by communication difficulties;

•	potential difficulty in applying Ionics’ accounting controls and procedures to the members of the Ecolochem Group, which have operated as independent private companies;

•	charges to earnings resulting from the application of purchase accounting to the Acquisition;

•	diversion of management resources;

•	potential incompatibility of business cultures;

•	potential losses of management and other key employees of Ionics or the Ecolochem Group due to perceived uncertainty in career opportunities, compensation levels and benefits;

•	the retention of existing customers of each company;

•	reduction or loss of customer orders due to the potential for market confusion, hesitation and delay; and

•	coordinating infrastructure operations in a rapid and efficient manner.

      After the Acquisition, Ionics will seek to combine certain operations and functions using common information and communication systems, operating procedures, financial controls and human resource practices, including training, professional development and benefit programs. Ionics may be unsuccessful, or experience delays, in implementing the integration of these systems and processes.

      Any one or all of these factors may cause increased operating costs, worse than anticipated financial performance or the loss of customers and employees. Many of these factors are outside the control of Ionics. The failure to timely and efficiently integrate the Ecolochem Group could have a material adverse effect on Ionics’ business, financial condition and operating results. In addition, the differences between the business cultures could present significant obstacles to timely, cost-effective integration of the Ecolochem Group.

The market value of the shares of Ionics common stock issued in connection with the Acquisition may increase prior to the closing of the Acquisition and, therefore, Ionics may be perceived to have paid more for the Ecolochem Group.

      The number of shares of Ionics common stock to be issued in the Acquisition was fixed at the time of the signing of the Purchase Agreement and is not subject to adjustment based on changes in the trading price of Ionics common stock before the closing of the Acquisition. Therefore, the market value of the shares of Ionics common stock issued in connection with the Acquisition will likely fluctuate through the closing of the Acquisition and thereafter. As a result, the value of the Acquisition, as reflected in the relative market price of Ionics common stock, may vary significantly from the date of execution of the Purchase Agreement, the date of this Proxy Statement and the date the Acquisition is completed. This variance may arise due to, among other things: changes in Ionics’ business, operations and prospects; market assessments of the likelihood that the Acquisition will be completed; demand for water processing in its markets; and interest rates, general market and economic conditions and other factors. Substantially all of these factors are beyond Ionics’ control. As a result of increases in the market price of Ionics common stock, financial or industry analysts or others may perceive that Ionics paid more for the Ecolochem Group than they believe was prudent. If this perception materializes, the trading price of Ionics common stock could be adversely affected.

If certain intangible assets acquired in the Acquisition subsequently become impaired, Ionics may be required to write off, or reduce the value of, those intangible assets, which would adversely impact Ionics’ financial results during the periods in which they occur.

      Ionics currently expects to record approximately $183.8 million of goodwill and other intangible assets in connection with the Acquisition. Goodwill associated with the Acquisition will be required to be tested at least annually for impairment. Other intangible assets will be amortized over their estimated useful lives. If the goodwill or other intangible assets are deemed to be impaired in the future, Ionics will be required to reduce the value of those assets or to write them off completely, which would reduce Ionics’ reported financial results during the periods in which such determination is made. If Ionics is required to write down or write off all or a portion of those assets, or if financial analysts or investors believe Ionics may be required to take such action in the future, the prices at which Ionics common stock trades may be adversely affected.

Ionics may not derive any income tax benefits from the tax election which it currently intends to make.

      Ionics and the shareholders of Ecolochem and Ecolochem International may, if Ionics elects, join in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the acquisition of Ecolochem, Ecolochem International or both. If a valid election is made under Section 338(h)(10) of the Code, Ionics will generally be able to treat the acquisition of the stock of any company with respect to which such election is made as if new subsidiaries of Ionics had acquired the assets of such company in a taxable transaction for federal income tax purposes, and, as a result, after the Acquisition, the assets of such company will have a tax basis generally equal to the cash and other property paid by Ionics for such company plus any liabilities of such company that are assumed in the transaction.

      The principal tax advantage of making an election under Section 338(h)(10) of the Code is that Ionics’ new subsidiary or subsidiaries, as the case may be, will be able to depreciate or amortize the new federal income tax basis of depreciable or amortizable assets over time periods specified in the Code. For intangible assets, that time period is generally 15 years.

      Ionics may not be eligible to make an election under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both. Currently, Ionics intends to make an election under Section 338(h)(10) of the Code only with respect to Ecolochem, but Ionics may conclude to make an election under Section 338(h)(10) of the Code with respect to Ecolochem International as well. Furthermore, even if a valid election under Section 338(h)(10) of the Code is made, the depreciation and amortization deductions with respect to certain assets acquired from the Ecolochem Group may not be available to Ionics. As a result, your decision to approve the issuance of Ionics common stock in connection with the Acquisition should not be based on any tax benefits associated with such an election or on any other tax benefits associated with the Acquisition.

      If Ionics makes an election under Section 338(h)(10) of the Code, it will be required to pay additional amounts to certain of the Sellers. See the section entitled “Purchase Agreement and Other Related Agreements — Purchase Price and Related Adjustments” beginning on page 42.

Ionics will be subject to significant influence by the former owners of the Ecolochem Group.

      Following the closing of the Acquisition, Ionics anticipates that the Sellers will ultimately beneficially own approximately 20% of Ionics common stock. As a result, the Sellers will have a strong influence on matters requiring approval by Ionics’ stockholders, such as the election of directors and most corporate actions, including mergers and acquisitions. In addition, two members of the Ionics Board of Directors will be designated by the Sellers. These directors will have the opportunity to participate in all matters brought before the Board of Directors. Moreover, Mr. Lyman Dickerson, the President of Ecolochem, will have the opportunity to become the Chairman of the Ionics Board of Directors pursuant to the terms of the Stockholders Agreement. Collectively, these arrangements will allow the Sellers to have significant participation in matters affecting Ionics.

Future sales of Ionics common stock by the former owners of the Ecolochem Group could depress the market price of Ionics common stock.

      In connection with the Acquisition, Ionics agreed to file a registration statement prior to the closing of the Acquisition to register the resale of shares of common stock to be issued to the Sellers. While the Sellers will be subject to restrictions on their ability to resell a portion of the shares of common stock that they receive in the Acquisition during the six months following the closing, they will be entitled to dispose of a significant number of shares in the public market, which could cause the market price of Ionics common stock to decrease significantly. All of the Sellers are required to enter into an agreement under which they agree not to sell more than 10% of the shares of common stock that will be issued to them in the Acquisition for a period of six months following the closing, subject to certain exceptions. Such restrictions will lapse six months after the closing of the Acquisition and the Sellers will then have no limitations on the number of shares they can sell in the public market. Following the Acquisition, the

Sellers will ultimately own approximately 20% of Ionics common stock. If they sell a significant number of shares of the common stock in the open market, Ionics’ stock price could decline. For more information about this arrangement, see the section entitled “Purchase Agreement and Other Related Agreements — Ancillary Agreements — Stockholders Agreement” on page 57.

Ionics may be unable to obtain the cash needed to finance the Acquisition.

      It is a condition to the closing of the Acquisition that Ionics obtain a credit facility or acceptable alternative financing to finance a portion of the cash portion of the purchase price. If Ionics is unable to do so, either party may terminate the Purchase Agreement. If the Purchase Agreement is terminated due to Ionics’ inability to obtain a credit facility or acceptable alternative financing, Ionics will owe the Sellers a $13.2 million termination fee. If the financing Ionics obtains involves the sale of equity or equity-related securities and the Sellers terminate the Purchase Agreement because the Sellers do not wish to proceed with the Acquisition upon such basis, Ionics will have to reimburse the Sellers and the Ecolochem Group for up to $4.5 million in expenses. See the section entitled “Purchase Agreement and Other Related Agreements — Fees” on page 52.

      Ionics plans to obtain new credit facilities to finance the cash portion of the purchase price. Ionics has entered into a commitment letter with a group led by UBS Securities LLC, however, the commitment of the group to enter into the new credit facilities is subject to certain conditions. Ionics cannot ensure that such conditions will be met and that Ionics will be able to close the proposed credit facilities. If Ionics is unable to obtain the credit facilities, Ionics will need to obtain another credit facility or acceptable alternative financing for a portion of the cash portion of the purchase price. Ionics may not be able to obtain another credit facility or acceptable alternative financing and even if Ionics is able to do so, the terms of such facility or financing may be less favorable than those offered by the group led by UBS Securities LLC.

The debt Ionics will incur in connection with the Acquisition creates financial and operating risks that could limit Ionics’ operating flexibility and growth.

      In connection with the Acquisition, Ionics intends to obtain new credit facilities. Ionics expects that the terms of the new credit facilities will contain provisions that limit Ionics’ ability to incur additional indebtedness in the future and place other restrictions on Ionics’ business. Ionics may not be able to repay any current or future debt on a timely basis, depending on its future operating results. Ionics will be required to devote increased amounts of its cash flow to service indebtedness incurred in connection with the Acquisition or incurred in the future. This could require Ionics to modify, delay or abandon its capital expenditures and other investments necessary to implement its business plan.

The Acquisition may result in a loss of customers, strategic partners and suppliers.

      The Acquisition may have the effect of disrupting customer relationships. Some customers or potential customers of Ionics and the Ecolochem Group may delay or alter buying patterns during the pendency of and following the Acquisition as they evaluate the likelihood of successful integration of the Ecolochem Group’s business following the Acquisition. Other customers may seek alternative sources of products or services after the announcement of the Acquisition due to, among other reasons, a desire not to do business with Ionics or perceived concerns that Ionics may not continue to support certain products or services. In addition, by increasing the breadth of Ionics’ business, the Acquisition may make it more difficult for Ionics to enter into relationships with customers and strategic partners, some of whom may view Ionics, following the Acquisition, as a more direct competitor than it was prior to the Acquisition. Therefore, Ionics could experience some customer attrition by reason of announcement of the Acquisition or after the Acquisition.

      In addition, certain customers of the Ecolochem Group have the right to terminate their agreements with the Ecolochem Group as a result of the Acquisition. Some or all of those customers may exercise that right, resulting in the loss of related revenue and profits. The Sellers’ indemnification obligations with respect to any such terminations may not fully compensate Ionics for the loss of those customers or the related revenue and profit.

      Difficulties in integrating operations could also result in the loss of strategic partners and suppliers and potential disputes or litigation with customers, strategic partners, suppliers, resellers or others. There can be no assurance that any steps by management to counter such potential increased customer, strategic partner or supplier attrition will be effective.

      Failure by management to control customer, strategic partner and supplier attrition could have a material adverse effect on Ionics’ business, financial condition and operating results.

Ionics will depend on key personnel of both Ionics and the Ecolochem Group, the loss of whom could harm Ionics’ business.

      The loss of key personnel of Ionics or the Ecolochem Group could adversely affect Ionics’ ability to manage its business. Ionics believes that the continued service of its executive officers and the executive officers of the Ecolochem Group will be important to Ionics’ future growth and competitiveness. At the closing, Ionics will enter into an employment agreement with Mr. Lyman Dickerson, the President of Ecolochem. This agreement is intended to provide Mr. Lyman Dickerson with sufficient incentive to remain employed by Ionics. However, it cannot be assured that he will remain employed by Ionics. In addition, Ionics may be unable to retain other key personnel of Ionics or the Ecolochem Group who are critical to its success, resulting in disruption of operations, loss of key information, expertise or know-how, as well as unanticipated additional recruitment and training costs.

      The employees of Ionics and the Ecolochem Group are entitled to voluntarily terminate their relationship with Ionics or the Ecolochem Group, typically without any, or with only minimal, advance notice. The process of finding additional trained personnel to carry out Ionics’ strategy could be lengthy, costly and disruptive. Ionics might not be able to retain the services of all of Ionics’ or the Ecolochem Group’s key employees or a sufficient number of them to execute its plans. In addition, Ionics might not be able to continue to attract new employees as required.

      The loss of the services of any member of Ionics or the Ecolochem Group’s management team, or of any other key employee, could divert management’s time and attention, increase Ionics’ expenses and adversely affect its ability to conduct its business efficiently.

Substantial expenses will be incurred and payments made even if the Acquisition is not completed.

      The Acquisition may not be completed. Whether or not the Acquisition is completed, Ionics will incur substantial expenses in pursuing the Acquisition, including:

•	Financial advisory fees (certain of which are conditioned upon the consummation of the Acquisition) and expenses;

•	Fees and expenses incurred in connection with the proposed financing of the Acquisition; and

•	Costs and expenses for services provided by Ionics’ lawyers, accountants and other advisors.

      If the Acquisition is completed, the transaction costs and expenses attributable to advisory, legal and accounting services incurred by Ionics will be capitalized as a component of the purchase price.

      Ionics expects to charge certain other transaction costs and expenses during the periods in which they are incurred, which will reduce earnings or increase losses during those periods. Ionics might not be able to manage these Acquisition-related costs effectively, and they could be higher than are currently estimated. If these costs are not managed effectively, Ionics’ business operations, financial results and stock price could be adversely affected.

      The costs and expenses Ionics incurs in connection with the Acquisition, other than certain fees payable to Ionics’ financial advisor, must be paid even if the Acquisition is not completed. If the Acquisition is not completed, these expenses will reduce earnings or increase losses during the period in which it is determined the Acquisition will not be completed. In addition, under certain circumstances if the Acquisition is not completed, Ionics may be required to pay a termination fee of up to $13,200,000 or in other instances to pay the Sellers’ reasonable costs and expenses up to a maximum of $4.5 million. See the section entitled “Purchase Agreement and Other Related Agreements — Fees” on page 52.

Failure to complete the Acquisition could cause Ionics’ stock price to decline.

      If the Acquisition is not completed for any reason, Ionics’ stock price may decline to the extent that the current market price reflects a market assumption that the Acquisition will be completed or the market’s perceptions why the Acquisition was not consummated. In addition, Ionics’ stock price may decline because costs related to the Acquisition, such as legal, accounting and certain financial advisor fees, must be paid even if the Acquisition is not completed, adversely affecting Ionics’ earnings during the period for which such costs are recognized.

The success of Ionics’ strategic plan to grow sales and develop relationships internationally may be limited by risks related to conducting business in international markets.

      Although both Ionics and the Ecolochem Group have experience marketing and distributing their products and services and developing strategic relations in Europe and other foreign markets, part of Ionics’ strategy will be to increase sales and build additional relationships in Europe and other foreign markets. Risks inherent in marketing, selling and developing relationships in European and other foreign markets include those associated with:

•	Economic conditions in those markets, including fluctuations in the relative values of the U.S. dollar and foreign currencies;

•	Taxes and fees imposed by foreign governments that may increase the cost of products and services; and

•	Laws and regulations imposed by individual countries and by the European Union and other governmental bodies.

Failure of any of the members of the Ecolochem Group to be a “pass-through” entity for United States federal and other tax purposes could increase the cost of the Acquisition to Ionics.

      The Sellers have represented in the Purchase Agreement that each of the members of the Ecolochem Group is a “pass-through” entity for United States federal income tax purposes. Specifically, the Sellers have represented that each of Ecolochem and Ecolochem International is a “Subchapter S Corporation” under the Code, and that each of Moson Holdings and Ecolochem S.A.R.L. is treated as a “partnership” under the Code for federal tax purposes. Accordingly, except in limited circumstances, the Ecolochem Group does not, and has not for a substantial period, paid income taxes at the entity level either to the United States or to many state and local jurisdictions (with certain exceptions). If it were ultimately determined that any member of the Ecolochem Group was not a valid pass-through entity for tax purposes, that entity could be subject to tax, penalties, additions to tax and interest for prior periods. The Sellers are required to indemnify Ionics for any taxes attributable to periods prior to the Acquisition, but there can be no assurance that any such amount will actually be paid. Any significant tax, penalties, additions to tax and interest for prior periods which Ionics pays and for which Ionics is not indemnified by the Sellers could have a material adverse effect on Ionics’ business, financial condition and operating results.

Ionics may have difficulty establishing appropriate controls and procedures on a timely basis with respect to the Ecolochem Group’s financial reporting as subsidiaries of Ionics

      Ionics has been implementing a number of measures and procedures to ensure that its disclosure controls and procedures and internal controls over financial reporting are effective. The Acquisition will add significant business units to Ionics’ operations, which, prior to the Acquisition, were operated as private businesses not subject to the various reporting obligations imposed on publicly traded companies. Ionics will be required to establish appropriate controls and procedures in accordance with Ionics’ policies and procedures with respect to the Ecolochem Group’s financial reporting as subsidiaries of Ionics. Failure to establish those controls and procedures in a timely manner, or any failure of those controls and procedures once established, could adversely impact Ionics’ public disclosures regarding its business, financial condition or operating results, which may adversely impact the price of Ionics common stock.

The Acquisition will make Ionics a leveraged company subject to interest rate risks.

      As a result of the Acquisition, Ionics will incur substantial additional debt (estimated at $175 million). A portion of the debt will be subject to variable interest rates tied to prime rates or other indices. Ionics will bear the risk of interest rate fluctuations during the seven-year term of the proposed financing.

Risks Associated with Ionics’ and the Ecolochem Group’s Businesses

      For risks related to Ionics’ business, please see the section entitled “Risks and Uncertainties” contained in Ionics’ Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and the section labeled “Quantitative and Qualitative Disclosures About Market Risks” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, both of which are incorporated by reference into this Proxy Statement. Ionics believes that the Ecolochem Group’s business is subject to the same risks as the Ultrapure Water group of Ionics’ business.

      In addition, the Ecolochem Group’s business is subject to the following risk:

The results of operations of the Ecolochem Group tend to fluctuate because of the weather conditions that affect its customers.

Demand for the mobile water treatment services offered by the Ecolochem Group tends to increase during periods of severe hot or cold weather resulting in increased revenues and earnings. The absence of severe weather may adversely impact the revenue and operating results of the Ecolochem Group.

FORWARD-LOOKING STATEMENTS

      Certain statements and assumptions contained, or incorporated by reference, in this Proxy Statement constitute forward-looking statements. These statements include those that predict, forecast, indicate or imply future results, performance or achievements. These forward-looking statements also include statements as to:

•	the benefits of the Ecolochem acquisition to Ionics;

•	future financial, operating and marketing performance, plans and initiatives of Ionics, the Ecolochem Group, or the combined businesses following the Acquisition; and

•	the anticipated closing date of the Acquisition.

      Any statements contained in this Proxy Statement, including statements to the effect that Ionics or the Ecolochem Group or their respective management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” or “estimates” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof, that are not statements of historical fact should be considered forward-looking statements.

      These forward-looking statements are based on current views and assumptions and are neither promises nor guarantees but are subject to risks, uncertainties and other factors that could cause actual results to differ materially from current expectations as described in such forward-looking statements. In connection with the forward-looking statements appearing in this Proxy Statement, you should carefully consider the matters discussed under the caption “Risk Factors” beginning on page 18, and the other risk factors described in Ionics’ filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002, as amended.

VOTING AND PROXIES

Who May Vote at the Special Meeting

      Only stockholders of record as of the close of business on December 22, 2003 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. As of the close of business on the Record Date, the outstanding stock of Ionics entitled to vote consisted of 17,885,286 shares of common stock, $1.00 par value per share. The holders of the outstanding shares of Ionics common stock are entitled to one vote per share with respect to each matter submitted to stockholders at the Special Meeting.

How to Vote

      Stockholders may vote in person or by proxy. Execution of a proxy will not affect a stockholder’s right to attend the meeting and vote in person. All shares represented by valid proxies received by the Clerk of Ionics prior to the meeting will be voted as specified in the proxy; if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR each of the proposals.

      Ionics stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the accompanying envelope. Ionics stockholders may vote in person at the Special Meeting by delivering the completed proxy card at the meeting or by using written ballots that will be available to any Ionics stockholder who desires to vote in person at the Special Meeting. Ionics stockholders who are beneficial owners of shares held in “street name” by a broker, trustee, bank or other nominee holder on behalf of such stockholder may vote in person at the meeting by obtaining a proxy from the nominee holding the Ionics shares. In addition, such Ionics stockholders may vote by proxy by completing and signing a voting instruction card provided to them by the nominee holding the Ionics shares.

How to Change Your Vote

      A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Delivering a written notice of revocation bearing a later date than the proxy to the Clerk of Ionics at or before the taking of the vote at the Special Meeting;

•	Delivering a duly executed proxy relating to the same shares and bearing a later date to the Clerk of Ionics before the taking of the vote at the Special Meeting; or

•	Attending the Special Meeting and voting such shares in person. Stockholders should note, however, that merely attending the Special Meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

Quorum and Vote Required

      The presence, in person or by properly executed proxy, of the holders of at least a majority of the issued and outstanding shares of Ionics common stock entitled to vote at the Special Meeting will constitute a quorum. If a quorum is not present, it is expected that the meeting will be adjourned or postponed to enable Ionics to solicit additional proxies. If a new record date is set for the adjourned meeting, then a new quorum will have to be established. Approval of each of the proposals described in this Proxy Statement, other than the Charter Amendment Proposal, requires the affirmative vote of the holders of at least a majority of the shares of Ionics common stock present in person or represented by proxy at the Special Meeting and voting on such proposal. The Charter Amendment Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Ionics common stock entitled to vote at the Special Meeting. None of the proposals is contingent upon the approval of any other proposal presented at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present.

      The proposals to be considered at the Special Meeting are of great importance to Ionics. Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Abstentions and Broker Non-Votes

      The election inspectors will treat abstentions and broker “non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker “non-votes” are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor broker “non-votes” are treated as having been voted for purposes of determining the approval of any such matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. Abstentions and broker “non-votes” will have the practical effect of reducing the number of affirmative votes required to achieve a majority for approval of the Acquisition Issuance Proposal, the Option Plan Increase Proposal and the Restricted Stock Proposal by reducing the total number of shares from which the majority is calculated.

      Under the rules of the NYSE, nominees holding shares of Ionics common stock for beneficial owners will not have discretionary authority to vote shares on the Acquisition Issuance Proposal, the Option Plan Increase Proposal or the Restricted Stock Proposal in the absence of voting instructions from the beneficial owners with respect to such proposals. These nominees will, however, have discretionary authority to vote shares on the Charter Amendment Proposal in the absence of voting instructions from the beneficial holders with respect to such proposal.

Other Meeting Matters and Adjournment

      The Ionics Board of Directors does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/ or place for the purpose of soliciting additional proxies in favor of the Acquisition Issuance Proposal or to permit the dissemination of information regarding material developments relating to the Acquisition Issuance Proposal or otherwise germane to the Special Meeting, one or more persons named in the Ionics form of proxy will vote the shares represented by such proxy upon such matter as determined in their discretion. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to Ionics’ stockholders other than the announcement of such time and place at the Special Meeting. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn). The affirmative vote of at least a majority of the shares of common stock entitled to vote, present or represented in person or by proxy, and voting at the Special Meeting although less than a quorum, is required to approve such adjournment.

Appraisal Rights

      Stockholders who do not vote in favor of the proposals described in this Proxy Statement will not be entitled to dissenter’s or appraisal rights. Accordingly, Ionics will not make special provisions for stockholders to enforce such rights.

THE ACQUISITION ISSUANCE PROPOSAL

PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 4,905,660 SHARES OF IONICS COMMON

STOCK IN CONNECTION WITH THE ACQUISITION OF THE ECOLOCHEM GROUP

      This section describes material aspects of the Acquisition, including the Purchase Agreement and the Stockholders Agreement. While Ionics believes that the description covers the material terms of the Acquisition, the Purchase Agreement and the Stockholders Agreement, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in this Proxy Statement for a more complete understanding of the Acquisition, the Purchase Agreement and the Stockholders Agreement.

      Ionics stockholders are being asked to consider and act upon a proposal to approve the issuance of up to 4,905,660 shares of Ionics common stock in connection with the Acquisition. The Purchase Agreement provides for the acquisition of all the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group for $200,000,000 in cash and 4,905,660 shares of Ionics common stock, subject to adjustment as provided in the Purchase Agreement. The corporate governance rules of the NYSE require that Ionics obtain stockholder approval prior to the issuance of common stock in connection with the Acquisition. Receipt of the approval of the Acquisition Issuance Proposal by Ionics stockholders is also a condition to the closing of the Acquisition. The Acquisition will not be consummated unless the Acquisition Issuance Proposal is approved.

THE ACQUISITION

Background of the Proposed Acquisition

      During November 2002, Ecolochem engaged Needham & Company, Inc. as its financial advisor to assist in the exploration of strategic alternatives for the Ecolochem Group. With the assistance of its financial advisor, Ecolochem prepared and distributed a descriptive memorandum regarding the Ecolochem Group to potentially interested parties. Ionics received a copy of the descriptive memorandum in May 2003.

      On April 25, 2003, Douglas R. Brown, Ionics’ President and current Chief Executive Officer, and Theodore G. Papastavros, Ionics’ Executive Vice President and Treasurer, met in New York, New York with Lyman B. Dickerson, Ecolochem’s President, and expressed an interest in acquiring the Ecolochem Group.

      On May 8, 2003, Ionics and the Ecolochem Group entered into a mutual non-disclosure agreement.

      On May 8, 2003, senior executives from Ionics, including Mr. Brown, Arthur L. Goldstein (Ionics’ Chairman and then Chief Executive Officer), John F. Curtis (who became Ionics’ Vice President, Strategy & Operations on August 28, 2003), William J. McMahon (Ionics’ Vice President, Ultrapure Water Group) and Thomas A. Heredia (an executive in Ionics’ Ultrapure Water Group), met at the offices of Williams Mullen (Ecolochem’s legal co-counsel) in Virginia Beach, Virginia, with senior executives of the Ecolochem Group, including Mr. Lyman Dickerson, Douglas G. Dickerson (Ecolochem’s Secretary and Treasurer), J. Roger Taylor (Ecolochem’s Vice President and Chief Operating Officer), Mary S. Landon (Ecolochem’s Chief Financial Officer) and Kenneth R. Schmidt (Ecolochem International’s Managing Director of Operations), together with the representatives from Ecolochem’s financial advisor and legal counsel. At this meeting, Ecolochem presented information regarding its business, operations, financial condition and performance, and strategy. The parties also discussed the merits of a possible business combination.

      By letter dated May 8, 2003, Ecolochem’s financial advisor provided Ionics with information regarding the process for submitting proposals to acquire the Ecolochem Group and a draft purchase agreement.

      By letter dated May 23, 2003, Ionics submitted to Ecolochem’s financial advisor a proposal to acquire the Ecolochem Group.

      Between May 23, 2003 and June 6, 2003, Mr. Brown held numerous discussions with representatives from Ecolochem’s financial advisor regarding the structure and terms of Ionics’ acquisition proposal and certain additional information regarding Ionics’ proposal.

      By letter dated June 6, 2003, Ionics provided Ecolochem’s financial advisor with clarification of certain aspects of the structure and terms of Ionics’ acquisition proposal and outlines of Ionics’ preliminary comments on the draft purchase agreement and of certain matters relating to the shares of Ionics common stock proposed to be issued in the Acquisition.

      Between June 6, 2003 and July 1, 2003, Mr. Brown held numerous discussions with representatives from Ecolochem’s financial advisor regarding Ionics’ proposal.

      On June 16, 2003, Mr. Brown and Mr. Lyman Dickerson met in Orlando, Florida to discuss Ionics’ interest in acquiring the Ecolochem Group.

      By letter dated July 1, 2003, Ionics provided Ecolochem’s financial advisor with further clarification of Ionics’ acquisition proposal.

      By letter dated July 8, 2003, Ecolochem’s financial advisor delivered to Ionics’ a draft term sheet setting forth proposed terms for Ionics’ acquisition of the Ecolochem Group.

      On July 17, 2003, Mr. Brown, together with representatives from Goldman Sachs (Ionics’ financial advisor) and Testa, Hurwitz & Thibeault, LLP (Ionics’ legal counsel), met with Mr. Lyman Dickerson and representatives from Needham & Company and Williams Mullen and Cravath, Swaine & Moore LLP (Ecolochem’s legal co-counsel) in New York, New York to discuss the structure and terms of a possible acquisition of the Ecolochem Group by Ionics.

      On July 21, 2003, Ionics delivered a revised term sheet to Ecolochem and its financial and legal advisors. On July 21, 2003, senior executives of Ionics and Ecolochem, together with their respective financial and legal advisors, negotiated the terms of the Acquisition and the term sheet via a series of conference calls.

      On July 24 and 25, 2003, Mr. Brown and Mr. Lyman Dickerson, together with representatives of the parties’ financial advisors, met at the offices of Needham & Company in New York, New York to negotiate the terms of the Acquisition and the term sheet.

      On July 25, 2003, Ionics and Messrs. Lyman Dickerson and Douglas Dickerson entered into a letter of intent with respect to the proposed acquisition of the Ecolochem Group by Ionics.

      On August 13, 2003, Mr. Lyman Dickerson met with members of Ionics’ Board of Directors. At a meeting held on August 14, 2003, Mr. Lyman Dickerson made a presentation regarding the Ecolochem Group to Ionics’ Board of Directors.

      From July 28, 2003 through November 18, 2003, each the parties and its respective financial, legal, accounting, tax and other advisors conducted due diligence reviews of the other party, which included numerous meetings, conference calls and site visits. On August 15, 2003, senior executives of Ionics, including Messrs. Brown, Curtis, McMahon and Heredia, Daniel M. Kuzmak (Ionics’ Vice President and Chief Financial Officer) and Stephen Korn (Ionics’ Vice President and General Counsel), together with representatives from Ionics’ financial, legal and accounting advisors, met at the offices of Williams Mullen in Virginia Beach, Virginia, with senior executives of Ecolochem, including Messrs. Lyman Dickerson, Douglas Dickerson, Taylor and Schmidt, Ms. Landon, Douglas J. Schmitt (Ecolochem’s Vice President and Director of Sales and Marketing), William S. Miller (Ecolochem’s Vice President and Senior Advisor), Patricia A. Bradt (Ecolochem’s Vice President, Logistics) and other Ecolochem personnel, together with representatives from Ecolochem’s financial, legal and accounting advisors, to conduct due diligence reviews of the Ecolochem Group. At these meetings, the Ecolochem Group presented detailed information regarding its business, operations, financial condition and performance, and strategy.

      At meetings held at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts, on September 10 and 11, 2003, senior executives of Ionics, including Messrs. Brown, Curtis, Kuzmak, Korn and McMahon, Ed Cichon (Ionics’ Vice President, Equipment Business Group), Alan Crosby (Ionics’ Vice President, Consumer Water Group), Michael Routh (Ionics’ Vice President, Instruments Business Group), and J. Kevin Duffy (Ionics’ Tax Director), together with Ionics’ financial, legal, tax and accounting advisors, made presentations regarding Ionics’ business, operations, financial condition and performance, and strategy to Mr. Lyman Dickerson and Ecolochem’s financial, legal and accounting advisors.

      During late September 2003, Ecolochem’s legal counsel delivered drafts of the purchase agreement and stockholders agreement to Ionics and its legal counsel.

      On October 14, 2003, Ionics’ legal counsel delivered lists of issues regarding the draft purchase agreement and stockholders agreement to Ecolochem’s financial advisor and legal counsel.

      On October 18, 2003, Ionics’ legal counsel delivered revised drafts of the purchase agreement and stockholders agreement to Ecolochem’s financial advisors and legal counsel.

      From October 21, 2003 through November 18, 2003, the parties and their respective financial advisors and legal counsel negotiated the terms and conditions of the definitive purchase agreement, stockholders agreement and other ancillary agreements. These negotiations were conducted in a series of meetings in New York, New York and Boston, Massachusetts, and via conference calls. These negotiations covered all aspects of the proposed acquisition.

      On October 24, 2003, Ionics and Messrs. Lyman Dickerson and Douglas Dickerson entered into a letter extending the exclusivity period contemplated by the letter of intent to November 3, 2003.

      On November 18, 2003, the parties entered into the definitive purchase agreement. On November 19, 2003, the parties issued a joint press release announcing the signing of the purchase agreement.

Reasons for the Proposed Acquisition

      The Ionics Board of Directors has unanimously determined that the issuance of the shares of Ionics common stock in the Acquisition is advisable and in the best interests of Ionics and its stockholders and has unanimously approved the Acquisition, the Purchase Agreement, the Stockholders Agreement and the transactions contemplated thereby. The Ionics Board of Directors unanimously recommends that holders of Ionics common stock vote FOR approval of the proposal to approve the issuance of up to 4,905,660 shares of Ionics common stock pursuant to the purchase agreement.

      In evaluating and approving the Acquisition and recommending that the holders of Ionics common stock vote FOR the Acquisition Issuance Proposal, the Ionics Board of Directors consulted with Goldman Sachs and Testa, Hurwitz & Thibeault, LLP, and considered a number of factors, including the following:

•	The Acquisition reinforces Ionics’ strategic focus on water treatment services generating predictable recurring revenue. By acquiring the Ecolochem Group, Ionics expects to add a leading provider of emergency mobile water treatment services, build its recurring revenue, service-based business, and add a complementary portfolio of build-own-operate facilities. The Acquisition will expand Ionics’ presence in the markets for water treatment services for the electric power and petrochemical industries in the U.S. and Europe, which are two markets in which Ionics has sought to expand.

•	The Acquisition offers Ionics opportunities to realize sales and operating synergies. These include opportunities to increase revenue, including by cross-selling products and services to the complementary customer bases of the two businesses, to expand Ionics’ geographic sales coverage and to use Ionics’ technology and products in the Ecolochem Group’s services.

•	The Ionics Board of Directors noted that the purchase price for the Acquisition represented a multiple of the Ecolochem Group’s latest 12 months’ earnings before interest, taxes and depreciation and amortization excluding all extraordinary/non-recurring/one-time items (“EBITDA”) and latest 12 months’ earnings before interest and taxes excluding all extraordi-

nary/non-recurring/one-time items (“EBIT”) for the fiscal year ended September 30, 2003 that compared favorably to multiples of EBITDA and EBIT paid in other comparable transactions.

•	The structure of the Acquisition permits Ionics to make a tax election that, if made, is expected to provide Ionics significantly greater tax savings over time than the initial additional cost incurred as a result of making the election. The Board of Directors noted that, for Ionics to realize the full benefit from that election, certain conditions must be satisfied. The Purchase Agreement permits Ionics to substitute cash for shares of common stock valued at $26.50 per share to satisfy one of these conditions.

•	Based on the projected operating results of Ionics and the Ecolochem Group and the consideration to be paid in the Acquisition, the Acquisition is expected to increase Ionics’ projected 2004 earnings per share.

•	Goldman Sachs, Ionics’ financial advisor, opined that, as of November 18, 2003 and based upon and subject to the factors and assumptions set forth therein, the consideration of $200,000,000 in cash and 4,905,660 shares of Ionics common stock, taken in the aggregate, to be paid by Ionics pursuant to the Purchase Agreement for all of the outstanding shares of capital stock, equity interests and membership interests of the Ecolochem Group is fair from a financial point of view to Ionics. See the section entitled “The Acquisition — Opinion of Ionics’ Financial Advisor” beginning on page 32.

•	The Acquisition presents opportunities for economies of scale and cost savings, particularly in connection with employee benefits and insurance.

•	The Ionics Board of Directors considered information regarding the business, operations, assets, financial condition, operating results and prospects of Ionics.

•	The Ionics Board of Directors considered the results of the reviews of the business, operations, assets, financial condition, operating results and prospects of the Ecolochem Group conducted by Ionics’ management and Ionics’ financial, legal, accounting, tax and other advisors.

•	The Ionics Board of Directors considered the terms and conditions of the Purchase Agreement, including the structure of the Acquisition, the form and amount of the purchase price, the scope of the parties’ representations and warranties, covenants and indemnities, the conditions to the closing of the Acquisition, the provisions relating to the financing of the cash portion of the consideration to be paid in the Acquisition, the restrictions on Ionics’ ability to pursue and consummate certain transactions that may interfere with the completion of the Acquisition, the rights of the parties to terminate the Purchase Agreement and the situations in which Ionics would be required to pay a termination fee or to reimburse the Sellers and the Ecolochem Group for their expenses if the Purchase Agreement were to be terminated.

•	The Ionics Board of Directors considered the terms and conditions of the Stockholders Agreement, including the addition of Mr. Lyman Dickerson and another person designated by the Sellers to the Ionics Board of Directors, the situations in which Mr. Lyman Dickerson would be entitled to become Chairman of the Board of Ionics, the voting rights of the Sellers as Ionics stockholders, the restrictions on transfer and standstill provisions, and the registration rights granted to the Sellers.

•	Mr. Lyman Dickerson will be employed as Vice President of Ionics’ Water Systems Division under the terms and conditions of his proposed employment agreement.

•	The Ionics Board of Directors considered Ionics’ arrangements regarding the financing for a significant portion of the cash to be paid in the Acquisition, including the terms and conditions of the commitment Ionics received for the financing and the ramifications to Ionics if it fails to obtain the necessary financing.

•	The Ionics Board of Directors considered various other risks associated with the Acquisition, including that the potential benefits of the Acquisition may not be realized, that the integration of the businesses will require significant time and effort by Ionics’ management, that Ionics may not be able to retain key employees of the Ecolochem Group, and the costs associated with pursuing the Acquisition if it were not to be completed.

      The Ionics Board of Directors concluded that, on balance, the potential benefits to Ionics and its stockholders of the Acquisition outweighed the potential disadvantages and risks associated with the Acquisition. The foregoing discussion of the information and factors considered by the Ionics Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Acquisition, the Ionics Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, the Ionics Board of Directors conducted an overall analysis of the factors described above, including summaries of discussions of Ionics’ management with Ionics’ legal, financial, accounting, tax and other advisors. In considering the factors described above, individual directors may have given different weights to different factors.

Recommendation of the Ionics Board of Directors and Vote Required

      The Board of Directors unanimously recommends that you vote FOR the Acquisition Issuance Proposal. The Ionics Board of Directors has unanimously determined that the issuance of shares of Ionics common stock in the Acquisition is advisable and in the best interests of Ionics and its stockholders. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Ionics common stock present or represented by proxy at the Special Meeting and voting on such proposal. The Acquisition cannot be completed unless Ionics stockholders approve the Acquisition Issuance Proposal. The Acquisition is not contingent upon the approval at the Special Meeting of any other proposal to be voted on by Ionics stockholders.

Opinion of Ionics’ Financial Advisor

      Goldman Sachs rendered its opinion to the Ionics Board of Directors that, as of November 18, 2003 and based upon and subject to the factors and assumptions set forth therein, the consideration of $200,000,000 in cash and 4,905,660 of Ionics common stock, taken in the aggregate, to be paid by Ionics pursuant to the Purchase Agreement for all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group is fair from a financial point of view to Ionics.

      The full text of the written opinion of Goldman Sachs, dated November 18, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Ionics stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of the Ionics Board of Directors in connection with its consideration of the Acquisition. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Ionics common stock should vote with respect to the Acquisition.

      In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Purchase Agreement;

•	Annual Reports to stockholders and Annual Reports on Form 10-K of Ionics for the five years ended December 31, 2002;

•	audited financial statements for the Ecolochem Group for the three fiscal years ended September 30, 2003;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Ionics;

•	certain other communications from Ionics to its stockholders;

•	certain internal financial analyses and forecasts for the Ecolochem Group prepared by its management; and

•	certain internal financial analyses and forecasts for Ionics and for the Ecolochem Group prepared by management of Ionics (the “Forecasts”).

      Goldman Sachs also held discussions with members of the senior management of Ionics and the Ecolochem Group regarding their assessment of the strategic rationale for, and the potential benefits of, the Acquisition, including the potential benefits associated with an election under Section 338(h)(10) of the Code, and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for Ionics common stock, compared certain financial and stock market information for Ionics and certain financial information for the Ecolochem Group with similar financial and stock market information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the industrial water treatment industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed with Ionics’ consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Ionics. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of Ionics or the Ecolochem Group or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Acquisition would be obtained without any adverse effect on Ionics or the Ecolochem Group or on the expected benefits of the Acquisition in any way material to its analysis. The Goldman Sachs opinion does not address the underlying business decision of Ionics to engage in the Acquisition. In addition, Goldman Sachs did not and does not express any opinion as to the prices at which shares of Ionics common stock will trade.

      The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2003 and is not necessarily indicative of current market conditions.

      Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Ionics to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the filtration industry:

•	Calgon Carbon;

•	CLARCOR;

•	CUNO;

•	Donaldson;

•	ESCO Technologies;

•	Millipore;

•	Pall;

•	Suez;

•	Veolia Environment; and

•	Zenon Environmental.

      Although none of the selected companies is directly comparable to Ionics or the Ecolochem Group, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Ionics.

      Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from SEC filings and Institutional Broker Estimate System, or IBES, median estimates. The multiples and ratios of Ionics and the selected companies were calculated using the respective closing prices of their common stock on November 14, 2003. The multiples and ratios of Ionics and the Ecolochem Group were based on information provided by IBES median estimates and audited combined financial statements of the Ecolochem Group for the fiscal year ended September 30, 2003. With respect to the selected companies, Goldman Sachs calculated:

•	enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of latest 12 months’ sales;

•	enterprise value as a multiple of latest 12 months’ earnings before interest, taxes and depreciation and amortization excluding all extraordinary/non-recurring/onetime items, or EBITDA; and

•	enterprise value as a multiple of latest 12 months’ earnings before interest and taxes excluding all extraordinary/non-recurring/onetime items, or EBIT.

      The results of these analyses are summarized as follows:

	Selected Companies in
	the Filtration Industry
Enterprise Value						Ecolochem
as a multiple of:	Range	Median		Ionics		Acquisition(a)

LTM Sales	0.8x-3.4x	1.8	x	1.2	x	3.1	x
LTM EBITDA	6.1x-16.9x	11.2	x	23.0	x	8.4	x
LTM EBIT	12.6x-31.4x	17.5	x	NM	(b)	12.0	x

(a)	Based on aggregate transaction value of $337,435,335 (shares of Ionics common stock valued at the 30-day average closing price for the period ending November 14, 2003 of $28.02 per share). Management adjustments to EBITDA and EBIT include $2.3 million for non-recurring legal fees, transaction related expenses, write-offs, selected officers’ salaries and other non-recurring items and $13.1 million in proceeds from settlements of legal claims.

(b)	Not meaningful.

      Goldman Sachs also calculated and compared the selected companies’ estimated calendar years 2003 and 2004 price/earnings ratios with similar metrics for Ionics. The following table presents the results of this analysis:

	Selected Companies in
	the Filtration Industry

Price/Earnings Ratio:	Range	Median		Ionics

2003	17.8x-42.4x*	22.5	x*	741.3	x**
2004	15.0x-28.2x*	19.3	x*	45.6	x**

*	Based on IBES median estimates for 2003 and 2004 and their respective closing prices on November 14, 2003.

**	Using earnings estimates based on IBES median estimates.

      Goldman Sachs also considered latest 12 months’ EBITDA and EBIT margins and five-year earnings per share compound annual growth rate provided by IBES median estimates.

      The following table presents the results of this analysis:

	Selected Companies in
	Filtration Industry

	Range	Median	Ionics

LTM EBITDA Margin	8.3%-21.8%	14.2%	5.1%
LTM EBIT Margin	2.1%-16.6%	10.4%	(2.1)%
5 Year EPS Compound Annual Growth Rate	5.0%-16.5%	12.0%	12.0%

      Goldman Sachs also analyzed the 2004 estimated price/ earnings ratio of Ionics as a multiple of the five-year compound annual growth rate of earnings per share and compared them with the selected companies in the filtration industry using IBES median estimates.

	Selected Companies in
	Filtration Industry

	Range	Median		Ionics

2004 P/E to 5 Year Compound Annual Growth Rate of EPS	1.0x-3.0x	1.8	x	3.8	x

      Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis on the Ecolochem Group using projections prepared by Ionics’ management that did not include any of the synergies expected to result from the Acquisition. Goldman Sachs calculated illustrative enterprise valuation indications for the Ecolochem Group by calculating implied values of the free cash flows and by using implied terminal value indications in the year 2010 based upon multiples ranging from 6.4x to 10.4x estimated EBITDA for 2010. The implied value of the free cash flows and the implied terminal value indications were then discounted to an implied present value using discount rates ranging from 8% to 12%. This analysis, which did not reflect synergies, indicated a range of illustrative enterprise value indications of $257 million to $437 million. Goldman Sachs also used an alternative case generated by the management of Ionics, which also did not reflect any synergies, resulting in a range of illustrative enterprise value indications of $288 million to $509 million.

      Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the filtration industry since May 1996:

•	Osmonics/ General Electric;

•	USFilter Filtration & Separation Group (Vivendi Environment)/ Pall;

•	Water & Power Technologies (Privately Owned)/ Earth Tech;

•	Johnson Screens (Vivendi Environment)/ Weatherford International;

•	Industrial Filtration & Gas Generation Businesses (Whatman)/ Parker Hannifin;

•	Recovery Engineering/ Proctor & Gamble;

•	Essef/ Pentair;

•	Hach/ Danaher;

•	United States Filter/ Vivendi;

•	Culligan Water Technologies/ USFilter;

•	Protean/ Culligan Water Technologies;

•	Memtec/ USFilter;

•	Water Filtration Business (Ametek)/ Culligan Water Technologies;

•	Filtertek (Schawk)/ Esco Technologies;

•	Gelman Sciences/ Pall;

•	Process Equipment Division (United Utilities)/ USFilter;

•	Water Systems and Manufacturing Group (Wheelabrator Tech.)/ USFilter; and

•	David Water and Waste Industries/ USFilter.

      For each of the selected transactions, Goldman Sachs calculated the enterprise value of the selected transactions in the filtration industry as a multiple of latest 12 months’ sales, latest 12 months’ EBITDA and latest 12 months’ EBIT.

      The following table presents the results of this analysis:

Selected Transactions in
Filtration Industry
Enterprise Value as a
Multiple of:	Range	Median

Latest 12 months’ sales	0.47x-3.38x	1.34x
Latest 12 months’ EBITDA	7.92x-23.01x	11.12x
Latest 12 months’ EBIT	9.67x-38.68x	17.90x

      Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using 2004 earnings estimates for Ionics and the Ecolochem Group prepared by Ionics’ management. In addition, the analyses excluded non-recurring charges associated with restructuring and did not reflect the synergies expected to result from the Acquisition. For 2004, Goldman Sachs compared the earnings per share of Ionics common stock, on a standalone basis, to the earnings per share of the common stock of the combined companies. Based on such analyses, the proposed transaction would be accretive, by 19.9%, to Ionics stockholders on an earnings per share basis under the base case generated by the management of Ionics. The alternative case resulted in accretion of 39.6% to Ionics stockholders on an earnings per share basis.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Ionics or the Ecolochem Group or the contemplated transaction.

      Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Ionics Board of Directors as to the fairness from a financial point of view of the consideration to be paid for all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group by Ionics pursuant to the Purchase Agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Ionics, the Ecolochem Group, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, Goldman Sachs’ opinion to the Ionics Board of Directors was one of many factors taken into consideration by the Ionics Board of Directors in making its determination to approve the Acquisition. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

      Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Ionics having acted as its financial advisor from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Acquisition.

      Goldman Sachs also has provided certain investment banking services to Ionics from time to time and may provide investment banking services to Ionics in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation. In addition, Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of its trading, investment management, financing and brokerage activities, Goldman Sachs and its affiliates may actively trade the debt and equity securities (or related derivative securities) of Ionics for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

      The Ionics Board of Directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Acquisition. Pursuant to terms of the engagement, Ionics engaged Goldman Sachs to act as its financial advisor in connection with the Acquisition and agreed to pay Goldman Sachs a transaction fee of $3.5 million, $3.25 million of which is payable upon consummation of the Acquisition. In addition, Ionics has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financing of the Acquisition

      Ionics currently expects to fund the cash portion of the Acquisition purchase price from available cash resources and the proceeds from new credit facilities committed by a group led by UBS Securities LLC. The new credit facilities are expected to include a $175 million senior secured term loan facility and a $75 million senior secured revolving credit facility. Ionics has applied for credit rating for these proposed credit facilities. The commitment of UBS Securities LLC and the other institutions providing these new credit facilities is subject to customary conditions, including the absence of any material pending or threatened litigation or other proceedings, any material adverse change in or material worsening of the business, results of operations, condition or prospects of Ionics or the Ecolochem Group, or any material adverse change or disruption to the financial, banking or capital markets that could reasonably be expected to have a material adverse effect on the syndication of any portion of the new credit facilities.

      If Ionics is unable to obtain financing as contemplated by this commitment, Ionics intends to pursue alternative financing for the cash needed to consummate the Acquisition. If Ionics fails to obtain financing, either as contemplated by the commitment letter or otherwise on terms acceptable to Ionics’ Board of Directors, Ionics may terminate the Purchase Agreement and abandon the Acquisition. In addition, if the financing includes the issuance, sale or delivery of equity-related securities (including debt securities convertible into, or exercisable or exchangeable for, shares of Ionics common stock), the Sellers may terminate the Purchase Agreement and abandon the Acquisition. If the Purchase Agreement is terminated under certain circumstances, Ionics will have to pay the Sellers a $13.2 million termination fee or reimburse the Sellers and the Ecolochem Group for up to $4.5 million of expenses. See the sections entitled “Purchase Agreement and Other Related Agreements — Termination” and “— Fees” each beginning on page 51 and 52, respectively.

Accounting Treatment

      Ionics intends to account for the Acquisition using the purchase method of accounting in accordance with generally accepted accounting principles. Under the purchase method of accounting, the recorded assets and liabilities of the Ecolochem Group will be valued at fair value and added to those of Ionics. Reported financial condition and results of operations of Ionics after the completion of the Acquisition will reflect the Ecolochem Group’s balances and results of operations after completion of the Acquisition, but will not be restated retroactively to reflect the historical financial position or results of operations of the Ecolochem Group.

Interests of Certain Persons in the Acquisition

      Ionics does not believe that any of its current directors or executive officers have any substantial direct or indirect interest in the Acquisition.

      Ionics intends to appoint Mr. Lyman Dickerson to the Ionics Board of Directors simultaneously with the Closing of the Acquisition. See the section entitled “Purchase Agreement and Other Related Agreements — Board Composition” on page 55. Mr. Lyman Dickerson has substantial direct and indirect interests in the Acquisition. All of the Sellers may be considered associates of Mr. Lyman Dickerson under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Mr. Lyman Dickerson, or trusts for which he or his family are beneficiaries, owns a substantial amount of the capital stock, equity interests and membership interests in the Ecolochem Group and, as such, will receive approximately 50% of the purchase price to be paid to the Sellers in connection with the Acquisition. In addition, upon the Closing, Mr. Lyman Dickerson will enter into an employment agreement with Ionics. See the section entitled “Purchase Agreement and Other Related Agreements — Ancillary Agreements — Employment Agreement with Mr. Lyman Dickerson” on page 57 for a description of this employment agreement.

U.S. Federal Income Tax Treatment

      The following is a summary of certain United States federal income tax consequences or potential consequences relating to the Acquisition to Ionics, its subsidiaries and certain of its stockholders. This summary is for general purposes only; it does not address all potential tax considerations, and it does not provide a complete or detailed discussion of the matters that are discussed below. This summary is based upon provisions of the Code, regulations promulgated by the United States Department of the Treasury under the Code and judicial and administrative interpretations of the Code and such regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or to different interpretation. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and Ionics has not obtained, nor does Ionics intend to obtain, a ruling from the IRS with respect to such consequences.

      This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under United States federal estate or gift tax laws. In addition, this discussion does not address all tax considerations that may be applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules: e.g., any of the Sellers or their affiliates; stockholders subject to the alternative minimum tax; stockholders who acquired their Ionics stock in compensatory transactions; banks, insurance companies, or other financial institutions; foreign persons or entities; tax-exempt organizations; pension funds; Subchapter S corporations; regulated investment companies; brokers or dealers in securities or commodities; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; stockholders whose “functional currency” is not the United States dollar; stockholders that hold Ionics shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; persons deemed to sell Ionics shares under the constructive sale provisions of the Code; or persons subject to taxation as expatriates of the United States. Furthermore, in general, this discussion does not address the tax consequences applicable to stockholders that are treated as partnerships or other pass-through entities for United States federal income tax purposes, or to persons who hold Ionics shares through a partnership or other pass-through entity.

      Ionics Stockholders. No gain or loss should be recognized for United States federal income tax purposes by Ionics’ stockholders with respect to their shares of Ionics common stock upon the consummation of the Acquisition.

      Ionics. In general, Ionics will be treated for United States federal income tax purposes as (i) acquiring the outstanding stock of Ecolochem and Ecolochem International, and (ii) acquiring the assets of Ecolochem S.A.R.L. and Moson Holdings, in each case in transactions generally taxable to the Sellers.

      If requested by Ionics, Ionics and the shareholders of Ecolochem and Ecolochem International (as applicable) will join in making an election under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both. If a valid election is made under Section 338(h)(10) of the Code with respect to either or both of Ecolochem or Ecolochem International, Ionics will generally be able to treat the acquisition of the stock of any company with respect to which such an election is made as if new subsidiaries of Ionics had acquired the assets of such company in a taxable transaction. If Ionics makes a valid election under Section 338(h)(10) of the Code with respect to the acquisition of the stock of either or both of Ecolochem and Ecolochem International, (a) immediately prior to the Acquisition any company with respect to which such an election is made will be treated as if it transferred its assets to a new corporation in exchange for consideration equal to the cash and other property paid by Ionics plus any liabilities assumed in the transaction; (b) any company with respect to which such an election is made generally will recognize gain or loss as a result of this deemed asset sale; (c) under the Subchapter S provisions of the Code, the shareholders of any company with respect to which such an election is made will include in their income the gain or loss recognized by such company; and (d) any company with respect to which such an election is made generally will be treated as distributing the cash and other property deemed received in the Acquisition to its shareholders in complete liquidation of their shares of stock in such company. Following the Acquisition, and assuming that a valid election under Section 338(h)(10) of the Code is made, the assets of any company with respect to which such an election is made will have a United States federal income tax basis generally equal in the aggregate to the cash and other property paid by Ionics for such company plus any liabilities of such company that are assumed in the transaction, and Ionics may be entitled to depreciate or amortize the increased tax basis of the assets that its new subsidiary or subsidiaries, as the case may be, are deemed to acquire over time periods specified in the Code, which for certain intangible assets is 15 years. Because of certain limitations in the Code, however, Ionics may not be able to depreciate or amortize some or all of the assets that its subsidiary or subsidiaries, as the case may be, are deemed to acquire. As a result, your decision whether to approve the Acquisition Issuance Proposal should not be based on any potential tax benefits associated with an election under Section 338(h)(10) of the Code or on any other tax benefits associated with the Acquisition.

      Under the Code, a corporation generally may carry forward net operating losses to offset future taxable income for a period of 20 years. If a corporation undergoes an “ownership change,” as defined in Section 382 of the Code, however, the amount of net operating losses that a corporation may carry forward may be limited. In general, an ownership change occurs if the percentage of the corporation’s stock owned by certain persons increases by more than 50 percentage points over a testing period. In general, the amount of the limitation for any taxable year ending after an ownership change is equal to the value of the stock of such corporation immediately before the ownership change multiplied by the highest of the “adjusted Federal long-term rates,” as defined in Section 382 of the Code, in effect for any month during the three calendar months ending with the calendar month in which the ownership change occurs. Ionics may have undergone one or more ownership changes in the past that may limit the amount of net operating losses that Ionics may utilize to offset future taxable income. Any additional ownership change, as a result of the Acquisition or otherwise, could further limit the amount of net operating losses that Ionics may utilize to offset future taxable income.

      The terms of the credit facilities that Ionics intends to obtain to finance the cash portion of the purchase price will provide for the payment of interest to the lenders. Under the Code and under state, local and foreign tax laws, certain tax benefits attributable to some or all of the interest paid or deemed paid with respect to the credit facilities may be limited.

Federal or State Regulatory Filings Required in Connection with the Acquisition

      United States Antitrust. Under the HSR Act, the Acquisition may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Ionics and certain of the Sellers filed the required notification and report forms under the HSR Act with the Department of Justice and the Federal Trade Commission on December 5, 2003. Ionics and the Sellers who made filings under the HSR Act received notification on December 17, 2003 that they had been granted early termination of the waiting period.

      Other Jurisdictions. Ionics and the Ecolochem Group each conducts operations in a number of foreign countries or jurisdictions where other regulatory approvals may be required or advisable in connection with the consummation of the Acquisition. Ionics believes Brazil to be the only such other jurisdiction, and filed the required notification and report forms by December 9, 2003. Ionics recognizes that any such foreign regulatory approvals may not be obtained prior to the completion of the Acquisition and this may impact Ionics’ ability to conduct business in those jurisdictions.

      Resale Registration. Ionics is required to file with the SEC a registration statement covering the resale of the shares of Ionics common stock to be issued to the Sellers pursuant to the Purchase Agreement. That registration statement is required to have been declared effective prior to, and to continue to be effective as of, the Closing.

      Other. Other than those described above and (a) the requirement that Ionics file this Proxy Statement with the SEC pursuant to Regulation 14A under the Exchange Act, (b) certain other filings required to be made under the Exchange Act and (c) certain securities law or “blue sky” filings Ionics must make with certain states, Ionics is not aware of any federal or state regulatory requirements or approvals that must be complied with or obtained in connection with the Acquisition.

By-Law Amendment

      On November 2, 2003, the Ionics Board of Directors approved an amendment to Ionics’ by-laws which will permit the Sellers to nominate one or more persons to the Ionics Board of Directors pursuant to the terms of the Stockholders Agreement, without complying with the procedures for director nominations otherwise set forth in the by-laws.

No Change to Existing Ionics Common Stock

      Shares of Ionics common stock that are currently outstanding will not be converted or exchanged in the Acquisition.

Rights Plan Amendment

      In connection with the execution and delivery of the Purchase Agreement, the Ionics Board of Directors approved Amendment No. 1 (the “Rights Amendment”) to the Renewed Rights Agreement dated as of August 19, 1997 by and between Ionics and EquiServe Trust Company (as successor to BankBoston N.A.), as rights agent (the “Renewed Rights Plan”). The Rights Amendment amends certain sections and definitions of the Renewed Rights Plan to render the Renewed Rights Plan inapplicable to the acquisition by the Sellers of the shares of Ionics common stock issued to the Sellers in connection with the Acquisition and to certain post-closing transactions effected by the Sellers with respect to such shares. The full text of the Rights Amendment is a attached to the Purchase Agreement as Exhibit G. For a further description of the Renewed Rights Plan, see “The Charter Amendment Proposal — Renewed Rights Plan” beginning on page 71.

Anti-takeover Considerations

      Ionics is subject to the provisions of Chapter 110C of the Massachusetts General Laws, entitled “Regulation of Take-Over Bids in the Acquisition of Corporations.” Under Chapter 110C, no offeror may make a “take-over bid” for the stock of a “target company” without publicly announcing the terms of the bid, filing certain information with the Secretary of State of Massachusetts and the target company and paying a fee to the Secretary of State. The Secretary of State may hold a hearing to determine if adequate disclosure has been made and if the take-over bid is fair. A “target company” is defined as any Massachusetts corporation, or any corporation with its principal place of business in Massachusetts, whose securities are or are to be the subject of a “take-over bid.” Ionics qualifies as a target company. A “take-over bid” is defined as any acquisition or offer to acquire stock of a target company where, after such acquisition, the offeror and its affiliates will be the beneficial owner directly or indirectly of more than 10% of a class of the target company’s stock. However, a “take-over bid” does not include any bid to which the target company’s board of directors consents, if the board of directors has recommended the acceptance of the bid and the terms thereof to the stockholders. For purposes of Chapter 110C, the Ionics Board of Directors specifically approved and consented to the Sellers’ acquisition of the shares to be issued in the Acquisition and recommended the acceptance of the bid and the terms thereof to the stockholders.

      Ionics is also subject to the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with over 200 stockholders, such as Ionics, may not engage in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of Ionics (excluding shares held by certain affiliates of Ionics) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and at a meeting of the stockholders by the holders of at least two-thirds of the outstanding voting stock of Ionics (excluding shares held by the interested stockholder). An “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of Ionics. A “business combination” includes a merger, a stock or assets sale, and other transactions resulting in a financial benefit to the stockholder. The Ionics Board of Directors approved the acquisition of the shares to be issued in the Acquisition, exempting such issuance from the provisions of Chapter 110F.

PURCHASE AGREEMENT AND OTHER RELATED AGREEMENTS

      This section of the Proxy Statement provides a summary of the Purchase Agreement, which is the definitive agreement governing the Acquisition, the Stockholders Agreement to be entered into at the closing by Ionics and the Sellers (the “Stockholders Agreement”), and certain other agreements relating to the Acquisition. This summary, however, may not contain all of the information that is important to you. Ionics urges you to carefully read the Purchase Agreement and the Stockholders Agreement, which appear as Annexes A and B, respectively, to this Proxy Statement.

The Acquisition

      Ionics has agreed to acquire Ecolochem, Ecolochem International, Moson Holdings and Ecolochem S.A.R.L. (collectively, the “Ecolochem Group”) through the purchase of all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group (the “Acquisition”). Under certain circumstances, Ionics may acquire the assets of Ecolochem S.A.R.L. instead of its membership interests. Following the closing of the Acquisition, the Ecolochem Group will be directly or indirectly wholly owned by Ionics.

The Closing

      Ionics expects to close the Acquisition (the “Closing”) as soon as practicable following the Special Meeting. The date of the Closing will be referred to herein as the “Closing Date.”

Purchase Price and Related Adjustments

      Ionics has agreed to purchase all of the outstanding shares of capital stock, equity interests and other membership interests of the Ecolochem Group from the stockholders and members of each entity comprising the Ecolochem Group (the “Sellers”) for an aggregate purchase price of $200,000,000 in cash and 4,905,660 shares of Ionics common stock, subject to adjustment as provided in the Purchase Agreement.

      The Purchase Agreement provides for the following adjustments to the purchase price:

•	Under the Purchase Agreement, the Sellers may cause the Ecolochem Group to distribute any positive “Excess Cash” to them before the Closing. The Purchase Agreement defines “Excess Cash” as an amount equal to (i) the sum of (A) all cash, cash equivalents (including cash represented by undeposited checks) and marketable securities held by the Ecolochem Group as of the close of business on the business day immediately prior to the Closing Date, plus (B) certain cash deposits held by Internal Revenue Service (which were approximately $1.6 million as of November 18, 2003) minus (ii) the sum of (A) all amounts necessary for the Ecolochem Group to satisfy and discharge all indebtedness for money borrowed from parties other than other members of the Ecolochem Group, (B) all amounts which Ecolochem or its subsidiaries are required to contribute through the Closing Date to Process Water Services, Ecolochem’s joint venture with the ONDEO Nalco Company, (C) the amount represented by issued, uncollected or unpaid checks of the Ecolochem Group as of the close of business on the business day immediately prior to the Closing Date and (D) $1,000,000 (which represents an agreed upon adjustment relating to certain deferred taxes). At least two business days before the Closing, the representatives of the Sellers are required to estimate in good faith the amount of Excess Cash as of the Closing. The cash portion of the purchase price to be paid at Closing will be adjusted by that estimated amount of Excess Cash. After the Closing, the amount of Excess Cash as of the Closing will be determined and, if the finally determined amount of Excess Cash as of the Closing differs from the estimated amount, the cash portion of the purchase price will be adjusted and appropriate payments made between the parties to reconcile that difference.

•	The cash portion of the purchase price is also subject to adjustment based on the difference between the Ecolochem Group’s combined “Working Capital” as of the close of business on the business day immediately prior to the Closing Date and $17,000,000 (the “Working Capital Adjustment”). For these purposes, “Working Capital” means total combined current assets of the Ecolochem Group less total combined current liabilities of the Ecolochem Group, in each case excluding any items included in the calculation of Excess Cash and as further adjusted as provided in the Purchase Agreement. At least two business days before the Closing, the representatives of Sellers are required to estimate in good faith the amount of the Working Capital Adjustment. The cash portion of the purchase price to be paid at Closing will be adjusted by the estimated amount of the Working Capital Adjustment. After the Closing, the amount of the Working Capital Adjustment as of the Closing will be determined and, if the finally determined amount of the Working Capital Adjustment as of the Closing differs from the estimated amount, the cash portion of the purchase price will be adjusted and appropriate payments made between the parties to reconcile that difference.

•	If requested by Ionics, the shareholders of Ecolochem and Ecolochem International (as applicable) will join with Ionics in making an election under Section 338(h)(10) of the Code with respect to the acquisition of Ecolochem, Ecolochem International or both. Ionics has agreed that, if an election is made under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both, Ionics will pay to the shareholders of any company with respect to which such election is made the amount of cash necessary to cause the after-tax proceeds received by such shareholders to be equal to the after-tax proceeds such shareholders would have received if no such election had been made. Ionics has agreed to establish either a letter of credit or a separate cash escrow account, in each case for the benefit of such Sellers (see the section entitled “Purchase Agreement and Other Related Agreements — Escrow and/or Letter of Credit for Election under Section 338(h)(10) of the Code” on page 44) to secure this additional payment obligation. The amount of the letter of credit or the cash to be deposited in the escrow account is required to be estimated before Closing based on Ionics’ allocation of the purchase price and the tax rates applicable to such Sellers. Ionics currently expects to make an election under Section 338(h)(10) of the Code only with respect to Ecolochem. Ionics currently believes that making such an election with respect to Ecolochem will provide Ionics with significantly greater tax savings over time than the initial additional cost incurred as a result of making such an election. The ultimate amount that Ionics would be required to pay to the Sellers if it elects to make an election under Section 338(h)(10) of the Code, however, will be determined based on the final allocation of the purchase price among the assets of any company with respect to which such election is made and the value of the purchase price as of the Closing.

•	In addition, Ionics has the right to substitute cash for shares of Ionics common stock that the Sellers would otherwise have the right to receive under the Purchase Agreement as and to the extent reasonably necessary to ensure that the Sellers, as a group (and applying certain stock ownership attribution rules in the Code), do not own (directly or by such attribution rules) immediately after the Closing in excess of 19.5% of the outstanding shares of Ionics common stock. Each share of Common Stock for which cash is so substituted will be valued at $26.50. Ionics currently expects to exercise this right only if it makes an election under Section 338(h)(10) of the Code with respect to Ecolochem, Ecolochem International or both. If Ionics exercises this right to substitute cash for shares of Ionics common stock, the cash portion of the purchase price will be increased and the number of shares of Ionics common stock issued to the Sellers in the Acquisition will be decreased. To finance the additional cash portion of the purchase price, Ionics may borrow additional amounts, sell a like number of shares of Ionics common stock to another party or engage in other transactions. Approval of the Acquisition Issuance Proposal will also constitute approval of the issuance of shares of Ionics common stock to another party to finance such additional cash portion of the purchase price.

Indemnification

      The Sellers will indemnify Ionics for losses arising from breaches of certain representations, warranties, covenants and agreements made under the Purchase Agreement. The indemnification will be subject to certain limits and deductibles. The general limit on the Sellers’ indemnity is $66,000,000, but the limit for environmental losses is $165,000,000. This indemnity is subject to an aggregate deductible of $3,300,000 and an individual deductible of $50,000 per claim.

      The Sellers will also indemnify Ionics for losses related to pre-closing taxes, certain other tax matters and certain issues associated with the Ecolochem, Inc. 401(k) plan, without any limits. If Ionics makes a valid election under Section 338(h)(10) of the Code with respect to either or both of Ecolochem and Ecolochem International, the Sellers generally will not be obligated to indemnify Ionics for any additional tax costs imposed either under United States federal tax laws or any state or local tax laws, on either Ecolochem or Ecolochem International that are attributable to the election.

      The Sellers will also indemnify Ionics if certain customers of Ecolochem who have a right to terminate their contracts with Ecolochem as a result of the Acquisition actually terminate those contracts under certain circumstances before the first anniversary of the Closing Date. The limit for this indemnity will equal three times the revenue generated under any such contract during the period commencing on the date one year before the date upon which such contract is terminated and ending on the Closing Date.

      The Sellers will also indemnify Ionics for certain breaches of representations regarding their ability to complete the Acquisition and the ownership of their shares, equity interests and membership interests.

      Any trust beneficiaries who are to receive a distribution of proceeds from the Acquisition from any Seller that is a trust must, as a condition precedent to the receipt of any such distribution, execute an agreement whereby each such beneficiary agrees to return to the Seller trust the entire amount of all such distributions received, as necessary, in order to satisfy the indemnification obligations of the Sellers.

      Ionics will indemnify the Sellers for breaches of its representations, warranties and covenants. The general limit on Ionics’ indemnity is $66,000,000, but the limit for environmental losses is $165,000,000. This indemnity is subject to an aggregate deductible of $3,300,000 and an individual deductible of $50,000 per claim.

Escrow

      To secure a portion of the Sellers’ indemnification obligations under the Purchase Agreement, Ionics will deposit 10% of the aggregate consideration to be paid to the Sellers in the Acquisition, or $20,000,000 in cash and 490,566 shares of Ionics common stock, with an escrow agent to be held in escrow pursuant to the terms of an escrow agreement that Ionics will enter into with the Sellers and the escrow agent on the Closing Date. The Sellers may elect at least two business days before the Closing Date to replace some or all of the escrowed shares of common stock with an amount of cash equal to the value of escrowed shares to be replaced. For this purpose, any escrowed shares to be replaced will be valued at $26.50 per share. Subject to certain limitations, on the first anniversary of the Closing Date, the escrow agent will distribute any amounts held in escrow in excess of 50% of the cash and shares of Ionics common stock placed into escrow at the Closing (together with any interest accrued thereon) to the Sellers, less the amount of any pending claims for indemnification. Subject to certain limitations, on the second anniversary of the Closing Date, the escrow agent will distribute any remaining amounts held in escrow to the Sellers, less the amount of any pending claims for indemnification.

Escrow and/or Letter of Credit for Election under Section 338(h)(10) of the Code

      If Ionics elects to make an election under Section 338(h)(10) of the Code with respect to either or both of Ecolochem and Ecolochem International, Ionics must pay an additional amount (see the section entitled “Purchase Agreement and Other Related Agreements — Purchase Price and Related Adjustments” beginning on page 42) to certain of the Sellers to ensure that those Sellers receive, on an after-tax basis, the same amount that they would have received had such elections not been made. Ionics is obligated to pay this amount to the Sellers prior to any date upon which the Sellers are obligated to pay taxes relating to such elections. To secure Ionics’ obligation to make these payments, Ionics agreed to provide either a letter of credit or a separate escrow account, in each case for the benefit of those Sellers. The amount of the letter of credit or the cash to be deposited in the escrow account is required to be estimated before Closing based on Ionics’ allocation of the purchase price and the tax rates applicable to the Sellers. Ionics currently expects to make an election under Section 338(h)(10) of the Code only with respect to Ecolochem. Ionics currently believes that making such an election with respect to Ecolochem will provide Ionics with significantly greater tax savings over time than the initial additional cost incurred as a result of making such an election. The ultimate amount that Ionics would be required to pay to the Sellers if it elects to make an election under Section 338(h)(10) of the Code, however, will be determined based on the final allocation of the purchase price among the assets of any company with respect to which such election is made and the value of the purchase price as of the Closing.

Representations and Warranties

      The Purchase Agreement contains various representations and warranties made by the Sellers in their individual capacities relating to, among other things:

•	The Sellers’ authority and capacity to execute, deliver and perform the Purchase Agreement and its related documents and the binding nature of the Purchase Agreement and its related documents;

•	The Sellers’ good and valid title to the stock and other equity interests in the Ecolochem Group;

•	The absence of any other commitments by the Sellers to sell or purchase equity interests in the entities comprising the Ecolochem Group;

•	That the Sellers’ purchase of Ionics common stock is for investment only, without any view toward public distribution in violation of the registration requirements of the Securities Act of 1933;

•	The absence of conflicts with certain agreements and laws;

•	The absence or existence of pending or threatened litigation against the Sellers;

•	The Sellers’ pre-Closing percentage stock ownership in Ionics;

      The Purchase Agreement contains various representations and warranties made by the Sellers regarding the Ecolochem Group relating to, among other things:

•	The existence and good standing, corporate power and authority to conduct business and qualification to conduct business in certain foreign jurisdictions of each entity in the Ecolochem Group;

•	The capital stock and the existence or absence of certain commitments regarding the securities, membership interests and interests in joint ventures of the Ecolochem Group;

•	The absence of conflicts with certain laws, agreements and corporate organizational documents (or other comparable organizational documents) and whether certain consents are required to consummate the Acquisition;

•	The accuracy of financial statements;

•	The good and valid title to all material assets;

•	The good title to, and actual possession of, owned real property and valid leaseholds in leased real property;

•	The existence and validity of certain intellectual property rights;

•	The absence of certain types of contracts and the existence, validity and binding nature of certain contracts;

•	The absence or existence of pending or threatened litigation against the Ecolochem Group;

•	The timely and accurate filing of material tax returns, payment of material taxes and certain other tax matters;

•	The status of Ecolochem and Ecolochem International as “S Corporations” within the meaning of the Code;

•	The treatment of Moson Holdings, and Ecolochem S.A.R.L. as partnerships for United States federal income tax purposes;

•	The absence or existence of certain material changes or events since September 30, 2003;

•	Compliance with applicable laws;

•	The absence of labor disputes, compliance with labor laws and other matters concerning employees;

•	The status of certain employee benefit plan matters;

•	Compliance with environmental laws and certain other environmental matters;

•	The status and validity of certain insurance policies;

•	The existence or non-existence of certain transactions with affiliates;

•	Possession and compliance with all licenses, franchises, permits, approvals and other governmental permits necessary to carry on business;

•	The validity of accounts receivable;

•	The quality and sufficiency of inventories;

•	The absence of threatened termination of business relationships by certain suppliers and customers;

•	Payment of fees to their financial advisor; and

•	Remaining capital commitments to a joint venture.

      The Purchase Agreement contains various representations and warranties made by Ionics relating to, among other things:

•	The corporate existence, qualification to conduct business and corporate standing and power of Ionics;

•	Corporate authority and power to execute, deliver and perform the Purchase Agreement and its related documents and the binding nature of the Purchase Agreement and its related documents;

•	The capital structure of Ionics, the existence or absence of certain commitments regarding the securities of Ionics or its subsidiaries, the existence or absence of obligations to make capital commitments in other entities and Ionics’ interests in joint ventures;

•	The absence of conflicts with certain laws, agreements and corporate organizational documents and whether certain consents are required to consummate the Acquisition;

•	The timely filing of reports with the SEC and compliance with NYSE listing requirements;

•	The accuracy of financial statements;

•	The good and valid title to all material assets;

•	The absence or existence of pending or threatened litigation;

•	The absence or existence of certain material changes or events since December 31, 2002;

•	That the purchase of the equity interests of the Ecolochem Group is for investment only, without any view toward public distribution;

•	That the Ionics common stock to be issued to the Sellers has been reserved for issuance and duly authorized, and will be validly issued, fully paid, and nonassessable;

•	Payment of fees to Ionics’ financial advisor;

•	Stockholder approvals in connection with the Acquisition;

•	The opinion of Ionics’ financial advisor;

•	That Ionics has taken the necessary action to amend Ionics’ Renewed Rights Plan;

•	Compliance with applicable laws;

•	The absence of labor disputes;

•	The absence or existence of certain types of contracts and the existence, validity and binding nature of certain material contracts;

•	The timely and accurate filing of material tax returns, payment of material taxes and certain other tax matters;

•	Compliance with environmental laws and certain other environmental matters;

•	Possession of certain governmental permits;

•	The effect of the Acquisition on Ionics’ benefit plans;

•	The existence and validity of certain intellectual property rights; and

•	The delivery of the financing commitment letter to the Sellers.

Covenants of the Parties

      Ionics and the Sellers have made certain covenants relating to the Acquisition, including:

•	From November 18, 2003 until the Closing (or, if earlier, until termination of the Purchase Agreement) the Ionics Board of Directors (a) will recommend that the stockholders of Ionics approve the Acquisition Issuance Proposal and will not change or withdraw its recommendation and (b) will not approve or recommend or propose publicly to approve or recommend (i) any offer or proposal for a merger or consolidation involving Ionics or (ii) the acquisition by any person of in excess of 25% of Ionics’ voting stock or any assets of Ionics or its subsidiaries having a value in excess of 25% of the book value of the total assets of Ionics and its subsidiaries taken as a whole other than the Acquisition (both (i) and (ii) an “Ionics Acquisition Transaction”). Notwithstanding the foregoing, from November 18, 2003 until the date the stockholders approve the Acquisition Issuance Proposal, the Ionics Board of Directors may withdraw or modify its recommendation to its stockholders that they approve the Acquisition Issuance Proposal if it receives a proposal for an Ionics Acquisition Transaction that the Ionics Board of Directors determines, in good faith after consultation with counsel and its financial advisors, could result in an Ionics Acquisition Transaction that would be more favorable to Ionics stockholders than the Acquisition and is reasonably capable of being consummated (subject to certain exceptions) (a “Purchaser Superior Proposal”);

•	Neither Ionics nor the Sellers (including the Ecolochem Group and its subsidiaries) will issue a public release or announcement concerning the Purchase Agreement or the Acquisition without the consent of the other party;

•	Ionics, with the Sellers’ assistance, will prepare and file this Proxy Statement and certain other filings with the SEC and the NYSE;

•	Ionics will hold the Special Meeting of Stockholders within 120 days of the signing of the Purchase Agreement to approve the actions necessary to consummate the Acquisition; and

•	The Sellers have agreed to prepare and file, or cause to be prepared and filed, on a timely basis, all United States federal, state and local, and foreign tax returns of the Ecolochem Group with respect to taxable periods ending on or before the date of the Acquisition, and Ionics has agreed to prepare and file, or cause to be prepared and filed, on a timely basis, such returns with respect to taxable periods that include, but do not end on, the date of the Acquisition. In general, the Sellers and Ionics have the right to review and comment on the returns before they are filed by the other party, and a procedure to resolve disputes with respect to the returns has been established.

Non-Competition and Non-Solicitation Provisions

      Subject to certain exceptions, for a period of five years from the Closing Date or if later, five years from the date he is no longer employed by Ionics or its subsidiaries (but in no event later than December 31, 2010, unless provided for in a new agreement), Messrs. Lyman Dickerson and Douglas Dickerson and the Sellers will not engage in any business competitive with any water-related business conducted by Ionics or its subsidiaries throughout the world.

      Subject to certain exceptions, for a period of two years from the Closing Date or if later, two years from the date he is no longer employed by Ionics or its subsidiaries (but in no event later than four years from the Closing Date, unless provided for in a new agreement), Messrs. Lyman Dickerson, and Douglas Dickerson and the Sellers will not engage in any business competitive with any non-water-related business conducted by Ionics or its subsidiaries throughout the world.

      For a period of five years from the Closing Date or if later, five years from the date he is no longer employed by Ionics or its subsidiaries (but in no event later than December 31, 2010, unless provided for in a new agreement), Messrs. Lyman Dickerson and Douglas Dickerson and the Sellers will not (a) recruit or solicit for hire or hire or otherwise engage any employees of Ionics, the Ecolochem Group or their respective subsidiaries or any such person who has terminated his or her relationship with Ionics, the Ecolochem Group or their respective subsidiaries within six months prior to such solicitation or (b) directly or indirectly, solicit or do business in any capacity that constitutes water-related business activities with any customer of Ionics, the Ecolochem Group or their respective subsidiaries.

No-Shop Provisions

      The Ecolochem Group. The Sellers have agreed to “no-shop” provisions prohibiting (a) the Sellers, (b) the Ecolochem Group or its subsidiaries or (c) any officers, directors, employees, agents, investment bankers and attorneys or other representatives of the Sellers or the Ecolochem Group or its subsidiaries from:

•	Soliciting, initiating or encouraging the submission of any offer or proposal for a stock purchase, merger, consolidation or other business combination involving the Ecolochem Group or its subsidiaries or the sale of all or any significant portion of the assets, capital stock or equity interests in the Ecolochem Group or its subsidiaries;

•	Entering into an agreement with respect to the foregoing; or

•	Providing non-public information regarding the Ecolochem Group or its subsidiaries to any third party or engaging in negotiations or discussions in connection with the foregoing.

      The Sellers have also agreed (a) to terminate or to cause to be terminated any existing activities with respect to the foregoing and (b) to notify Ionics of the identity of a potential acquirer and the terms of such acquirer’s proposal to the extent received by the Sellers.

      Ionics. From November 18, 2003 until the Closing (or, if earlier, until termination of the Purchase Agreement) Ionics has agreed to “no-shop” provisions prohibiting (a) Ionics or its subsidiaries or (b) any officers, directors, employees, agents, investment bankers and attorneys or any other representatives of Ionics or its subsidiaries from:

•	Soliciting, initiating or encouraging the submission of any Ionics Acquisition Transaction;

•	Entering into any agreement with respect to any Ionics Acquisition Transaction; or

•	Providing any non-public information regarding Ionics or its subsidiaries to any third party or engaging in negotiations or discussions in connection with an Ionics Acquisition Transaction (or an offer or proposal therefor).

      Notwithstanding the foregoing, Ionics may, after receiving an unsolicited offer or proposal with respect to an Ionics Acquisition Transaction, solicit, initiate or encourage the submission of any Ionics Acquisition Transaction from any third party, provide any non-public information regarding itself to any third party, engage in any negotiations or discussions with any third party or enter into an agreement with any third party with respect to any Ionics Acquisition Transaction if the Ionics Board of Directors determines, in good faith after consultation with counsel and its financial advisors, that the failure to take such action could result in a breach of its fiduciary duties under applicable law; provided, however, that (a) Ionics may not take any such actions with respect to an Ionics Acquisition Transaction that is conditioned on the Acquisition not being consummated unless the Ionics Board of Directors determines, in good faith after consultation with counsel and its financial advisors, that such Ionics Acquisition Transaction could result in a Purchaser Superior Proposal, (b) Ionics may not request or require that any offer or proposal for an Ionics Acquisition Transaction solicited or initiated by Ionics be conditioned upon the Acquisition not being consummated and (c) Ionics and its subsidiaries may not enter into a definitive agreement for the implementation of an Ionics Acquisition Transaction that is conditioned upon the Acquisition not being consummated unless Ionics provides notice to Sellers and terminates the Purchase Agreement.

      Ionics has also agreed (a) to terminate or to cause to be terminated any existing activities with respect to the foregoing and (b) to notify the Sellers of the identity of a potential acquirer and the terms of such acquirer’s proposal to the extent received by Ionics.

Conduct of the Parties Pending the Closing

      The Ecolochem Group. The Purchase Agreement contains various covenants of the Sellers regarding the manner in which they will operate the Ecolochem Group pending the completion of the Acquisition. In general, these covenants are designed to ensure that the Ecolochem Group continues to conduct its business only in the ordinary course prior to the Closing Date and to impose certain limitations on its operations during such period. For example, without the written consent of Ionics, the Sellers will cause the Ecolochem Group and its subsidiaries to not take certain actions, including:

•	Amending any of the organizational or governing documents of the Ecolochem Group or its subsidiaries;

•	Declaring, setting aside or paying any non-cash dividend or making any other non-cash distribution with respect to their shares of capital stock, equity interests or membership interests, except for certain inter-company transfers;

•	Redeeming or acquiring any shares of the capital stock, equity interests or membership interests of the Ecolochem Group;

•	Issuing, delivering, selling, pledging or otherwise encumbering any shares of capital stock, equity interests or membership interests, derivative securities or other similar ownership interests of the Ecolochem Group or make any announcement to do any of the foregoing;

•	Recapitalizing or reorganizing the capital stock, equity interests or membership interests of the Ecolochem Group;

•	Changing compensation or benefits of officers, directors and employees;

•	Incurring any indebtedness or granting any guarantee for borrowed money that will not be repaid at or before the Closing, or permitting assets to become subject to liens;

•	Acquire by merging with or purchasing a substantial portion of the assets of any other business organization in excess of $100,000 in the aggregate;

•	Acquiring, selling or otherwise disposing of any assets in excess of $100,000 in the aggregate (subject to certain exceptions);

•	Canceling any material indebtedness;

•	Incurring obligations for certain capital expenditures in excess of $1,000,000, except in accordance with agreed upon capital expenditure budgets of the Ecolochem Group and its subsidiaries and certain other exceptions;

•	Making any payments, loans or advances or selling or transferring assets to any Seller, other than the payments of permitted distributions or dividends and salary and benefits;

•	Making any change in accounting methods, principles or practices except as required by GAAP or applicable law;

•	Taking any actions that would cause Ecolochem or Ecolochem International to fail to be treated as “S” corporations for tax purposes;

•	Changing or modifying any method of reporting income, deductions or other items for tax purposes or amending any tax return that would have any impact on Ionics’ tax liability, tax attributes or its potential election under Section 338(h)(10) of the Code;

•	Entering into any foreign currency or interest rate swap agreements or similar derivative contracts; and

•	Declaring any dividends or making any other distribution if doing so would cause the cash balance of the Ecolochem Group and its subsidiaries to fall below the amount required to repay in full outstanding indebtedness for borrowed funds.

      In addition, the Sellers have agreed to cause all of the companies in the Ecolochem Group to (a) repay all outstanding indebtedness for borrowed funds of the Ecolochem Group owed to financial institutions and any other persons (other than companies of the Ecolochem Group and their subsidiaries) or evidenced by a promissory note, letter of credit, credit facility, bond or similar security and discharge all liens related thereto, (b) terminate any agreements relating to foreign currency swaps, interest rate swaps or other similar agreements and (c) obtain or restore certain required foreign qualifications, in each such case prior to the Closing Date.

      Ionics. The Purchase Agreement contains various covenants of Ionics including the requirement that without the written consent of the Sellers, Ionics will not take certain actions, including:

•	Amending the organizational or governing documents of Ionics or its subsidiaries in a manner that adversely affects the Sellers or the consummation of the Acquisition, other than to increase the number of shares of authorized common stock;

•	Declaring, setting aside, or paying any dividend or making any other distribution with respect to its capital stock, except for certain inter-company transfers;

•	Redeeming or acquiring any shares of its capital stock;

•	Issuing, delivering, selling, pledging or otherwise encumbering any shares of capital stock, derivative securities or other similar ownership interests other than (a) under existing agreements with current or former employees or directors or Ionics’ stock option and benefit plans, (b) issuances pursuant to existing stock options, (c) issuances of shareholder rights under Ionics’ rights plan and (d) other issuances not to exceed 1,750,000 shares of common stock in the aggregate;

•	Recapitalizing or reorganizing its capital stock;

•	Incurring indebtedness or granting any guarantee (other than debt incurred in connection with the financing of the Acquisition) outside of the ordinary course of business;

•	Acquiring by merging with or acquiring a substantial portion of the assets of any other business organization in excess of $10,000,000 in the aggregate;

•	Selling or otherwise disposing of more than 10% of the assets of Ionics’ Ultrapure Water Group or any other assets material to Ionics and its subsidiaries taken as a whole, subject to certain exceptions;

•	Making any change in accounting methods, principles or practices except as required by GAAP or applicable law;

•	Except in connection with any financing agreements entered into in connection with the consummation of the Acquisition, entering into any foreign currency or interest rate swap agreements or similar derivative contracts other than in the ordinary course of business and consistent with past practice;

•	Entering into any commitment to make any advance, loan, extension of credit, capital contribution or other investment in any person if any such commitment would require Ionics to expend, individually or in the aggregate, more than $10,000,000; and

•	Entering into a joint venture or similar business relationship if such relationship would either individually or in the aggregate obligate Ionics to expend more than $10,000,000.

      In addition, Ionics is obligated to use its reasonable best efforts to consummate the financing necessary to consummate the Acquisition as detailed in the commitment letter received by Ionics and submitted to the Sellers prior to the execution of the Purchase Agreement or, if it is unable to do so, to obtain alternative financing which is approved by the Ionics Board of Directors, provided that Ionics must first pursue alternative financing that does not involve the issuance, sale or delivery of equity or equity-related securities.

Termination

      The Purchase Agreement may be terminated and the Acquisition abandoned under the following circumstances:

•	By mutual consent of the parties;

•	By either party:

•	If the Closing does not occur on or before May 18, 2004, unless the deadline is extended under certain circumstances (the “Outside Date”), provided that the terminating party has theretofore fulfilled its obligations regarding the taking of all actions necessary to consummate the Acquisition;

•	If Ionics’ stockholders do not approve the Acquisition Issuance Proposal at the Special Meeting of stockholders; or

•	If Ionics does not obtain financing for the cash consideration to be paid pursuant to the Purchase Agreement on or before the Outside Date;

•	By Ionics:

•	If the Sellers are unable to satisfy their conditions to Closing and Ionics does not waive such conditions, provided that Ionics is not in material breach of any of its representations, warranties, covenants or other agreements under the Purchase Agreement; or

•	If its Board of Directors approves an Ionics Acquisition Transaction that is superior (according to specific guidelines set forth in the Purchase Agreement) to the Acquisition and that is conditioned on the Acquisition not being consummated and Ionics shall have, concurrently with such termination, entered into a definitive agreement providing for the implementation of such Ionics Acquisition Transaction;

•	By Sellers (by action of the Sellers’ representatives):

•	If Ionics is unable to satisfy any of its conditions to Closing and the Sellers do not waive such conditions, provided that the Sellers are not in material breach of any of their representations, warranties, covenants or other agreements under the Purchase Agreement;

•	If the Ionics Board of Directors withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Sellers, its recommendation that Ionics’ stockholders approve the Acquisition Issuance Proposal or fails to recommend or publicly proposes not to recommend that the stockholders of Ionics approve the Acquisition Issuance Proposal;

•	If the Ionics Board of Directors approves or recommends an Ionics Acquisition Transaction;

•	If an Ionics Acquisition Transaction is consummated or a definitive agreement providing for the implementation of an Ionics Acquisition Transaction is entered into; or

•	If Ionics shall have obtained financing for the cash consideration to be paid pursuant to the Acquisition that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangeable for, shares of Ionics common stock).

Fees

      Ionics has agreed to pay the Sellers a termination fee of $13,200,000 if the Purchase Agreement is terminated under the following circumstances:

•	The Purchase Agreement is terminated by the Sellers or Ionics as a result of Ionics’ failure to obtain financing for the cash portion of the purchase price to be paid to the Sellers pursuant to the Purchase Agreement on or before the Outside Date other than because of the reasonable determination by any party providing such financing that (A) any change or development has occurred since September 30, 2003 with respect to the Ecolochem Group or any additional information is disclosed to or discovered by any party providing such financing that has had or could reasonably be expected to have a material adverse effect on, or indicates a material worsening of, the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Ecolochem Group companies and their subsidiaries, taken as a whole, or (B) a material adverse change or material disruption has occurred in the financial, banking or capital markets generally which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the financing to be provided to Ionics to consummate the Acquisition.

•	The Purchase Agreement is terminated by the Sellers as a result of the Ionics Board of Directors withdrawing or modifying, or publicly proposing to withdraw or modify, in a manner adverse to the Sellers, its recommendation that Ionics’ stockholders approve the Acquisition Issuance Proposal or failing to recommend or publicly proposing not to recommend that the stockholders of Ionics approve the Acquisition Issuance Proposal;

•	The Purchase Agreement is terminated as a result of the approval or recommendation by the Ionics Board of Directors of an Ionics Acquisition Transaction or as a result of the consummation or entering into of a definitive agreement relating to an Ionics Acquisition Transaction if the Ionics Acquisition Transaction that triggers the Sellers’ right to terminate is conditioned on the Acquisition not being consummated in accordance with the terms of the Purchase Agreement;

•	The Purchase Agreement is terminated by Ionics as a result of its Board of Directors having approved an Ionics Acquisition Transaction that is superior (according to specific guidelines set forth in the Purchase Agreement) to the Acquisition and that is conditioned on the Acquisition not being consummated and Ionics, concurrently with such termination, enters into a definitive agreement providing for the implementation of such Ionics Acquisition Transaction;

•	An Ionics Acquisition Transaction is either publicly announced, publicly proposed, publicly commenced or consummated and either (i) the Purchase Agreement is subsequently terminated if the Closing does not occur on or before the Outside Date or (ii) Ionics’ stockholders do not approve the Acquisition Issuance Proposal at the Special Meeting of the stockholders;

      If the Purchase Agreement is terminated as a result of the approval or recommendation by the Ionics Board of Directors of an Ionics Acquisition Transaction or as a result of the consummation or entering into of a definitive agreement relating to an Ionics Acquisition Transaction (but such termination does not otherwise give right to the payment of the full $13,200,000 fee referred to above), Ionics must pay the Sellers an amount equal to the reasonable out-of-pocket costs and expenses of the Sellers and the Ecolochem Group incurred in connection with the negotiations leading up to and the performance of their obligations under the Purchase Agreement up to an aggregate of $4,500,000.

      If the Purchase Agreement is terminated by the Sellers as a result of Ionics obtaining financing for the cash consideration to be paid pursuant to the Purchase Agreement that involves the issuance, sale or delivery of equity or equity-related securities, Ionics must pay the Sellers an amount equal to the reasonable out-of-pocket costs and expenses of the Sellers and the Ecolochem Group incurred in connection with the negotiations leading up to and the performance of their obligations under the Purchase Agreement up to an aggregate of $4,500,000.

Expenses

      Ionics and the Sellers will be responsible for their own costs and expenses incurred in connection with the negotiations leading up to and the performance of their respective obligations under the Purchase Agreement, including the fees of attorneys, accountants and other advisors employed or retained by each party, subject to the expense reimbursement obligations of Ionics disclosed under the “Fees” section above and subject to certain other exceptions. Ionics has agreed to bear 50% of any transfer taxes associated with the Acquisition, including any stamp, sales, use, issuance and similar taxes, and the Sellers have agreed to bear 50% of such taxes. The costs and expenses of the Sellers and the Ecolochem Group and its subsidiaries will be paid by the Sellers individually and not by the Ecolochem Group or its subsidiaries. The Sellers have jointly and severally indemnified Ionics against all costs and expenses of the Sellers and the Ecolochem Group and its subsidiaries referred to above that are not paid in full prior to the Closing Date. Ionics has agreed to reimburse the Sellers and the Ecolochem Group and its subsidiaries for all filing fees relating to compliance with the HSR Act and any similar merger, takeover or competitive laws of any foreign government or jurisdiction.

Conditions to Closing

      The obligations of Ionics to consummate the Acquisition are subject to the satisfaction or waiver of a number of conditions, including the following:

•	The representations and warranties made by the Sellers in the Purchase Agreement are accurate, subject to materiality qualifications;

•	The Sellers shall have complied in all materials respects with all covenants and agreements in the Purchase Agreement required to be complied with at the time of the Closing;

•	The absence of any statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order or decree enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the sale of any portion of the capital stock, equity interests and other membership interests of the Ecolochem Group, the issuance of Ionics common stock at the Closing, or the execution, delivery or performance of the Stockholders Agreement, the employment agreement with Mr. Lyman Dickerson, the Escrow Agreement or the Section 338(h)(10) Escrow Agreement;

•	Mr. Lyman Dickerson shall have executed his employment agreement;

•	The Sellers and the escrow agent shall have executed the Escrow Agreement;

•	The Sellers shall have executed the Stockholders Agreement;

•	Ionics’ stockholders shall have approved the Acquisition Issuance Proposal;

•	The shares of Ionics common stock to be issued to the Sellers in the Acquisition shall have been approved for listing on the NYSE, subject to official notice of issuance;

•	Ionics shall have received an opinion of Williams Mullen and a reliance letter in favor of the lending institutions providing the financing for the Acquisition;

•	The Sellers shall have executed a release in favor of Ionics;

•	All of the indebtedness for borrowed funds of the Ecolochem Group owed to financial institutions and any other persons (other than companies of the Ecolochem Group and their subsidiaries) shall have been repaid, all obligations related thereto paid or satisfied, all liens shall have been discharged and all derivatives shall have been terminated;

•	The Sellers, the sellers representatives and the escrow agent shall have executed the Section 338(h)(10) Escrow Agreement, unless Ionics shall have elected to obtain a letter of credit in lieu thereof;

•	The Sellers shall have taken all necessary action to consent to the Acquisition, waive any applicable rights of first refusal, terminate any applicable shareholder agreements to which the Sellers are parties, amend provisions of the operating agreement of Moson Holdings relating to any restrictions on transfer of interests in Moson Holdings, and amend the articles of organization of Ecolochem S.A.R.L. to provide that the death of a member will not cause the dissolution of Ecolochem S.A.R.L.; and

•	Ionics shall have obtained the proposed financing for the Acquisition or obtained acceptable alternative financing.

      The obligations of the Sellers to consummate the Acquisition are subject to the satisfaction or waiver of a number of conditions, including the following:

•	The representations and warranties made by Ionics in the Purchase Agreement are accurate, subject to materiality qualifications;

•	Ionics shall have complied in all materials respects with all covenants and agreements in the Purchase Agreement required to be complied with at the time of the Closing;

•	The absence of any statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order or decree enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the sale of any portion of the capital stock, equity interests and other membership interests of the Ecolochem Group, the issuance of Ionics common stock at the Closing, or the execution, delivery or performance of the Stockholders Agreement, the employment agreement with Mr. Lyman Dickerson, the Escrow Agreement or the Section 338(h)(10) Escrow Agreement;

•	Ionics shall have executed the employment agreement with Mr. Lyman Dickerson;

•	Ionics and the escrow agent shall have executed the Escrow Agreement;

•	Ionics shall have executed the Stockholders Agreement;

•	Ionics’ stockholders shall have approved the Acquisition Issuance Proposal;

•	The shares of Ionics common stock to be issued to the Sellers in the Acquisition shall have been approved for listing on the NYSE, subject to official notice of issuance;

•	Sellers shall have received an opinion of Testa, Hurwitz & Thibeault, LLP and a reliance letter in favor of the lending institutions providing the financing for the Acquisition;

•	Ionics shall have filed a registration statement with the SEC with respect to the resale of Ionics common stock issued to the Sellers in the Acquisition and it shall have been declared effective and shall continue to be effective as of the Closing of the Acquisition;

•	Ionics and the escrow agent shall have executed the Section 338(h)(10) Escrow Agreement or Ionics shall have obtained a letter of credit in lieu thereof;

•	The directors properly designated by the Sellers in accordance with the Purchase Agreement shall have been appointed to the Ionics Board of Directors; and

•	Ionics shall have obtained the proposed financing for the Acquisition or obtained alternative financing.

Registration Rights

      Pursuant to the terms of the Purchase Agreement and the Stockholders Agreement, Ionics has agreed to file one or more registration statements with the SEC covering the resale of the shares of Ionics common stock to be issued to the Sellers under the Purchase Agreement. Ionics also plans to file a listing application with the NYSE for the shares of common stock to be issued to Sellers in the Acquisition. Under certain circumstances, the Sellers will have demand and incidental registration rights, subject to certain limitations. Under certain circumstances, Ionics will be entitled to suspend or delay the effectiveness of any registration period for reasonable periods of time not to exceed 45 consecutive days and in any event, an aggregate of 90 days during any 360-day period.

Board Composition

      Pursuant to the terms of the Stockholders Agreement, in connection with the Acquisition, the Ionics Board of Directors plans to expand from nine members to up to 11 members prior to the Closing Date. The Sellers and certain of their permitted transferees (the “Investor Group”) will be entitled to designate up to two members of the Ionics Board of Directors, one of whom will be Mr. Lyman Dickerson, and the other of whom has not yet been designated. The number of directors entitled to be designated decreases as the Investor Group’s ownership of Ionics common stock decreases below certain percentage thresholds. Ionics intends to appoint to the Ionics Board of Directors Mr. Lyman Dickerson and, if properly identified, another designee of the Investor Group simultaneously with the Closing of the Acquisition.

      At least one director designated by the Investor Group will sit on each committee of the Ionics Board of Directors, to the extent such director is eligible to do so under applicable law and NYSE requirements.

      Subject to certain limitations, Mr. Lyman Dickerson will have the right to be appointed as Chairman of the Ionics Board of Directors for each of the two years following his resignation as an employee of Ionics if Arthur L. Goldstein no longer serves as Chairman or Mr. Lyman Dickerson’s resignation as an employee of Ionics occurs after the second anniversary of the Closing Date.

Standstill

      Following the Closing until the earlier of the date on which the Investor Group beneficially owns less than 15% of Ionics outstanding common stock and November 18, 2008, without the prior approval of a majority of the members of the Ionics Board of Directors (other than those designated by the Investor Group), no member of the Investor Group or any affiliate controlled by a member of the Investor Group, other than under certain limited circumstances, will directly or indirectly:

•	acquire voting securities of Ionics that would result in the Investor Group beneficially owning, in the aggregate, a percentage of Ionics outstanding common stock exceeding the sum of (a) the percentage of the outstanding common stock issued to the Investor Group (including shares placed into escrow) at the Closing plus (b) 1% (excluding any changes to ownership resulting solely as a result of a reduction in the outstanding shares of common stock due to repurchases of common stock by Ionics);

•	make, solicit, initiate, encourage or participate in any offer or proposal that would reasonably be expected to result in a change of control of Ionics or that would constitute an offer or proposal to acquire more than 25% of Ionics outstanding common stock or assets having a book value in excess of 25% of the book value of the total assets of Ionics and its subsidiaries;

•	engage in any solicitation of proxies, other than for the benefit of any of the Investor Group’s designees to the Ionics Board of Directors, or the other directors nominated by the Ionics Board of Directors;

•	become part of a group (other than the Investor Group) that would be required to file a Schedule 13D with the SEC disclosing an intention to change or influence the control of Ionics; or

•	grant any proxies, transfer shares to any voting trust or enter any voting agreement (except under certain conditions).

      Notwithstanding these restrictions, any member of the Investor Group may propose or engage in discussions with the Ionics Board of Directors regarding a possible change of control transaction involving the Investor Group, or an acquisition of the securities or assets of Ionics or its subsidiaries involving the Investor Group, provided that such discussions are not publicly disclosed by any member of the Investor

Group or any affiliate controlled by a member of the Investor Group and would not, in the written opinion of counsel to Ionics, be required by applicable law to be publicly disclosed.

      During the period from the Closing until the earlier of the date on which the Investor Group beneficially owns less than 15% of Ionics outstanding common stock and November 18, 2008, Ionics will provide each member of the Investor Group with the opportunity to participate in any bidding process sponsored by Ionics or its representatives in connection with any transaction that could result in a change of control of Ionics or constitute an offer or proposal to acquire more than 25% of Ionics outstanding common stock or assets having a book value in excess of 25% of the book value of the total assets of Ionics and its subsidiaries.

      Each member of the Investor Group will be fully released from its obligations under the “standstill” provisions in the event that:

•	the Ionics Board of Directors fails to appoint Mr. Dickerson as its Chairman at any time when he has the right to be so appointed pursuant to the Stockholders Agreement, and has exercised such right, provided that such appointment is not prohibited by NYSE rules or any applicable laws;

•	at any time during the two-year period following the Closing, a director designated by the Investor Group dies, resigns or is removed or disqualified as a director and the Ionics Board of Directors fails to appoint a successor director designated by the Investor Group, provided the Investor Group is entitled to appoint a successor pursuant to the Stockholders Agreement and that such appointment is not prohibited by NYSE rules or any applicable laws;

•	at any time during the three-year period following the Closing, the Ionics Board of Directors fails to appoint Mr. Dickerson as a director, or to continue his service as such, pursuant to the Stockholders Agreement (other than by reason of his death, resignation or prohibition of his appointment or continued service as a director by NYSE rules or applicable laws); or

•	any person (other than a member of the Investor Group or any affiliate controlled by a member of the Investor Group) publicly proposes an offer or proposal to acquire more than 25% of Ionics outstanding common stock or assets having a book value in excess of 25% of the book value of the total assets of Ionics and its subsidiaries and either (a) such offer or proposal is reasonably capable of being consummated (taking into account the likelihood of redemption by Ionics of any rights to acquire common stock issued under the Renewed Rights Plan and of the implementation by Ionics of any other anti-takeover defenses or mechanisms) or (b) Ionics takes substantive action in response to such offer or proposal and that action does not require the approval of Ionics’ stockholders.

Certain Restrictions on Voting and Transfers

      In connection with the Closing, the Sellers will agree that, until the earlier of the first anniversary of the Closing Date and certain other events, the Investor Group will vote or will grant Ionics a proxy to vote its shares of Ionics common stock in the same proportion as the votes cast by or on behalf of the other stockholders of Ionics, except that the Investor Group may vote in any manner it chooses in the election of a director designated by the Investor Group.

      The Stockholders Agreement provides that, during the six months following the Closing Date, the Sellers and certain of their permitted transferees will not transfer more than 10% of the shares of Ionics common stock issued to them in the Acquisition other than to a related person. The Stockholders Agreement also restricts the Sellers and certain other related parties, for so long as they hold at least 15% of the outstanding shares of Ionics common stock, from selling or otherwise transferring their shares of Ionics common stock to third parties identified by the Ionics Board of Directors as competitors of Ionics.

Ancillary Agreements

      Pursuant to the terms of the Purchase Agreement, and as conditions precedent to the Closing, the parties specified below will enter into the respective ancillary agreements summarized below.

      Stockholders Agreement. At the Closing, Ionics and the Sellers will enter into the Stockholders Agreement. The Stockholders Agreement provides for the registration rights, board composition, chairmanship rights, standstill obligations, voting restrictions and restrictions on transfer described above. The Stockholders Agreement also contains certain provisions to protect the rights of the Investor Group by prohibiting Ionics from taking certain actions. A copy of the Stockholders Agreement is attached as Annex B to this Proxy Statement. Ionics encourages you to read the Stockholders Agreement carefully and fully as it is an important agreement to the Acquisition.

      Employment Agreement with Mr. Lyman Dickerson. At the Closing, Ionics will enter into an employment agreement with Mr. Lyman Dickerson. The terms of this agreement provide that Mr. Lyman Dickerson will be employed as the Vice President of Ionics’ Water Systems Division (which includes, among other operations, the Ecolochem Group and its respective subsidiaries and Ionics’ Ultrapure Water and Industrial Water operations). In this position, Mr. Lyman Dickerson will be the senior executive officer for the Division and will be responsible for managing the integration of the Ecolochem Group with Ionics’ existing operations. The term of this agreement is for two years unless sooner terminated for “cause” (as defined therein) or under certain other circumstances. Under the terms of his employment agreement, Mr. Lyman Dickerson will be entitled to, among other things: an initial base annual salary of $250,000; participation in Ionics’ executive bonus program and stock option plans (as determined by the Ionics Board of Directors); participation in Ionics’ benefit plans; and a severance benefit should his employment agreement be terminated by Ionics prior to the expiration of its term for reasons other than “cause”. Additionally, this agreement also contains standard provisions protecting Ionics’ trade secrets and intellectual property including confidentiality and non-competition/non-solicitation clauses.

      Escrow Agreement. Ionics, the Sellers and an escrow agent will enter into an Escrow Agreement providing for the deposit into escrow of $20,000,000 and 490,566 shares of Ionics common stock, although the Sellers may substitute cash for the shares of Ionics common stock to be placed into escrow, provided they elect to do so at least two days prior to the Closing. See the section entitled “Purchase Agreement and Other Related Agreements — Escrow” on page 44.

      Section 338(h)(10) Escrow Agreement. Unless a letter of credit is obtained as described above, Ionics, the Sellers and an escrow agent will enter into an Escrow Agreement providing for the deposit of certain funds for the reimbursement of any additional taxes owed by the Sellers as a result of Ionics making an election under Section 338(h)(10) of the Code for one or both of Ecolochem or Ecolochem International.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      The unaudited pro forma combined condensed balance sheet as of September 30, 2003 gives pro forma effect to the Acquisition and the consummation of certain currently contemplated financing transactions relating to the Acquisition as if the Acquisition and financing transactions had occurred on September 30, 2003. The Acquisition will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The unaudited pro forma combined condensed balance sheet as of September 30, 2003 was prepared by combining Ionics’ historical unaudited consolidated balance sheet as of September 30, 2003 with the Ecolochem Group’s historical audited combined balance sheet as of September 30, 2003. The amounts reflected in the unaudited pro forma combined condensed balance sheet as of September 30, 2003 presented below are preliminary and subject to change and, therefore, the final values may differ substantially from these amounts.

      The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2003 and the fiscal year ended December 31, 2002 give pro forma effect to the Acquisition and the consummation of certain currently contemplated financing transactions relating to the proposed acquisition as if the transactions had occurred on January 1, 2002. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2003 was prepared by combining Ionics’ historical unaudited statement of operations for the nine months ended September 30, 2003 with the Ecolochem Group’s historical unaudited combined statement of operations for the nine months ended June 30, 2003. The unaudited pro forma combined condensed statement of operations for the fiscal year ended December 31, 2002 was prepared by combining Ionics’ historical statement of operations for the fiscal year ended December 31, 2002 with the Ecolochem Group’s historical combined statement of operations for the fiscal year ended September 30, 2002.

      The Acquisition and related financing transactions have not been consummated as of the date of this Proxy Statement. The pro forma adjustments represent Ionics’ preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Ionics believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and will be revised upon the completion of the fixed asset and intangible asset appraisals, which are in progress. The final allocation of purchase price could differ materially from estimated allocated amounts included in these pro forma financial statements. The unaudited pro forma combined condensed financial information presented below does not purport to be indicative of the financial position or results of operations of Ionics had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

      The Acquisition, together with certain related expenses, are currently expected to be funded by Ionics as follows:

Proceeds from seven-year senior secured borrowings	$175.0 million
Issuance of 4,905,660 shares of Ionics common stock	$147.5 million
Cash paid from existing Ionics funds	$53.2 million

      The value of the proceeds from the issuance of the shares of Ionics common stock, for purposes of determining the accounting purchase price, was determined based on the five-day average for the two days before, day of, and two days after the announcement by Ionics of its agreement to acquire the Ecolochem Group.

Unaudited Pro Forma Combined Condensed Balance Sheet

September 30, 2003
Amounts in Thousands

		Historical	Pro Forma
	Historical	Ecolochem	Adjustments for		Combined
	Ionics	Group	Acquisition		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$130,208	$4,074	$(53,200	)(a)	$81,082
Short-term investments	1,055	11,380	—		12,435
Notes receivable	6,626	—	—		6,626
Accounts receivable, net	111,112	23,066	—		134,178
Inventories	26,144	3,437	344	(b)	29,925
Other current assets	23,540	357	—		23,897
Deferred income taxes	17,820	—	—		17,820

Total current assets	316,505	42,314	(52,856)		305,963
Long-term notes receivable	46,121	—	—		46,121
Investments in affiliated companies	19,918	—	—		19,918
Property, plant and equipment, net	171,678	86,878	14,041	(c)	272,597
Identifiable intangibles	—	—	73,000	(d)	73,000
Goodwill	7,485	—	183,814	(e)	191,299
Other long-term assets	29,677	3,146	2,850	(f)	35,673

Total assets	$591,384	$132,338	$220,849		$944,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$5,677	2,099	$—		$7,776
Accounts payable	28,141	6,364	—		34,505
Other current liabilities	83,688	3,644	—		87,332

Total current liabilities	117,506	12,107	—		129,613
Long-term debt and notes payable	8,797	13,500	175,000	(g)	197,297
Deferred income taxes	32,294	1,438	2,280	(h)	36,012
Other long-term liabilities	8,881	1,329	—		10,210
Stockholders’ equity	423,906	103,964	43,569	(i)	571,439

Total liabilities and stockholders’ equity	$591,384	$132,338	$220,849		$944,571

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Nine Months Ended September 30, 2003
Amounts in Thousands, Except Per Share Amounts

		Historical	Pro Forma
	Historical	Ecolochem	Adjustments for		Combined
	Ionics	Group	Acquisition		Pro Forma

Revenues	$260,381	$80,456	$—		$340,837

Cost of sales	195,043	43,700	(700	)(j)	238,043
Research and development expenses	5,515	—	—		5,515
Selling, general and administrative expenses	69,752	18,827	5,378	(k)	93,957
Restructuring and impairment of long-lived assets	4,997	—	—		4,997
Impairments of goodwill	12,731	—	—		12,731

Income (loss) from operations	(27,657)	17,929	(4,678)		(14,406)
Interest income	2,221	118	(825	)(l)	1,514
Interest expense	(741)	(488)	(7,434	)(m)	(8,663)
Equity loss	(2,800)	—	—		(2,800)
Other income	457	13,255	—		13,712

(Loss) income from continuing operations before income taxes and minority interest	(28,520)	30,814	(12,937)		(10,643)
Income tax (benefit) expense	(9,076)	1,436	4,280	(n)	(3,360)

(Loss) income from continuing operations before minority interest	(19,444)	29,378	(17,217)		(7,283)
Minority interest expense	634	—	—		634

(Loss) income from continuing operations	$(20,078)	$29,378	$(17,217)		$(7,917)

Loss per basic and diluted share from continuing operations	$(1.14)				$(0.35)

Shares used in basic and diluted loss per share	17,607		4,906	(o)	22,513

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Fiscal Year Ended December 31, 2002
Amounts in Thousands, Except Per Share Amounts

		Historical	Pro Forma
	Historical	Ecolochem	Adjustments for		Combined
	Ionics	Group	Acquisition		Pro Forma

Revenues	$320,327	$106,894	$—		$427,221

Cost of sales	225,751	55,753	(861	)(j)	280,643
Research and development expenses	6,462	—	—		6,462
Selling, general and administrative expenses	91,195	25,326	7,357	(k)	123,878

Income (loss) from operations	(3,081)	25,815	(6,496)		16,238
Interest income	3,463	188	(1,100	)(l)	2,551
Interest expense	(1,215)	(924)	(10,355	)(m)	(12,494)
Equity income	3,443	—	—		3,443
Other income	8,160	492	—		8,652

Income (loss) from continuing operations before income taxes and minority interest	10,770	25,571	(17,951)		18,390
Income tax expense	4,947	1,787	884	(n)	7,618

Income (loss) from continuing operations before minority interest	5,823	23,784	(18,835)		10,772
Minority interest expense	969	—	—		969

Income (loss) from continuing operations	$4,854	$23,784	$(18,835)		$9,803

Earnings per basic share from continuing operations	$0.28				$0.44

Earnings per diluted share from continuing operations	$0.27				$0.43

Shares used in basic earnings per share	17,541		4,906	(o)	22,447
Shares used in diluted earnings per share	17,671		4,906	(o)	22,577

Notes to the Unaudited Pro Forma Consolidated Financial Statements as of September 30, 2003

      (a) Reflects the total purchase price, for accounting purposes, of $375.7 million less the proceeds from issuance of senior secured debt of $175.0 million, the issuance of 4,905,660 shares of Ionics common stock valued at approximately $147.5 million (see note (i)) and cash provided by Ionics of $53.2 million.

      (b) Reflects the increase in inventory to estimated fair market value.

      (c) Reflects the increase in property, plant, and equipment of $14 million to its estimated fair market value, as follows:

Furniture and fixtures	$69.5 million	3-25-year estimated useful life
Buildings	$15.0 million	10-40-year estimated useful life
Construction in process	$12.9 million
Land	$3.5 million

$100.9 million

      (d) Reflects the recognition of the estimated fair value of the following acquired intangible assets:

Contractual relationships	$56.7 million	12-year estimated useful life
Technology and know-how	$11.5 million	10-year estimated useful life
Non-compete agreements	$0.7 million	3-year estimated useful life
Trade names and trademarks	$2.4 million	9-year estimated useful life
Discharge permits	$1.7 million	Indefinite life

$73.0 million

      (e) Reflects the excess of the purchase price over the fair market value of the acquired tangible and intangible assets and assumed liabilities.

      (f) Reflects the increase in deferred financing costs of $4.4 million associated with the issuance of long-term debt to finance a portion of the Acquisition, offset by the decrease in patents and trademarks to its estimated fair market value and reclassification to intangible assets of $1.5 million (see footnote (d)).

      (g) Reflects issuance of $175.0 million of seven-year senior debt to finance a portion of the Acquisition.

      (h) Reflects the tax effect at Ionics’ statutory tax rate applied to the difference between the book basis and the tax basis in certain foreign fixed assets of Ecolochem International where Ionics does not intend to make an election under Section 338(h)(10) of the Code. Ionics currently intends to make an election under Section 338(h)(10) of the Code with respect to Ecolochem.

      (i) Reflects the issuance of 4,905,660 shares of Ionics common stock valued at $147.5 million based on the closing price of the common stock for the two days before, the day of and the two days after the announcement by Ionics of its agreement to acquire the Ecolochem Group, offset by the elimination of the Ecolochem Group’s stockholders’ equity.

      (j) Reflects incremental cost of sales associated with increased production costs on long-term construction contracts of $0.8 million for 2003 and $1.0 million for 2002 for amending its existing letters of credit relating to the new credit facilities and incremental amortization expense of $0.9 million for 2003 and $1.2 million for 2002 relating to the acquired intangible assets recorded at fair market value, offset by lower depreciation expense of $2.4 million for 2003 and $3.1 million for 2002 reflecting fixed assets recorded at fair market value and estimates of useful lives.

      (k) Reflects incremental operating costs associated with administrative fees of $0.1 million for 2003 and 2002 relating to the new credit facilities and incremental amortization expense of $5.5 million for 2003 and $7.5 million for 2002 relating to the acquired intangible assets recorded at fair market value, offset by lower depreciation expense of $0.2 million for 2003 and $0.3 million for 2002 reflecting fixed assets at fair market value and estimates of useful lives.

      (l) Reflects reduction of interest income associated with Ionics’ use of $53.2 million of cash to finance a portion of the Acquisition.

      (m) Reflects additional interest, borrowing costs and amortization of deferred financing costs associated with the $175 million senior debt obtained to finance a portion of the Acquisition. A one-eighth of a percent change in the variable interest rate will have a $0.1 million effect on annual interest expense.

      (n) Reflects tax effects of Ecolochem’s pre-tax income and other pro forma adjustments at Ionics’ statutory tax rate.

      (o) Reflects the issuance of 4,905,660 shares of Ionics common stock to the Sellers to finance a portion of the Acquisition.

INFORMATION CONCERNING THE ECOLOCHEM GROUP

Business

      The Ecolochem Group is a leading provider of mobile water treatment services. The Ecolochem Group believes it has the largest mobile water treatment fleet and the broadest geographic service coverage in North America and Europe. The Ecolochem Group also offers outsourced, or customer facility-based, long-term water treatment services. Treating surface, well or municipal water to meet the specifications of industrial customers, the Ecolochem Group supplies this service to a variety of industries, including the nuclear and fossil fuel electric power industry, the refining, chemical and petrochemical industries and the pulp and paper industry. The Ecolochem Group processes approximately one billion gallons of water monthly for numerous Fortune 500 and other customers in more than 30 countries.

      Founded in Virginia in 1954, the Ecolochem Group’s predecessor originally supplied equipment that softened water for the residential and light industrial markets in southeastern Virginia. In 1970, it began providing water treatment services to the U.S. Navy to supply dockside boiler feed water, addressing this need by developing the first mobile demineralizer. This product marked the beginning of the industrial mobile water treatment industry. The ability of the Ecolochem Group’s predecessor to meet the nuclear standards of the U.S. Navy allowed it to expand directly into the nuclear electrical power market. Ecolochem was then incorporated in Virginia in 1973. The Ecolochem Group’s principal offices are located at 4545 Patent Road, Norfolk, Virginia 23502.

Industry Background

      Many industries require treated water for operating and manufacturing processes. In treating water, various technologies are utilized and combined to meet varying end-user specifications that determine the degree of treatment required and the processes and equipment used. Treated water can be defined as demineralized or ultrapure, based on the level of purity of the output water. Demineralized, or deionized, water has been treated to remove most impurities and unwanted components, using separation processes such as ion-exchange through the use of specialty resins and membranes, such as those used in the reverse osmosis process. Ultrapure water has been further treated to remove substantially all impurities, requiring the use of additional separation processes, such as gas transfer membranes for gas removal and ultra violet light for organics removal. Most industrial processes require only demineralized water. The microelectronics, food and beverage and pharmaceuticals industries, however, often require ultrapure water.

      There are two primary drivers of growth in the worldwide water treatment industry. First, industrial processes increasingly need to eliminate impurities and other unwanted components (generally dissolved solids, gases and organic compounds) of untreated raw water and require a consistent supply of treated water to meet operating requirements. Second, improvements in the ability to detect extremely low levels of impurities and unwanted components result in more exacting customer specifications and an increasing demand for higher quality treated water.

      Many industries rely heavily on steam in their manufacturing processes. Treated water is a necessary component in the steam generation process. The use of inadequately treated water in generating steam can result in scaling and corrosion that can cause manufacturing inefficiencies as well as substantial equipment degradation and, ultimately, equipment failure, leading to costly maintenance or replacement expenses.

      Industrial companies have historically owned and operated their own facilities to meet their treated water requirements. Recently, a trend has developed to outsource production of treated water, providing a potentially lower cost, higher quality alternative to treating water in their own facilities.

      Electric Power Generation. Industrial expansion, technological advancements and population growth all contribute to the increased need for electric power. The primary process of most electric power plants that use coal, gas, oil or nuclear fuel is to create steam to drive turbines to produce electricity. The quality of the water used to produce the steam in this process is critical. Impurities in the water can lead to mechanical damage and down time that may contribute to inefficiencies and increase the costs of operations or even cause a plant shutdown.

      Relatively new users of demineralized water in the power generation industry are the “merchant” power and peak power suppliers. These suppliers generally operate their facilities only during peak power consumption periods to capitalize on premium pricing caused by supply and demand imbalances. As a result, they may only operate their facilities a few weeks or months a year. To eliminate capital outlays for water treatment equipment and maintenance, many of these suppliers have no permanent water treatment plant, but instead use only a tank to store demineralized water that is filled on an outsourced basis using mobile units.

      Two additional uses for demineralized water include control of nitrogen oxides, required when dual-fuel power stations switch from gas to oil, and fogging, that increases the megawatt production from a gas turbine unit with the help of additional demineralized water.

      Refining, Chemical and Petrochemical. Many companies in the refining, chemical and petrochemical industries rely on high-pressure steam in their manufacturing processes and require a continuous supply of demineralized boiler water. In addition, internal power production (including co-generation of electric power and steam to be used internally as well as sold to others) is increasing in these industries, driving the need for greater amounts of demineralized water and, consequently, water treatment services.

      Pulp and Paper. The pulp and paper industry utilizes high-pressure steam for its production processes, as well as for co-generating electric power. In addition, pulping operations typically have a boiler recovery system to recycle caustic soda for the wood digesting process. The equipment used in this operation requires demineralized water.

      Each of these industries requires a consistent supply of treated water. To operate effectively in these high volume, highly capital intensive industries that rely on continuous production capabilities, access to reliable mobile water treatment services to minimize unplanned downtime is crucial.

Ecolochem Services

      The Ecolochem Group offers three broad categories of water treatment services: emergency, supplemental and extended-term outsourcing.

      Emergency Services. Mobile emergency water treatment services respond to unplanned requests by customers to fulfill their short-term treated water needs. Periodically, a customer may require a temporary supply of demineralized water as a result of unpredictable events, such as breakdowns at its water treatment facilities, extreme temperature and weather conditions, periods of high production demand or deterioration in the quality of the raw water supply. In those situations, the customer is often faced with the decision whether to shut down its facility, reduce production levels or find an alternative water treatment service. To address these needs, the Ecolochem Group offers mobile emergency water treatment services provided by mobile units or trailers with the equipment needed to produce water treated to the customer’s specifications. Once a customer contacts its centralized dispatch center, the Ecolochem Group’s standard operating procedure requires the prompt dispatch of a mobile unit to the customer’s site. For these services, customers pay fees for the delivery and use of the mobile units.

      Supplemental Services. Supplemental services address customers’ interim, but planned, water treatment needs. Supplemental services are provided, with advance notice, to customers for a variety of reasons, including planned outages (such as scheduled overhauls or inspections) of their own water treatment facilities, start-up procedures for the construction of new plants, temporary production requirements (such as specialty batch processing) and other anticipated increases in demand for treated water. The typical term of a supplemental services contract is less than 12 months. The Ecolochem Group also uses its mobile water treatment fleet to provide these services. For these services, customers pay fees for the transportation and use of the mobile units.

      Extended Term Outsourcing Services. Extended term outsourcing services, or customer facility-based services, supply customers with on-site water treatment solutions. The term of a typical extended term contract is five to 10 years, but may range from as short as 12 months to 15 years or more. The Ecolochem Group retains ownership of the equipment and often operates and maintains the system, eliminating these fixed costs for the customer. The technology used in outsourcing is identical to that used in the mobile services and, although installed at the customer’s site, the equipment is substantially similar to that used in mobile services. This equipment similarity allows the Ecolochem Group to back-up, with its mobile fleet, any outsourced installation shut down for upgrading or repair or that requires additional capacity. For these services, customers pay both a fixed fee based on the cost of the equipment provided and a variable fee based on the volume of water treated.

      Other Services. The Ecolochem Group also resells both ion-exchange resins and reverse osmosis membranes. Often, it will provide temporary mobile services during the replacement and installation of resins or membranes at the customer’s plant. The Ecolochem Group also provides off-site ion exchange resin regeneration and reclamation services for customer-owned resins. It also supplies water softening and filtration treatment equipment to residential and light industrial customers in Southeast Virginia.

Competition

      In the mobile water treatment industry, the Ecolochem Group competes with a number of large, multinational companies (including US Filter), as well as smaller regional companies.

      The outsourced water treatment market is broadly based and global in scope. In this sector, the Ecolochem Group has similar competitors including many capital equipment suppliers that, in response to market demand, are attempting to offer outsourcing in addition to capital equipment sales.

Employees

      As of September 30, 2003, the Ecolochem Group had approximately 582 employees assigned to its various worldwide offices and facilities, of which 485 were employed by Ecolochem and 97 were employed by Ecolochem International. None of the employees of the Ecolochem Group is represented by a union.

Facilities

      The Ecolochem Group’s principal offices are located in Norfolk, Virginia, where it maintains its executive offices and engineering, technical marketing, operations, customer service, logistics, finance and accounting, human resources, research and development and equipment construction departments. Its international operations are headquartered in Peterborough, England, where it has substantially similar facilities.

      The Ecolochem Group has six regional service centers in the United States and one in the United Kingdom that have full ion-exchange resin regeneration capability. These facilities are located in Norfolk, Virginia, Fontana, California, East Hartford, Connecticut, Miami, Florida, St. Peters, Missouri, Baytown, Texas and Peterborough, England.

      The Ecolochem Group also has additional leased offices or warehouses in Huntsville, Alabama, Liege, Belgium, Cheltenham and East Ivanhoe (Melbourne), Australia, San Bernardo do Campo (Sao Paulo), Brazil, and Manila, Philippines.

Management

      Lyman B. Dickerson has served as President and a director of Ecolochem since 1973. He has held similar offices with Ecolochem International since its organization in 1991. He is a principal owner of the Ecolochem Group. Following the Closing of the Acquisition, Mr. Dickerson will serve as Vice President of Ionics’ Water Systems Division and as a director of Ionics.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion should be read in conjunction with the selected historical combined financial data and the audited combined financial statements of the Ecolochem Group included elsewhere in this Proxy Statement.

Results of Operations

Comparison of Fiscal Years Ended September 30, 2003 and September 30, 2002

      Revenue. The Ecolochem Group derives its revenues primarily by providing mobile (emergency and supplemental services) and extended term outsourcing water treatment services. Revenue in fiscal year 2003 increased by $2.0 million, or 1.9%, to $108.9 million from $106.9 million in fiscal year 2002. This growth reflected principally an increase in extended term outsourcing water treatment installations of Ecolochem.

      Cost of Goods Sold. Cost of goods sold includes the depreciation of the equipment used in the Ecolochem Group’s mobile and extended term outsourcing water treatment services. Cost of goods sold in fiscal year 2003 increased by $3.0 million, or 5.4%, to $58.8 million from $55.8 million in fiscal year 2002. This increase included $1.0 million attributable to the revenue increase in fiscal year 2003 and $2.0 million attributable to increased depreciation relating to additional outsourced water treatment installations.

      Gross Profit. In fiscal year 2003, gross profit decreased by $1.0 million, or 2.0%, to $50.1 million in fiscal year 2003 from $51.1 million in fiscal year 2002. Gross margin decreased to 46.0% in fiscal year 2003 from 47.8% in fiscal year 2002.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $1.0 million, or 3.9%, to $24.4 million in fiscal year 2003 from $25.4 million in fiscal year 2002. As a percentage of revenue, these expenses decreased to 22.4% in fiscal year 2003 from 23.8% in fiscal year 2002. These decreases resulted primarily from the absence in 2003 of significant legal expenses related to a patent infringement litigation instituted and then, in January 2003, settled favorably by Ecolochem.

      Interest Income and Expense. Interest expense decreased by $385,000, or 41.6%, in fiscal year 2003 from fiscal year 2002, primarily as a result of the reduction in the amount of outstanding debt. Interest income remained relatively unchanged at $174,000 for fiscal year 2003 and $188,000 for fiscal year 2002.

      Other Income. Other income of $13.2 million in fiscal year 2003 primarily represented proceeds of the settlement of the patent infringement litigation.

      Income Taxes. Ecolochem and Ecolochem International are S corporations for federal and certain state income tax purposes. Moson Holdings and Ecolochem S.A.R.L. are treated as partnerships for federal and state income tax purposes. Therefore, their earnings are taxable to the owners of their outstanding stock, membership interests or equity interests, as the case may be, rather than to the companies. Foreign countries and certain states, however, do not recognize S corporation status, and therefore the companies report and pay income taxes to those states and countries in which they conduct business. Thus, income tax expense and the effective tax rate can fluctuate over periods of time as tax laws change in various jurisdictions. Total foreign and state income taxes were $1.8 million in fiscal year 2003 and $1.8 million in fiscal year 2002.

Comparison of Fiscal Years Ended September 30, 2002 and September 30, 2001

      Revenue. Revenue in fiscal year 2002 increased by $1.6 million, or 1.5%, to $106.9 million from $105.3 million in 2001. This growth occurred for several reasons. First, Ecolochem continued to benefit from the new regeneration facilities opened in St. Peters, Missouri and Baytown, Texas in 1999 and 2000, respectively. These facilities allowed Ecolochem to expand its services in the midwestern and southwestern regions of the United States and in Mexico. Second, the Ecolochem Group benefited from a worldwide increase in new electric power plant construction, which resulted in increased demand for water treatment services.

      Cost of Goods Sold. Cost of goods sold decreased by $1.5 million, or 2.6%, to $55.8 million in fiscal year 2002 from $57.3 million in fiscal year 2001. This decrease resulted from decreased purchases of ion-exchange resins, which had been higher in 2001 because of the addition of new mobile water treatment units and upgrades of certain regeneration facilities, as well as lower operating expenses and the implementation of certain cost-cutting programs.

      Gross Profit. Gross profit increased by $3.1 million, or 6.5%, to $51.1 million in fiscal year 2002 from $48.0 million in fiscal year 2001. Gross margin increased to 47.8% in fiscal year 2002 from 45.5% in fiscal year 2001. Gross margin benefited from enhanced operational productivity and the implementation of certain cost-cutting programs.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $4.3 million, or 20.4%, to $25.4 million in fiscal year 2002 from $21.1 million in fiscal year 2001. As a percentage of revenue, these expenses increased to 23.8% in fiscal year 2002 from 20.0% in fiscal year 2001. The increase was primarily attributable to legal fees associated with the patent infringement litigation. Other contributing factors included a substantial increase in employee benefit costs, as well as an increase in marketing expenditures.

      Interest Income and Expense. Interest expense decreased by $563,000, or 37.8%, in fiscal year 2002 from fiscal year 2001, primarily as a result of the reduction in the amount of outstanding debt. Interest income decreased by $38,000, or 16.87%, in fiscal year 2002 from fiscal year 2001, primarily because of lower investment balances.

      Other Income. Other income increased by $88,000, or 21.9%, in fiscal year 2002 from fiscal year 2001.

      Income Taxes. Total foreign and state income taxes were $1.8 million in fiscal year 2002 and $2.2 million in fiscal year 2001.

Liquidity and Capital Resources

      At September 30, 2003, the Ecolochem Group had cash and marketable securities of $15.4 million and working capital of $30.2 million. The Ecolochem Group has financed its operations and capital expenditures primarily with cash generated by operations and, to a lesser extent, with the proceeds from borrowings. Net cash provided by operating activities was $47.6 million, $34.3 million and $27.0 million for the fiscal years ended September 30, 2003, 2002 and 2001, respectively.

      Net cash used in investing activities was $22.4 million, $15.2 million and $14.7 million for the fiscal years ended September 30, 2003, 2002 and 2001, respectively. Capital expenditures during the fiscal years ended September 30, 2003, 2002 and 2001 were $15.4 million, $12.8 million and $16.7 million, respectively.

      Net cash used in financing activities during the fiscal years ended September 30, 2003, 2002 and 2001 was $27.5 million, $18.2 million and $12.0 million, respectively. These amounts included distributions to stockholders of $22.4 million, $12.9 million and $10.4 million, and net debt repayments of $5.9 million, $5.8 million and $1.6 million, in fiscal years 2003, 2002 and 2001, respectively.

      The Ecolochem Group has four credit facilities or lines of credit available with a combined maximum borrowing limit of $31 million. As of September 30, 2003, it had $4.8 million of indebtedness outstanding under these facilities. The facilities consist of a $20 million unsecured revolving credit facility that expires in October 2004, a $3 million unsecured line of credit that expires in March 2004, a $3 million unsecured line of credit that expires in March 2004 and an unsecured term-loan that allows for borrowings up to $4 million. All of these credit facilities carry interest rates based on LIBOR. All are expected to be terminated at the closing of the Acquisition.

      The Ecolochem Group also has a term loan with a balance of $0.3 million as of September 30, 2003. The loan bears interest at a fixed annual rate of 5.75% and is due in monthly installments through December 2003 and is expected to be terminated at the Closing.

      Moson Holdings has industrial revenue bonds that mature in October 2012 and are secured by the building and equipment of a regeneration service treatment facility in St. Peters, Missouri. These bonds bear interest at a floating rate. Moson Holdings entered into an interest rate swap agreement to reduce its exposure to interest rate fluctuations. After giving effect to the swap agreement, the bonds bear interest at the effective annual rate of 4.5%. A balance of $3.4 million was outstanding as of September 30, 2003. These bonds are expected to be repaid at or before the Closing of the Acquisition.

      Ecolochem has industrial revenue bonds that mature in March 2014 and are secured by the building and equipment of a regeneration facility in Baytown, Texas. These bonds bear a floating interest rate (1.15% annually as of September 30, 2003) and had a balance of $5.3 million as of September 30, 2003. These bonds are expected to be repaid at or before the Closing of the Acquisition.

      Ecolochem International has an additional credit facility due in May 2004 with a balance, as of September 30, 2003, of $1.8 million. This facility bears interest at LIBOR plus 1.25%, but has an associated interest rate swap to reduce its interest rate exposure. The effective annual interest rate, after giving effect to the swap agreement, is fixed at 4.6%. This credit facility and swap agreement will be repaid and terminated at or before the Closing of the Acquisition.

      The Ecolochem Group’s operating cash requirements consist principally of working capital requirements, capital expenditures and scheduled payments on outstanding indebtedness. The Ecolochem Group believes that its cash and marketable securities, cash flow from operating activities and cash from existing lines of credit will be adequate to meet its liquidity requirements in the foreseeable future.

Critical Accounting Policies

      Principles of Combination. The combined financial statements of the Ecolochem Group include the accounts of Ecolochem, Ecolochem International, Moson Holdings and Ecolochem S.A.R.L. These entities are under common beneficial ownership and management. Although Ecolochem JV Holdings, Inc., a wholly owned subsidiary of Ecolochem, owns 50% of the partnership, Process Water Services, it is controlled by Ecolochem, and, therefore, is consolidated with Ecolochem. All significant intercompany balances and transactions are eliminated in consolidation and combination.

      Revenue recognition. For sales of standard services, the Ecolochem Group follows the guidance provided by SAB 101. The Ecolochem Group does not recognize revenue unless there is persuasive evidence that the services have been rendered, the price for its services is fixed or determinable and collection of the related receivable is reasonably assured. It is the policy of the Ecolochem Group to require an arrangement with its customers, either in the form of a written contract or purchase order, containing all of the terms and conditions governing the arrangement, before the recognition of revenue. At the time of the transaction, the Ecolochem Group assesses whether the price is fixed or determinable and whether collection is reasonably assured. The Ecolochem Group assesses whether the price for its services is fixed or determinable based on the payment terms of the arrangement. If the price of the services is not deemed to be fixed or determinable, revenue is recognized as the amounts become due from the customer. The Ecolochem Group assesses collectibility based on a number of factors, including past transaction and collection history with a customer and the credit-worthiness of the customer. The Ecolochem Group performs ongoing credit evaluations of its customers’ financial condition but generally does not require collateral from its customers.

      The Ecolochem Group provides support services to customers primarily through service contracts and recognizes support service revenues when services are rendered or ratably over the term of the service contract.

      Trade Accounts Receivable. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management determines the allowance for doubtful accounts based on the Ecolochem

Group’s historical write-off experience of credit losses in existing accounts receivable, the financial condition of customers, existing economic conditions and the amount and age of past due accounts. The Ecolochem Group reviews its accounts receivable monthly for collectibility. Past due accounts are generally charged off only after all means of collection have been exhausted and the potential for recovery is considered remote. The Ecolochem Group does not have any off-balance-sheet credit exposure related to its customers.

      Derivative Instruments and Hedging Activities. In October 2000, the Ecolochem Group adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values.

      On the date the derivative contract is entered into, the Ecolochem Group designates the derivative as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The Ecolochem Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet. The Ecolochem Group also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income (loss) until earnings are affected by the variability in cash flows of the designated hedged item.

THE CHARTER AMENDMENT PROPOSAL

PROPOSAL TO APPROVE THE AMENDMENT TO IONICS’ ARTICLES OF ORGANIZATION

TO INCREASE THE AUTHORIZED COMMON STOCK
TO 100,000,000 SHARES FROM 55,000,000 SHARES

General

      On November 2, 2003, the Ionics Board of Directors voted in favor of adopting, and directed that there be submitted to the stockholders for their approval, an amendment to Ionics’ articles of organization (the “Ionics Charter”) to increase the number of authorized shares of common stock, par value $1.00 per share, to 100,000,000 shares from 55,000,000 shares. You are being asked to consider and act upon a proposal to approve this amendment. This proposal requires the affirmative vote of a majority of the issued and outstanding shares of Ionics common stock entitled to vote at the Special Meeting.

      The additional common stock to be authorized by approval of this proposal would have identical rights to the currently outstanding common stock. Shares of Ionics common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The authorization of the additional shares of Ionics common stock will generally have no effect upon the rights of existing stockholders, except for effects incidental to increasing the number of shares of common stock outstanding if additional shares are issued.

      As of December 22, 2003 there were approximately 17,885,286 shares of Ionics common stock issued and outstanding, approximately 4,737,640 shares reserved for future issuance pursuant to Ionics’ current option and benefit plans and other outstanding options, and 4,905,660 shares reserved for future issuance in connection with the Acquisition. Under Ionics’ Renewed Rights Plan (which is discussed in more detail below), common stock purchase rights are distributed at a rate of one such right for each share of Ionics common stock issued and outstanding. These purchase rights, once they become exerciseable in accordance with the Renewed Rights Plan, entitle the holder to buy initially one share of Ionics common stock. If the proposed amendment to the Ionics Charter is approved, after taking into account the number of shares of common stock issuable upon exercise of purchase rights distributed under the Renewed Rights Plan, the Ionics Board of Directors will have the authority to issue approximately 22.5 million additional shares of common stock without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies, or by the rules of the NYSE or any other exchange on which Ionics’ securities may then be listed. Without taking into account the number of shares of common stock issuable upon exercise of purchase rights distributed under the Renewed Rights Plan, the Ionics Board of Directors will have the authority to issue approximately 72.5 million additional shares of common stock without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies, or by the rules of the NYSE or any other exchange on which Ionics’ securities may then be listed.

      The additional shares of authorized common stock may be used for such corporate purposes as may be determined by the Ionics Board of Directors from time to time to be necessary or desirable. These purposes may include, without limitation, raising capital through the sale of common stock; effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of Ionics common stock; attracting and retaining valuable employees by the issuance of additional securities under Ionics’ various employee stock plans; and other transactions involving the use of Ionics common stock. Ionics at present has no commitments, agreements or undertakings to issue any such additional shares, except in connection with the Acquisition and existing stock options and equity-based compensation and benefit plans.

Renewed Rights Plan

      In December 1987, the Ionics Board of Directors adopted a Stockholder Rights Plan. On August 19, 1997, the Ionics Board of Directors renewed the Stockholder Rights Plan (“Renewed Rights Plan”). Under the Renewed Rights Plan, common stock Purchase Rights (collectively the “Rights” and individually a “Right”) were distributed as a Rights dividend on December 31, 1997 at the rate of one

Right for each share of Ionics common stock held as of the close of business on that date. Neither the initial adoption of the Stockholder Rights Plan nor its renewal required stockholder approval.

      The Renewed Rights Plan is designed to prevent an acquirer from gaining control of Ionics without offering a fair price to all of Ionics’ stockholders. The Renewed Rights Plan was not adopted by the Ionics Board of Directors in response to any specific offer or threat, but rather is intended to protect the interests of stockholders in the event Ionics is confronted in the future with takeover tactics.

      Each Right will entitle holders of Ionics common stock to buy one share of Ionics common stock (or in certain circumstances to receive cash, property or other securities of Ionics) at an exercise price of $175, subject to adjustment. The Rights will be exercisable only after 10 business days following a public announcement that a person or group has acquired more than 15% of the common stock (the “Stock Acquisition Date”), or 10 business days after such person or group announces a tender or exchange offer which would result in its ownership of 15% or more of the common stock.

      If any person or group becomes the beneficial owner of 15% or more of Ionics common stock other than pursuant to a tender or exchange offer for all shares at a price that a majority of the independent directors determines to be fair and otherwise in the best interest of Ionics and its stockholders, then each Right not owned by such person or group will entitle its holder to purchase, at the then current exercise price of the Right, Ionics common stock (or, in certain circumstances as determined by the Ionics Board of Directors, including the failure of the stockholders to increase the authorized common stock as proposed herein, a combination of cash, property, common stock or other securities) having a value of twice the Right’s exercise price. In addition, if Ionics is involved in a merger or other business combination with another person in which its common stock is changed or exchanged, or sells or transfers more than 50% of its assets or earning power to another person, each Right that has not previously been exercised will entitle its holder to purchase, at the then current exercise price of the Right, shares of common stock of such other person having a value of twice the Right’s exercise price.

      In general, Ionics can redeem the Rights at $0.01 per Right at any time prior to ten days following the Stock Acquisition Date. The Rights will expire on August 19, 2007, unless earlier redeemed or exchanged.

      On November 17, 2003, following approval of such action by the Ionics Board of Directors on November 2, 2003, the Renewed Rights Plan was amended to render the Renewed Rights Plan inapplicable to the acquisition by the Sellers of the Shares in the Acquisition and to certain post-closing transactions effected by the Sellers with respect to such Shares.

      A copy of the Renewed Rights Plan has been filed with the SEC as an exhibit to Ionics’ Current Report on Form 8-K dated August 27, 1997. A copy of Amendment No. 1 to the Renewed Rights Plan has been filed with the SEC as an exhibit to Ionics’ Current Report on Form 8-K filed with the SEC on November 26, 2003. A copy of the Renewed Rights Plan and Amendment No. 1 to the Renewed Rights Plan is available free of charge from Ionics.

Reasons for Increase in Authorized Common Stock

      Although the consummation of the Acquisition is not contingent upon Ionics stockholders approving the Charter Amendment Proposal, following the issuance of common stock in the Acquisition, Ionics will have only 27.5 million shares of common stock remaining authorized for issuance (without taking into account the number of shares of common stock issuable upon exercise of purchase rights distributed under the Renewed Rights Plan). The Ionics Board of Directors believes that the authorized number of shares of common stock should be increased to provide additional shares to be available for issuance for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of stockholders to approve an increase in authorized common stock at such time, and for use in the Renewed Rights Plan, if required. Although there is no specific number of shares designated for use in the Renewed Rights Plan, a larger number of authorized but unissued shares of common stock available for the stockholders to purchase upon exercise of the Rights than is currently available increases the Ionics Board of Directors’ flexibility in administering the Renewed Rights Plan. The Ionics Board of Directors considers the authorization of additional shares of common stock advisable for this reason but more importantly to ensure the prompt availability of sufficient shares for issuance for other corporate purposes should needs or opportunities arise. The Ionics Board of Directors cannot predict the timing, magnitude or purpose of any future issuance of such shares.

Anti-takeover Considerations

      If the Charter Amendment Proposal is approved, the Ionics Board of Directors will have the authority to issue approximately 72.5 million additional shares of Ionics common stock (without taking into account the number of shares of common stock issuable upon exercise of purchase rights distributed under the Renewed Rights Plan) without further stockholder approval except as may otherwise be required by law, applicable regulatory agencies or the NYSE or other stock exchanges on which Ionics’ shares are then listed. Issuance of shares of Ionics common stock could be used to make a change in control of Ionics more difficult or costly by diluting stock ownership of persons seeking to obtain control of Ionics. Ionics is not aware, however, of any pending or threatened efforts to obtain control of Ionics.

      In 1990, Massachusetts enacted Chapter 156B §50A of the Massachusetts General Laws which, in general, requires that publicly held Massachusetts companies have a classified board of directors consisting of three classes as nearly equal in size as possible. Once a corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholders only for cause. This statute provides that a corporation may elect to be exempt from the classified board provisions by a vote of its directors. By vote of the Ionics Board of Directors, Ionics did not elect to be exempt from the classified board provisions of this statute.

      Certain provisions of Ionics’ by-laws may also act to delay, defer or prevent changes in control or management of Ionics. Special meetings of the stockholders of Ionics may be called by the President, by a majority of the Ionics Board of Directors or by stockholders; if called by stockholders, the call must be made by holders of 100% in interest of the capital stock entitled to vote at the meeting. In addition, under the by-laws, a stockholder must give Ionics advance notice and certain types of information in order for the stockholder to bring a matter for action at a meeting of stockholders, or to nominate a candidate for director at an annual meeting.

      Any and all of Ionics’ ability to issue a large number of shares of common stock without further stockholder approval, the provisions of the Massachusetts General Laws and the by-laws of Ionics described above, and the Renewed Rights Plan may have the effect of delaying, deferring or preventing changes in control or management of Ionics.

Approval of Charter Amendment Proposal

      Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Ionics common stock entitled to vote at the Special Meeting, whether voting in person or by proxy at the Special Meeting of Stockholders. If the stockholders do not approve the Charter Amendment Proposal, the Renewed Rights Plan will remain in full force and effect. If stockholder authorization is granted, Ionics will promptly file articles of amendment to the Charter to effect the increase in authorized shares. Upon such filing, all stockholders of Ionics will be bound by the amendment, whether or not they voted to approve it.

Board of Directors’ Recommendation

      The Ionics Board of Directors unanimously recommends a vote FOR the approval of the Charter Amendment Proposal.

THE OPTION PLAN INCREASE PROPOSAL

PROPOSAL TO APPROVE THE AMENDMENT TO IONICS’ 1997 STOCK INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY
1,200,000 SHARES

General

      On November 2, 2003, the Ionics Board of Directors amended the 1997 Stock Incentive Plan, as amended to date (the “1997 Plan”), subject to the approval of the stockholders of Ionics at the Special Meeting, to increase the number of shares available for issuance upon exercise of options to acquire Ionics common stock (“Stock Options”), pursuant to long term performance awards (“Performance Awards”) or, if the Restricted Stock Proposal is approved, awards of shares of Ionics common stock that are subject to contractual vesting and transferability restrictions (“Restricted Stock,” and together with Stock Options and Performance Awards, “Awards”) by 1,200,000 shares, representing approximately 6.8% of Ionics’ outstanding stock on that date. Based solely on the closing price of the common stock as reported on the NYSE on January 6, 2004, of $31.86 per share, the maximum aggregate market value of the additional 1,200,000 shares of common stock subject to this Proposal would be $38,232,000. You are being asked to consider and act upon a proposal to approve the amendment to Ionics’ 1997 Stock Incentive Plan to increase the number of shares available for issuance by 1,200,000 shares.

      The Ionics Board of Directors has taken such action, subject to stockholder approval, to provide for the availability of additional shares in connection with future grants of Awards, in particular as a result of the increase in Ionics’ employee base that will occur upon the completion of the Acquisition. The Ionics Board of Directors believes that Awards are desirable and effective employment incentives for the retention of key employees, as well as to attract additional key employees to Ionics, and that Awards will be an important incentive for the retention of key employees of Ecolochem following completion of the Acquisition. Ionics has not yet determined who will receive the shares of common stock underlying Awards that will be authorized for issuance from time to time under the 1997 Plan if the proposed amendment is approved.

      The Ionics Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendment to the 1997 Plan to increase by 1,200,000 shares the number of shares of common stock available for issuance thereunder. The approval of the proposed amendment to the 1997 Plan requires the affirmative vote of a majority of shares of Ionics common stock present in person or represented by proxy at the Special Meeting and voting on the proposal.

      In evaluating this proposal, stockholders should review the 1997 Plan attached to this Proxy Statement as Annex D. Stockholders should also take into consideration the discussion of the 1997 Plan provided in the discussion of the Restricted Stock Proposal below, as well as matters described in this Proxy Statement under the headings, “Equity Compensation Plan Information” and “Executive Compensation and Other Information.”

THE RESTRICTED STOCK PROPOSAL

PROPOSAL TO APPROVE THE AMENDMENT TO IONICS’ 1997 STOCK INCENTIVE PLAN

TO AUTHORIZE GRANTS OF RESTRICTED STOCK THEREUNDER

General

      On November 21, 2003, the Ionics Board of Directors amended the 1997 Plan, subject to the approval of the stockholders of Ionics at the Special Meeting, to permit the grant thereunder of awards of shares of Ionics common stock that are subject to contractual vesting and transferability restrictions (“Restricted Stock”) and to make corresponding changes to the 1997 Plan where appropriate. You are being asked to consider and act upon a proposal to approve the amendment to Ionics’ 1997 Stock Incentive Plan to permit the grant of Restricted Stock thereunder and to make corresponding changes to the 1997 Plan where appropriate. If this amendment is approved, the 1997 Plan will provide for the grant of no more than 1,000,000 shares of Restricted Stock.

      The Ionics Board of Directors believes that the ability to grant Restricted Stock, in addition to Stock Options and Long-Term Performance Awards (which are described above and are currently permitted to be granted under the 1997 Plan), is desirable and effective as an employment incentive for the retention of key employees, as well as to attract additional key employees to Ionics. Ionics has not yet determined who will receive the shares of Restricted Stock that will be authorized for issuance from time to time under the 1997 Plan if the proposed amendment is approved.

      The Ionics Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendment to the 1997 Plan to authorize grants of restricted stock thereunder and to make corresponding changes to the 1997 Plan where appropriate. The approval of the proposed amendment to the 1997 Plan requires the affirmative vote of a majority of shares of Ionics common stock present in person or represented by proxy at the Special Meeting and voting on the proposal.

Description of 1997 Plan

      The 1997 Plan, as amended and restated to increase the number of shares available for issuance under the Plan by 1,200,000 shares, and to authorize grants of restricted stock under the Plan, has been attached to this Proxy Statement as Annex D. Ionics strongly encourages stockholders to carefully review the 1997 Plan.

      Under the 1997 Plan, Ionics may grant Stock Options and Performance Awards to officers and other key employees of, and consultants to, Ionics and its subsidiaries. As of December 31, 2003, a total of 891,023 of the 3,182,190 shares previously authorized for issuance under the 1997 Plan remain available for future grants of Stock Options or Performance Awards, and Stock Options covering a total of 2,102,517 shares of Ionics common stock were outstanding. No Performance Awards have been granted under the 1997 Plan. Approximately 350 employees, including officers of Ionics and its subsidiaries, presently participate in the 1997 Plan.

      The 1997 Plan was adopted by the Ionics Board of Directors of Ionics on February 19, 1997 and approved by the Stockholders at the 1997 Annual Meeting. The 1997 Plan replaced Ionics’ 1979 Stock Option Plan as the vehicle for the granting of Stock Options to key employees of Ionics from time to time. The 1979 Plan continues in effect only for the purpose of administering the Stock Options remaining outstanding under the 1979 Plan.

      The following is a summary of the principal features of the 1997 Plan as currently in effect:

Administration. The 1997 Plan is administered by the Compensation Committee of the Ionics Board of Directors (“Committee”), which currently consists of four non-employee Directors. Subject to its terms, the Committee has full authority to administer the 1997 Plan, including with respect to the selection of key employees and consultants who are to receive Stock Options or Performance

Awards (together, “Awards”), the specific form of any Award, and the specific terms and conditions of each Award.

Shares Available for Award. The 1997 Plan provides that the aggregate number of shares that may be issued thereunder shall be the sum of (i) 750,000, plus (ii) the number of shares as to which options granted under the 1979 Plan terminate or expire without being fully exercised, plus (iii) effective as of January 1, 1998 and each of the three successive years thereafter, a number of shares equal to two percent of the total number of shares of Ionics common stock issued and outstanding as of the close of business on December 31 of the preceding year. In addition, an additional 800,000 shares of Ionics common stock were made available for issuance under the 1997 Plan following approval by Ionics’ stockholders at the 2002 Annual Meeting. As of December 31, 2003, a total of 3,182,190 shares had been made available for Awards under the 1997 Plan.

General Provisions. The 1997 Plan contains provisions to prevent dilution in case of stock dividends, stock splits and changes in Ionics’ capital structure. The 1997 Plan may be terminated or amended at any time by the Ionics Board of Directors, except that the Ionics Board of Directors does not have the power to revoke or alter the terms of any valid Award previously granted pursuant to the 1997 Plan that would impair the rights of any participant without the participant’s consent, to reprice outstanding Stock Options, or, without the approval of the stockholders, to (i) increase the number of shares of common stock to be reserved for issuance and sale pursuant to Awards under the 1997 Plan, or (ii) change the description of individuals to whom Awards may be granted pursuant to the 1997 Plan.

Nature of Awards. Under the 1997 Plan, the Committee may grant non-qualified Stock Options (NQOs), incentive Stock Options (ISOs) and Performance Awards. The Committee has awarded only NQOs under the 1997 Plan and has no present intention of making other types of Awards, although it has the flexibility of being able to do so.

Stock Options. Under the 1997 Plan, Stock Options may be granted by the Committee until the tenth anniversary of the adoption of the 1997 Plan. Stock Options may extend for a period of up to 10 years from the date of grant, with the actual term to be established by the Committee at the time of grant. Unless otherwise provided by the Committee, Stock Option grants will not be exercisable for at least six months following grant, and become exercisable in installments typically over a five-year period. The Committee has the discretion to grant either ISOs or NQOs under the 1997 Plan, but to date has issued only NQOs. No more than 750,000 shares may be issued pursuant to the exercise of ISOs granted under the 1997 Plan. Both ISOs and NQOs must have an exercise price not less than fair market value (generally, the closing price of Ionics common stock as reported on the NYSE on the date of grant). The Committee has the discretion in the event the employment of an option holder is terminated to take such action in respect of the Stock Option as the Committee may deem appropriate, including accelerating the time that must pass before Stock Options may be exercised, and (except with respect to ISOs) extending the time following termination of employment during which the option holder is entitled to exercise the Stock Option, provided that in no event may any Stock Option be exercised after the expiration of its term. The Committee also has the discretion to issue NQOs which remain exercisable following termination of employees (but not beyond the expiration of the NQO’s term) Stock Options are non-transferable and non-assignable other than by inheritance, except that, with the approval of the Committee, NQOs may be transferred by option holders to immediate family members, trusts established for their benefit or partnerships in which such immediate family members are the only partners. Under the 1997 Plan, no participant can receive an Award in any 12-month period that would result in the issuance to that individual of more than 200,000 shares of common stock.

The purchase price for shares of common stock upon the exercise of Stock Options generally may be paid either in cash, by delivering to Ionics such number of shares of common stock owned by the option holder that, together with any cash tendered, will equal in value the full purchase price, or by other “cashless” exercise methods specified in the 1997 Plan. Permitting stock-for-stock payments or other cashless exercises allows option holders to acquire shares of common stock without incurring the costs that may arise when the exercise price must be paid in cash.

Long-Term Performance Awards. The Committee may grant Performance Awards under the 1997 Plan. No more than 150,000 shares of common stock may be issued in connection with Performance Awards granted under the 1997 Plan. The Committee has the discretion to consider nature, length, and starting date of the performance period for a particular Performance Award, which shall be at least one year. A participant may be awarded cash or common stock, or both, upon attainment of Performance Award goals. To date, no Performance Awards have been issued under the 1997 Plan.

Certain Federal Income Tax Information

      The following discussion of the United States federal income tax consequences of the issuance and exercise of Stock Options and other Awards granted under the 1997 Plan is based upon provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1997 Plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state or local tax consequences that are not discussed herein.

A. Incentive Stock Options (ISOs). The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1997 Plan:

1. In general, an optionee will not recognize any taxable income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and Ionics will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income upon a Disqualifying Disposition of shares acquired upon the exercise of an ISO, Ionics generally will be entitled to a corresponding federal income tax deduction.

5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of Ionics common stock to Ionics in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability under the “alternative minimum tax” rules. The alternative minimum tax rate (the maximum rate is 28%) will be applied against a taxable base which is equal to

“alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer who pays the alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities law applicable to directors, officers or 10% stockholders.

B. Non-Qualified Stock Options (NQOs). The following general rules are applicable under current United States federal income tax law to options granted under the 1997 Plan which do not qualify as ISOs:

1. In general, an optionee will not recognize any income upon the grant of an NQO, and Ionics will not be entitled to a federal income tax deduction upon such grant.

2. An optionee generally will recognize ordinary income at the time of exercise of the NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. Ionics may be required to withhold income tax on this amount.

3. When an optionee sells the shares acquired upon the exercise of an NQO, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee’s basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

4. When an optionee recognizes ordinary income attributable to an NQO, Ionics generally will be entitled to a corresponding federal income tax deduction.

5. An optionee may be entitled to exercise an NQO by delivering shares of Ionics common stock to Ionics in payment of the exercise price. If an optionee exercises an NQO in such fashion, special rules apply.

6. Special rules apply if the shares acquired upon the exercise of an NQO are subject to vesting, or are subject to certain restrictions on resale under federal securities law applicable to directors, officers or 10% stockholders.

C. Long-Term Performance Awards (Performance Awards). The following general rules are applicable under current federal income tax law to Performance Awards that may be granted under the 1997 Plan.

1. Persons receiving shares or cash pursuant to Performance Awards under the 1997 Plan will recognize ordinary income in an amount equal to the fair market value of the Performance Award less any purchase price paid.

2. Ionics generally will be entitled to a corresponding income tax deduction when such person recognizes ordinary income.

D. Restricted Stock. The following general rules are applicable under current United States federal income tax law to Restricted Stock that the Committee may have the authority to grant under the 1997 Plan if the Restricted Stock Proposal is approved:

1. If a person receiving Restricted Stock makes an election under Section 83(b) of the Code with respect to the Restricted Stock, such person generally must include in gross income for the year of transfer, as ordinary income, the excess, if any, of the fair market value of the Restricted Stock at the time of transfer over the price paid for the Restricted Stock. Ionics may be required to withhold income tax on this amount. If such person forfeits all or part of the

Restricted Stock, such person will not be allowed any tax deduction for the amount included in gross income as a result of the election under Section 83(b) of the Code that is attributable to the forfeited Restricted Stock. If such person subsequently sells or otherwise disposes of the Restricted Stock in a taxable transaction, any appreciation in the value of the Restricted Stock since such person acquired it and made an election under Section 83(b) of the Code generally will be taxed as capital gain, rather than ordinary income, and such person’s holding period for capital gain purposes will begin just after the date of receipt of the Restricted Stock.

2. If a person receiving Restricted Stock does not make an election under Section 83(b) of the Code with respect to the Restricted Stock, such person generally must include in gross income for each year of vesting, as ordinary income, the excess, if any, of the fair market value of the Restricted Stock at the time the Restricted Stock vests over the price such person paid for the vested Restricted Stock. Ionics may be required to withhold income tax on this amount. If such person subsequently sells or otherwise disposes of the Restricted Stock in a taxable transaction, any appreciation in the value of the Restricted Stock since the Restricted Stock vested in such person generally will be taxed as capital gain, rather than ordinary income, and such person’s holding period for capital gain purposes will begin just after the Restricted Stock vests in such person.

3. Ionics generally will be entitled to a corresponding income tax deduction when a recipient of Restricted Stock recognizes ordinary income.

E. Deduction Limitations. Although Ionics may be entitled to compensation tax deductions in connection with certain of the rights it grants under the Plan, as described generally above, there are several provisions of the Code which could limit the amount of tax deductions to which Ionics may be entitled. Among other limitations, Section 162(m) of the Code generally limits deductions for compensation in excess of $1 million paid to each of certain executive officers in any year.

Effect on 1997 Plan of Change in Control of Ionics

      In the event of a Change in Control of Ionics (defined below), the Committee may accelerate the vesting of outstanding stock options, and cause outstanding Performance Awards to be paid out in cash, based on prorated target results for the performance periods in question.

      A Change in Control is defined as the acquisition by an individual, entity or group, of beneficial ownership of 20% or more of either the outstanding common stock or combined voting power of all voting securities of Ionics; continuing directors constituting less than a majority of the Board; a business combination in which stockholders of Ionics prior to the business combination do not own beneficially more than 60% of the then outstanding shares of common stock and the combined voting power of the entity resulting from the business combination; or a complete dissolution, liquidation, or sale of substantially all the assets of Ionics other than to an entity of which former stockholders of Ionics own more than 60% of the outstanding voting stock and the combined voting power of such entity.

      In connection with its approval of the Acquisition, the Ionics Board of Directors has determined that the issuance of the shares of Ionics common stock in connection with the Acquisition does not constitute a Change in Control under the 1997 Plan.

Stock Options Granted Under the 1997 Plan Since Its Inception

      The following table sets forth as of December 31, 2003 all Stock Options granted under the 1997 Plan since its inception to (i) each of the Named Executive Officers appearing in the Compensation Table on page 85, (ii) all current executive officers of Ionics, as a group, and (iii) all employees who are not executive officers of Ionics, as a group. No Performance Awards have been granted under the 1997 Plan since its inception. Non-employee directors of Ionics are not eligible to participate in the 1997 Plan. No associate (as such term is defined in Exchange Act Rule 14a-1) of the below listed individuals has received any Stock Options granted under the 1997 Plan. No individual, other than one named below, has received five percent or more of the Stock Options granted under the 1997 Plan. Future awards are in the discretion of the Compensation Committee of the Ionics Board of Directors and cannot be determined at this time.

Number of Shares
Represented by
Stock Options
Granted Under
Name and Principal Position	1997 Plan

Arthur L. Goldstein*	300,000
Chairman of the Board; President until April 1, 2002, and Chief Executive Officer until July 1, 2003
Theodore G. Papastavros	122,500
Executive Vice President and Treasurer
Stephen Korn	105,000
Vice President, General Counsel and Clerk
Daniel M. Kuzmak	30,000
Vice President and Chief Financial Officer
Edward J. Cichon	95,000
Vice President, Equipment Business Group
William J. McMahon	55,000
Vice President, Ultrapure Water Group
All Current Executive Officers**	508,500
All Employees who are not Executive Officers	1,741,500

*	Received more than five percent of the Stock Options granted under the 1997 Plan.

**	Neither Douglas R. Brown, Ionics’ President since April 1, 2003 and Chief Executive Officer since July 1, 2003, nor John F. Curtis, Vice President, Strategy and Operations since August 28, 2003, has been granted stock options under the 1997 Plan. See “Equity Compensation Plan Information” beginning on page 83 for information regarding options that have been granted to Messrs. Brown and Curtis. Does not include options granted to Mr. Goldstein, who ceased serving as an executive officer on July 1, 2003.

Executive Compensation and Other Information

      Ionics stockholders should review the 1997 Plan attached to this Proxy Statement as Annex D. Stockholders should also consider the matters discussed in this Proxy Statement under the headings, “Equity Compensation Plan Information” and “Executive Compensation and Other Information” in connection with their consideration of the Restricted Stock Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table lists as of December 31, 2003, the number of shares of Ionics common stock beneficially owned by stockholders known by Ionics to own more than five percent of such common stock outstanding at such date:

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corporation	2,145,292 (1)	12.1%
Fidelity Management and Research Company
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	1,988,400 (2)	11.2%
100 East Pratt Street
Baltimore, MD 21202
Dimensional Fund Advisors, Inc.	1,106,295 (3)	6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90801

(1)	Includes sole voting power as to 828,392 shares and sole dispositive power as to all 2,145,292 shares. FMR Corporation has no shared voting power or shared dispositive power as to any of these shares. Also includes 1,316,900 shares beneficially owned by Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corporation, as a result of acting as investment advisor to various investment companies. The sole power to vote these shares resides with the boards of trustees of these investment companies.

(2)	Includes sole voting power as to 363,600 shares and sole disposition power as to all 1,988,400 shares. T. Rowe Price Associates, Inc. has no shared voting power or shared disposition power as to any of these shares.

(3)	Includes sole voting power and sole dispositive power as to all 1,106,295 shares. Dimensional Fund Advisors, Inc. has no shared voting power or shared dispositive power as to any of these shares.

      The following table sets forth as of December 31, 2003 the number of shares of common stock of Ionics beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement, and all directors and executive officers of Ionics as a group. Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership(#)		Class

Douglas R. Brown	151,031	(1)	*
Stephen L. Brown	10,229	(2)	*
Kathleen F. Feldstein	17,030	(3)	*
Arthur L. Goldstein	748,294	(4)	4.1%
William K. Reilly	10,229	(5)	*
John J. Shields	23,209	(6)	*
Daniel I.C. Wang	19,172	(7)	*
Mark S. Wrighton	24,272	(8)	*
Allen S. Wyett	25,000	(9)	*
Alan M. Crosby	40,295	(10)	*
Stephen Korn	128,808	(11)	*
Daniel M. Kuzmak	12,150	(12)	*
Theodore G. Papastavros	202,211	(13)	1.1%
All directors and executive officers as a group (18 persons)	1,563,274	(14)	8.2%

#	The number of shares of common stock deemed outstanding as of December 31, 2003 for each individual includes shares of common stock outstanding on such date owned by such individual and all shares of common stock subject to stock options held by such individual exercisable as of such date or within 60 days after such date.

*	Less than 1%

(1)	Includes 139,000 shares which Mr. Douglas Brown has the right to acquire pursuant to the exercise of stock options.

(2)	Includes 8,000 shares which Mr. Stephen Brown has the right to acquire pursuant to the exercise of stock options.

(3)	Includes 14,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

(4)	Includes 458,000 shares which Mr. Goldstein has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 7,559 shares held in the Ionics Section 401(k) Stock Savings Plan (the “401(k) Plan”) for the account of Mr. Goldstein.

(5)	Includes 8,000 shares which Mr. Reilly has the right to acquire pursuant to the exercise of stock options.

(6)	Includes 18,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

(7)	Includes 16,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

(8)	Includes 21,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options. Shares are beneficially held by Mark S. Wrighton, trustee of the Mark S. Wrighton Revocable Trust U/A dated September 4, 1998.

(9)	Includes 21,000 shares which Mr. Wyett has the right to acquire pursuant to the exercise of stock options.

(10)	Includes 37,400 shares which Mr. Crosby has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 2,437 shares in the Ionics Section 401(k) Plan for the account of Mr. Crosby.

(11)	Includes 126,000 shares which Mr. Korn has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 1,585 shares in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(12)	Includes 11,000 shares which Mr. Kuzmak has the right to acquire pursuant to the exercise of stock options, and beneficial ownership of 1,150 shares in the Ionics Section 401(k) Plan for the account of Mr. Kuzmak.

(13)	Includes 137,500 shares which Mr. Papastavros has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 5,111 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(14)	Assumes exercise of options held by the group for all 1,161,800 shares and that such shares are outstanding.

      The information provided in the above footnotes concerning beneficial ownership in the Ionics Section 401(k) Plan is derived from Plan information as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	2,944,617	$27.66	1,063,063
Equity compensation plans not approved by security holders	700,000	$17.83	0

Total	3,644,617	$25.77	1,063,063

      The equity compensation plans which did not require the approval of the Ionics stockholders are inducement non-qualified stock option agreements granted to Douglas R. Brown and John F. Curtis, respectively (each an “Inducement Option”).

      Mr. Brown’s Inducement Option, dated as of April 1, 2003, represents a grant of 500,000 non-qualified stock options, of which 125,000 vested immediately and the remainder will vest in 125,000 option increments on April 1, 2004, 2005 and 2006, respectively. The option exercise price is $16.16 per share, the last sale price on the New York Stock Exchange on April 1, 2003, Mr. Brown’s first day of employment. Upon a voluntary termination of employment by Mr. Brown, any unvested options would be forfeited, and all vested options would remain exercisable over the remainder of the ten year term of the Inducement Option. In the event Mr. Brown’s employment were terminated involuntarily (other than for cause), any unvested options will be forfeited (Mr. Brown’s employment would be deemed to continue for 18 months beyond his termination date solely for vesting purposes), and all vested options will remain exercisable over the remainder of the ten-year term. In the event that Mr. Brown’s employment were to be terminated involuntarily for cause, all options, vested and unvested, would be forfeited upon the termination of his employment.

      In the event of Mr. Brown’s death or permanent disability while employed by Ionics, his employment would be deemed to continue for 18 months for vesting purposes only, and all vested options will remain exercisable over the remainder of the ten-year term.

      The Inducement Option is transferable by Mr. Brown only to certain immediate family members or to a trust or other entity for the exclusive benefit of immediate family members.

      The Inducement Option granted to John F. Curtis as of August 28, 2003, his first day of employment as Ionics Vice President, Strategy and Operations, contains substantially identical terms, except that (i) the exercise price is $22.00 per share and (ii) the Inducement Option represents a grant of 200,000 non-qualified stock options, of which 50,000 vested immediately and the remainder will vest in 50,000 option increments on August 28, 2004, 2005 and 2006, respectively.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides summary information concerning the annual and long-term compensation paid to or earned by Ionics’ current and former Chief Executive Officers and each of the five most highly compensated executive officers of Ionics other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2003 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation
						Awards

							Securities
		Annual Compensation				Restricted	Underlying	All Other
						Stock	Options/SARs	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Awards	(#) (1)	(2), (3) ($)

Douglas R. Brown	2003	$300,000	(4)	$300,000	(5)	0	500,000 (6)	$2,000	(9)
President since
April 1, 2003
and Chief Executive
Officer since July 1, 2003
Arthur L. Goldstein	2003	600,000		0		0	0	4,340,423	(10)
President until	2002	600,000		1,500,000	(7)	0	80,000	114,344
April 1, 2003 and	2001	550,000		0		0	0	51,724
and Chief Executive
Officer until July 1, 2003
Theodore G. Papastavros	2003	275,000		—	(8)	0	0	653,345
Executive Vice	2002	260,000		200,000	(7)	0	40,000	21,426
President and	2001	220,000		0		0	0	10,923
Treasurer until January 1, 2004
Stephen Korn	2003	275,000		—	(8)	0	0	4,982
Vice President,	2002	260,000		200,000	(7)	0	32,500	10,546
General Counsel	2001	220,000		0		0	0	5,378
and Clerk
Daniel M. Kuzmak(3)	2003	250,000		—	(8)	0	0	8,149
Vice President and	2002	250,000		100,800	(7)	0	5,000	9,000
Chief Financial	2001	250,000		100,000		0	25,000	36,915
Officer
Edward J. Cichon	2003	247,500		—	(8)	0	0	1,479
Vice President,	2002	240,000		80,000	(7)	0	35,000	1,479
Equipment Business	2001	220,000		0		0	0	1,894
Group
William J. McMahon	2003	247,500		—	(8)	0	0	7,274
Vice President,	2002	240,000		80,000	(7)	0	35,000	6,774
Ultrapure Water	2001	215,000		0		0	0	6,842
Group

(1)	Options granted under Ionics’ 1997 Plan (except for the Inducement Option granted to Mr. Brown). Each option is exercisable for one share of Ionics common stock, which may be purchased upon exercise with either cash or Ionics common stock. The options granted under the 1997 Plan have a duration of ten years, and are exercisable in 20% installments annually commencing on the first anniversary of the date of grant, except that if an option holder retires from employment at or after the age of 65, all option shares become exercisable irrespective of the installment schedule. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder is an employee or within a certain period of time after termination of employment as provided in the option agreement relating to such options. For information regarding recent amendments to the 1997 Plan, see “Stock Plans” on page 90.

(2)	Except as otherwise described in these footnotes, comprised of (a) Ionics’ matching contributions to the Named Executive Officer’s account in the 401(k) Plan, available to all employees after an eligibility period, and/or (b) amounts accrued under Ionics’ Supplemental Executive Retirement Plan, described below following the Pension Plan Table. Matching 401(k) Plan contributions in 2003 for the Named Executive Officers in their order of presentation were $0, $6,000, $6,000, $900, $6,000, $0 and $6,000, respectively. Amounts accrued under the Supplemental Executive Retirement Plan for the Named Executive Officers in 2003 were $0, $3,434,423, $647,345, $4,082, $2,149, $1,479 and $1,274, respectively. Employees may elect to contribute to the 401(k) Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the 401(k) Plan are invested at the direction of the employee in shares of Ionics common stock or in shares of one or more of seven mutual funds. Ionics contributes to the 401(k) Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Ionics common stock. Matching amounts are invested entirely in Ionics common stock. The contributions by Ionics for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Ionics Board of Directors.

(3)	Mr. Kuzmak commenced his employment with Ionics on January 11, 2001. The $100,000 bonus paid in 2001 was a signing bonus in the form of a loan, 25% of which was forgiven on the first anniversary of his commencement of employment, and the balance of which was forgiven on the second anniversary. “All Other Compensation” for Mr. Kuzmak in 2001 includes $33,445 paid to Mr. Kuzmak for certain relocation expenses incurred in connection with the sale of his previous home and purchase of his current home, household storage costs and temporary living expenses.

(4)	Mr. Brown’s annual salary level in 2003 was $400,000.

(5)	Minimum guaranteed bonus for 2003.

(6)	Inducement Option granted to Mr. Brown as of his first day of employment, April 1, 2003. See pages 83 to 84 for a description of the terms of Mr. Brown’s option grant.

(7)	At a meeting in February 2002, the Compensation Committee deferred consideration of a bonus for executive officers relating to the gain realized by Ionics on the sale of its bottled water business to Nestle N.A. (effective December 31, 2001) until the final purchase price adjustments in connection with the transaction were determined. On March 18, 2003, after the final purchase price had been determined in accordance with the divestiture agreements, resulting in a total net pre-tax gain to Ionics of $111 million, the Committee authorized discretionary bonuses in connection with that transaction to Mr. Goldstein and certain other executive officers, as reflected in the Summary Compensation Table. Mr. Goldstein’s bonus was paid in part in 2003 and the remainder will be paid in 2004.

(8)	The Compensation Committee has not yet met to finalize executive officer bonuses for 2003.

(9)	Represents Board of Directors meeting fees paid to Mr. Brown as a non-employee director prior to April 1, 2003.

(10)	In addition to a $6,000 matching 401(k) contribution, “All Other Compensation” for Mr. Goldstein consists of the following accruals in 2003 for the benefit of Mr. Goldstein in connection with his retirement from employment effective December 31, 2003: SERP, $3,434,423; consulting fee, $200,000; five-year office allowance, $500,000; and post-retirement medical benefits, $200,000.

Stock Option Grants

      The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) during the fiscal year ended December 31, 2003 to the Named Executive Officers. No stock appreciation rights (“SARs”) were granted during fiscal 2003.

Option Grants in 2003(1)

	Number of				Potential Realizable
	Securities				Value at Assumed Annual
	Underlying	Percentage of			Rates of Stock Price
	Options	Total Options			Appreciation for
	Granted(1)	Granted to			Option Term(2)
	(Shares of	Employees in	Exercise Price	Expiration
	Common Stock)	Fiscal 2003	($/Share)	Date	5% ($)	10% ($)

Douglas R. Brown	500,000	71%	16.16	4/1/2013	5,081,469	12,877,439
Arthur L. Goldstein	0	—	—	—	—	—
Theodore G. Papastavros	0	—	—	—	—	—
Stephen Korn	0	—	—	—	—	—
Daniel M. Kuzmak	0	—	—	—	—	—
Edward J. Cichon	0	—	—	—	—	—
William J. McMahon	0	—	—	—	—	—

(1)	Inducement Option granted to Mr. Brown on April 1, 2003. See pages 83 to 84 for a description of the terms of the Inducement Option.

(2)	Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of Ionics common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the common stock, the option holder’s continued employment through the period that exercise rights vest and the date on which the options are exercised.

Stock Option Exercises

      The following table provides information, with respect to the Named Executive Officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, fiscal year 2003.

Aggregated Option Exercises in Fiscal 2003

and Fiscal Year-End Option Values(1)

						(IV)
	(I)		(III)			Value of Unexercised
	Shares		Number of Securities			In-The-Money Options at
	Acquired	(II)	Underlying Unexercised			Fiscal Year-End(2)
	on	Value	Options at Fiscal Year-End			($)
	Exercise	Realized(2)
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Douglas R. Brown	0	—	139,000	(3)	375,000	2,130,529	5,747,831
Arthur L. Goldstein	100,000	310,074	458,000		92,000	2,212,182	444,368
Theodore G. Papastavros	15,000	48,291	137,500		45,000	767,570	251,205
Stephen Korn	9,000	34,821	126,000		39,000	698,403	216,172
Daniel M. Kuzmak	0	—	11,000		19,000	40,123	69,303
Edward J. Cichon	0	—	55,000		40,000	429,926	312,674
William J. McMahon	0	—	19,000		36,000	204,647	387,753

(1)	All options exercised by Named Executive Officers in 2003 were issued under the now-terminated 1979 Plan. Each option granted under the 1979 Plan is exercisable with either cash or Ionics common stock. Options granted under the 1979 Plan have a duration of ten years and one day and are fully exercisable. Options granted under the 1979 Plan may not be transferred by an option holder (other than by the laws of descent or distribution), and may be exercised only while the holder is an employee of Ionics or of a subsidiary, or within a certain period of time after involuntary termination of employment as provided in the option agreement relating to such options. Options held by the Named Executive Officers at year-end were issued under both the 1979 Plan and the 1997 Plan (except for Mr. Brown’s Inducement Option for 500,000 shares). For information about recent amendments to the 1997 Plan and the 1979 Plan, see “Stock Plans” on page 90.

(2)	Calculated as the difference between the closing price of Ionics common stock, as reported on the date of option exercise (or the sales price on such date if the individual sold on the exercise date) and the exercise price of the options(s) (Column II), and as the difference between the closing price of Ionics common stock, as reported on December 31, 2003 ($31.85 per share), and the exercise price of the option(s) (Column IV).

(3)	Includes options for 14,000 shares of common stock granted to Mr. Brown between 1996 and 2002 under the 1986 Director Plan.

Pension Plan

      Employees of Ionics and its domestic divisions and subsidiaries (except for employees of the Fabricated Products Group, based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in Ionics’ defined benefit retirement plan (the “Retirement Plan”) after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation (or reaches age 65 with fewer than five years of participation), at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement Plan:

Pension Plan Table

(Estimated Annual Benefits For Years Of Credited Service Indicated)

	Years of Service
Base Salary at
Retirement Date(1)	5	10	15	20	25	30	35	40

$50,000	$3,125	$6,250	$9,375	$12,302	$15,180	$18,057	$20,935	$23,812
$75,000	$4,688	$9,375	$14,063	$18,552	$22,992	$27,432	$31,872	$36,312
$100,000	$6,250	$12,500	$18,750	$24,802	$30,805	$36,807	$42,810	$48,812
$125,000	$7,813	$15,625	$23,438	$31,052	$38,617	$46,182	$53,747	$61,312
$150,000	$9,375	$18,750	$28,125	$37,302	$46,430	$55,557	$64,685	$73,812
$175,000	$10,625	$20,250	$31,188	$41,927	$52,617	$63,307	$73,997	$84,687
$200,000	$11,250	$20,875	$33,375	$45,677	$57,930	$70,182	$82,435	$94,687
$300,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889
$400,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889
$500,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889
$600,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889
$700,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889
$800,000	$11,250	$20,875	$34,577	$46,879	$59,131	$71,384	$83,636	$95,889

(1)	Effective January 1, 2000, under Section 401(a)(17) of the Code, no more than $170,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan. This level was increased to $200,000 effective January 1, 2002. The benefits set forth in the table above reflect the compensation limit for the 2003 plan year, which remained at $200,000. Table assumes that the current salary was in effect for all prior years.

      Under the terms of the Retirement Plan, only the amount shown as “Salary” in the Summary Compensation Table is covered under “Base Salary” above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989, one half of one percent (0.5%) of the first $550 of base monthly salary as of January 1, 1996, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus (ii) for calendar years 1989 through 1996, one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1996; plus (iii) for each year after December 31, 1996, one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers. This calculation reflects an amendment to the Retirement Plan adopted by the Ionics Board of Directors on November 14, 2002 and effective as of January 1, 2003. The amendment effected a prior period update to January 1, 1996, so that the base monthly salary for participants in the Retirement Plan at each January 1 prior to January 1, 1996 was deemed to be the same as it was on January 1, 1996.

      The Named Executive Officers have been credited with the following years of service, and would receive the following estimated annual benefits at normal retirement age (65), or at December 31, 2003 if the individual is currently older than 65, under the Retirement Plan: Mr. Brown, 0.75 years, $0; Mr. Goldstein, 43.6 years, $97,576; Mr. Papastavros, 48.3 years, $89,122; Mr. Korn, 14.3 years, $45,651; Mr. Kuzmak, 3.0 years, $40,488; Mr. Cichon, 5.5 years, $50,346; Mr. McMahon, 3.2 years, $49,548.

      In 1996, the Ionics Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of Ionics (“SERP”). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds the maximum pay upon which retirement benefits may be accrued in any year to accrue retirement benefits on Base Salary in excess of that amount, equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over that amount could be taken into account in calculating benefits under the Retirement Plan. The SERP is administered by the Compensation Committee of the Ionics Board of Directors. On March 27, 2003, the Ionics Board of Directors, upon the recommendation of the Compensation Committee, amended the SERP to provide a “floor” benefit to participants in the SERP who retire after long service with Ionics. To qualify for the floor benefit, a participant must retire after reaching age 60 and with a combination of age and service “points” equal to or greater than 90. A participant is credited with age “points” equal to his or her age at retirement and service “points” equal to his or her years of employment with Ionics. The floor benefit will be available to SERP participants who are full-time employees of Ionics as of April 1, 2003 and who retire with at least 90 points. The floor benefit (an annual sum to be paid following retirement) will be equal to 1.2% times the participant’s highest average pay (HAP) times years of service. HAP consists of the average of the five highest years of base pay in the participant’s final 10 years of employment with Ionics plus the average of the five highest bonuses earned with respect to the participant’s final 10 years of employment with Ionics (the base pay and bonus averages will be calculated independently). Amounts payable under the Retirement Plan will be offset against the amounts payable under the SERP.

      The Named Executive Officers would receive the following estimated annual benefits under the SERP at normal retirement age or at December 31, 2003 if the individual is currently older than 65: Mr. Brown, $0; Mr. Goldstein, $433,043; Mr. Papastavros, $92,880; Mr. Korn, $9,415; Mr. Kuzmak, $10,591; Mr. Cichon, $10,534; Mr. McMahon, $10,164. The annual benefit payable to Mr. Goldstein and to Mr. Papastavros, and the amounts accrued for their respective benefits under the SERP in 2003 shown in the Summary Compensation table on page 85, reflect the floor benefit resulting from their long service with Ionics.

      On December 30, 2003, the Ionics Board of Directors authorized management to take action to “freeze” the accrual of any future benefits under the Retirement Plan and under the SERP, as of a date to be determined (anticipated to be in 2004), and to close the Retirement Plan and the SERP to new participants, effective January 1, 2004. The estimated annual benefits under the Retirement Plan and the SERP to be paid to Named Executive Officers who will retire after 2003 are calculated on the assumption of no freeze in benefit accruals prior to retirement.

Stock Plans

      Ionics currently has five stock ownership plans: the 1979 Plan; the 1997 Plan; the 1994 Plan; the 1986 Director Plan and the 2003 Director Plan. No new stock options will be granted under the 1979 Plan, under which options to purchase 721,600 shares were outstanding as of December 31, 2003, or under the 1986 Director Plan under which options to purchase 92,500 shares of Ionics common stock were outstanding on December 31, 2003. The 2003 Director Plan had options to purchase 28,000 shares of Ionics common stock outstanding as of December 31, 2003.

      On March 27, 2003, at the recommendation of the Compensation Committee, the Ionics Board of Directors amended the 1997 Plan to permit the Compensation Committee in its discretion to grant stock options from time to time that would permit exercise for a greater length of time than the current 90 days following an option holder’s termination of employment with Ionics. The Compensation Committee intends to provide in stock options to be issued by Ionics from time to time under the 1997 Plan that an option holder who retires after having reached age 65 with at least 15 years of service to Ionics will be entitled to exercise his or her options for the shorter of (i) their remaining term, or (ii) five years following his or her retirement date. The Compensation Committee may also in its discretion amend outstanding stock options under the 1997 Plan or under the 1979 Plan (which was also amended) in a similar manner upon the retirement of any employee who meets these criteria.

Employment Arrangements

      On April 1, 2003, Ionics entered into an employment agreement with Douglas R. Brown. Pursuant to the employment agreement, Mr. Brown was hired as Ionics President starting April 1, 2003 and as its

Chief Executive Officer starting July 1, 2003. The term of the employment agreement is for three years and automatically extends thereafter for additional one-year periods, unless terminated by either party at least 90 days prior to the expiration of the then current term. Pursuant to the employment agreement, Mr. Brown will receive a base salary of $400,000. He will also receive a bonus with a guaranteed minimum for the first two performance years (2003 and 2004) of $300,000 and $400,000 per year, respectively (payable as determined by the Ionics Board of Directors). In addition, Mr. Brown was granted an Inducement Option to purchase 500,000 shares of Ionics common stock, of which options to purchase 125,000 shares were immediately exercisable, with the remainder vesting in 125,000 share increments on April 1, 2004, 2005 and 2006, respectively. Finally, Mr. Brown is eligible to participate in all of Ionics’ benefit plans.

      If Ionics terminates Mr. Brown’s employment for Cause (as defined in his employment agreement), or after a determination by the Ionics Board of Directors that he has a Permanent Disability (as defined in his employment agreement), or if Mr. Brown terminates his employment within 24 months following a Change in Control (as defined in his employment agreement) other than for Good Reason (as defined in his employment agreement), Mr. Brown will be entitled to receive compensation and benefits through the date of his termination and payment of his normal post-termination benefits in accordance with Ionics’ retirement, insurance and other benefit plans and arrangements. If Ionics terminates Mr. Brown’s employment for any other reason, he will be entitled to receive (i) a severance benefit equal to 18 months of his then-current base salary, plus an amount equal to 1.5 times his target bonus for the fiscal year in which the termination occurs and (ii) benefits required to be paid or provided by law and payment of post-termination benefits in accordance with Ionics’ benefit plans and arrangements, including any bonus earned in the fiscal year in which the termination occurs and any unpaid portions of bonuses earned in previous fiscal years. In addition, upon a voluntary termination of Mr. Brown’s employment, all unvested options will be forfeited and all vested options will remain exercisable over the remainder of their ten-year terms. Upon an involuntary termination of Mr. Brown’s employment other than for Cause, all unvested options will be forfeited (except that Mr. Brown’s employment will be deemed to continue for 18 months beyond his termination date solely for vesting purposes), and vested options will remain exercisable over the remainder of their terms. Upon an involuntary termination of Mr. Brown’s employment for Cause, all options, vested or unvested, will be forfeited.

      Mr. Brown has also agreed that while he is employed by Ionics and for 12 months thereafter, he will not become associated with any competitors of Ionics, solicit its customers or employees, or interfere with relationships between Ionics and its customers, suppliers, lessors, lessees, employees, consultants or research partners.

      On August 28, 2003, Ionics entered into an employment agreement with John F. Curtis. Pursuant to the employment agreement, Mr. Curtis was hired as Ionics’ Vice President, Strategy and Operations. The term of the employment agreement is for three years and automatically extends thereafter for additional one-year periods, unless terminated by either party at least 90 days prior to the expiration of the then current term. Pursuant to the employment agreement, Mr. Curtis will receive a base salary of $350,000. He will also receive a bonus with a guaranteed minimum for the first three performance years (2003, 2004 and 2005) of $75,000, $150,000 and $75,000 per year, respectively (payable as determined by the Ionics Board of Directors). In addition, Mr. Curtis was granted an Inducement Option to purchase 200,000 shares of common stock, of which options to purchase 50,000 shares were immediately exercisable, with the remainder vesting in 50,000 share increments on August 28, 2004, 2005 and 2006, respectively. Finally, Mr. Curtis is eligible to participate in all of Ionics’ benefit plans.

      If Ionics terminates Mr. Curtis’ employment for Cause (as defined in his employment agreement), or after a determination by the Ionics Board of Directors that he has a Permanent Disability (as defined in his employment agreement), or if Mr. Curtis terminates his employment within 24 months following a Change in Control (as defined in his employment agreement) other than for Good Reason (as defined in his employment agreement), Mr. Curtis will be entitled to receive compensation and benefits through the date of his termination and payment of his normal post-termination benefits in accordance with Ionics’ retirement, insurance and other benefit plans and arrangements. If Ionics terminates Mr. Curtis’

employment for any other reason, he will be entitled to receive (i) a severance benefit equal to 18 months of his then-current base salary, plus an amount equal to 1.5 times his target bonus for the fiscal year in which the termination occurs and (ii) benefits required to be paid or provided by law and payment of post-termination benefits in accordance with Ionics’ benefit plans and arrangements, including any bonus earned in the fiscal year in which the termination occurs and any unpaid portions of bonuses earned in previous fiscal years. In addition, upon a voluntary termination of Mr. Curtis’ employment, all unvested options will be forfeited and all vested options will remain exercisable over the remainder of their ten-year terms. Upon an involuntary termination of Mr. Curtis’ employment other than for Cause, all unvested options will be forfeited (except that Mr. Curtis’ employment will be deemed to continue for 18 months beyond his termination date solely for vesting purposes), and vested options will remain exercisable over the remainder of their terms. Upon an involuntary termination of Mr. Curtis’ employment for Cause, all options, vested or unvested, will be forfeited.

      Mr. Curtis has also agreed that while he is employed by Ionics and for 12 months thereafter, he will not become associated with any competitors of Ionics, solicit its customers or employees, or interfere with relationships between Ionics and its customers, suppliers, lessors, lessees, employees, consultants or research partners.

Change in Control Severance Agreements

      Ionics has entered into Employee Retention Agreements (the “Agreements”) with each of the Named Executive Officers and with four other officers of Ionics or its subsidiaries. The Agreements had an initial term expiring on December 31, 1999 for those executive officers who were employed by Ionics in 1999 or earlier, initial one-year terms for officers who later joined Ionics, and are automatically extended on an annual basis unless Ionics provides at least three months’ notice that the Agreements will not be extended. Each Agreement provides for severance benefits if the employment of the employee is terminated by Ionics (other than for Cause, as defined in the Agreement, or by reason of his death or disability) or by the employee for Good Reason (as defined in the Agreement) within 24 months after a Change in Control (as defined in the Agreement). Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreement), the employee may not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

      The Agreements provide for the following severance benefits: (i) a lump-sum payment equal to 200% (299% in the case of Mr. Goldstein) of the sum of (x) the employee’s average annual base salary in the three fiscal years preceding his termination plus (y) the average of the cash bonuses paid or awarded to him in respect of the three fiscal years preceding his termination; and (ii) the continuation of life, disability, dental and group health insurance benefits for a period of 24 months without charge to the employee. To the extent that payments to the employee pursuant to the Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Code, the Agreement provides that the payments to be made pursuant to the Agreement will be reduced to the largest amount that would result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

      In addition to the foregoing agreements, Ionics’ stock option and restricted stock plans provide for immediate lapse of Ionics’ repurchase rights or vesting of all outstanding options and awards upon any Change in Control (as defined in such plans) of Ionics.

      On March 27, 2003, the Ionics Board of Directors established the following arrangements for Mr. Goldstein in contemplation of his retirement:

•	Mr. Goldstein’s outstanding stock options were amended to permit their continued exercisability for the remainder of their respective terms following his termination of employment.

•	Mr. Goldstein will serve as a consultant to Ionics for six months following the termination of his employment for a fee of $200,000.

•	Mr. Goldstein will also receive an annual office allowance of $100,000 for each of the five years following the termination of his employment, and lifetime medical and dental benefits for him and his spouse following retirement.

Compensation Committee Interlocks and Insider Participation

      The compensation committee is comprised of Allen S. Wyett, William K. Reilly, John J. Shields and Mark S. Wrighton. No member of the Compensation Committee of the Ionics Board of Directors is a former or current officer or employee of Ionics or any of its subsidiaries. To Ionics’ knowledge, there were no relationships involving members of the Compensation Committee of the Ionics Board of Directors or other directors of Ionics requiring disclosure in this Proxy Statement.

Director Compensation

      Each director who is not an employee of Ionics receives an annual retainer of $15,000, plus a fee of $2,000 for each regular meeting of the Ionics Board of Directors attended in person or a fee of $1,000 for each regular meeting of the Ionics Board of Directors participated in by telephone. In addition, each non-employee director who is a member of a committee of the Ionics Board of Directors also receives a fee of $2,000 for each meeting of the committee attended in person or $1,000 for each meeting of the committee participated in by telephone.

      In August 1998, the Board of Directors adopted the 1998 Non-Employee Directors’ Fee Plan (“Fee Plan”). The Fee Plan permits non-employee directors to elect to receive payment of the annual retainer fee in cash or in Ionics common stock. The valuation of the common stock is based on the last reported sales price of the common stock on the NYSE on the trading date next preceding the date of the Board meeting at which payment will be made. Annual retainer fees are paid in two equal annual installments.

      Under Ionics’ 1986 Director Plan which expired on December 31, 2002, each person who is not an employee of Ionics or any of its subsidiaries and who is elected a director of Ionics was automatically entitled to receive an option for 2,000 shares of Ionics common stock upon his or her initial election (or, if elected by the Ionics Board of Directors, at the time of the next Special Meeting of stockholders), and an option to acquire 2,000 additional shares of Ionics common stock upon completion of each next successive year in office. Options granted under the 1986 Director Plan have an exercise price equal to the fair market value on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain “window” periods. Options granted under the 1986 Director Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a director, or 90 days following a director’s death. Options for 92,500 shares of Ionics common stock were outstanding as of December 31, 2003 under the 1986 Director Plan.

      In February 2003, the Ionics Board of Directors adopted the 2003 Non-Employee Directors Stock Option Plan (the “2003 Directors Plan”). In May 2003, the stockholders of Ionics approved the 2003 Directors Plan. Under the 2003 Directors Plan, each person who is not an employee of Ionics or any of its subsidiaries and was elected a director of Ionics at its 2003 Annual Meeting, or continued as a member of the Ionics Board of Directors following the 2003 Annual Meeting, was granted an option to acquire 4,000 shares of Ionics common stock and will be granted an additional option to acquire 2,000 shares upon the completion of each next successive year in office. Additionally, each eligible director who is initially elected as a director after the 2003 Annual Meeting will be granted an option to acquire 2,000 shares of Ionics common stock and an additional option to acquire 2,000 shares upon the completion of each next successive year in office. A non-employee director who assumes office other than at the time of Ionics’ annual meeting of stockholders will be treated for the purposes of option grants under the 2003 Directors Plan as having been first elected as a director at Ionics’ annual meeting of stockholders next following his or her assumption of office. Options granted under the 2003 Directors Plan have an exercise price equal to the fair market value on the date of grant and do not become exercisable until the expiration of six months from the date of grant. Options granted under the 2003 Directors Plan expire ten years after the date of grant. In the event a holder ceases to be a director (including by reason of death or disability), all unvested options will terminate immediately and all vested options will terminate 24 months from the date the holder ceases to be a director. Additionally, no portion of an option may be exercised if a director resigns or is removed for any of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of his or her fiduciary duty to Ionics; (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of Ionics which results in loss, damage or injury to Ionics, whether directly or indirectly; (iii) the unauthorized disclosure of any trade secret or confidential information of Ionics; (iv) the commission of an act which constitutes unfair competition with Ionics or which induces any customer of Ionics to break a contract with Ionics; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of Ionics (unless such conduct is approved by a majority of the members of the Ionics Board of Directors). Options for 28,000 shares of Ionics common stock are currently outstanding under the 2003 Directors Plan.

IONICS DIVIDEND POLICY

      Ionics presently intends to retain its cash for use in the operation and expansion of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. In addition, Ionics is limited under its existing lending arrangements from paying cash dividends. Ionics expects that, under the lending arrangements made in connection with the financing of the Acquisition, Ionics will also be limited from paying cash dividends.

STOCKHOLDER PROPOSALS

      Ionics’ 2004 Annual Meeting is presently expected to be held on May 6, 2004. Proposals of stockholders intended to be presented at the 2004 Annual Meeting must be received no later than January 5, 2004, for inclusion in Ionics’ proxy statement and proxy for that meeting, except that if the date of the 2004 Annual Meeting is changed by more than 30 calendar days from the presently expected date, Ionics must receive such proposal within a reasonable time before the Ionics Board of Directors makes its proxy solicitation.

      Under Ionics’ by-laws, stockholder proposals submitted for action at the Annual Meeting but not proposed for inclusion in Ionics’ proxy statement must be given to the Clerk of Ionics not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. Therefore, stockholders who wish to make a proposal at the 2004 Annual Meeting (other than one that will be included in Ionics’ proxy materials) must notify Ionics no later than February 16, 2004 and no earlier than January 7, 2004. In the case of a Special Meeting of stockholders, or in the event the Annual Meeting is called for a date more than 60 days prior to the anniversary date, a stockholder must give such notice no later than 20 days following the date on which notice of the meeting date was mailed or publicly disclosed. Stockholder proposals for nomination of candidates to the Ionics Board of Directors are subject to similar time constraints. Articles V and VII of Ionics’ by-laws contain certain requirements for the content of such proposals.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows Ionics to “incorporate by reference” the information Ionics files with them, which means that Ionics can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that Ionics files later with the SEC will automatically update and supersede this information. Ionics incorporates by reference the documents listed below and any future filings Ionics will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(a) The Annual Report of Ionics on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003 pursuant to the Exchange Act, which contains audited financial statements of Ionics for the fiscal year ended December 31, 2002, as amended by

Form 10-K/ A filed with the SEC on April 1, 2003, Form 11-K filed with the SEC on June 26, 2003 and Form 10-K/ A filed with the SEC on October 2, 2003.

(b)(1) The Quarterly Report of Ionics on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 15, 2003 pursuant to the Exchange Act, which contains unaudited financial statements of Ionics for the fiscal quarter ended March 31, 2003, as amended by Form 10-Q/ A filed with the SEC on October 2, 2003.

(2) The Quarterly Report of Ionics on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the SEC on August 13, 2003 pursuant to the Exchange Act, which contains unaudited financial statements of Ionics for the fiscal quarter ended June 30, 2003.

(3) The Quarterly Report of Ionics on Form 10-Q for the fiscal quarter ended September 30, 2003, filed with the SEC on November 13, 2003 pursuant to the Exchange Act, which contains unaudited financial statements of Ionics for the fiscal quarter ended September 30, 2003.

(c) The Current Reports of Ionics on Form 8-K filed on October 7, 2003, November 19, 2003, November 26, 2003 and December 24, 2003.

(d) The section entitled “Description of Registrant’s Securities to be Registered” contained in Ionics’ Registration Statement on Form 8-A, filed with the SEC on September 27, 1990 pursuant to Section 12(g) of the Exchange Act.

      You may request a copy of these documents (other than exhibits to such documents), at no cost, by writing or telephoning Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown, MA 02472-2882, telephone (617) 926-2500.

OTHER MATTERS

      As of this time, the Ionics Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters. Discretionary authority, if conferred by the enclosed proxy, will include authority to vote on matters concerning which Ionics did not receive timely notice pursuant to the provisions of Ionics’ by-laws (See “Stockholder Proposals” beginning on page 94).

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by Ionics. In addition to soliciting stockholders by mail, certain of Ionics’ directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. Ionics will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and Ionics will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of Ionics may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. Ionics has retained an independent proxy solicitation firm, Georgeson Shareholder, to assist in soliciting proxies. Ionics has agreed to pay Georgeson Shareholder fees for proxy solicitation services in the amount of $16,000 in fixed fees plus additional fees based on the number of soliciting calls made to Ionics stockholders and the number of votes received as a result of such calls, plus its expenses incurred in performing such services.

WHERE YOU CAN FIND MORE INFORMATION

      Ionics, Incorporated files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that Ionics files with the SEC at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ionics’ SEC filings are also available to the public from the SEC’s Internet site at “http://www.sec.gov”. In addition, these materials may be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      All information contained in this Proxy Statement relating to Ionics has been supplied by Ionics and all information contained herein relating to the Ecolochem Group, including the combined financial statements of the Ecolochem Group, has been supplied by the Ecolochem Group.

By Order of the Board of Directors

STEPHEN KORN, Clerk

Watertown, Massachusetts

January 9, 2004

COMBINED FINANCIAL STATEMENTS OF THE ECOLOCHEM GROUP

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

The Ecolochem Group:

      We have audited the accompanying combined balance sheets of The Ecolochem Group (the Group) as of September 30, 2003 and 2002, and the related combined statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Ecolochem Group as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Norfolk, Virginia

November 3, 2003

THE ECOLOCHEM GROUP

COMBINED BALANCE SHEETS

September 30, 2003 and 2002

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$4,074,193	5,005,656
Short-term investments	11,379,528	4,054,074
Trade accounts receivable, net	21,879,247	20,657,280
Other receivables	1,187,092	681,650
Inventories	3,436,517	3,261,592
Prepaid expenses	357,492	137,850

Total current assets	42,314,069	33,798,102

Property, plant and equipment (note 3):
Land	4,417,295	4,307,240
Buildings and improvements	25,987,078	25,488,915
Plant equipment	15,200,807	12,930,301
Processing equipment	109,059,574	104,955,313
Transportation equipment	5,635,494	6,106,876
Furniture and fixtures	4,220,260	3,711,499
Construction in progress	12,176,020	5,271,492

	176,696,528	162,771,636
Less accumulated depreciation	89,818,367	79,161,935

Net property, plant and equipment	86,878,161	83,609,701
Other assets, net	3,146,229	3,418,749

	$132,338,459	120,826,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable (note 2)	$—	800,000
Current installments of long-term debt (note 3)	2,098,967	2,296,607
Accounts payable	6,364,166	6,357,527
Accrued expenses (notes 4 and 5)	3,644,328	2,729,388

Total current liabilities	12,107,461	12,183,522
Notes payable (note 2)	4,800,000	7,200,000
Long-term debt, less current installments (note 3)	8,700,000	11,216,100
Deferred income taxes	1,438,000	1,596,000

Total liabilities	27,045,461	32,195,622

Minority interest	1,329,045	500,000

Stockholders’ equity:
Ecolochem, Inc. common stock, $1 par value. Authorized 30,000 shares; issued and outstanding 12,000 shares	12,000	12,000
Ecolochem International, Inc.:
Class A common stock, voting, no par value. Authorized 1,000 shares; issued and outstanding 100 shares	—	—
Class B common stock, nonvoting, no par value. Authorized 1,000 shares; issued and outstanding 400 shares	—	—
Moson Holdings, L.L.C.	—	—
Ecolochem S.A.R.L., $13.51 par value. Authorized 1,048 shares; issued and outstanding 1,048 shares	14,156	14,156
Additional paid-in capital	1,688,316	1,688,316
Retained earnings	101,460,859	87,033,811
Accumulated other comprehensive income (loss) (note 6)	788,622	(617,353)

Total stockholders’ equity	103,963,953	88,130,930

	$132,338,459	120,826,552

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF EARNINGS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Sales	$108,919,511	$106,894,407	$105,254,053
Cost of goods sold	58,818,466	55,752,616	57,346,141

Gross profit	50,101,045	51,141,791	47,907,912
Selling, general and administrative expenses (note 5)	24,427,174	25,386,839	21,069,098
Gain on sale of property and equipment	(151,094)	(60,372)	(764,539)

Operating income	25,824,965	25,815,324	27,603,353

Other income (expense):
Interest expense (note 4)	(539,419)	(924,415)	(1,486,950)
Interest income	173,865	188,314	226,227
Other, net (note 7)	13,218,770	492,057	403,737

	12,853,216	(244,044)	(856,986)

Earnings before income taxes	38,678,181	25,571,280	26,746,367
Income taxes	1,810,000	1,787,000	2,182,000

Net earnings	$36,868,181	$23,784,280	$24,564,367

Pro forma income data:
Earnings before income taxes	$38,678,181	$25,571,280	$26,746,367
Pro forma income taxes (unaudited)(note 8)	14,275,000	10,106,000	10,593,000

Pro forma net earnings (unaudited)	$24,403,181	$15,465,280	$16,153,367

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

Years Ended September 30, 2003, 2002 and 2001

		Ecolochem	Ecolochem					Accumulated
		International, Inc.	International, Inc.	Moson		Additional		Other	Total
	Ecolochem, Inc.	Class A	Class B	Holdings,	Ecolochem	Paid-in	Retained	Comprehensive	Stockholders’
	Common Stock	Common Stock	Common Stock	L.L.C.	S.A.R.L.	Capital	Earnings	Income (Loss)	Equity

Balance at September 30, 2000	$12,000	$—	$—	$—	$14,156	$1,688,316	$61,978,118	$(1,130,767)	$62,561,823
Net earnings	—	—	—	—	—	—	24,564,367	—	24,564,367
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	(274,389)	(274,389)
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	(117,037)	(117,037)

Comprehensive income									24,172,941

Distributions to stockholders	—	—	—	—	—	—	(10,351,506)	—	(10,351,506)

Balance at September 30, 2001	12,000	—	—	—	14,156	1,688,316	76,190,979	(1,522,193)	76,383,258
Net earnings	—	—	—	—	—	—	23,784,280	—	23,784,280
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	(124,914)	(124,914)
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	1,029,754	1,029,754

Comprehensive income									24,689,120

Distributions to stockholders	—	—	—	—	—	—	(12,941,448)	—	(12,941,448)

Balance at September 30, 2002	12,000	—	—	—	14,156	1,688,316	87,033,811	(617,353)	88,130,930
Net earnings	—	—	—	—	—	—	36,868,181	—	36,868,181
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	37,596	37,596
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	1,368,379	1,368,379

Comprehensive income									38,274,156

Distributions to stockholders	—	—	—	—	—	—	(22,441,133)	—	(22,441,133)

Balance at September 30, 2003	$12,000	$—	$—	$—	$14,156	$1,688,316	$101,460,859	$788,622	$103,963,953

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Cash flows from operating activities:
Net earnings	$36,868,181	$23,784,280	$24,564,367
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,940,405	11,850,304	10,470,337
Deferred income taxes	(158,000)	398,000	(45,000)
Gain on sale of property and equipment, net	(151,094)	(60,372)	(764,539)
Changes in assets and liabilities increasing (decreasing) cash flows from operating activities:
Trade accounts receivable, net	(1,221,967)	364,512	(6,131,813)
Other receivables	(505,442)	1,243,958	(1,688,994)
Inventories	(174,925)	1,344,619	(1,282,620)
Prepaid expenses	(219,642)	58,027	814,456
Other assets	250,803	(457,003)	(288,000)
Accounts payable	6,639	(2,833,365)	347,054
Accrued expenses	952,536	(1,411,440)	1,045,082

Net cash provided by operating activities	47,587,494	34,281,520	27,040,330

Cash flows from investing activities:
Capital expenditures	(15,359,712)	(12,774,215)	(16,727,927)
Proceeds from sale of property and equipment	323,658	407,247	1,378,334
Reductions (additions) to short-term investments, net	(7,325,454)	(2,826,495)	678,688

Net cash used in investing activities	(22,361,508)	(15,193,463)	(14,670,905)

Cash flows from financing activities:
Principal repayments on debt	(2,713,740)	(2,818,058)	(3,065,679)
Net borrowings (repayments) on notes payable	(3,200,000)	(2,950,000)	1,450,000
Minority interest contributions	829,045	500,000	—
Distributions to stockholders	(22,441,133)	(12,941,448)	(10,351,506)

Net cash used in financing activities	(27,525,828)	(18,209,506)	(11,967,185)

Changes due to exchange rate	1,368,379	1,029,754	(117,037)

Net increase (decrease) in cash	(931,463)	1,908,305	285,203
Cash at beginning of year	5,005,656	3,097,351	2,812,148

Cash at end of year	$4,074,193	$5,005,656	$3,097,351

Supplemental disclosure of cash flow information —
Cash paid during the year for:
Interest	$543,000	$933,000	$1,496,000

Income taxes	$2,244,000	$2,119,000	$2,306,000

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Operations

      The Ecolochem Group (the Group) provides emergency and supplemental water treatment services and long-term outsourced industrial water treatment systems primarily to electric utilities, refineries, petro-chemical plants, and pulp and paper mills. The Group is headquartered in the United States with operations also in Mexico, United Kingdom, France, Brazil, the Philippines, Belgium, Australia and Singapore.

(b) Principles of Combination

      The combined financial statements include the accounts of Ecolochem, Inc., Ecolochem International, Inc., Moson Holdings, L.L.C., and Ecolochem S.A.R.L. (a French entity). The entities that comprise the Group are under common ownership and management. Ecolochem JV Holdings, Inc., a wholly owned subsidiary of Ecolochem, Inc., owns 50% of the partnership, Process Water Services. Process Water Services is controlled by Ecolochem, Inc.; therefore, it is consolidated with Ecolochem, Inc. All significant intercompany balances and transactions have been eliminated in consolidation and combination.

(c) Cash Equivalents

      Cash equivalents of $733,580 and $861,057 at September 30, 2003 and 2002, respectively, consist of money market funds. For purposes of the combined statement of cash flows, the Group considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d) Short-Term Investments

      Short-term investments consist primarily of investments in money market funds. The Group classifies these investments as available for sale. These investments are recorded at cost which approximates fair value.

(e) Trade Accounts Receivable

      Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management determines the allowance for doubtful accounts based on the Group’s historical write-off experience of credit losses in existing accounts receivable, the financial conditions of the customers, existing economic conditions, and the amount and age of past due accounts. The Group reviews its accounts receivable monthly for collectibility. Past due accounts are generally charged off only after all means of collection have been exhausted and the potential for recovery is considered remote. The Group does not have any off-balance-sheet credit exposure related to its customers.

(f) Inventories

      Inventories are stated at the lower of cost or market using the average cost method. Inventories consist primarily of parts used for construction projects and various supplies.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(g) Property, Plant and Equipment

      Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The Group uses the following periods for depreciation:

Buildings and improvements	7 - 40 years
Plant equipment	5 – 20 years
Processing equipment	5 – 10 years
Transportation equipment	5 – 8 years
Furniture and fixtures	3 – 10 years

(h) Other Assets

      Other assets are stated at cost less accumulated amortization. They include patents and trademarks which are amortized over their estimated useful lives using the straight-line method and bond issuance costs which are being amortized over the life of the associated debt. Other assets also include cash surrender value of officers’ life insurance policies and tax deposits with the U.S. Treasury. The tax deposits are required to enable Ecolochem, Inc. to maintain a September 30 year end for federal income tax purposes. These deposits approximated $1,621,000 and $1,744,000 at September 30, 2003 and 2002, respectively.

(i) Impairment or Disposal of Long-Lived Assets

      The Group accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Group adopted SFAS No. 144 on October 1, 2002. The adoption of SFAS No. 144 did not affect the Group’s combined financial statements.

      Prior to the adoption of SFAS No.144, the Group accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

(j) Income Taxes

      Ecolochem, Inc. and Ecolochem International, Inc. are treated as S corporations for federal and certain state income tax purposes. Moson Holdings, L.L.C. and Ecolochem S.A.R.L. are partnerships for federal and state income tax purposes. Therefore, earnings of the Group are taxable to the individual stockholders rather than to the entities. Certain states and foreign jurisdictions do not recognize S corporation status; thus, income taxes are reported and paid by Ecolochem, Inc. and Ecolochem International, Inc. to those states and foreign jurisdictions. Total foreign and state income tax expense was approximately $1,810,000, $1,787,000 and $2,182,000 for the years ended September 30, 2003, 2002 and 2001, respectively.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      Ecolochem, Inc. and Ecolochem International, Inc. file income tax returns in foreign jurisdictions as may be applicable. Deferred income taxes have been recorded for temporary differences arising in those foreign jurisdictions and relate primarily to differences in depreciation of property, plant and equipment.

(k) Foreign Currency Transactions

      The functional currency of the Group’s foreign operations is the local currency for the applicable foreign entity. These foreign currencies include the British pound, Euro, Philippines’ peso, Brazil’s real and the Australian dollar. Foreign operations were translated into U.S. dollars. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. The resulting translation adjustment is excluded from operations and included as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

(l) Derivative Instruments and Hedging Activities

      On October 1, 2000, the Group adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values.

      On the date the derivative contract is entered into, the Group designates the derivative as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet. The Group also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income (loss) until earnings are affected by the variability in cash flows of the designated hedged item.

(m) Financial Instruments

      The fair values of cash, trade accounts receivable, other receivables, accounts payable, notes payable, accrued expenses and state and foreign income taxes payable approximate their carrying values due to the short maturity of these instruments. The estimated fair values of derivative instruments are calculated based on market rates. The values represent the estimated amounts the Group would receive or pay to terminate agreements, taking into consideration current market rates and the current creditworthiness of the counterparties. The fair value of long-term debt, including the current portion, approximates the carrying value and is estimated based on rates currently offered to the Group for debt of the same remaining maturities.

(n) Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(2) Notes Payable

      The Group has a credit facility with maximum borrowings of $20,000,000, expiring October 2004, and had borrowings of $4,800,000 and $7,200,000 at September 30, 2003 and 2002, respectively. The credit facility is unsecured and accrues interest at rates based on LIBOR.

      The Group has a line of credit with maximum borrowings of $3,000,000 expiring in March 2004. At September 30, 2003, there were no borrowings on the line of credit. At September 30, 2002 there were borrowings of $800,000. This line was unsecured and accrued interest at rates based on LIBOR.

      The Group has an unsecured line of credit with a commercial bank, which allows for borrowings up to $3,000,000 at interest rates based on LIBOR. There were no amounts outstanding on the line of credit at September 30, 2003 or 2002.

      The Group obtained an unsecured term loan with a commercial bank during 2002, which allows for borrowings up to $4,000,000 at interest rates based on LIBOR. There were no amounts outstanding on the term loan at September 30, 2003 or 2002.

(3) Long-Term Debt

      Long-term debt at September 30, 2003 and 2002 consists of the following:

	2003	2002

Industrial revenue bonds maturing on October 1, 2012 with a floating monthly interest rate, secured by certain property and equipment	$3,400,000	$3,700,000
Industrial revenue bonds maturing March 1, 2014 with a floating monthly interest rate, secured by certain property and equipment	5,300,000	5,600,000
Note payable to a financial institution, payable in monthly installments of $26,250 plus interest at LIBOR plus 1.25%, with a balloon payment of $1,575,000, due May 1, 2004, secured by a building	1,798,967	1,912,707
5.75% term loan, payable in monthly installments of $166,667 plus interest through December 2003, unsecured	300,000	2,300,000

	10,798,967	13,512,707
Less current installments of long-term debt	2,098,967	2,296,607

Long-term debt, excluding current installments	$8,700,000	$11,216,100

      The Group is required to meet certain financial covenants, including minimum current ratio, minimum net worth, minimum debt service coverage, minimum funded debt, maximum total liabilities to tangible net worth ratio and minimum fixed charge ratio.

      The aggregate annual maturities of long-term debt subsequent to September 30, 2003 are as follows:

Fiscal years

2004	$2,098,967
2013 and thereafter	8,700,000

$10,798,967

      The industrial revenue bonds, maturing October 1, 2012, are secured by a building and equipment in St. Charles County, Missouri. The industrial revenue bonds, maturing March 1, 2014, are secured by a building and equipment in Chambers County, Texas.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(4) Derivative Instruments and Hedging Activities

      At September 30, 2003 and 2002, the Group had two interest rate swap agreements. The first agreement had a notional amount of approximately $3,300,000 at September 30, 2003, wherein the Group pays a 4.5% fixed rate of interest and receives LIBOR plus 1.58%. This contract is scheduled to mature in March 2012. The second agreement had a notional amount of approximately $1,700,000 at September 30, 2003, wherein the Group pays a 4.6% fixed rate of interest and receives LIBOR plus 1.25%. This contract is scheduled to mature in May 2004.

      The Group has interest rate related derivative instruments to manage its exposure on its debt instruments. The Group does not enter into derivative instruments for any purpose other than cash flow hedging purposes. That is, the Group does not speculate using derivative instruments.

      By using derivative financial instruments to hedge exposures to changes in interest rates, the Group exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Group, which creates credit risk for the Group. When the fair value of a derivative contract is negative, the Group owes the counterparty and, therefore, it does not possess credit risk. The Group minimizes the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

      The Group uses variable-rate debt to finance its operations. The debt obligations expose the Group to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Group receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt.

      Changes in the fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income (loss). These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged debt obligation in the same period in which the related interest affects earnings. For the year ended September 30, 2003, the Group reclassified approximately $47,000 into interest expense for the period. For the years ended September 30, 2002 and 2001, the Group reclassified approximately $56,000 into interest expense for each year.

      The fair values of the interest rate agreements were $361,707 and $399,303 at September 30, 2003 and 2002, respectively. As a result, the Group recorded both a liability, which is included in accrued expenses, and an unrecognized loss in accumulated other comprehensive income (loss) at September 30, 2003 and 2002.

      If interest rates remain unchanged during fiscal 2004, the Group would expect to reclassify a charge of approximately $64,000 into earnings in the next 12 months associated with the interest payments on LIBOR-based debt.

(5) Profit Sharing and 401(k) Retirement Plan

      Ecolochem, Inc. maintains a 401(k) profit sharing plan (the Plan) covering all full-time employees who have completed 12 months and 1,000 hours of service. Participants become fully vested in the Plan upon: (1) completion of six years of continuous employment; (2) permanent disability; (3) death; or (4) the termination of the Plan or permanent discontinuance of contributions by Ecolochem, Inc.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      The Plan covers all eligible employees of Ecolochem, Inc. Each employee is eligible to make deferral contributions in the Plan after 90 days of service. Employees are eligible to participate in the matching and profit sharing portions of the Plan after completion of one year of service, as defined in the Plan. For each plan year, Ecolochem, Inc. may contribute to the Plan a matching contribution determined by the Board of Directors at its discretion. In addition, the Sponsor may choose to make separate discretionary contributions to the profit sharing component of the Plan. Contributions to the Plan amounted to $1,080,000, $1,200,000 and $1,100,000, respectively, for the years ended September 30, 2003, 2002 and 2001, and are included in selling, general and administrative expenses.

      The United Kingdom branch of Ecolochem International, Inc. maintains a defined contribution post-retirement plan covering all employees after a three-month period of full time employment. The branch’s contributory portion of the plan is available to any employee who has been employed for one year and has made a minimum employee contribution of 2% to the plan. There is no vesting requirement. The branch contributions were $77,500, $75,220 and $32,271 for the years ended September 30, 2003, 2002 and 2001, respectively.

(6) Accumulated Other Comprehensive Income (Loss)

      The components of accumulated other comprehensive income (loss) at September 30, 2003 and 2002 and are as follows:

	2003	2002

Loss on change in fair value of interest rate swaps	$(361,707)	$(399,303)
Cumulative foreign currency translation adjustments	1,150,329	(218,050)

	$788,622	$(617,353)

(7) Litigation Settlement

      In January 2003, Ecolochem, Inc. settled a patent infringement suit. The courts upheld Ecolochem, Inc.’s exclusive patent rights and Ecolochem, Inc. recovered damages. The damages recovered are included in other income on the accompanying combined statements of earnings for the year ended September 30, 2003.

(8) Income Taxes (Unaudited)

      The unaudited pro forma provision for income taxes presented on the combined statements of earnings for the years ended September 30, 2003, 2002 and 2001 represents the estimated taxes that would have been recorded had the Group been a C corporation for the years ended September 30, 2003, 2002 and 2001. The components of other comprehensive income have not been tax effected on a pro forma basis.

      The pro forma income tax expense (benefit) from earnings before income taxes for the years ended September 30, 2003, 2002 and 2001 consisted of the following:

	September 30, 2003

	Current	Deferred	Total

U.S. Federal	$10,950,000	$88,000	$11,038,000
State	1,983,000	31,000	2,014,000
Foreign	1,469,000	(246,000)	1,223,000

	$14,402,000	$(127,000)	$14,275,000

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	September 30, 2002

	Current	Deferred	Total

U.S. Federal	$5,679,000	$1,742,000	$7,421,000
State	1,055,000	182,000	1,237,000
Foreign	1,146,000	302,000	1,448,000

	$7,880,000	$2,226,000	$10,106,000

	September 30, 2001

	Current	Deferred	Total

U.S. Federal	$5,966,000	$1,427,000	$7,393,000
State	1,122,000	232,000	1,354,000
Foreign	1,890,000	(44,000)	1,846,000

	$8,978,000	$1,615,000	$10,593,000

      The pro forma income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rates of 35% to earnings before income taxes as a result of the following:

	2003	2002	2001

Computed “expected” tax expense	$13,537,000	$8,950,000	$9,361,000
Increase (decrease) in income taxes resulting from:
State income tax expense, net of federal tax	1,309,000	804,000	880,000
Foreign tax benefit	(429,000)	(168,000)	(92,000)
Nondeductible expenses (nontaxable income)	(49,000)	536,000	374,000
Change in valuation allowance	(76,000)	40,000	70,000
Other	(17,000)	(56,000)	—

Total income tax expense	$14,275,000	$10,106,000	$10,593,000

ANNEX A

PURCHASE AGREEMENT

between

THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A

and

IONICS, INCORPORATED

Dated as of November 18, 2003

EXHIBIT A	Listing of Sellers and Sellers’ Equity
EXHIBIT B	Allocation of Purchase Price
EXHIBIT C	Employment Agreement
EXHIBIT D	Stockholders Agreement
EXHIBIT E	Escrow Agreement
EXHIBIT F	Working Capital/ Excess Cash Calculation Examples
EXHIBIT G	Amendment to Purchaser’s Rights Agreement
EXHIBIT H	Opinion of Williams Mullen
EXHIBIT I	Opinion of Testa, Hurwitz & Thibeault, LLP
EXHIBIT J	Sellers’ Release
EXHIBIT K	Section 338 Escrow Agreement

      THIS PURCHASE AGREEMENT is dated as of November 18, 2003 (the “Agreement”) among the individuals and entities listed on Exhibit A (each a “Seller” and collectively, “Sellers”), and Ionics, Incorporated, a Massachusetts corporation (“Purchaser”).

RECITALS

      A.     Purchaser, either directly or through one or more of its direct or indirect wholly-owned subsidiaries (each, a “Permitted Designee” and collectively, the “Permitted Designees”), wishes to purchase from Sellers holding shares of common stock of Ecolochem, Inc. (“Ecolochem Sellers”), and Ecolochem Sellers wish to sell to Purchaser or its Permitted Designees, all the issued and outstanding shares of common stock (the “Ecolochem Shares”) of Ecolochem, Inc., a Virginia corporation (“Ecolochem”);

      B.     Purchaser, either directly or through its Permitted Designees, wishes to purchase from Sellers holding shares of common stock of Ecolochem International, Inc. (“International Sellers”), and International Sellers wish to sell to Purchaser, all the issued and outstanding shares of common stock (the “International Shares”) of Ecolochem International, Inc., a Delaware corporation (“International”);

      C.     Purchaser, either directly or through its Permitted Designees, wishes to purchase from Sellers holding equity interests in Ecolochem S.A.R.L. (“S.A.R.L. Sellers”), and S.A.R.L. Sellers wish to sell to Purchaser or its Permitted Designees, all of the issued and outstanding equity interests (the “S.A.R.L. Interests”) of Ecolochem S.A.R.L., a société à responsabilité limitée organized under the laws of France (“S.A.R.L.”);

      D.     Purchaser, either directly or through its Permitted Designees, wish to purchase from Sellers holding membership interests of Moson Holdings, LLC (“Moson Holdings Sellers”), and Moson Holdings Sellers wish to sell to Purchaser or its Permitted Designees, all the issued and outstanding membership interests (the “Moson Holdings Interests”) of Moson Holdings, LLC, a Virginia limited liability company (“Moson Holdings”); and

      E.     Ecolochem, International, S.A.R.L. and Moson Holdings are collectively referred to as the “Companies” and each as a “Company.” The Ecolochem Shares, International Shares, the S.A.R.L. Interests and the Moson Holdings Interests are collectively referred to as the “Equity Interests.” Purchaser’s or its Permitted Designees’ acquisition of the Equity Interests and all ancillary transactions contemplated by this Agreement are referred to collectively as the “Transaction.” Section 11.05 identifies the Sections of this Agreement in which certain capitalized terms are defined.

AGREEMENT

      Accordingly, the parties agree:

ARTICLE I

PURCHASE AND SALE OF THE EQUITY INTERESTS

      SECTION 1.01.     Purchase and Sale of the Equity Interests.

      (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Ecolochem Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the issued and outstanding Ecolochem Shares, (ii) International Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the issued and outstanding International Shares, (iii) subject to Section 1.07, S.A.R.L. Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the outstanding S.A.R.L. Interests, and (iv) Moson Holdings Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the outstanding Moson Holdings Interests, for an aggregate purchase price (the “Initial Purchase Price”) of (A) $200,000,000 in cash which shall be subject to adjustment under this Section 1.01(a), Section 1.03(a)(viii), Section 1.04 (Certain Post-Closing Adjustments) and Section 1.05 (Allocation of Purchase Price; Section 338 Tax Adjustment) plus (B) 4,905,660 shares of the common stock of Purchaser, par value $1.00 per share (the “Common Stock”), which shall be subject to adjustment under this Section 1.01(a). Notwithstanding anything to the contrary set forth in this Section 1.01 or otherwise in this Agreement, Purchaser shall have the right to substitute cash for the shares of Common Stock that Sellers otherwise would be entitled to receive under this Agreement as and to the extent reasonably necessary to ensure that such Sellers, as a group (and applying the stock ownership attribution rules of Section 267(c) of the Code) do not (directly or by such attribution rules) own immediately after the Transaction in excess of 19.5% of the outstanding shares of capital stock of Purchaser. Each share of Common Stock for which cash is substituted under the preceding sentence shall be valued at $26.50 (the “Share Price”). The term “Initial Cash Consideration” shall mean the aggregate amount of cash to be received by Sellers under this Section 1.01(a). The term “Initial Stock Consideration” shall mean the aggregate number of shares of Common Stock to be received by Sellers under this Section 1.01(a). The Initial Cash Consideration and the Initial Stock Consideration and all adjustments thereto under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 shall be allocated among the Companies and the covenant contained in Section 5.08 as shown on Exhibit B; provided, that all payments in respect of the S.A.R.L. Interest, the Moson Holdings Interest and the covenant contained in Section 5.08 shall be made in cash (and not Common Stock). The number of shares, equity interests or the percentage of membership interests in a Company, as applicable, to be transferred by each Seller to Purchaser or its Permitted Designee, is set forth on Exhibit A.

      (b) Unless otherwise required by a Final Determination or by Applicable Law, neither Purchaser nor Sellers shall take any position on any Tax Return or with any Taxing Authority inconsistent with the allocation of the Initial Cash Consideration and the Initial Stock Consideration set forth on Exhibit A and Exhibit B and as adjusted under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 or as contemplated by Exhibit B or with any Allocation Schedule (taking into account any Final Section 338 Tax Adjustment). The aggregate amount of the Initial Cash Consideration and the Initial Stock Consideration allocated to the Equity Interests of a Company as set forth on Exhibit A and Exhibit B and as adjusted under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 and Exhibit B is referred to as the “Company Amount” for such Company. The aggregate amount of the Initial Cash Consideration and the Initial Stock Consideration allocated to the Equity Interests of all Companies as set forth on Exhibit A and Exhibit B and as adjusted under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 and Exhibit B is referred to as the “Aggregate Consideration.”

      (c) Each Company Amount shall be allocated to Sellers in the percentages set forth beside their names for the applicable Company on Exhibit A. Subject to Section 1.03(a)(vii) and (viii), each Seller shall be entitled to receive from Purchaser an amount equal to the aggregate Company Amounts allocated to such Seller in accordance with the preceding sentence.

      SECTION 1.02.     Closing Date. The closing of the Transaction (the “Closing”) will take place at the offices of Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, at 10:00 a.m., local time, as soon as reasonably practicable (but in no event later than the second business day) following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article VIII, other than conditions which by their terms are to be satisfied on that day (but nonetheless subject to satisfaction or permitted waiver of such conditions), or at such other place, time and date as may be agreed by Sellers Representatives and Purchaser. The date the Closing occurs is the “Closing Date.”

      SECTION 1.03.     Transactions To Be Effected at the Closing.

      (a) At the Closing:

(i) each Ecolochem Seller shall deliver to Purchaser, or its Permitted Designee, certificates representing the Ecolochem Shares held by such Seller duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

(ii) each International Seller shall deliver to Purchaser, or its Permitted Designee, certificates representing the International Shares held by such Seller, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

(iii) subject to Section 1.07, Purchaser or its Permitted Designees shall execute and deliver to each of the S.A.R.L. Sellers, and each of the S.A.R.L. Sellers shall execute and deliver to Purchaser or its Permitted Designees, instruments of transfer of the S.A.R.L. Interests owned by such S.A.R.L. Sellers, in a form reasonably acceptable to Sellers Representatives and Purchaser;

(iv) each Moson Holdings Seller shall deliver to Purchaser, or its Permitted Designee, duly executed instruments of transfer of the Moson Holdings Interests owned by such Seller, in a form reasonably acceptable to Sellers Representatives and Purchaser;

(v) Sellers shall deliver, or cause to be delivered, to Purchaser written resignations of the directors of the Companies;

(vi) Sellers Representatives, Purchaser and Citibank N.A. (or another escrow agent reasonably acceptable to Purchaser and Sellers Representatives) (the “Escrow Agent”) shall execute and deliver the escrow agreement substantially in the form of Exhibit E (such form shall be subject to changes requested by the Escrow Agent and reasonably acceptable to Sellers Representatives and Purchaser (the “Escrow Agreement”)), providing for the establishment of an escrow account (the “Escrow Account”) with the Escrow Agent to secure the obligations of Sellers to Purchaser under this Agreement. The Escrow Account shall consist of (i) $20,000,000 in cash and (ii) 490,566 of the shares of Common Stock (the “Escrowed Shares”) Sellers are entitled to receive under Section 1.01(a) (collectively, the “Escrow Amount”); provided that Sellers may elect at least two business days before Closing to replace some or all of the Escrowed Shares with an amount of cash equal to the number of Escrowed Shares to be replaced multiplied by the Share Price. At the Closing, Purchaser shall deposit the Escrow Amount in the Escrow Account to be held, invested and subsequently disbursed in accordance with the terms, conditions and provisions of this Agreement and the Escrow Agreement. The Escrow Account shall be divided into sub-accounts (each a “Sub-Account”) for each Seller, which shall be based on the percentage of the Aggregate Consideration to be received by such Seller. The right of any Seller to receive any funds held in the Escrow Account shall be conditioned on such funds not being otherwise distributed in accordance with this Agreement and the Escrow Agreement. On its termination, all funds and Escrowed Shares remaining in the Escrow Account shall be distributed to each Seller to the extent of the balance of such Seller’s Sub-Account, as provided in this Agreement and the Escrow Agreement;

(vii) Purchaser shall deliver to each Seller amounts of the Initial Stock Consideration allocated to such Seller under Section 1.01(c) minus the amount of Common Stock to be placed in such Seller’s Sub-Account under Section 1.03(a)(vi);

(viii) (A) Purchaser shall deliver to each Seller amounts of cash equal to the respective portion of the Initial Cash Consideration allocated to such Seller under Section 1.01(c), minus (1) the amount of cash to be placed in such Seller’s Sub-Account under Section 1.03(a)(vi), plus (2) the Estimated Closing Excess Cash Amount (which may be either positive or negative) allocated to such Seller under Section 1.01(c), plus (3) the Estimated Closing WC Amount (which may be either positive or negative) allocated to such Seller under Section 1.01(c).

(B) All cash amounts payable by Purchaser under this Section 1.03(a)(viii) shall be made by wire transfer in immediately available funds to accounts of Sellers, in each case which accounts shall have been designated by Sellers Representatives at least two business days before the Closing Date;

(ix) Sellers shall provide evidence to the reasonable satisfaction of Purchaser that (A) all Borrowed Debt and any and all obligations relating thereto have been repaid, (B) any Liens securing such Borrowed Debt have been or will be discharged and (C) all agreements relating to foreign currency swaps, interest rate swaps, commodity swaps, options, caps, collars, hedges or forward exchanges or similar agreements (collectively, “Derivatives”) have been terminated; and

(x) if required, each Permitted Designee shall deliver to Sellers the certificate required pursuant to Section 5.25.

      (b) The parties acknowledge that the terms of any instruments delivered in connection with this Section 1.03 or Sections 1.04, 1.07 or 11.13 (other than any certificate required pursuant to Section 5.25) will not require any party to make any additional representations, warranties or covenants, express or implied (other than those set forth in this Agreement) and such instruments will not result in any increase in the obligations of any Seller or Purchaser beyond those expressly set forth in this Agreement.

      (c) In the event that, prior to Closing, Purchaser determines that Purchaser or its Permitted Designees may be obligated to withhold, pursuant to any Tax law, any amount from the consideration otherwise payable to any Seller hereunder, Purchaser shall use reasonable efforts to notify such Seller of the same and whether such obligation may be relieved by the delivery by such Seller of any certificate or other documentation (including, as applicable, an IRS Form W-9, W-8BEN, W-8EXP, or W-8ECI). Prior to Closing, each Seller shall provide to Purchaser any such certificate or other documentation, to the extent that such Seller is legally entitled to do so. Notwithstanding the foregoing, Purchaser and its Permitted Designees shall be entitled to deduct and withhold from any of the consideration otherwise payable to any of the Sellers pursuant to this Agreement or as part of the transactions contemplated herein such amounts in cash as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or non-United States Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, Purchaser or its Permitted Designees (as appropriate) will be treated as though it paid to the Sellers such amount deducted or withheld as consideration otherwise payable pursuant to this Agreement.

      SECTION 1.04.     Adjustments to Initial Purchase Price.

      (a) “Excess Cash” shall mean the amount equal to (i) the sum of (A) all cash, cash equivalents (including cash represented by undeposited checks) and marketable securities held by the Companies and their subsidiaries as of the close of business on the business day immediately prior to the Closing Date plus (B) cash deposits made by the Companies and held by the Internal Revenue Service for Required Payment for Refund under Section 7519 of the Code (which, as of the date hereof, were in the approximate amount of $1,620,988) as described in Section 1.04(a) of the Seller Disclosure Schedule (collectively, the “Deposits”), minus (ii) the sum of (A) all amounts necessary for the Companies and their subsidiaries to satisfy and discharge in full all Borrowed Debt and all monetary liabilities and obligations arising under any Derivatives existing as of the Closing (including any Liens securing such Borrowed Debt and other items), (B) if, as of the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall not have made all Required Capital Calls (as defined below) in cash, the aggregate amount of all Required Capital Calls that have not been made by the Companies and their subsidiaries before the close of business on the business day immediately prior to the Closing Date, (C) the amount represented by checks issued by the Companies and their subsidiaries but uncollected or unpaid as of the close of business on the business day immediately prior to the Closing Date and (D) $1,000,000, which represents the agreed upon adjustment related to UK deferred income taxes as disclosed in the Combined Balance Sheet. Between the date hereof and the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall make all investments in, and capital contributions to, the Nalco JV that the Companies and their subsidiaries are required to make through the Closing Date pursuant to any partnership, operating or other governing agreements of the Nalco JV (the “Required Capital Calls”). Sellers hereby inform Purchaser that the aggregate amount of all unmade Required Capital Calls as of the date hereof is approximately $650,000. For purposes of determining Excess Cash (and any related items), all assets and liabilities of the Nalco JV shall be excluded. The parties acknowledge that Sellers intend to cause to be distributed to Sellers before the Closing all Excess Cash and no more. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Excess Cash as of the Closing (the “Estimated Closing Excess Cash Amount”) (such estimate to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Excess Cash Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). From and after the time the Sellers Representatives submit to Purchaser the good faith estimate of the amount of Excess Cash, neither the Companies nor their subsidiaries shall make any distribution of cash, cash equivalents, marketable securities or Deposits unless the making of such distribution and the amount thereof was specifically included in the Sellers’ calculation of the Estimated Closing Excess Cash Amount. “Final Excess Cash Amount” shall mean the amounts of Excess Cash set forth on the Closing Excess Cash Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04.

      (b) Within 90 days after the Closing Date, Purchaser shall deliver to Sellers Representatives two statements (the “Post-Closing Statements”) setting forth: (i) a calculation of Excess Cash (the “Closing Excess Cash Statement”) and (ii) a calculation of Closing Working Capital and the Closing WC Amount (the “Closing Working Capital Statement”). The Post-Closing Statements will be prepared by Purchaser’s outside accountants (it being acknowledged by Sellers that Purchaser may use either PricewaterhouseCoopers LLP or Ernst & Young LLP for this purpose) and be accompanied by a certificate of Purchaser’s outside accountants stating that the Post-Closing Statements have been prepared in compliance with the requirements of this Section 1.04.

      (c) During the 60-day period following Sellers Representatives’ receipt of the Post-Closing Statements, Purchaser shall cause Purchaser’s accountants to provide Sellers’ outside accountants with such access, on reasonable prior notice and during normal business hours, to the work papers of Purchaser’s outside accountants reasonably necessary to verify the calculations underlying the Closing Excess Cash Statement and the Closing Working Capital Statement. A Post-Closing Statement will be final, deemed accepted by and be binding on the parties on the 60th day following its delivery unless Sellers Representatives give written notice to Purchaser of their disagreement with such Post-Closing Statement (such notice, a “Notice of Disagreement”) before such date. Any Notice of Disagreement must specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Purchaser in a timely manner, then the applicable Post-Closing Statement (as revised in accordance with clause (d) below) will become final and binding on each Seller and Purchaser, on the earlier of (1) the date Sellers Representatives and Purchaser resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement and (2) the date all disputed matters specified in such Notice of Disagreement are finally resolved in writing by Deloitte & Touche or such other nationally recognized independent accounting firm mutually agreed on by Sellers Representatives and Purchaser (the “Accounting Firm”).

      (d) During the 30-day period following delivery of a Notice of Disagreement, Sellers Representatives and Purchaser shall seek in good faith to resolve in writing any differences they may have with respect to the matters set forth in the Notice of Disagreement. If any disagreement included in the Notice of Disagreement is not resolved in writing within such 30-day period, Sellers Representatives or Purchaser may submit to the Accounting Firm for review and resolution any and all matters that remain in dispute and that were properly included in the Notice of Disagreement. The scope of the Accounting Firm’s review shall be limited to only those matters that remain in dispute and that are included in the Notice of Disagreement. Sellers Representatives and Purchaser shall use all commercially reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to it within 30 days of the receipt of such submission. Judgment may be entered on the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm’s determination will be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 1.04. The fees and expenses of the Accounting Firm under this Section 1.04 shall be borne by Purchaser and Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, and such proportionate allocation also shall be determined by the Accounting Firm when its determination is rendered on the merits of the matter submitted. All other costs of any arbitration shall be borne by the party or parties incurring such costs.

      (e) The scope of the disputes to be resolved by the Accounting Firm shall be limited to disagreements based on mathematical errors or based on the amount of Excess Cash or Closing Working Capital set forth in the Post-Closing Statements not being calculated in accordance with this Section 1.04 and the Accounting Firm is not to make any other determination, including any determination whether Excess Cash or Closing Working Capital is in accordance with GAAP.

      (f) If (i) the Final Closing WC Amount exceeds the Estimated Closing WC Amount, Purchaser shall, or if (ii) the Estimated Closing WC Amount exceeds the Final Closing WC Amount, Sellers shall, within three business days after the Closing Working Capital Statement becomes final and binding on the parties in accordance with this Section 1.04, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time publicly announced by Citibank, N.A., in its New York office as its prime or base rate (the “Prime Rate”), calculated on the basis of the actual number of days elapsed over 365 from the Closing Date to the date of payment. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments shall be allocated in accordance with Section 1.01(c). An example of the calculation of Closing Working Capital is set forth on Exhibit F hereto.

      (g) If (i) the Final Excess Cash Amount exceeds the Estimated Closing Excess Cash Amount, Purchaser shall, or (ii) if the Estimated Closing Excess Cash Amount exceeds the Final Excess Cash Amount, Sellers shall, within three business days after the Closing Excess Cash Statement becomes final and binding on the parties in accordance with this Section 1.04, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the Prime Rate, calculated on the basis of the actual number of days elapsed over 365 from the Closing Date to the date of payment. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments to be made to Sellers shall be allocated in accordance with Section 1.01(c). An example of the calculation of Excess Cash is set forth on Exhibit F hereto.

      (h) “Working Capital” shall mean Current Assets minus Current Liabilities. “Current Assets” shall mean total current assets of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Assets shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current assets in the Combined Balance Sheet. “Current Liabilities” shall mean total current liabilities of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Liabilities shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current liabilities in the Combined Balance Sheet. Working Capital shall include Current Assets or Current Liabilities relating to Taxes properly accruable by the Companies or their subsidiaries calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to Taxes in the Combined Balance Sheet (for the avoidance of doubt, deferred taxes related to the UK, as recorded in the Combined Balance Sheet, are not includable in Current Assets or Current Liabilities). Working Capital shall not include any Borrowed Debt or any Derivatives, which are included in the calculation of Excess Cash. Working Capital shall not include any accruals for (i) unused vacation or (ii) advances to Sellers that are reclassified as distributions to such Sellers before the Closing Date. For purposes of determining Working Capital (and any related items), all assets and liabilities of the Nalco JV shall be excluded. All bonuses payable to employees of the Companies and their subsidiaries that are currently scheduled to be paid in November 2003 for sales bonuses and January 2004 for other employees, although discretionary, shall be paid before the close of business on the business day immediately prior to the Closing Date. “Closing Working Capital” shall mean Working Capital as of the close of business on business day immediately prior to the Closing Date. “Closing WC Amount” shall mean Closing Working Capital minus $17,000,000. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Closing Working Capital (the “Estimated Closing Working Capital”) and Closing WC Amount (the “Estimated Closing WC Amount”) (such estimates to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Working Capital and Estimated Closing WC Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). “Final Closing Working Capital” shall mean the amounts of Closing Working Capital set forth on the Closing

Working Capital Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04. “Final Closing WC Amount” shall mean Final Closing Working Capital minus $17,000,000.

      (i) Until final resolution of any issues regarding the Post-Closing Statements, Purchaser shall not take any actions with respect to the historical accounting books and records of the Companies on which the Post-Closing Statement are based not consistent with the past practices of the Companies. Without limiting the generality of the foregoing, no changes shall be made until such determination in any reserve or other account existing as of the date of the Combined Balance Sheet or the Closing Date except as a result of events occurring after the date of the Combined Balance Sheet through the Closing Date and, in such event, only in a manner consistent with the methodology used in the Combined Balance Sheet. During the period required for the preparation and review of, and resolution of disputes relating to, the Post-Closing Statements or any amounts set forth therein or based thereon, Sellers and Purchaser shall each afford the other’s accountants and other designated representatives reasonable access during regular business hours to the books and records of the Companies and their respective subsidiaries as they may reasonably require in order to review and verify the items in the Post-Closing Statements.

      (j) Within fifteen months after the Closing Date, Purchaser shall prepare and provide to Sellers Representatives a statement setting forth the amount of such Taxes reflected in Closing Working Capital and the amount of such Taxes actually paid or remaining accrued by the Companies and their subsidiaries during the 12-month period following the Closing Date. In the event that Sellers Representatives disagree with such calculation, the Sellers Representatives and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d). If the amount of such Taxes actually paid or that remain accrued during such period in respect of periods ending on or before the Closing Date, is less than the amount of such Taxes reflected in Closing Working Capital, Purchaser shall pay to Sellers (divided among the Sellers in the amounts to be specified in writing in advance by Sellers) an amount equal to (x) the amount of such Taxes reflected in Closing Working Capital minus (y) the sum of the amount of such Taxes paid or that remain accrued by the Companies or their subsidiaries during such period with respect to periods ending on or before the Closing Date. Such payment shall be made in immediately available funds to the accounts designated by the Sellers Representatives at least two business days prior to payment.

      SECTION 1.05.     Allocation of Purchase Price; Section 338 Tax Adjustments.

      (a) In the event that Purchaser elects to make any Section 338 Election, the provisions of this Section 1.05 shall apply.

      (b) Purchaser shall pay to each Seller, at the time and in the amounts and manner described below, the amount in cash necessary to cause: (i) if Purchaser makes a Section 338 Election with respect to Ecolochem, the after-Tax proceeds from the sale of the Ecolochem Shares of such Ecolochem Seller to be equal to the after-Tax proceeds that such Seller would have received in connection with the sale of the Ecolochem Shares hereunder had the Section 338 Election not been made with respect to Ecolochem, and (ii) if Purchaser makes a Section 338 Election with respect to International, the after-Tax proceeds from the sale of the International Shares of such International Seller to be equal to the after-Tax proceeds that such Seller would have received in connection with the sale of the International Shares hereunder had the Section 338 Election not been made with respect to International, in each case taking into account all applicable federal, state and local Income Taxes (the “Section 338 Tax Adjustment”).

      (c) No later than 30 days prior to the Closing, Purchaser shall prepare in good faith and deliver to the Sellers, using such assumptions concerning the value of the Common Stock to be delivered to the Sellers at Closing and such other adjustments to the Initial Purchase Price as Purchaser reasonably expects to be made under the provisions of this Article I, a preliminary schedule, allocating the applicable aggregate deemed sales price (as determined under Section 338 of the Code and the Treasury Regulations thereunder and based on such assumptions and adjustments) among the assets of Ecolochem and International (the “Preliminary Allocation”).

      (d) No later than 15 days prior to Closing, Sellers shall, in good faith, complete a preliminary computation of the Section 338 Tax Adjustment (the “Preliminary 338 Tax Adjustment”) and submit such computation to Purchaser for Purchaser’s review based upon the preliminary allocation set forth in Section 1.05(c) above and in accordance with Section 1.05(e) below. In the event that Purchaser determines that the result of Sellers’ computation is in excess of Purchaser’s calculation of the Preliminary 338 Tax Adjustment by more than $1,000,000, then the Sellers and the Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that each reference in Section 1.04(d) to any 30-day period shall be deemed to be a 5-day period. In the event any such dispute is not resolved as of the Closing, Section 1.05(f) shall be applied based on Sellers’ calculation of the Preliminary 338 Tax Adjustment, until such time as such dispute is resolved, at which time the amount of the letter of credit or the amount of Section 338 Escrowed Funds shall be adjusted to be consistent with such resolution.

      (e) In making all computations under Section 1.05(d), (i) the highest federal, state and local Tax rates to which such Seller is subject with respect to the consideration to be delivered to such Seller pursuant to this Agreement (taking into account the proper character of such income (e.g. capital gain or ordinary income)) shall be used, (ii) any other items of income, deduction, gain, loss or credits of such Seller not associated with the Transaction shall be ignored, (iii) the aggregate amount of consideration to which such Seller is entitled pursuant to this Agreement shall be treated as having been received by such Seller at the time of Closing, without regard to the deferral of any payments contemplated under Section 1.03(a)(vi) or otherwise (and, therefore, no Seller shall be treated as having received any evidence of indebtedness for Tax purposes) and (iv) in the case of any Seller that is a trust, all Taxes applicable to both such trust and the beneficiaries of such trust shall be taken into account without duplication (including by taking into account any deduction available to the trust for distributions to beneficiaries of income arising from the Section 338 Election, or the sale of the Equity Interests, as the case may be).

      (f) Upon the written request of Sellers Representatives at least 10 days prior to the Closing, Purchaser shall, in its sole discretion, elect to either (i) deliver at Closing to Sellers Representatives, and continuously maintain until at least April 30, 2005, an irrevocable standby letter of credit (which shall be an asset of Sellers), from a financial institution, and in a form, reasonably satisfactory to Sellers Representatives, which shall initially be in the amount of the Preliminary 338 Tax Adjustment, and which amount shall be adjusted upward or downward so as to equal the amount of the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g), or (ii) enter into an escrow agreement substantially in the form attached hereto as Exhibit K with Citibank N.A., or another escrow agent mutually agreed to by the Sellers Representatives and the Purchaser and requiring Purchaser to escrow, for the benefit of Sellers, an amount equal to the Preliminary 338 Tax Adjustment which amount shall be adjusted upward or downward so as to equal the amount of the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g) (such agreement, the “Section 338 Escrow Agreement” and the amount held in escrow, the “Section 338 Escrowed Funds”). Sellers Representatives shall be entitled to draw against such letter of credit in satisfaction of any payment obligation of Purchaser under Section 1.05(g) not paid by Purchaser when due within twenty-four (24) hours following notice to Purchaser of such failure to pay. Sellers Representatives may also fully draw down such letter of credit at any time during the 60 days immediately preceding the expiration date of such letter of credit, unless Sellers Representatives have been provided a substitute letter of credit on terms not different than those reflected in the prior letter of credit; provided, however, that Sellers Representatives shall not be permitted to draw down such letter if the expiration date of such letter of credit is after April 30, 2005 other than to satisfy any payment obligation of Purchaser under Section 1.05(g) not paid in accordance with the immediately preceding sentence. Sellers Representatives may draw down the Section 338 Escrowed Funds in accordance with the terms of the Section 338 Escrow Agreement. Should Sellers Representatives draw upon any letter of credit or upon the Section 338 Escrowed Funds provided for hereunder, it may retain the proceeds thereof and apply the same against Purchaser’s payment obligations under Section 1.05(g). At the expiration of the term established pursuant to the Section 338 Escrow Agreement, any remaining proceeds shall be remitted to Purchaser. The amount of such letter of credit or the amount of the Section 338 Escrowed Funds shall be reduced at any time, so that such amount is equal to but not less than the amount of the Section 338 Tax Adjustment that has not been paid as of such time. Such letter of credit or the Section 338 Escrow Agreement may be terminated by Purchaser in the event that the amount of the Section 338 Tax Adjustment that remains unpaid is equal to zero. If the letter of credit is issued, Sellers Representatives, on behalf of the Sellers, shall bear all reasonable fees charged to Purchaser by the letter of credit issuing bank for issuing the letter of credit described in this Section 1.05(f) in an amount not to exceed $900,000 in the aggregate or, if the Section 338 Escrow Agreement is entered into, Sellers Representatives, on behalf of the Sellers, shall bear all fees payable to the escrow agent as provided for in the Section 338 Escrow Agreement and shall pay an arrangement fee (the “338 Escrow Arrangement Fee”) to the Purchaser in an amount equal to the difference between the actual borrowing cost to Purchaser of the funds borrowed through Purchaser’s credit arrangement and deposited with the escrow agent and the actual interest earned on such funds which amount shall be payable from time to time (but no more frequently than once per calendar quarter) as requested by the Purchaser upon presentation of documentation to the Sellers Representatives evidencing such amounts then payable. Notwithstanding the foregoing, in no event shall the 338 Escrow Arrangement Fee exceed an amount equal to the amount of the Section 338 Escrowed Funds initially deposited by the Purchaser as of the execution of the Section 338 Escrow Agreement multiplied by .04083.

      (g) Within 90 days after the Closing, Purchaser shall prepare in good faith and deliver to Sellers a final allocation schedule (the “Allocation Schedule”), allocating the applicable aggregate deemed sales price (as determined under Section 338 of the Code and the Treasury Regulations thereunder) among the assets of Ecolochem and/or International. Within 30 days after Purchaser has delivered to Sellers the Allocation Schedule, Sellers shall in good faith compute the Section 338 Tax Adjustment based upon the Allocation Schedule and submit such computation to Purchaser for Purchaser’s review. In the event that Purchaser disagrees with Sellers’ computation of the Section 338 Tax Adjustment, Sellers and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that each reference in Section 1.04(d) to a 30-day period shall be deemed to be a 10-day period. The Section 338 Tax Adjustment shall be allocated among the Sellers as designated by Seller’s Representatives. Not later than 5 business days prior to any Seller’s Tax Payment Date, Purchaser shall make payment by wire transfer in immediately available funds of the amount of such Seller’s allocable portion of the Section 338 Tax Adjustment (to the extent not previously drawn down by Sellers under Section 1.05(f) above and in an amount sufficient to permit such Seller to pay that portion of the Tax attributable to the Section 338 Election then due as determined in accordance with this Section 1.05). Such payment shall be made to the bank accounts of such Sellers designated in writing by Sellers Representatives to Purchaser in advance. The “Tax Payment Date” of a Seller is the later of (i) the date upon which such Seller is required, under U.S. Tax law, to pay to a Taxing Authority Taxes attributable to the Section 338 Elections and (ii) the date that is 10 business days after the day upon which such Seller notifies Purchaser of the date described in clause (i).

      (h) In making all computations under Section 1.05(g), (i) the highest federal, state and local Tax rates to which such Seller is subject with respect to the consideration delivered, or to be delivered, to such Seller pursuant to this Agreement (taking into account the proper character of such income (e.g. capital gain or ordinary income)) shall be used, (ii) any items of income, deduction, gain, loss or credits of such Seller not associated with the Transaction shall be ignored, (iii) the aggregate amount of consideration to which such Seller is entitled pursuant to this Agreement shall be treated as having been received by such Seller at the time of Closing, without regard to the deferral of any payments contemplated under Section 1.03(a)(vi) or otherwise (and, therefore, no Seller shall be treated as having received any evidence of indebtedness for Tax purposes) and (iv) in the case of any Seller that is a trust, all Taxes applicable to both such trust and the beneficiaries of such trust shall be taken into account without duplication (including by taking into account any deductions available to the trust for distributions to beneficiaries of income arising from the Section 338 Election, or the sale of the Equity Interests, as the case may be).

      (i) In the event that (i) a Final Determination results in (A) a change to the Allocation Schedule that affects the Income Taxes paid by a Seller, (B) a change to the tax basis of the Ecolochem Shares or the International Shares as of the Closing Date, or (C) a change to the tax basis of the assets of Ecolochem or International as of the Closing Date or (ii) the aggregate consideration to which any Seller is entitled is reduced pursuant to the Escrow Agreement or any provision of this Agreement, the Section 338 Tax Adjustment shall be recalculated by Sellers in good faith (each, a “Final Section 338 Tax Adjustment”). Sellers shall complete such recalculation within 30 days of such Final Determination or reduction, and shall submit such computation to Purchaser for Purchaser’s review. In the event that Purchaser disagrees with Sellers’ computation of such Final Section 338 Tax Adjustment, Sellers and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that in applying Section 1.04(d) each reference therein to any 30-day period shall be deemed to be a 10-day period. Within 10 days after determination of such Final Section 338 Tax Adjustment (including after resolution of any dispute), if (i) the Section 338 Tax Adjustment exceeds the Final Section 338 Tax Adjustment, Sellers shall, or (ii) if the Section 338 Tax Adjustment is less than the Final Section 338 Tax Adjustment Purchaser shall, make payment to the other party by wire transfer in immediately available funds of the amount of such difference. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments to be made to Sellers shall be allocated as designated by Sellers Representatives.

      SECTION 1.06.     Sellers Representatives; Attorneys-in-Fact.

      (a) Each Seller appoints Lyman B. Dickerson and Douglas G. Dickerson as the representatives of such Seller (“Sellers Representatives”) to act as the agent and on behalf of such Seller for purposes of (i) determining any adjustment to be made to the Initial Cash Consideration under Sections 1.03(a)(viii), 1.04 and 1.05, (ii) determining whether the conditions to Closing in Article VIII have been satisfied, including waiving any such condition if Sellers Representatives, in their sole discretion, determine that such waiver is appropriate or desirable, (iii) taking any action that may be necessary or desirable, as determined by Sellers Representatives in their sole discretion, in connection with the termination of this Agreement in accordance with Section 9.01, (iv) taking any action that may be necessary or desirable, as determined by Sellers Representatives in their sole discretion, in connection with any amendment of this Agreement, (v) accepting notices on behalf of such Seller in accordance with Section 11.04, (vi) delivering or causing to be delivered to Purchaser, or its Permitted Designees, at the Closing certificates representing the Ecolochem Shares, (vii) delivering or causing to be delivered to Purchaser, or its Permitted Designees, at the Closing certificates representing the International Shares, (viii) delivering or causing to be delivered to Purchaser, or its Permitted Designees, duly executed instruments of transfer of the S.A.R.L. Interests, (ix) delivering or causing to be delivered to Purchaser, or its Permitted Designees, duly executed instruments of transfer of the Moson Holdings Interests, (x) granting any consent or waiver in respect of this Agreement on behalf of such Seller, (xi) taking all actions on behalf of Sellers with respect to Article X, (xii) executing and delivering, in their capacity as the representatives of such Seller, any and all notices, documents or certificates to be executed by Sellers Representatives, on behalf of such Seller, in connection with this Agreement and the transactions contemplated hereby, (xiii) entering into and amending the Escrow Agreement and the Section 338 Escrow Agreement and (xiv) for any other purpose consistent with their appointment as representatives of Sellers. As the representatives of Sellers, Sellers Representatives shall act as the agent for all such persons and have authority to bind each such person in connection with this Agreement, and Purchaser may rely on such appointment and authority until the receipt of notice of the appointment of successor Seller Representatives. Unless otherwise specified herein, no action by a Sellers Representative shall be effective unless both Sellers Representatives take such action.

      (b) Each Seller appoints Lyman B. Dickerson and Douglas G. Dickerson as such Seller’s true and lawful attorneys-in-fact and agents (the “Attorneys-in-Fact”), with full power of substitution and resubstitution, in such Seller’s name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement, granting to the Attorneys-in-Fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of such Seller’s Equity Interests as fully to all intents and purposes as such Seller might or could do in person. Purchaser may rely on such appointment and authority until the receipt of notice of the appointment of a successor Attorney-in-Fact. No action by an Attorney-in-Fact shall be effective unless both Attorneys-in-Fact take such action.

      (c) Neither Sellers Representatives nor the Attorneys-in-Fact shall have any liability to any person in their capacity as such except for liability arising from actions taken in bad faith by them on behalf of, or in the name of, a Seller.

      (d) Neither Sellers Representatives nor the Attorneys-in-Fact shall have any liability to Purchaser in their capacities as such for any breach or default under this Agreement by any Seller.

      SECTION 1.07.     Estate Tax Lien. Notwithstanding anything to the contrary set forth in this Article I, in the event that the Estate tax lien referred to in Section 3.10(j) has not been extinguished prior to Closing, either by a certificate of release of lien or certificate of discharge obtained pursuant to Section 6325 of the Code, the receipt of a closing letter from the Internal Revenue Service or otherwise, then, at Purchaser’s election, Purchaser may elect (and the Sellers shall consent to any such election) to purchase all of the assets and liabilities (other than Tax or Estate Tax liabilities) of S.A.R.L. pursuant to a form of asset purchase agreement reasonably acceptable to Sellers Representatives and Purchaser, and, in that event Sellers and Purchaser will use their commercially reasonable efforts to cause S.A.R.L. to execute all required instruments of transfer, certificates (including governmental approvals) and other consents as may be necessary or desirable to effect the transfer to Purchaser or Purchaser’s Permitted Designee of all of the assets and liabilities (other than Tax or Estate Tax liabilities) of S.A.R.L.

ARTICLE II

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SELLERS

      Except as set forth in that certain letter, dated as of the date hereof, addressed to the Purchaser from Sellers (such letter being referred to herein as the “Seller Disclosure Schedule”), each Seller, severally and not jointly, represents and warrants to Purchaser as hereinafter provided in this Article II:

      SECTION 2.01.     Authority; Execution and Delivery; Enforceability. Such Seller has the requisite authority and capacity to execute, deliver and perform this Agreement and the other agreements and instruments to be executed in connection with this Agreement (the “Ancillary Agreements”) to which such Seller is to be a party and to consummate the Transaction. Such Seller has duly executed and delivered this Agreement, and at or before the Closing will have duly executed and delivered each Ancillary Agreement to which it is to be a party, and this Agreement constitutes, and each Ancillary Agreement to which such Seller is to be a party will, when executed, constitute such Seller’s legal, valid and binding obligation, enforceable against such Seller in accordance with its terms.

      SECTION 2.02.     Title to the Equity Interests. Such Seller has good and valid title to the Equity Interests held by it as shown on Section 3.02(a) of the Seller Disclosure Schedule, free and clear of all Liens. On delivery to Purchaser (or its Permitted Designees) at the Closing of all necessary instruments of transfer, and, on such Seller’s receipt of such Seller’s portion of the Initial Purchase Price, good and valid title to such Equity Interests will pass to Purchaser (or its Permitted Designees), free and clear of any Liens, other than those arising from acts of Purchaser (or its Permitted Designees) or its affiliates. Except as described in Section 2.02 of the Seller Disclosure Schedule, none of the Equity Interests held by such Seller is subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting or disposition of the Equity Interests held by such Seller.

      SECTION 2.03.     Capital Stock. No Seller has granted any warrants, options, rights, “phantom” stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which such Seller is or may become obligated to sell or purchase any shares of capital stock, membership interests, equity interests or similar ownership interests or other securities of the

Companies or their subsidiaries or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock, membership interests or equity interests of the Companies or their subsidiaries.

      SECTION 2.04.     Investment Representation. Such Seller represents and warrants that:

(i) the Common Stock to be issued to such Seller under this Agreement is being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction applicable to the Transaction or such Seller;

(ii) such Seller has had the opportunity to ask questions of and to receive answers from representatives of Purchaser concerning the business, management and financial condition of Purchaser and the terms and conditions of the Common Stock;

(iii) such Seller is able to bear the economic risk of its investment in the Common Stock for an indefinite period of time;

(iv) such Seller can afford a complete loss of its investments in the Common Stock;

(v) such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in Common Stock; and

(vi) such Seller is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

      SECTION 2.05.     No Conflict.

      (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Seller does not, and the consummation of the Transaction by such Seller will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation with notice, lapse of time or both, or result in the creation of any Lien on any of the properties or assets of such Seller, under, (i) any Contract to which such Seller is a party or by which any of such Seller’s properties or assets are bound, (ii) any Judgment applicable to such Seller or any of such Seller’s properties or assets, (iii) to the knowledge of such Seller, and subject to the matters referred to in Section 2.05(b), any Applicable Law applicable to such Seller or any of such Seller’s properties or assets or (iv) with respect to any Seller that is a trust, partnership, limited liability company or corporation, the trust agreement, partnership agreement, limited liability company agreement, articles of incorporation, or other corporate formation documents of such Seller, in the case of each of clauses (i), (ii) and (iii) in a manner that could reasonably be expected to materially impair such Seller’s ability to consummate the Transaction.

      (b) No Consent of, or registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made with respect to such Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Purchaser or Purchaser’s affiliates in the Transaction, (iii) filings required under the Securities Act or the Exchange Act and (iv) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair such Seller’s ability to consummate the Transaction.

      SECTION 2.06.     Litigation. There are no pending or, to the knowledge of such Seller threatened, Proceedings against such Seller, or such Seller’s properties or assets, that if adversely determined, individually or in the aggregate, could reasonably be expected to materially impair such Seller’s ability to consummate the Transaction.

      SECTION 2.07.     Purchaser Stock Ownership. (a) As of the date hereof, such Seller does not own more than .01% of the outstanding stock of Purchaser, taking into account stock owned by such Seller

(i) directly, (ii) indirectly through any affiliate controlled by such Seller, (iii) to the knowledge of such Seller, indirectly other than through an affiliate controlled by such Seller or (iv), to the knowledge of such Seller, by operation of the ownership attribution rules of Section 267 and Section 318 of the Code (provided, however, that in applying the ownership attribution rules of Section 267 and 318 of the Code for this purpose, such Seller shall not be required to treat outstanding Purchaser stock owned by a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle as owned by such person unless such person owns more than 0.1% of the shares of such regulated investment company or other publicly traded investment vehicle). Further, as of the date hereof, such Seller does not own more than 0.1% of the shares or other equity interests of any regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle.

      (b) As of the date hereof, if such Seller is a trust or estate, to the knowledge of such Seller, the beneficiaries of such trust or estate do not own in the aggregate more that .01% of the outstanding stock of Purchaser, taking into account stock owned by such beneficiary (i) directly, (ii) indirectly through any affiliate controlled by such beneficiary, (iii) indirectly other than through an affiliate controlled by such beneficiary or (iv) by operation of the ownership attribution rules of Section 267 and 318 of the Code (provided, however, that in applying the ownership attribution rules of Section 267 and 318 of the Code for this purpose, any Purchaser stock owned by a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle shall not be deemed to be owned by such beneficiary unless such person owns more that 0.1% of the shares of such regulated investment company or other publicly traded investment vehicle). Further, as of the date hereof, if such Seller is a trust or estate, to the knowledge of such Seller, the beneficiaries of such trust or estate do not own in the aggregate more than .01% of the shares or other equity interests of any regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS CONCERNING

THE COMPANIES AND THEIR SUBSIDIARIES

      Except as set forth in the Seller Disclosure Schedule, each Seller jointly and severally represents and warrants to Purchaser as hereinafter provided in this Article III:

      SECTION 3.01.     Organization and Standing. Ecolochem is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. International is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S.A.R.L. is a societé à responsibilité limiteé duly organized and validly existing under the laws of France. Moson Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each subsidiary of the Companies is duly organized and validly existing in the jurisdiction of its organization. Each of the Companies and each of their subsidiaries has full corporate or other power and authority to carry on its business as presently conducted. Each of the Companies and each of their subsidiaries is duly qualified and in good standing to do business as a foreign entity in each material jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary. Sellers have caused the Companies to make available to Purchaser true and complete copies of the articles of incorporation and bylaws or comparable organizational documents, each as amended to the date hereof, of the Companies and each of their subsidiaries.

      SECTION 3.02.     Capital Stock of the Companies and their Subsidiaries; Joint Venture.

      (a) Section 3.02(a) of the Seller Disclosure Schedule sets forth (i) in the case of Ecolochem, the amount of its authorized and issued and outstanding capital stock and the record owners thereof, (ii) in the case of International, the number of shares of its authorized and issued and outstanding capital stock and the record owners thereof, (iii) in the case of S.A.R.L., the number of its issued and outstanding equity interests and the record owners of all outstanding equity interests therein and the percentage of ownership represented thereby, (iv) in the case of Moson Holdings, the record owners of all outstanding membership interests therein and the percentage of ownership represented thereby and (v) in the case of each subsidiary of the Companies the name of each such subsidiary, its jurisdiction of incorporation and the record and beneficial owners of all of its outstanding equity interests. Except for the Ecolochem Shares and the International Shares being transferred to Purchaser or its Permitted Designees in the Transaction, there are no shares of capital stock of Ecolochem or International outstanding. Except for the S.A.R.L. Interests and the Moson Holdings Interests being transferred to Purchaser in the Transaction, there are no equity interests, membership interests or other ownership interests of S.A.R.L. or Moson Holdings outstanding. All of the outstanding shares of capital stock, membership interests and equity interests, as applicable, of each of Ecolochem, International, S.A.R.L. and Moson Holdings, and each of their subsidiaries, is duly authorized, validly issued, fully paid and nonassessable and have been issued in accordance with the securities laws of the jurisdictions within which each such security was offered and issued. None of the outstanding shares of capital stock, membership interests or equity interests, as applicable, of each of Ecolochem, International, S.A.R.L. or Moson Holdings, or any of their subsidiaries, has been issued in violation of any provision of Applicable Law, the articles of incorporation, bylaws, limited liability company agreements or other comparable organizational documents of the Companies or their subsidiaries or any Contract to which any of the Companies or their subsidiaries is subject, bound or a party or in violation of any preemptive, subscription or similar rights under any provision of Applicable Law, the articles of incorporation, bylaws, limited liability company agreements or other comparable organizational documents of the Companies or their subsidiaries or any Contract to which any of the Companies or their subsidiaries is subject, bound or a party.

      (b) There are no outstanding warrants, options, rights, “phantom” stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which the Companies or their subsidiaries are or may become obligated to issue, sell, purchase or redeem any shares of capital stock, membership interests, equity interests or similar ownership interests or other securities of the Companies or their subsidiaries or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock, membership interests or equity interests of the Companies or their subsidiaries. There are no equity securities of the Companies or their subsidiaries reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders or members of any of the Companies or their subsidiaries may vote.

      (c) Except as shown in Section 3.02(c) of the Seller Disclosure Schedule, none of the Companies or their subsidiaries, directly or indirectly, owns any capital stock of or other equity interests in any corporation, partnership, joint venture or similar entity (other than any equity interest held as a purely financial investment) and none of the Companies or their subsidiaries is a member of or participant in any partnership, corporation, joint venture or similar entity. There are no outstanding contractual obligations of the Companies or any of their subsidiaries to make any material investment (in the form of a loan, capital contribution, guarantee or otherwise) in any person; provided, however, that performance bonds, letters of credit, letters of guarantee and similar instruments and commitments provided by the Companies or their subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of equipment or the provision of services shall not be considered a contractual obligation to make an investment in any person.

      (d) Section 3.02(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, the holders of any equity interest in any corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of the Companies or their subsidiaries has an interest (except for any such entity in which the interests held by the Companies or their subsidiaries are held as purely financial investments). Section 3.02(a) of the Seller Disclosure Schedule sets forth, as of the Closing Date, the holders of any equity interest in any corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of the Companies or their subsidiaries has an interest (except for any such entity in which the interests held by the Companies or their subsidiaries are held as purely financial investments) other than changes in the identity of such holders since the date of this

Agreement permitted by the constituent documents of the entity and not requiring the consent of the Companies or any of their subsidiaries. Sellers have caused the Companies to deliver to Purchaser true and correct copies of all operative documents regarding the formation and governance of all such corporations, partnerships, joint ventures, limited liability companies and similar operating entities, to which the Companies or their subsidiaries are a party.

      SECTION 3.03.     No Conflicts or Violations; No Consents or Approvals Required.

      (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Sellers does not, and the consummation of the Transaction will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of the Companies or their subsidiaries, under any provision of (i) the articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents of the Companies or their subsidiaries, (ii) any material Contract to which any of the Companies or their subsidiaries is a party or by which any of their properties or assets is bound, (iii) any Judgment applicable to any of the Companies or their subsidiaries or any of their properties or assets or (iv) subject to the matters referred to in Section 3.03(b), any Applicable Law applicable to any of the Companies or their subsidiaries or any of their properties or assets other than in the case of each of clauses (iii) and (iv), any such items that would not reasonably be expected to have a Company Material Adverse Effect.

      (b) No Consent of, or registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made with respect to the Companies or their subsidiaries or any Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Purchaser or Purchaser’s affiliates in the Transaction, (iii) filings required under the Securities Act or the Exchange Act and (iv) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.04.     Financial Statements.

      (a) Section 3.04 of the Seller Disclosure Schedule sets forth (i) the audited combined balance sheets and statements of income and cash flows of the Companies and their subsidiaries as of, and for the fiscal years ended, September 30, 2001, 2002 and 2003, together with the notes thereto (the balance sheet as of September 30, 2003, together with the notes thereto, the “Combined Balance Sheet” and, collectively, with the financial statements set forth on Section 3.04 of the Seller Disclosure Schedule and notes thereto, the “Combined Financial Statements”). The Combined Financial Statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in effect in the United States applied on a consistent basis (except as may be indicated therein or in the notes thereto). The Combined Financial Statements fairly presented, in all material respects, the combined financial position and results of operations and cash flows of the entities to which they relate as of the dates thereof and for the periods indicated.

      (b) Except (i) as reflected in the Combined Balance Sheet or liabilities described in any notes thereto and liabilities for which neither accrual nor footnote disclosure is required under GAAP or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2003, neither the Company nor any of its subsidiaries has any obligation or liabilities of any nature which would reasonably be expected to have a Company Material Adverse Effect.

      (c) Section 3.04(c) of the Seller Disclosure Schedule lists, and Sellers have delivered to Purchaser copies of, the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K) effected by the Company or its subsidiaries between January 1, 2002 and the date hereof.

      SECTION 3.05.     Assets Other than Real Property Interests; Sufficiency of Assets.

      (a) The Companies and their subsidiaries have good and valid title (or immediately prior to the Closing, will have good and valid title) to all the material assets reflected on the Combined Balance Sheet or thereafter acquired, except those sold or otherwise disposed of or consumed since the date of the Combined Balance Sheet in the ordinary course of business and consistent with past practices, in each case free and clear of all liens, charges, claims, licenses, pledges, options, security interests, mortgages, leases, subleases, easements, covenants, rights-of-way or other similar encumbrances or other similar restrictions (collectively, “Liens”), except (i) Liens set forth in Section 3.05 of the Seller Disclosure Schedule, (ii) inchoate mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or for amounts which are due and payable but are not material to the Companies and their subsidiaries, (iii) Liens arising under original purchase price conditional sales contracts for tangible personal property and equipment leases with third parties entered into in the ordinary course of business and consistent with past practices, (iv) Liens for governmental Taxes and other charges that are not due and payable, (v) other imperfections of title, licenses or encumbrances, if any, which do not, individually or in the aggregate, prohibit, prevent or materially impair the continued use, operation or value of the assets to which they relate in the business of the Companies and their subsidiaries as presently conducted (the Liens described in clauses (i) through (v) above are collectively “Permitted Liens”). This Section 3.05(a) does not relate to real property or interests in real property, which are the subject of Section 3.06, to Intellectual Property, which is the subject of Section 3.07, or to Contracts, which are subject of Section 3.08.

      (b) As of the date hereof, the assets of the Companies and their subsidiaries constitute all of the material assets and material properties necessary to operate and conduct the business of the Companies and their subsidiaries as currently operated and conducted. After the consummation of the Transaction, no Seller or Affiliate of any Seller shall retain any ownership interest in any material assets or material properties of the Companies or their subsidiaries necessary to operate and conduct the business of the Companies and their subsidiaries as currently operated and conducted, except by virtue of such Seller’s holding of Purchaser Common Stock. The material equipment of the Companies and their subsidiaries, taken as a whole, have been reasonably maintained by the Companies and their subsidiaries (giving due account to the age and length of use of same, ordinary wear and tear excepted) and is substantially suitable for its present use.

      SECTION 3.06.     Real Property.

      (a) Section 3.06 of the Seller Disclosure Schedule lists all real property owned or leased by the Companies or their subsidiaries identifying such property under the headings “Owned” or “Leased” (the “Company Properties”). The Companies or their subsidiaries hold good title to and are in actual possession of the owned Company Properties listed under the heading “Owned” on Section 3.06 of the Seller Disclosure Schedule and have valid leasehold interests in, and exclusively occupy, the Company Properties leased by the Companies or their subsidiaries in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Section 3.06 of the Seller Disclosure Schedule, (iii) easements, covenants, rights-of-way and other similar restrictions of record that do not secure any obligations of the Companies or their subsidiaries, that do not render title to such Company Property unmarketable or prohibit, prevent or materially impair the continued use and operation of the Company Property to which they relate in the business of the Companies or their subsidiaries as presently conducted, (iv) any conditions that would be apparent as part of a visual inspection of any Company Property, (v) in the case of property leased to the Companies, Liens that affect the title of the landlord to such property and (vi)(A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on any Company Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clause (vi) individually or in the aggregate, prohibit, prevent or materially impair the continued use, operation or value of the Company Property to which they relate in the business of the Companies or their subsidiaries as presently conducted. To the knowledge of Sellers, there are no boundary or title disputes relating to the owned Company Properties including any encroachments from adjacent properties onto the Company Properties or from the Company Properties onto adjacent properties, nor to the knowledge of Sellers is any owned Company Property the subject of any other outstanding or threatened dispute, claim, action or notice of violation, except such encroachments, disputes, claims, actions or notices that would not reasonably be expected to prohibit, prevent or materially impair the continued use, operation or value of such owned Company Property. As of the date hereof, the Companies have not received written notice of any pending or proposed change in zoning, urbanization regulation or other land use law, classification or designation which, if implemented, would materially impede or otherwise materially adversely affect the continued use of the owned Company Properties as currently being used. All material leases of Company Properties are valid, binding and enforceable against the Companies or their subsidiaries in accordance with their respective terms, and there does not exist under any such lease of Company Property any material default on the part of the Companies or their subsidiaries or, to the knowledge of Sellers on the part of any other party to such lease. The plants of the Companies or their subsidiaries, to the knowledge of Sellers, have been reasonably maintained by the Companies or their subsidiaries (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are substantially suitable for their present uses.

      (b) Except as provided in Section 3.06 of the Seller Disclosure Schedule with respect to all Company Properties set forth under the heading “Owned” on Section 3.06 of the Seller Disclosure Schedule and located in the United Kingdom (the “Owned U.K. Real Property”):

(i) To the knowledge of Sellers, the documents of title consist of original documents or properly examined abstracts, all of which are in possession of International or are unconditionally held to its order. To the knowledge of Sellers, where necessary, all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

(ii) To the knowledge of Sellers, no buildings, extensions or major alterations have been erected or carried out on any Owned U.K. Real Property within the last six (6) years, nor is any such construction in process or under contract. To the knowledge of Sellers, no development (as defined in the Town and Country Planning Act 1990) is being carried out at any U.K. Real Property. To the knowledge of Sellers, all material planning permissions are either unconditional or subject only to conditions which have either been satisfied in all material respects or, in the case of continuing conditions, are being complied with in all material respects in the ordinary course.

      (c) In the case of all Company Properties set forth under the heading “Leased” on Section 3.06 of the Seller Disclosure Schedule and located in the United Kingdom (the “Leased U.K. Real Property”):

(i) To the knowledge of Sellers, any consent required for the grant of lease or the vesting of the lease in International or for any works carried out by or change of use effected by such tenant has been obtained and placed with the documents of title, along with evidence of the registration of any such grant or vesting where requisite.

(ii) To the knowledge of Sellers, if title to the lease is not registered at HM Land Registry with leasehold title absolute, the titles of the landlord and any superior landlord have been investigated on behalf of International and found to be satisfactory in all material respects.

      SECTION 3.07.     Intellectual Property.

      (a) Section 3.07(a) of the Seller Disclosure Schedule lists: (i) all patents and all registered trademarks, service marks, copyrights, and any applications and renewals for any of the foregoing owned by or on behalf of the Companies or their subsidiaries and (ii) all licenses (in and out), sublicenses and other agreements to which the Companies or their subsidiaries are a party and pursuant to which the Companies or their subsidiaries, or any other person is authorized to use any material Company Intellectual Property (other than implied licenses pursuant to sales of the services and products of the business of the Companies and their subsidiaries) (all such intellectual property set forth on Section 3.07(a) of the Seller Disclosure Schedule being referred to herein as the “Scheduled Company Intellectual Property”).

      (b) Each item of Scheduled Company Intellectual Property is either: (i) owned solely by one of the Companies or their subsidiaries free and clear of any Liens (which for this purposes shall specifically exclude implied licenses pursuant to sales of the services and products of the business of the Companies and their subsidiaries) other than Permitted Liens or (ii) rightfully used and authorized for use by the Companies or their subsidiaries as between the Companies and their subsidiaries on the one hand, and the licensors of such Scheduled Intellectual Property on the other hand. All Scheduled Company Intellectual Property that is used by the Companies or their subsidiaries pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such on Section 3.07(b) of the Seller Disclosure Schedule.

      (c) Neither the Companies nor any of their subsidiaries is in material violation of any license, sublicense or other agreement to which such entity is a party or otherwise bound relating to any material Company Intellectual Property. Except as noted on Section 3.07(c) of the Seller Disclosure Schedule, neither the Companies nor their subsidiaries is obligated to provide any current or future financial consideration to any third party, with respect to any exercise of rights by the Companies or their subsidiaries or Purchaser, as successor to the Companies and their subsidiaries in the material Company Intellectual Property (it being understood that this sentence does not apply to any consideration payable as a result of any infringement claim covered by the first or second sentence of Section 3.07(d)).

      (d) The use of the term “Ecolochem” in any trademark, service mark, trade dress, logo, trade name, domain name, or corporate name by the Companies and their subsidiaries as currently used does not infringe or otherwise violate any other person’s trademark rights or other proprietary. The “Ecolochem” trademark is valid, subsisting and enforceable in the United States and United Kingdom and in each other jurisdiction in which such trademark is presently registered. The use of the Company Intellectual Property owned by the Company or their subsidiaries other than the “Ecolochem” trademark as currently used does not infringe any other person’s Intellectual Property right except for circumstances where such infringement by the use of the Company Intellectual Property would not be reasonably expected to have a Company Material Adverse Effect. Each copy of any Commercially Available Software used by the Companies or their subsidiaries is used pursuant to, and in accordance with, valid license rights in favor of the Companies or their subsidiaries, other than instances of misuse that could not reasonably be expected to result in a liability of the Companies or their subsidiaries of an aggregate amount in excess of $250,000. As of the date of this Agreement, no claims have been asserted in writing against the Companies or their subsidiaries or, to the knowledge of the Sellers, threatened in writing by any person either: (i) challenging the validity, enforceability, effectiveness or ownership by the Companies or their subsidiaries of any of the material Company Intellectual Property owned by the Companies or their subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of such Company Intellectual Property by the Companies or their subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. To the knowledge of the Sellers, as of the date of this Agreement, there does not exist any valid basis for a claim of the type set forth in the preceding sentence. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, there will be no claims asserted in writing against the Companies or their subsidiaries or, to the knowledge of the Sellers, threatened in writing by any person either: (i) challenging the validity, enforceability, effectiveness or ownership by the Companies or their subsidiaries of any of the material Company Intellectual Property owned by the Companies or their subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of such Company Intellectual Property by the Companies or their subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the Closing Date, to the knowledge of the Sellers, there will not exist any valid basis for a claim of the type set forth in the preceding sentence, except as would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, all granted or issued patents, and all registered trademarks (other than “Ecolochem”) and service marks, owned by Purchaser or its subsidiaries are valid, subsisting and enforceable. To the knowledge of Sellers, as of the date of this Agreement there is no pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the current activities of the Companies or their subsidiaries. As of the date hereof, to the knowledge of Sellers, there is no unauthorized use, infringement, or misappropriation of any of the Scheduled Company Intellectual Property by any third party, employee or former employee. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing there will be no unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

      (e) The Companies or their subsidiaries have secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the material Company Intellectual Property owned by the Companies or their subsidiaries valid and enforceable written assignments of any such work, invention, improvement or other rights to the Companies or their subsidiaries to the extent necessary to vest valid title in such Company Intellectual Property in the Companies or their subsidiaries.

      (f) The Transaction does not materially and adversely affect any rights of the Company or its subsidiaries to use any material Company Intellectual Property.

      (g) The Companies and their subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all material trade secrets and material confidential information owned or used by the Companies and their subsidiaries.

      (h) “Intellectual Property” means:

(A) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, customer data, pricing and cost information and business and marketing plans and proposals), and (v) all software (in both source and object code form) and firmware (including data, databases and related documentation);

(B) all documents, records, instructions and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

(C) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (A) and (B) above other than any commercially available “off-the-shelf” third party software, so-called “click wrap” or related intellectual property (“Commercially Available Software”).

      (i) “Company Intellectual Property” means all Intellectual Property that is owned, held or used by the Companies or their subsidiaries.

      SECTION 3.08.     Contracts.

      (a) Except for this Agreement and the Ancillary Agreements or as set forth in Section 3.08(a) of the Seller Disclosure Schedule, none of the Companies or their subsidiaries or their respective properties is a party to, or bound by any:

(i) employment, independent contractor, consulting, severance, termination, special incentive, change in control or similar agreement or employment Contract (other than employment “at will” or statutory employment Contract required under Applicable Law for employees outside the United States);

(ii) employee collective bargaining agreement or other Contract with any labor union (except as may be required under Applicable Law for employees outside the United States);

(iii) except with respect to the items set forth in Section 3.06(a)(vi)(A), covenant not to compete that limits the conduct of the Companies or their subsidiaries or other covenant of any of the Companies or their subsidiaries restricting the development, marketing or distribution of the products and services of any of the Companies or their subsidiaries or limits any of the Companies or their subsidiaries from soliciting the employees, suppliers, or customers of any third party;

(iv) lease, sublease or similar agreement with any person under which any of the Companies or their subsidiaries is a lessor or sublessor of, or makes available for use, to any person, (A) any Company Property or (B) any portion of any premises otherwise occupied by any of the Companies or their subsidiaries, in any such case that has an aggregate future receivable in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

(v) lease or similar agreement (other than a Contract with a customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries) with any person under which (A) any of the Companies or their subsidiaries is lessee of, or holds or uses, any tangible personal property owned by any person or (B) any of the Companies or their subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of the Companies or their subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

(vi) (A) continuing Contract requiring the future purchase of materials, supplies or equipment by the Companies or their subsidiaries, (B) management, service, or other similar type of Contract or (C) advertising agreement or arrangement, in any such case that has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

(vii) Contract in existence as of the date hereof under which any of the Companies or their subsidiaries has borrowed any money from or deferred the purchase price of any property, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

(viii) Contract involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise;

(ix) Contract (including so-called take-or-pay or keep well agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Companies or their subsidiaries or (B) any of the Companies or their subsidiaries has, directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $25,000;

(x) Contract under which any of the Companies or their subsidiaries has, directly or indirectly, made or committed to make any material advance, loan, extension of credit or capital contribution to, or other investment in, any person;

(xi) Except with respect to Liens relating to indebtedness pursuant to Section 5.01(a)(viii), material mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien on any Company Property not set forth in Section 3.06 of the Seller Disclosure Schedule;

(xii) Contract evidencing a limited liability company, partnership, joint venture or similar business relationship or entity;

(xiii) Contract (other than a Contract with a customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries and other than sales or purchase orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) that has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

(xiv) Any agency, dealer, sales representative, distributorship or other similar Contract that is not terminable by any of the Companies or its subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

(xv) Any Contract (other than a Contract with a customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries and other than sales or purchase orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) in existence as of the date hereof requiring future capital expenditures of $100,000 or more in any particular instance or for any particular project;

(xvi) Any so-called requirements Contract requiring the Companies or any of their subsidiaries to purchase its requirements of a particular raw material, resource or product from a particular supplier or suppliers, or to purchase all or substantially all of the output or production of a particular supplier; or

(xvii) Any material Contract (other than Contracts or purchase orders with customers or purchase or sales orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) that would reasonably be expected to have a potential aggregate future liability as a result of any warranty or indemnification provision in excess of $50,000.

      (b) Each Contract set forth in Section 3.08(a) of the Seller Disclosure Schedule (the “Company Contracts”) is valid, binding and in full force and effect and, to the knowledge of Sellers, is enforceable by the applicable Company or subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and to general equitable principles), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Companies or their subsidiaries has performed all obligations required to be performed by them under the Company Contracts and are not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Sellers, no other party to any of the Company Contracts is (with or without the lapse of time, giving of notice, or both) in breach or default in any aspect thereunder, in each case except to the extent that any such lack of performance, breach or default by a Company or a subsidiary or any such third party would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Sellers, as of the date of this Agreement, no party to a Company Contract has given written notice of, or has threatened to terminate any such Company Contract. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no party to a Company Contract will have given written notice, or threatened to terminate any such Company Contract.

      (c) The Companies and their subsidiaries have provided or made available to Purchaser true, complete and correct copies of all “extended term agreements” Contracts and all “priority service agreement” Contracts (other than those on standard company forms without material changes thereto) in existence on the date of this Agreement (“Customer Contracts”). Each Customer Contract is valid, binding and in full force and effect and, to the knowledge of Sellers, is enforceable by the applicable Company or subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws effecting creditors’ rights generally and to general equitable principles), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Companies and their subsidiaries has performed all obligations required to be performed by them to date under the Customer Contracts and are not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Sellers, no other party to any of the Customer Contracts is (with or without the lapse of time, giving of notice, or both) in breach or default thereunder, in each case except to the extent that any such lack of performance, breach or default by a Company or a subsidiary or any such third party would not reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.09.     Litigation. Section 3.09 of the Seller Disclosure Schedule lists, as of the date of this Agreement, all pending or, to the knowledge of Sellers threatened, Proceedings against the Companies or their subsidiaries that (a) involve a specified amount of, or unspecified amount that would reasonably be expected to result in a liability of, more than $50,000, (b) involve any Governmental Entity as an adverse party or (c) seek any injunctive relief. There are no pending or, to the knowledge of Sellers, threatened Proceedings, against the Companies or their subsidiaries that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. None of the Companies or their subsidiaries or their respective properties is subject to, bound by, or in default under, any unsatisfied, unbonded Judgment in excess of $50,000.

      SECTION 3.10.     Taxes.

      (a) Each of the Companies and its subsidiaries has timely filed or caused to be timely filed (taking into account any applicable extension periods) all material Tax Returns required to be filed by it and each such Tax Return was true, complete and correct in all material respects. All Taxes covered by such material Tax Returns, and all other material Taxes otherwise due and payable from a Company or any of its subsidiaries, have been timely paid in full other than such Taxes being contested in good faith and for which adequate reserves have been provided. There are no material Liens for Taxes with respect to any of the assets or properties of any Company or any of its subsidiaries not adequately provided for in the Combined Balance Sheet, except for statutory Liens for property Taxes not yet due and payable.

      (b) (i) As of the date hereof, no Tax Return of the Companies or their subsidiaries is under audit or examination by or with any Taxing Authority, and no notice of such an audit or examination has been received by the Companies or any of their subsidiaries; (ii) as of the date hereof, no claim has been made in the last six years by a Taxing Authority in a jurisdiction where the Companies and their subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction; and (iii) as of the date hereof, none of the Tax Returns filed or Taxes payable by the Companies and their subsidiaries (or Sellers as they relate to the income, assets or business of the Companies or their subsidiaries) have been the subject of any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Taxing Authority in the past six years. All material elections with respect to Taxes of the Companies and their subsidiaries made in the last six years are set forth in the Combined Financial Statements, in Section 3.10(b) of the Seller Disclosure Schedule, or in Tax Returns filed by the Companies and their subsidiaries that have been delivered to the Purchaser prior to the date hereof. None of the Companies or their subsidiaries has any liability for Taxes of any other person, as a transferee or successor, by contract, or otherwise.

      (c) (i) The accrued but unpaid Taxes of the Companies and their subsidiaries did not, as of the date of the Combined Balance Sheet, exceed the liability for Taxes payable, as shown on the Combined Balance Sheet; (ii) none of the Companies or any of their subsidiaries will be required to include in a taxable period (or a partial period) beginning on or after the Closing Date, taxable income that accrued in a prior taxable period that was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the completed contract method of accounting, the cash method of accounting, Section 481 of the Code or any comparable provisions of state, local and foreign Tax law; and (iii) the equity interests of the Companies are not subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, and are not subject to a “non-lapse” restriction as that term is defined in Section 83 of the Code.

      (d) Section 3.10(d) of the Seller Disclosure Schedule lists each non-U.S. jurisdiction in which any of the Companies or their subsidiaries has filed an Income Tax Return in the last six years. S.A.R.L. does not have an office or fixed place of business in the U.S., and none of the income of S.A.R.L is sourced in the United States for purposes of the Code and comparable provisions of state and local law. None of the Companies or any of their subsidiaries is, or holds an interest in, any entity that would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code.

      (e) (i) Neither Ecolochem nor International has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to qualify, in whole or in part, for tax-free treatment under Section 355 or Section 361 of the Code, (ii) neither Ecolochem nor International has been a “United States real property holding corporation” within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1)(a)(ii) of the Code ending on the Closing Date, and (iii) Section 3.10(e) of the Seller Disclosure Schedule lists each of the subsidiaries of the Companies that is, and any arrangement to which any of the Companies or their subsidiaries is a party which is treated as, a partnership for federal, state or local U.S. Income Tax purposes.

      (f) (i) None of the Companies or any of their subsidiaries is a party to or bound by, any agreement, contract, plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign tax law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law).

      (g) None of the Companies or their subsidiaries is party to or bound by any Tax sharing agreement.

      (h) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of any Company or any of its subsidiaries.

      (i) The Companies and their subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes (including but not limited to withholding of Taxes under Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under Applicable Law.

      (j) Ecolochem has had at all times from October 1, 1986, and International has, since inception, had, in effect a valid election to be treated as an “S corporation” within the meaning of Section 1361 of the Code (and has had a similar election in effect during such period for purposes of comparable state and local Income Tax laws in every jurisdiction in which either is required to file Income Tax Returns or where such election may be relevant), and none of Ecolochem, International or the Sellers has taken any action that would have caused a termination of any such election (or which would otherwise have terminated the status of Ecolochem and International as “S corporations” within the meaning of Section 1361 of the Code) for any period. Section 3.10(j) of the Seller Disclosure Schedule identifies every entity owned by Ecolochem and International that is a “qualified Subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code. Each such subsidiary so identified has been a “qualified Subchapter S subsidiary” at all times since its inception up to and including the Closing Date. Every person or entity that has ever been a holder of any equity interest in Ecolochem or International has been, for all periods during which such person has been a holder of such an equity interest, a person that is eligible to own equity interests in an “S Corporation” (as that term is defined in Section 1361(a)(1) of the Code) without causing the corporation to fail to be treated as a “small business corporation” within the meaning of Section 1361(b)(1) of the Code. The Sellers hereby acknowledge that certain Equity Interests are included in the federal gross estate of Richard C. Dickerson, a resident of the Commonwealth of Virginia who died on July 23, 2002, and are subject to federal estate tax as a consequence of his death. The duly appointed executors of the Estate of Richard C. Dickerson (“Dickerson’s Executors”) have timely filed the federal Estate Tax Return, Form 706. Dickerson’s Executors elected pursuant to Section 6166 of the Code for an extension of time to pay the federal estate tax attributable to the value of certain closely-held business interests in the estate. Dickerson’s Executors did not elect to release the executors from personal liability for the federal estate tax pursuant to Section 2204 of the Code. Dickerson’s Executors did not elect to impose a lien with respect to any of the assets of the estate pursuant to Section 6324A of the Code. The only assets which Purchaser is purchasing which were owned by Richard C. Dickerson individually on the date of his death are the S.A.R.L. Interests. None of the remaining assets being purchased are included in the federal gross estate of Richard C. Dickerson other than pursuant to Sections 2034 through 2042 of the Code. There is no Virginia state estate tax lien which arises on such assets.

      (k) Neither Ecolochem nor International (nor any of their qualified Subchapter S subsidiaries) has, in the past 10 years, (i) acquired assets from another person in a transaction in which Ecolochem’s or International’s (or any of their qualified Subchapter S subsidiaries’) tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified Subchapter S subsidiary, and consequently, neither Ecolochem nor International will be subject to tax under Section 1374 of the Code as the result of any Section 338 Election.

      (l) The Companies and their subsidiaries have complied in all material respects with the requirements of Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations thereunder.

      (m) None of the assets of the Companies or their subsidiaries secures, directly or indirectly, any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Companies or their subsidiaries is “tax-exempt use property” within the meaning of Section 168(h) of the Code. None of the assets of the Companies or their subsidiaries is property which is required to be treated as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the Companies or their subsidiaries is a personal holding company within the meaning of Section 542 of the Code.

      (n) To the knowledge of the Sellers, all documents which establish or are necessary to establish the title of International, or any of its subsidiaries, to any asset, or to enforce any rights, and which attract stamp duty or any similar foreign tax or duty, have been properly stamped, and International has duly paid all stamp duty and similar taxes or duties in other countries to which it is, has been, or may be made, liable;

      (o) The Companies and their subsidiaries have not agreed in the last six years to make any adjustments under Section 481(a) of the Code (and any corresponding provisions of state, local and foreign law) by reason of a change in accounting method or otherwise. Each of Ecolochem and International have utilized, for the past six taxable years or periods ending on or before the Closing Date, the accrual method of accounting for federal, state, local and foreign tax purposes with respect to each material item of income.

      (p) Each of Ecolochem and International and their respective Sellers is eligible to join with Purchaser in making a Section 338 Election.

      (q) S.A.R.L. is, and always has been, a societé à responsibilité limiteé treated as a partnership for United States Income Tax purposes. Moson Holdings is, and has always been, a limited liability company treated as a partnership for United States Income Tax purposes.

      SECTION 3.11.     Absence of Changes or Events.

      (a) Since September 30, 2003, there has not been any change, event, fact or circumstance affecting the Companies or their subsidiaries that, when taken in the aggregate with all other changes, events and circumstances whether beneficial or detrimental to the Companies and their subsidiaries, taken as a whole, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

      (b) Between September 30, 2003 and the date hereof, the Companies and their subsidiaries have been operated in the ordinary course of business in substantially the same manner as currently conducted, and have not:

(i) amended their articles of incorporation, bylaws, limited liability company agreements or comparable organizational documents;

(ii) declared, set aside or paid any dividend or made any other distribution on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interests other than transfers between a Company and its subsidiaries;

(iii) redeemed or otherwise acquired any shares of their capital stock, membership interests, equity interests, or similar ownership interests;

(iv) issued, delivered, sold, granted, pledged or otherwise encumbered any capital stock, membership interests or similar ownership interest or any securities convertible or exchangeable into or exchangeable for any rights, warrants, “phantom” stock rights, stock appreciation rights, options or similar derivative securities to acquire, any such capital stock, membership interests or similar ownership interest or made any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such capital stock, membership interests or similar ownership interest, convertible securities, rights, warrants, “phantom” stock rights, stock appreciation rights, options or similar derivative securities;

(v) (A) split, combined or reclassified any of its capital stock, membership interests or similar ownership interest or engaged in a recapitalization, exchange of shares or similar transaction with respect to its capital stock, membership interests or similar ownership interest or (B) issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for, any of its capital stock, membership interests or similar ownership interest;

(vi) (A) granted any severance or termination pay to any of their employees, directors or officers, (B) entered into, amended or increased benefits payable under any severance or termination pay policies or employment or other agreements, (C) established, adopted or amended any bonus, profit sharing, thrift, pension, retirement, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of their directors, officers or employees or (D) increased compensation, bonus or other benefits payable to any of their directors or officers, in each case other than (1) as required by Applicable Law, and (2) as required under the terms of any Company Benefit Plan or to satisfy contractual obligations in existence on September 30, 2003;

(vii) incurred any indebtedness for borrowed money or granted any guarantee in respect thereof;

(viii) acquired by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than those in the ordinary course of business not in excess of $100,000 in the aggregate;

(ix) sold, transferred, leased or otherwise disposed of any assets in excess of $100,000 in the aggregate, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

(x) canceled any material indebtedness (individually or in the aggregate) or waived any claims or rights of material value;

(xi) paid, loaned or advanced any amount to, or sold, transferred or leased any assets to, or entered into any agreement or arrangement with, any Seller;

(xii) made any change in accounting methods, principles or practices, except as required by GAAP or Applicable Law;

(xiii) taken or permitted any action that would cause either Ecolochem or International to fail to be treated as an “S corporation” within the meaning of Section 1361 of the Code, or to fail to be treated as an “S corporation” under comparable state and local Tax laws (or permitted any such action to be taken by any of their respective shareholders);

(xiv) amended any Tax Return or changed or modified any method of reporting income, deductions or other items for Tax purposes; or

(xv) agreed, whether in writing or otherwise, to do any of the foregoing.

      (c) Between September 30, 2003 and the date hereof, there has not occurred any event or occurrence resulting in damage, destruction or other casualty loss of $100,000 or more (whether or not covered by insurance) to the Companies or their subsidiaries or their respective assets.

      SECTION 3.12.     Compliance with Applicable Law. The Companies and their subsidiaries are in compliance with all Applicable Laws applicable to the conduct of their businesses, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Companies nor their subsidiaries has received, during the two years before the date of this Agreement, any written notice from a Governmental Entity alleging that the Companies or any of their subsidiaries are in violation of any Applicable Law applicable to the conduct of the business of the Companies or their subsidiaries in a manner that would be material to the Companies and their subsidiaries taken as a whole.

      SECTION 3.13.     Employee and Labor Matters.

      (a) As of the date hereof (i) there is not and has not been during the past five years any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Sellers, threatened, against the Companies or their subsidiaries, (ii) to the knowledge of Sellers, no union organizational campaign is in progress with respect to the employees of any of the Companies or their subsidiaries and no question concerning representation has been presented to such employees, (iii) to the knowledge of Sellers, none of the Companies or their subsidiaries is engaged in any unfair labor practice and (iv) neither the Companies nor any of their subsidiaries has received any written notice that there is an unfair labor practice charge or complaint against any of them pending or threatened before the National Labor Relations Board.

      (b) The employees of the Companies and their subsidiaries have been since January 1, 2001, and currently are, properly classified in all material respects under the Fair Labor Standards Act of 1938, as amended, and under any comparable, state Applicable Law. The Companies and their subsidiaries are not delinquent to, and have not failed to pay any of its employees, consultants or contractors for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such individuals except where the failure to pay any such wages, salaries, commissions, bonuses, benefits or other direct compensation could not reasonably be expected to result in criminal liability or material civil liability on the part of the Company or their subsidiaries or any officer or director thereof.

      (c) The Companies and their subsidiaries do not have an established severance pay practice or policy. The Companies and their subsidiaries are not liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the policies of the Companies and their subsidiaries) to any employee or former employee arising from the termination of employment of such employee or former employee.

      (d) The Companies and their subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, employee benefits, terms and conditions of employment and immigration matters, in each case, with respect to its employees.

      (e) As of the date hereof, neither the Companies nor any of their subsidiaries has communicated to any employee, at the managerial level or above (each a “Senior Company Employee” and collectively, the

“Senior Company Employees”), an intention to terminate the employment of such employee. To the knowledge of the Sellers, as of the date hereof, no Senior Company Employee has given the Companies or their subsidiaries notice or any other communication relating to such Senior Company Employee’s intention to terminate his or her employment with the Companies or their subsidiaries.

      SECTION 3.14.     Employee Benefit Plans.

      (a) Section 3.14(a) of the Seller Disclosure Schedule lists each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other material plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits (other than plans or arrangements mandatory under Applicable Law), in each case maintained by or contributed to the Companies or any of their respective ERISA Affiliates for the benefit of any of their present or former directors, officers or employees or with respect to which the Companies or any of their respective ERISA Affiliates may incur any liability (collectively, “Company Benefit Plans”). Notwithstanding the foregoing, the Stakeholder Scheme (as defined in Section 3.14A) shall be considered a “Company Benefit Plan” for purposes of this Agreement. Sellers have caused the Companies to deliver or make available to Purchaser copies of (i) each Company Benefit Plan and (ii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required.

      (b) Neither the Companies nor their respective ERISA Affiliates have ever maintained any employee benefit plan that was (i) subject to Title IV of ERISA, (ii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), or (iii) a multiemployer plan (as defined in Section 3(37) of ERISA). With respect to each Company Benefit Plan, no material liability has been incurred and there exists no condition or circumstances in connection with which the Companies or any of their respective ERISA Affiliates could be subject to any liability that would, individually or in the aggregate, have a significant adverse effect, in each case under ERISA, the Code or any other Applicable Law, rule or regulation. Neither the Companies nor any of their respective ERISA Affiliates have incurred any liability with respect to any transaction described in Section 4069 of ERISA, and there is no reasonable basis to expect any such liability to occur in the future.

      (c) No person will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the Transaction.

      (d) Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, except where failure to be qualified or tax-exempt, respectively, could not reasonably be expected to have a Company Material Adverse Effect. The Company has furnished to Purchaser copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Company Benefit Plan.

      (e) Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable statutes, orders, rules and regulations, except where noncompliance could not reasonably be expected to have a Company Material Adverse Effect. No Company Benefit Plan is under examination by the Department of Labor, the Internal Revenue Service, or any other governmental body.

      (f) Neither the Companies nor any of their respective ERISA Affiliates has ever maintained any plan providing for post-retirement health or welfare benefits for current or former employees, except as required by Section 4980B of the Code or state Applicable Law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Company Benefit Plan that is a “group health plan,” as defined in Section 5000(b)(1) of the Code, except where incurrence of such tax could not reasonably be expected to have a Company Material Adverse Effect.

      (g) No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Benefit Plan, except where a statutory or regulatory exemption applies, except where the occurrence of such a prohibited transaction could not reasonably be expected to have a Company Material Adverse Effect.

      (h) Neither the Companies nor any of their respective ERISA Affiliates have made an amendment to, written interpretation of or announcement (whether or not written) relating to any change in employee participation or coverage under any Company Benefit Plan that would materially increase the expense of maintaining such Company Benefit Plan above the level of expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

      (i) Set forth on Section 3.14(i) of the Seller Disclosure Schedule is an accurate statement of the vacation policies of the Companies and their subsidiaries.

      SECTION 3.14A.     International Employee Benefit Plans. For the purpose of this Section 3.14A, “Pension Scheme” means the stakeholder scheme maintained by International for the benefit of its Employees; and “Employee” means an employee, former employee officer or former officer of International.

(a) Except as imposed under Applicable Law, the Pension Scheme is the only arrangement to which International has any liability for the purpose of providing benefits on retirement.

(b) The Pension Scheme is a Stakeholder Scheme within the meaning of Part I (Stakeholder Pension Schemes) Section 1(1) Welfare Reform and Pensions Act 1999.

(c) All benefits under the Pension Scheme payable to or in respect of the Employees (other than those which are fully insured) are calculated on a money purchase basis only and there is no material obligation of International or under the Pension Scheme in respect of the Employees (other than in the case of those benefits which are fully insured) to provide any specified level of benefits.

(d) All investment business in relation to the Pension Scheme in respect of the Employees has been conducted by Norwich Union which, to the knowledge of Sellers, has nominated the Pension Scheme, and is itself authorized, in accordance with the requirements of the Financial Service and Markets Act 2000.

      SECTION 3.15.     Environmental Matters.

      (a) Except as set forth in the Malcolm Pirnie environmental assessment reports of the Company Properties previously delivered to Purchaser or in the Environ environmental assessment reports of the Company Properties previously delivered to Purchaser:

(i) the Companies and their subsidiaries (A) are and have been in compliance in all material respects at all times with all Environmental Laws, and (B) are in compliance in all material respects with all Environmental Permits required to conduct the Companies’ and their subsidiaries’ operations as currently conducted;

(ii) except for materials used in the ordinary course of business consistent with past practice, there are no Hazardous Materials at any property currently owned, used or leased by the Companies or their subsidiaries, or to the knowledge of Sellers, formerly owned, used or leased by the Companies or their subsidiaries, in each case, under circumstances that create any material liability for any of the Companies or their subsidiaries under any Environmental Law;

(iii) (A) as of the date of this Agreement, none of the Companies nor any of their subsidiaries has received any written notice alleging that it is liable under Environmental Laws, or any written information request, related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Governmental Entity having jurisdiction over the matter and without requiring any of the Companies or their subsidiaries to make any payment to such Governmental Entity (B) except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no Company or any of its subsidiaries will have received any written notice alleging that it is liable under Environmental Laws, or any written information request related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Government Entity having jurisdiction over the matter;

(iv) (A) none of the Companies nor any of their subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law, (B) as of the date of this Agreement, no Company or any of its subsidiaries is subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former Company business or Company Property and (C) except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no Company or any of its subsidiaries will be subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former Company business or Company Property;

(v) as of the date hereof, no action, claim or proceeding under any Environmental Laws or Environmental Permits has been commenced, or to the knowledge of Sellers, is threatened by any Governmental Entity against any Company or any of its subsidiaries and as of the Closing, no action, claim or proceeding under any Environmental Laws or Environmental Permits will have been commenced, or to the knowledge of Sellers, will be threatened by any Governmental Entity against any Company or any of its subsidiaries except for such actions, claims or proceedings under Environmental Laws or Environmental Permits that could not reasonably be expected to form the basis for liability that would be material to the Companies and their subsidiaries taken as a whole;

(vi) in connection with the Companies’ or their subsidiaries’ current or former businesses or properties (in each case while they were operated by the Companies or their subsidiaries) there have been no actions or omissions, and there are no circumstances or conditions that have occurred or currently exist that would reasonably be expected to form the basis for any liability that would be material to the Companies and their subsidiaries taken as a whole under Environmental Laws;

(vii) no Lien has been placed or, to the knowledge of Sellers, is threatened to be placed, on any Company Property under any Environmental Law; and

(viii) Sellers have caused to be provided to Purchaser copies of any material written report of any environmental investigation, study, audit, test, review or other analysis conducted in relation to any current operations or properties of any Company or any of its subsidiaries or any other operations or properties or facilities now or previously owned or leased by any Company or any of its subsidiaries, in the possession of or under the control of any Company or any of its subsidiaries.

      (b) No Hazardous Materials have been Released at any property owned, used or leased by the Companies or their subsidiaries under circumstances that create any material obligations or material liability for the Companies or their subsidiaries.

      (c) Except for Contracts with customers of the Companies or their subsidiaries for the provisioning of goods or services by the Companies or their subsidiaries, the Companies and their subsidiaries have not (1) contracted, or otherwise agreed, to indemnify any person, in whole or in part, with respect to any liability, claim, costs, fees or demand, known or unknown, arising under, or related to, any Environmental Law, (2) contractually agreed to assume any liability, costs, expenses, claims or fees arising under any Environmental Law, or (3) entered into any agreement to undertake any remediation, removal, response or site assessment activities at any site, property or location, in each case that would reasonably be expected to form the basis for liability that would be material to the Companies and their subsidiaries taken as a whole under Environmental Law.

      (d) Notwithstanding any other representations and warranties in this Agreement (other than Section 3.18), the representations and warranties in this Section 3.15 are the only representations and warranties in this Agreement by Sellers with respect to environmental matters.

      SECTION 3.16.     Insurance. Section 3.16 of the Seller Disclosure Schedule contains a list of the policies of casualty, liability, theft, fidelity, life, director and officer and other forms of insurance held by the Companies and any of their subsidiaries, as of the date of this Agreement. All such insurance policies are in the name of the Companies or their subsidiaries, and all premiums with respect to such policies due before the date of this Agreement have been paid. All such policies are in full force and effect, and neither the Companies nor any of their subsidiaries have received notice of cancellation or termination of any policy. Since December 31, 2000, none of the Companies or any of their subsidiaries has been denied or had revoked or rescinded any policy of insurance. The Companies and its subsidiaries have been covered since the date each commenced business by insurance in scope and amount customary and reasonable for their business.

      SECTION 3.17.     Transactions with Affiliates. Except as described in Section 3.17 of the Seller Disclosure Schedule, no Related Party or Related Entity is a party to any transaction with the Companies or their subsidiaries, including any Contract, agreement or other arrangement providing for the employment of, furnishings of services by, rental of real or personal property from or otherwise requiring payment to any Related Entity or Related Party, other than employment-at-will arrangements in the ordinary course of business. For purposes of the foregoing, a “Related Party” shall mean any Seller, and any director, officer, stockholder, partner, equity holder or limited liability company member of the Companies or their subsidiaries, and any beneficiary of any Seller that is a trust or an estate, or any immediate family member of any of the foregoing; and “Related Entity” shall mean any corporation, partnership, trust or other entity in which any Related Party, or any immediate family member of any Related Party, has a substantial interest or is an officer, director, trustee, partner or direct holder of more than 5% of the outstanding capital stock or interests of such entity.

      SECTION 3.18.     Governmental Permits. Each of the Companies and its subsidiaries owns, holds or possesses all licenses, franchises, permits, approvals and other authorizations from all Governmental Entities necessary for it to own or lease, operate and use its assets and to carry on and conduct its business (collectively “Governmental Permits”) except such Governmental Permits (other than any wastewater discharge permits relating to or required under any Environmental Law) the lack of which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Section 3.18 of the Seller Disclosure Schedule sets forth a list and a brief description of each material Governmental Permit of the Companies and their subsidiaries (including, without limitation, all wastewater discharge permits relating to or required under any Environmental Law), complete and correct copies of which have been delivered to Purchaser by Sellers. Except as set forth on Section 3.18 of the Seller Disclosure Schedule, each material Governmental Permit is in full force and effect and to the knowledge of Sellers, no revocation, termination or expiration of any Governmental Permit is threatened or pending.

      SECTION 3.19.     Accounts Receivable. All accounts receivable reflected on the Combined Balance Sheet and all account receivable of the Companies and their subsidiaries that have arisen since the Combined Balance Sheet Date derive from bona fide transactions of the Companies or their subsidiaries in the ordinary course. No person has asserted in writing or, to knowledge of Sellers, threatened to assert any counterclaims or offsetting claims or defenses to collection of any of the accounts receivable of the Companies and their subsidiaries other than (a) claims in the ordinary course which in the aggregate are not material relative to the total amount, net of reserves, of the accounts receivable taken as a whole or (b) claims included in the Estimated Closing WC Amount.

      SECTION 3.20.     Inventory. All of the inventory recorded on the Combined Balance Sheet consists of, and all inventory on the Closing Date will consist of, items of a quality usable or saleable in the ordinary course of business consistent with past practice except to the extent of the reserve therefor set forth in the Estimated Closing WC Amount. Each of the Companies and their subsidiaries has sufficient inventories on hand for the continued operation of its business in the ordinary course of business consistent with past practice.

      SECTION 3.21.     Customers and Suppliers. Sellers have previously delivered to the Purchaser a written list of the names and addresses of (a) the 25 largest customers of Ecolochem and the 10 largest customers of International and (b) the 25 largest suppliers of Ecolochem and the 10 largest suppliers of International (measured in each case by dollar volume of purchases or sales during the fiscal years ended

September 30, 2002 and September 30, 2003) and the dollar amount of purchases or sales that each such customer or supplier represented during each of the years ended September 30, 2002 and 2003. Except as set forth in Section 3.21 of the Seller Disclosure Schedule, as of the date hereof, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Ecolochem and International with any such customer or supplier.

      SECTION 3.22.     Brokers. The only investment advisor that has acted for Sellers or the Companies in connection with this Agreement or the Transaction is Needham & Company, Inc. (“Needham”) whose fees will be paid by Sellers.

      ECTION 3.23.     Nalco JV. As of the date hereof, the remaining amount of Ecolochem’s required investment in and capital contribution amount to the Nalco JV does not exceed $750,000 in the aggregate.

ARTICLE IV

      Representations and Warranties of Purchaser. Except as set forth in the Purchaser SEC Reports filed before the date hereof or in that certain letter, dated as of the date hereof, addressed to the Sellers from the Purchaser (such letter being referred to herein as the “Purchaser Disclosure Schedule”), Purchaser represents and warrants to each Seller as hereinafter provided in this Article IV:

      SECTION 4.01.     Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. Each subsidiary of Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its organization except where the failure of such subsidiary to be so organized, existing or in good standing would not reasonably be expected to have a Purchaser Material Adverse Effect. Each of Purchaser and each of its subsidiaries has full corporate and other power and authority to carry on its business as presently conducted. Each of Purchaser and its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has delivered or otherwise made available to Sellers true and complete copies of the articles of organization and bylaws or comparable organizational documents, each as amended to the date hereof, of Purchaser and its material subsidiaries, joint ventures and affiliates.

      SECTION 4.02.     Authority; Execution and Delivery; Enforceability. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is to be a party and to consummate the Transaction. Purchaser has taken all corporate action required to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is to be a party, except for the approval by the stockholders of Purchaser of the issuance of the shares of Common Stock to be issued to Sellers in the Transaction. Purchaser has duly executed and delivered this Agreement, and, at or before the Closing, will have duly executed and delivered each Ancillary Agreement to which it is specified to be a party, and this Agreement constitutes, and each Ancillary Agreement to which it is to be a party will, when executed, constitute Purchaser’s legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms.

      SECTION 4.03.     Capital Stock of Purchaser, Joint Ventures.

      (a) The authorized capital stock of Purchaser consists of 55,000,000 shares of Common Stock and no shares of preferred stock. As of the close of business on September 30, 2003, Purchaser had issued only 17,734,761 rights to purchase shares of Common Stock (the “Purchaser Rights”) that were issued pursuant to the Renewed Rights Agreement dated as of August 19, 1997 (the “Purchaser Rights Agreement”), between Purchaser and Equiserve Trust Company, N.A. At the close of business on September 30, 2003: (i) 17,734,761 shares of Common Stock were outstanding; (ii) no shares of Common Stock were held by Purchaser; and (iii) 3,910,667 shares of Common Stock were issuable upon the exercise of outstanding employee or director stock options (the “Purchaser Employee Stock Options”) that were granted pursuant to any stock plan, program or arrangement of Purchaser (the “Purchaser Employee

Stock Plans”). Except as set forth above, at the close of business on September 30, 2003, no shares of capital stock or other voting securities of Purchaser were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Purchaser and Purchaser’s Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have been issued in accordance with the securities laws of the jurisdictions within each such security was offered and issued. None of the outstanding shares of capital stock of Purchaser or Purchaser’s Significant Subsidiaries has been issued in violation of any provision of Applicable Law, the articles of organization, bylaws, limited liability company agreements or other comparable organizational documents of the Purchaser or its Significant Subsidiaries or any Contract to which any of the Purchaser or its Significant Subsidiaries is subject, bound or a party or in violation of any preemptive, subscription or similar rights under any provision of Applicable Law, the articles or organization, bylaws, limited liability company agreements or other comparable organizational documents of the Purchaser or its Significant Subsidiaries or any Contract to which any of the Purchaser or its Significant Subsidiaries is subject, bound or a party.

      (b) Except as described in Section 4.03(a), as of the date hereof, there are no (i) outstanding warrants, options, rights, “phantom” stock rights, agreements, stock appreciation rights, Contracts, stock-based performance or its convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which Purchaser or Purchaser’s Significant Subsidiaries are or may become obligated to issue, sell, purchase or redeem any shares of their capital stock or other securities or extend or enter into any such warrant, option, right, “phantom” stock right, agreement, stock appreciation right, Contract, stock based performance unit, convertible or exchangeable security or other commitment or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of the capital stock or securities of Purchaser or Purchaser’s Significant Subsidiaries, (ii) equity securities of Purchaser or Purchaser’s Significant Subsidiaries reserved for issuance for any purpose or (iii) outstanding bonds, debentures, notes or other indebtedness (or convertible into, or exchangeable for, securities) having the right to vote on any matters on which stockholders of Purchaser or Purchaser’s Significant Subsidiaries may vote. All shares of Common Stock that are subject to future issuance on issuance on the terms and conditions specified in the instrument under which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

      (c) As of the date of this Agreement, there are no outstanding contractual obligations of Purchaser or any of its subsidiaries to make any material investment (in the form of a loan, capital contribution, guarantee or otherwise) in any person; provided, however, that performance bonds, letters of credit, letters of guarantee and similar instruments and commitments provided by the Purchaser or its subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of equipment or the provision of services shall not be considered a contractual obligation to make an investment in any person.

      (d) Section 4.03(d) of the Purchaser Disclosure Schedule sets forth, as of the date of this Agreement, the holders of any equity interest in any material corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of Purchaser or its subsidiaries has an interest (except for any such entity in which the interests held by the Purchaser or its subsidiaries are held as purely financial investments). Section 4.03(d) of the Purchaser Disclosure Schedule sets forth, as of the Closing Date, the holders of any equity interest in any material corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of Purchaser or its subsidiaries has an interest (except for any such entity in which the interests held by the Purchaser or its subsidiaries are held as purely financial investments) other than changes in the identity of such holders since the date of this Agreement permitted by the constituent documents of the entity and not requiring the consent of Purchaser or any of its subsidiaries. Purchaser has delivered or otherwise made available to Sellers true and correct copies of all operative documents regarding the formation and governance of all such partnerships, joint ventures, limited liability companies and similar operating entities, to which Purchaser or its subsidiaries are a party.

      SECTION 4.04.     No Conflicts or Violations; No Consents or Approvals Required.

      (a) The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements does not, and the consummation of the Transaction will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of Purchaser or its subsidiaries, under any provision of (i) the articles of organization or by-laws or comparable organizational or governing documents of Purchaser or Purchaser’s Significant Subsidiaries, (ii) any material Contract to which Purchaser or any of its subsidiaries is a party or by which any of the properties or assets of Purchaser or any of its subsidiaries is bound (iii) any Judgment applicable to Purchaser or any of its subsidiaries or any of their properties or assets or (iv) subject to the matters referred to in Section 4.04(b), any Applicable Law applicable to Purchaser or any of its subsidiaries or any of their properties or assets other than, in the case of each of clauses (iii) and (iv), any such items that would not reasonably be expected to have a Purchaser Material Adverse Effect. As of the Closing Date, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the Transaction will not conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of Purchaser or its subsidiaries, under any provision of the articles of organization or by-laws or comparable organizational or governing documents any of Purchaser’s subsidiaries.

      (b) No Consent of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made with respect to Purchaser or its subsidiaries in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Sellers or the Companies or their subsidiaries in the Transaction, (iii) the filing with the SEC of the Proxy Statement and those required to be made by Purchaser under this Agreement or the Ancillary Agreements or in connection with the Transaction or the performance of Purchaser’s obligations under this Agreement or the Ancillary Agreements in each case under the Securities Act or the Exchange Act, and filings and qualifications with the NYSE in respect of the Initial Share Consideration, (iv) those required under any state “blue sky” laws in connection with the issuance or resale of the shares of Common Stock to be issued by the Purchaser hereunder and (v) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

      SECTION 4.05.     Purchaser SEC Reports.

      (a) Purchaser has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2003. Purchaser has delivered or otherwise made available to Sellers copies in the form filed with the SEC of, (i) Purchaser’s Annual Reports on Form 10-K for the fiscal years of Purchaser beginning on or after January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in the fiscal years of Purchaser beginning on or after January 1, 2003, (iii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since January 1, 2003, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 under Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 “SOX”) with respect to any report referred to in clause (i) or (ii) above, (v) all other forms, reports, registration statements and other documents filed or to be filed with the SEC since January 1, 2003 (other than preliminary materials if the corresponding definitive materials have been provided or made available to Sellers, filed by Purchaser with the SEC since January 1, 2003 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, as amended, collectively, the “Purchaser SEC Reports”)) and (vi) all comment letters received by Purchaser from the staff of the SEC since January 1, 2003 and all responses to such comment letters by or on behalf of Purchaser. The Purchaser SEC Reports (A) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed with the SEC (or in the case of Purchaser SEC Reports that have been amended before the date hereof, at the time any such amendment was filed), or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser makes no representations regarding any information contained in any Purchaser SEC Report to the extent such information was provided by or on behalf of the Sellers or the Companies or their subsidiaries. No subsidiary of Purchaser is or has been required to file any form, report, registration statement or other document with the SEC.

      (b) As of the date hereof, Purchaser is in compliance in all material respects with all current listing and currently effective corporate governance requirements of the New York Stock Exchange.

      SECTION 4.06.     Financial Statements.

      (a) The financial statements (including balance sheets, statements of income and statements of cash flows) of Purchaser and its subsidiaries included in the Purchaser SEC Reports (including the related notes), (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were prepared in conformity with GAAP in effect in the United States applied on a consistent basis (except as may be indicated therein or in the notes thereto) and (iii) each fairly presented, in all material respects, the consolidated financial condition and results of operations and cash flows of Purchaser and its subsidiaries at the dates thereof and for the periods indicated.

      (b) Except (i) as reflected in the audited consolidated balance sheet of Purchaser as of December 31, 2002, contained in the Purchaser SEC Reports (the “Purchaser Balance Sheet”) or liabilities described in any notes thereto and liabilities for which neither accrual nor footnote disclosure is required under GAAP, or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002, neither Purchaser nor any of its subsidiaries has any obligation or liabilities of any nature which would reasonably be expected to have a Purchaser Material Adverse Effect.

      (c) Section 4.06(c) of the Purchaser Disclosure Statement lists, and Purchaser has delivered to Sellers copies of, the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K) effected by Purchaser or its subsidiaries between January 1, 2002 and the date hereof.

      SECTION 4.07.     Sufficiency of Assets. As of the date hereof, the Purchaser and its subsidiaries have good and valid title to, or a valid right to use, all material assets and material properties necessary to operate and conduct the business of the Purchaser and its subsidiaries as currently conducted.

      SECTION 4.08.     Litigation. Section 4.08 of the Purchaser Disclosure Schedule lists, as of the date of this Agreement, all pending or, to the knowledge of Purchaser, threatened Proceedings against Purchaser or its subsidiaries that (a) involve a specified amount of, or unspecified amount that would reasonably be expected to result in a liability of more than $200,000, (b) involve any Governmental Entity as an adverse party or (c) seek any injunctive relief. There are no pending, or to the knowledge of Purchaser, threatened Proceedings against Purchaser or its subsidiaries that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. None of Purchaser or its subsidiaries is subject to, bound by, or in default under, any unsatisfied, unbonded Judgment in excess of $200,000.

      SECTION 4.09.     Absence of Changes or Events.

      (a) Since December 31, 2002, there has not been any change, event, fact or circumstance affecting Purchaser or its subsidiaries that, when taken in the aggregate with all other changes, events and circumstances whether beneficial or detrimental to Purchaser and its subsidiaries, taken as a whole, has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect.

      (b) Between December 31, 2002 and the date hereof, Purchaser and its subsidiaries have been operated in the ordinary course of business in substantially the same manner as currently conducted, and have not:

(i) redeemed or otherwise acquired any shares of Purchaser’s capital stock or similar ownership interests;

(ii) issued, delivered, sold, granted, pledged or encumbered any shares of the Purchaser’s capital stock, voting securities or any securities convertible or exchangeable into or exchangeable for, or any rights, “phantom stock rights”, stock appreciation rights, warrants or options or similar derivative securities to acquire, any such shares of capital stock, voting securities or convertible securities or made any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such shares, other voting securities, convertible or exchangeable securities, rights, warrants, options or similar derivative securities (other than (A) as was required under existing agreements with current or former employees, and directors, and the Purchaser Employee Stock Option Plan and the Purchaser Benefit Plans in effect on the date of this Agreement and (B) the issuance of Common Stock and related rights on the exercise of Purchaser Employee Stock Options in accordance with their present terms);

(iii) split, combined or reclassified any of Purchaser’s capital stock or similar ownership interests or engaged in a recapitalization, exchange of shares or similar transaction with respect to Purchaser’s capital stock or similar ownership interests or (B) issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for, any of Purchaser’s capital stock or similar ownership interests;

(iv) incurred any indebtedness for borrowed money or granted any guarantee in respect thereof, in each case outside of the ordinary course of business consistent with past practice;

(v) acquired by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than those not in excess of $10,000,000 in the aggregate;

(vi) sold, transferred, leased or otherwise disposed of (x) more than 10% of the assets of Purchaser’s ultrapure water group, or (y) any other assets material to the Purchaser and its subsidiaries, taken as a whole, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

(vii) made any change in accounting methods, principles or practices, except as required by GAAP or Applicable Law; or

(viii) agreed, whether in writing or otherwise, to do any of the foregoing.

      (c) Between December 31, 2002 and the date hereof, there has not occurred any event or occurrence resulting in damage, destruction or other casualty loss of $100,000 or more (whether or not covered by insurance) to Purchaser or its subsidiaries or its respective assets.

      SECTION 4.10.     Securities Act. The Equity Interests to be purchased by Purchaser or its Permitted Designees are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act or the securities laws of any other jurisdiction applicable to the Transaction.

      SECTION 4.11.     Sellers’ Common Stock. Except as set forth in Section 4.11 of the Purchaser Disclosure Schedule, the shares of Common Stock to be issued to Sellers as part of the Initial Share Consideration have been reserved for issuance and have been duly authorized, and, on delivery to Sellers at the Closing, will be validly issued, fully paid, nonassessable, free and clear of Liens imposed by

Purchaser or by any Contract to which the Purchaser is a party (other than those arising from the acts of Sellers) and issued in compliance with Applicable Law. None of such shares of Common Stock will be issued in violation of any provision of Applicable Law, the articles of organization, bylaws or other comparable organizational or governing documents of Purchaser or its subsidiaries or any Contract to which Purchaser or any of its subsidiaries is subject, bound or a party or in violation of any preemptive, subscription, first refusal or similar rights under any provision of Applicable Law, the articles of organization or bylaws or comparable organizational or governing documents of Purchaser or any of its subsidiaries or any Contract to which Purchaser or any of its subsidiaries is subject, bound or a party.

      SECTION 4.12.     Brokers. The only investment advisor that has acted for Purchaser in connection with this Agreement or the Transaction is Goldman, Sachs & Co. whose fees will be paid by Purchaser.

      SECTION 4.13.     Voting Requirements. The approval of the issuance of the Initial Share Consideration to Sellers in the Transaction as contemplated by this Agreement by the holders of a majority of a quorum of the outstanding shares of Common Stock (the “Purchaser Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Purchaser necessary in connection with this Agreement or the Ancillary Agreements or the Transaction. The Purchaser Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the Transaction and (ii) recommending that the stockholders of Purchaser grant the Purchaser Stockholder Approval. In addition, the Purchaser Board has taken all action necessary to render Sections 110C, 110D and 110F of the Massachusetts Corporation-Related Laws inapplicable to this Agreement and the Transaction.

      SECTION 4.14.     Opinion of Financial Advisor. Purchaser has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the Initial Purchase Price is fair to the Purchaser from a financial point of view.

      SECTION 4.15.     Rights Agreements. Purchaser has prior to Closing taken all necessary action to amend the Purchaser Rights Agreement in the form attached hereto as Exhibit G. As of the Closing, the Purchaser Board shall have taken all necessary action to cause one Purchaser Right to be issued with each share of Common Stock issuable to Sellers in the Transaction.

      SECTION 4.16.     Compliance with Applicable Law. Purchaser and its subsidiaries are in compliance with all Applicable Laws applicable to the conduct of their businesses, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. None of Purchaser or any of its subsidiaries has received, during the two years before the date of this Agreement, any written notice from a Governmental Entity alleging that Purchaser or any of its subsidiaries is in violation of any Applicable Law applicable to the conduct of the business of the Purchaser or its subsidiaries in a manner that would be material to the Purchaser and its subsidiaries taken as a whole.

      SECTION 4.17.     Employee and Labor Matters. As of the date hereof, with respect to the businesses currently conducted by Purchaser and its subsidiaries, (i) there is not and has not been during the past five years any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Purchaser, threatened, against Purchaser or its subsidiaries, (ii) to the knowledge of Purchaser, no union organizational campaign is in progress with respect to the employees of any of Purchaser or its subsidiaries and no question concerning representation has been presented to such employees, (iii) to the knowledge of Purchaser, none of Purchaser or its subsidiaries is engaged in any unfair labor practice and (iv) neither Purchaser nor its subsidiaries has received any written notice that there is an unfair labor practice charge or complaint against any of them pending or threatened before the National Labor Relations Board.

      SECTION 4.18.     Contracts. (a) Except for this Agreement and the Ancillary Agreements or as set forth in Section 4.18(a) of the Purchaser Disclosure Schedule, there are no Contracts to which Purchaser or any subsidiary of Purchaser is a party, or by which any of them or their respective properties are bound, (A) as of the date hereof, which are required to be filed or listed as an exhibit to the Purchaser SEC Documents which have not been so filed or listed or (B) involving the following (the Contracts required to be set forth on the Purchaser Disclosure Schedule, together with the Contracts filed or listed or required to be filed or listed as an exhibit to the Purchaser SEC Documents, the “Purchaser Contracts”):

(i) covenant not to compete that limits the conduct of Purchaser or its subsidiaries or other covenant of any of Purchaser or its subsidiaries restricting the development, marketing or distribution of the products and services of any of Purchaser or its subsidiaries;

(ii) Contract in existence on the date hereof under which any of Purchaser or its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

(iii) Contract in existence on the date hereof involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise, other than those entered into in the ordinary course of business consistent with past practice (which shall not include those entered into for the purpose of trading or speculative purposes);

(iv) Contract (including so-called take-or-pay or keep well agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of Purchaser or its subsidiaries or (B) any of Purchaser or its subsidiaries has, directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than (x) endorsements for the purpose of collection in the ordinary course of business or (y) guarantees among Purchaser and its subsidiaries entered into in the ordinary course of business consistent with past practice), in any such case which, individually, is in excess of $1,000,000;

(v) Contract in existence on the date hereof under which any of Purchaser or its subsidiaries has, directly or indirectly, made or committed to make any material advance, loan, extension of credit or capital contribution to, or other investment in, any person; or

(vi) Contract in existence on the date hereof evidencing a limited liability company, partnership, joint venture or similar business relationship or entity.

      (b) Each Purchaser Contract is valid, binding and in full force and effect and, to the knowledge of Purchaser, is enforceable by Purchaser or its subsidiaries in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and to general equitable principle(s)), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser or its subsidiaries has performed all obligations required to be performed by them under the Purchaser Contracts and is not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Purchaser, no other party to any Purchaser Contract is (with or without the lapse of time, giving of notice, or both) in breach or default in any aspect thereunder in each case except to the extent that any such lack of performance, breach or default by a Purchaser or a subsidiary or any such third party would not reasonably be expected to have a Purchaser Material Adverse Effect. To the knowledge of Purchaser, as of the date of this Agreement, no party to a Purchaser Contract has given written notice of, or has threatened to terminate any such Purchaser Contract. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of the Closing, no party to a Purchaser Contract will have given written notice, or threatened to terminate any such Purchaser Contract.

      (c) Purchaser has made available to Sellers true and complete copies of all material Contracts relating to any material joint ventures in which Purchaser or its subsidiaries has an interest.

      SECTION 4.19.     Taxes.

      (a) Each of Purchaser and its subsidiaries has timely filed or caused to be timely filed (taking into account any applicable extension periods) all Tax Returns required to be filed by it and each such Tax Return was true, complete and correct in all respects, except where the failure to so file a Tax Return, or the failure of any such Tax Return to be true, complete and correct in all respects, would not reasonably be expected to have a Purchaser Material Adverse Effect. All Taxes with respect to taxable periods covered by such Tax Returns (whether or not shown on Tax Returns), and all other Taxes otherwise due and payable from Purchaser or any of its subsidiaries, have been timely paid in full, other than such Taxes being contested in good faith and for which adequate reserves have been provided in its financial statements filed with the SEC, and except for such failures to pay that would not reasonably be expected to have a Purchaser Material Adverse Effect.

      (b) (i) No material Tax Return of Purchaser or any of its subsidiaries is under audit or examination by or with any Taxing Authority, and no written notice of such an audit or examination has been received by Purchaser or any of its subsidiaries; (ii) no written claim has been made in the last six years by a Taxing Authority in a jurisdiction where Purchaser and its subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction; and (iii) none of the material Tax Returns filed or material Taxes paid by Purchaser and its subsidiaries have been the subject of any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Taxing Authority in the last six years.

      (c) Other than any transaction with one or more past or present affiliates, neither Purchaser nor any of its subsidiaries, within the two-year period ending on the date of this Agreement, has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to qualify, in whole or in part, for tax-free treatment under Section 355 or Section 361 of the Code.

      SECTION 4.20.     Environmental Matters. (a) Except as set forth in Section 4.20 of the Purchaser Disclosure Schedule or set forth in the Environ environmental assessment reports of certain of Purchaser’s properties previously delivered to Sellers:

(i) Purchaser and its subsidiaries (A) are and have been in compliance in all material respects at all times with all Environmental Laws, and (B) are in compliance in all material respects with all Environmental Permits required to conduct the Purchaser’s and its subsidiaries’ operations as currently conducted;

(ii) except for materials used in the ordinary course of business consistent with past practice, there are no Hazardous Materials at any property currently owned, used or leased by Purchaser or its subsidiaries, or to the knowledge of Purchaser, formerly owned, used or leased by Purchaser or its subsidiaries, in each case, under circumstances that create any material liability for any of Purchaser or its subsidiaries under any Environmental Law;

(iii) (A) as of the date of this Agreement, neither Purchaser nor any of its subsidiaries has received any written notice alleging that it is liable under Environmental Laws, or any written information request, related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Governmental Entity having jurisdiction over the matter and without requiring the Purchaser or its subsidiaries to make any payment to such Governmental Entity (B) except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing, neither Purchaser nor any of its subsidiaries will have received any written notice alleging that it is liable under Environmental Laws, or any written information request related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Government Entity having jurisdiction over the matter;

(iv) (A) neither Purchaser nor any of its subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law that would materially and adversely impact the operations of Purchaser’s ultrapure water group, (B) as of the date of this Agreement, neither Purchaser nor any of its subsidiaries is subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former business of Purchaser or its subsidiaries or real property owned or leased by Purchaser or its subsidiaries and (C) except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing, neither Purchaser nor any of its subsidiaries will be subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former business of Purchaser or its subsidiaries or real property owned or leased by Purchaser or its subsidiaries;

(v) As of the date hereof, no action, claim or proceeding under any Environmental Laws or Environmental Permits has been commenced, or to the knowledge of Purchaser, is threatened by any Governmental Entity against Purchaser or any of its subsidiaries as of the Closing no action, claim or proceeding under any Environmental Laws or Environmental Permits will have been commenced, or to the knowledge of Purchaser, will have been threatened by any Governmental Entity against Purchaser or any of its subsidiaries except for such actions, claims or proceedings under any Environmental Laws or Environmental Permits that could not reasonably be expected to form the basis for liability that would be material to the Purchaser and its subsidiaries taken as a whole;

(vi) in connection with the Purchaser’s or its subsidiaries’ current or former businesses or properties (in each case while they were operated by Purchaser or its subsidiaries) there have been no actions or omissions, and there are no circumstances or conditions that have occurred or currently exist that would reasonably be expected to form the basis for any liability that would be material to the Purchaser and its subsidiaries taken as a whole under Environmental Laws; and

(vii) no Lien has been placed or, to the knowledge of Purchaser, is threatened to be placed, on any real property owned or leased by Purchaser or its subsidiaries under any Environmental Law.

      (b) No Hazardous Materials have been Released at any property owned, used or leased by Purchaser or its subsidiaries under circumstances that create any material obligations or material liability for Purchaser or its subsidiaries.

      (c) Except for Contracts with customers for the provisioning of goods or services by Purchaser or its subsidiaries, Purchaser and its subsidiaries have not (1) contracted, or otherwise agreed, to indemnify any person, in whole or in part, with respect to any liability, claim, costs, fees or demand, known or unknown, arising under, or related to, any Environmental Law, (2) contractually agreed to assume any liability, costs, expenses, claims or fees arising under any Environmental Law or (3) entered into any agreement to undertake any remediation, removal, response or site assessment activities at any site, property or location in each case that would reasonably be expected to form the basis for any liability that would be material to the Purchaser and its subsidiaries taken as a whole under Environmental Laws.

      (d) Notwithstanding any other representations and warranties in this Agreement (other than Section 4.21), the representations and warranties in this Section 4.20 are the only representations and warranties in this Agreement by Purchaser with respect to environmental matters.

      SECTION 4.21.     Governmental Permits. Each of Purchaser and its subsidiaries owns, holds or possesses all Governmental Permits except such Governmental Permits (other than any wastewater discharge permits relating to or required under any Environmental Law) the lack of which would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect. Except as set forth on Section 4.21 of the Purchaser Disclosure Schedule, each material Governmental Permit is in full force and effect and to the knowledge of Purchaser, no revocation, termination or expiration of any Governmental Permit is threatened or pending.

      SECTION 4.22.     Benefit Plans. Neither the execution and delivery of this Agreement nor the consummation of the Transaction (alone or in conjunction with any other event, such as termination of employment) will constitute or result in a “change in control,” “change of control” or any substantially similar concept for purposes of any employee benefit plans, programs, arrangements or policies of Purchaser or any of its subsidiaries, or for purposes of any individual agreement between Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee or consultant of Purchaser or any of its subsidiaries, on the other hand, or otherwise (i) entitle any current or former director, officer, employee or consultant of Purchaser or any of its subsidiaries to severance or termination pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation under any such employee benefit plan, program, arrangement, policy or individual agreement or (iii) result in any breach or violation of, or default under, any such employee benefit plan, program, arrangement, policy or individual agreement.

      SECTION 4.23.     Intellectual Property.

      (a) Each item of material Purchaser Intellectual Property is either: (i) owned solely by Purchaser or its subsidiaries free and clear of any Liens other than Permitted Liens or (ii) rightfully used or authorized for use by Purchaser or its subsidiaries as between Purchaser or its subsidiaries on the one hand, and the licensors of such intellectual property on the other hand.

      (b) Neither Purchaser nor any of its subsidiaries is in material violation of any license, sublicense or other agreement to which such entity is a party or otherwise bound relating to any material Purchaser Intellectual Property.

      (c) The use of the term “Ionics” in any trademark, service mark, trade dress, logo, trade name, domain name, or corporate name by the Purchaser and its subsidiaries as currently used does not infringe or otherwise violate any other person’s trademark rights or other proprietary rights. The “Ionics” trademark is valid, subsisting and enforceable in the United States and the United Kingdom and in each other jurisdiction in which such trademark is presently registered. The use of the Purchaser Intellectual Property other than the “Ionics” trademark by Purchaser and its subsidiaries as currently used does not infringe any other person’s Intellectual Property right except for circumstances where such infringement by the use of the Purchaser Intellectual Property would not be reasonably expected to have a Purchaser Material Adverse Effect. As of the date of this Agreement, no claims have been asserted in writing against Purchaser or its subsidiaries or, to the knowledge of Purchasers, threatened in writing by any person, either: (i) challenging the validity, enforceability, effectiveness or ownership by Purchaser and its subsidiaries of any material Purchaser Intellectual Property owned by the Purchaser or its subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the material Purchaser Intellectual Property by Purchaser or its subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the date hereof, to the knowledge of the Purchaser, there does not exist any valid basis for a claim of the type set forth in the preceding sentence. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of the Closing, there will be no claims asserted in writing against the Purchaser or its subsidiaries or, to the knowledge of Purchaser, threatened in writing by any person either: (i) challenging the validity, enforceability, effectiveness or ownership by Purchaser and its subsidiaries of any material Purchaser Intellectual Property owned by the Purchaser or its subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the material Purchaser Intellectual Property by Purchaser or its subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the Closing Date, to the knowledge of the Purchaser, there will not exist any valid basis for a claim of the type set forth in the preceding sentence, except as would not reasonably be expected to have a Purchaser Material Adverse Effect. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, all granted or issued patents, and all registered trademarks (other than “Ionics”) and service marks, owned by Purchaser or its subsidiaries are valid, subsisting and enforceable. To the knowledge of Purchaser, as of the date of this Agreement there is no pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the current activities of Purchaser or its subsidiaries. As of the date hereof, to the knowledge of Purchaser, there is no unauthorized use, infringement, or misappropriation of any of the material Purchaser Intellectual Property by any third party, employee or former employee. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing there is no unauthorized use, infringement, or misappropriation of any of the Purchaser Intellectual Property by any third party, employee or former employee.

      (d) Purchaser or its subsidiaries have secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the material Purchaser Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to

Purchaser or its subsidiaries to the extent necessary to vest valid title in such Purchaser Material Property in Purchaser or its subsidiaries.

      (e) Purchaser and its subsidiaries have each taken reasonable measures to protect the proprietary nature of the Purchaser Intellectual Property and to maintain in confidence all material trade secrets and material confidential information owned or used by Purchaser and its subsidiaries.

      (f) “Purchaser Intellectual Property” means all Intellectual Property that is owned, held or used by Purchaser or its subsidiaries.

      SECTION 4.24.     Commitment Letter. Purchaser has delivered to Sellers Representatives a copy of the commitment letter and related documents that Purchaser has entered into with the other parties identified therein (the “Commitment Letter”) in connection with the proposed financing of a portion of the Initial Cash Consideration.

ARTICLE V

COVENANTS

      SECTION 5.01.     Covenants Relating to Conduct of the Parties Before the Closing.

      (a) Except as (A) consented to, in writing, by Purchaser, (B) otherwise contemplated by this Agreement or (C) set forth in Section 5.01(a) of the Seller Disclosure Schedule, from the date of this Agreement to the Closing, Sellers shall cause the Companies and their subsidiaries not to take any of the following actions (each, a “Restricted Action”):

(i) amend their articles of incorporation, bylaws, limited liability company agreements or comparable organizational documents;

(ii) declare, set aside or pay any non-cash dividend or make any other non-cash distribution whether on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interests; provided, however, that the Companies and their subsidiaries may continue to make inter-company transfers pursuant to existing Contracts and any Company and its direct subsidiaries may make inter-company transfers with one another;

(iii) redeem or otherwise acquire any shares of their capital stock, membership interests, equity interests, or similar ownership interests;

(iv) issue, deliver, sell, grant, pledge or otherwise encumber any capital stock, membership interests or similar ownership interest or any securities convertible or exchangeable into or exchangeable for any rights, warrants, “phantom” stock rights, stock appreciation rights, options or similar derivative securities to acquire, any such capital stock, membership interests or similar ownership interest or make any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such capital stock, membership interests or similar ownership interest, convertible securities, rights, warrants, “phantom” stock rights, stock appreciation rights, options or similar derivative securities;

(v) (A) split, combine or reclassify any of its capital stock, membership interests or similar ownership interest or engage in a recapitalization, exchange of shares or similar transaction with respect to its capital stock, membership interests or similar ownership interest or (B) issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any of its capital stock, membership interests or similar ownership interest;

(vi) (A) grant any severance or termination pay to any of their employees, directors or officers, (B) establish, enter into, amend or increase benefits payable under any severance or termination pay policies or employment or other agreements, (C) establish, adopt or amend any bonus, profit sharing, incentive scheme, thrift, pension, retirement, supplementary private pension or health or welfare scheme, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of their directors, officers or employees or (D) increase compensation, bonus, incentive scheme or other benefits payable to any of their directors or officers, in each case other than (1) as required by Applicable Law, and (2) as required under the terms of any Company Benefit Plan or to satisfy contractual obligations in existence on the date of this Agreement and (3) as set forth on Section 5.01(a)(vi) of the Seller Disclosure Schedule relating to the establishment of, or increases in, compensation, employee benefits, and severance and termination benefits, in the ordinary course of business consistent with past practice;

(vii) incur any indebtedness for borrowed money or grant any guarantee in respect thereof; provided, however, that the foregoing shall be deemed not to include any Borrowed Debt or other indebtedness, or guarantees thereof, that will be repaid in full at or before Closing;

(viii) except in respect of Liens relating to indebtedness permitted under subclause (vii) above, voluntarily permit any of their assets to become subject to any Lien that would have been required to be set forth in Section 3.05 of the Seller Disclosure Schedule or Section 3.06 of the Seller Disclosure Schedule if existing as of the date of this Agreement;

(ix) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof other than acquisitions not in excess of $100,000 in the aggregate;

(x) sell, transfer, lease or otherwise dispose of any assets in excess of $100,000 in the aggregate, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

(xi) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of material value;

(xii) incur any obligation or liability for any capital expenditure in excess of $1,000,000, except (A) in accordance with the capital expenditure budgets of the Companies and their subsidiaries for the calendar quarter ending December 31, 2003 and the calendar year ending December 31, 2004, (B) for expenditures for extended term agreements over and above the budgeted expenditures for such periods, or (C) for obligations and liabilities that are paid in full before the Closing.

(xiii) pay, loan or advance any amount to, or sell, transfer or lease any assets to, or enter into any agreement or arrangement with any Seller or any beneficiary of any Seller that is a trust other than in respect of (A) dividends and distributions permitted under Section 5.01(c), (B) payments of salary and benefits to any Seller (or any affiliate of any Seller who is employed by any of the Companies or their subsidiaries), or (C) transactions set forth in Section 5.01(a)(xiii) of the Seller Disclosure Schedule;

(xiv) make any change in accounting methods, principles or practices, except as required by GAAP or Applicable Law;

(xv) other than the sale of the outstanding capital stock of Ecolochem or International to Purchaser hereunder, take or permit any action that would cause either Ecolochem or International to fail to be treated as an “S corporation” within the meaning of Section 1361 of the Code, or to fail to be treated as an “S corporation” under comparable state and local Tax laws (or permit any such action to be taken by any of their respective shareholders);

(xvi) change or modify any method of reporting income, deductions or other items for Tax purposes or amend any Tax Return if such filing would have any impact on Purchaser’s or its subsidiaries’ Tax liability, the effectiveness of the Section 338 Elections, or any Tax attribute relevant to Purchaser or its subsidiaries;

(xvii) enter into any Contract involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise;

(xviii) declare, set aside or pay any cash dividend or make any other cash distribution on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interest if the payment of such distribution would cause the cash balance of the Companies and its subsidiaries on a consolidated basis, to fall below the amount required to repay in full the amounts set forth in Section 1.04(a)(ii)(A), measured immediately prior to the payment of any such distribution or dividend; or

(xix) agree, whether in writing or otherwise, to do any of the foregoing.

      (b) From the date of this Agreement to the Closing, Sellers shall cause the Companies and their subsidiaries not to spend less than the amounts set forth in the capital expenditure budget for the calendar quarter ending December 31, 2003 and the calendar year ending December 31, 2004 (each in the form set forth in Section 5.01(b) of the Seller Disclosure Schedule)(it being acknowledged that if Closing occurs prior to December 31, 2004, the Companies and their subsidiaries shall not be required to expend all amounts for such period prior to Closing but shall be required to expend such amounts on a basis consistent with past practice and maintenance practices in effect as of the date of this Agreement); provided that the Companies and their subsidiaries shall not be required to expend any amounts set forth in the capital expenditure budget associated with any extended term agreements which are not entered into during such periods.

      (c) Except as (i) consented to, in writing, by Sellers Representatives, (ii) otherwise contemplated in this Agreement or (iii) set forth in Section 5.01(c) of the Purchaser Disclosure Schedule, from the date of this Agreement to the Closing, Purchaser shall not, and shall cause its subsidiaries not to, take any of the following actions:

(i) amend Purchaser’s or its subsidiaries’ articles of organization or bylaws or comparable organizational or governing documents in a manner that adversely affects Sellers or consummation of the Transaction, other than to increase the number of shares of authorized Common Stock;

(ii) declare, set aside or pay any dividend or make any other distribution whether on or in respect of any shares of its capital stock or similar ownership interests; provided; however, that Purchaser and its subsidiaries may continue to make inter-company transfers;

(iii) redeem or otherwise acquire any shares of its capital stock or similar ownership interests;

(iv) issue, deliver, sell, grant, pledge or otherwise encumber any shares of capital stock, voting securities or any securities convertible or exchangeable into or exchangeable for, or any rights, warrants, “phantom stock rights”, stock appreciation rights, options or similar derivative securities to acquire, any such shares of capital stock, voting securities or convertible or exchangeable securities or make any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such shares, other voting securities, convertible securities, rights, warrants, “phantom stock rights”, stock appreciation rights, options or similar derivative securities (other than (A) under existing agreements with current or former employees, and directors, and the Purchaser Employee Stock Option Plan and the Purchaser Benefit Plans in effect on the date of this Agreement, (B) the issuance of Common Stock and related rights on the exercise of Purchaser Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (C) the issuance of shareholder rights of the Purchaser under the Purchaser Rights Agreement and (D) other issuances not to exceed 1,750,000 shares of Common Stock in the aggregate);

(v) split, combine or reclassify any of Purchaser’s capital stock or similar ownership interests or engage in a recapitalization, exchange of shares or similar transaction with respect to Purchaser’s capital stock or similar ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any of Purchaser’s capital stock or similar ownership interests;

(vi) incur any indebtedness for borrowed money or grant any guarantee in respect thereof (other than debt incurred in connection with the financing of the Transactions), in each case outside of the ordinary course of business;

(vii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or acquire any assets other than those not in excess of $10,000,000 in the aggregate;

(viii) sell, transfer, lease or otherwise dispose (x) of more than 10% of the assets of Purchaser’s ultrapure water group or (y) any other assets material to Purchaser and its subsidiaries, taken as a whole, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

(ix) make any change in accounting methods, principles or practices, except as required by GAAP or Applicable Law;

(x) except in connection with any financing agreements entered into in connection with the consummation of the Transaction, enter into any Contract involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise, other than in the ordinary course of business consistent with past practice (which shall not include those entered into for the purpose of trading or speculative purposes);

(xi) except as set forth on Section 5.01(c)(xi) of the Purchaser Disclosure Schedule, enter into any Contract under which any of Purchaser or its subsidiaries, directly or indirectly, makes or commits to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person in each case if such loan, extension of credit, capital contribution or investment would either individually or in the aggregate obligate the Purchaser to expend more than $10,000,000;

(xii) except as set forth on Section 5.01(c)(xii) of the Purchaser Disclosure Schedule, enter into any Contract evidencing a limited liability company, partnership, joint venture or similar business relationship or entity in each case if such relationship or entity would either individually or in the aggregate obligate the Purchaser to expend more than $10,000,000; or

(xiii) agree, whether in writing or otherwise, to do any of the foregoing.

      (d) Notwithstanding anything in this Agreement to the contrary, at or before the Closing, each of the Companies shall be permitted to transfer to Sellers any cash, cash equivalents, marketable securities or Deposits held by the Companies and their subsidiaries to the extent that such transfer would not cause the cash then available to the Companies and its subsidiaries, on a consolidated basis, to fall below the amount required to repay in full the amounts set forth in Section 1.04(a)(ii)(A), measured immediately prior to the payment of any such distribution or dividend.

      SECTION 5.02.     Access.

      (a) From the date hereof to the Closing, except to the extent prohibited or limited by Applicable Law, each party shall grant or furnish the other and its representatives, employees, counsel and accountants reasonable access, during normal business hours and on reasonable written notice, to the personnel, properties, books and records of such party (which in the case of Sellers, shall include each of the Companies and their subsidiaries); provided, however, that such access does not unreasonably disrupt the normal operations of such party.

      (b) After the Closing, Purchaser shall, and shall cause its affiliates (including the Companies and their subsidiaries) to, grant or furnish each Seller and such Seller’s representatives, agents, counsel and accountants reasonable access, during normal business hours and on reasonable notice, to the personnel, properties, books and records of the Companies and their subsidiaries (including, for purposes of Sections 1.04 and 1.05, bank account information) in connection with (i) the preparation and validation of the adjustment to the Initial Purchase Price under Sections 1.04 and 1.05, (ii) any Tax Return of such Seller, (iii) any item for which indemnification is being sought from or by Sellers or (iv) any Proceeding involving such Seller. Purchaser shall provide copies of any books and records reasonably requested by Sellers in connection with this Section 5.02. Purchaser shall not, and shall cause its affiliates to not, destroy any books and records of the Companies before the seventh anniversary of the Closing.

      SECTION 5.03.     Confidentiality.

      (a) Purchaser acknowledges that the information being provided to it in connection with the Transaction is subject to the terms of a confidentiality agreement between Purchaser and Needham for the benefit of the Companies, dated as of May 6, 2003 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective as of, and only as of, the Closing, the Confidentiality Agreement shall terminate with respect to information relating to the Companies and their subsidiaries; provided, however, that Purchaser acknowledges that any and all other information not related to the Companies and their subsidiaries provided to it by the Companies, Sellers or any other person shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date as if such information was Evaluation Material (as defined in the Confidentiality Agreement).

      (b) Sellers acknowledge that the information being provided to the Sellers in connection with the Transaction is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement shall survive the Closing with respect to any and all information provided to the Sellers relating to the Purchaser and its subsidiaries. From and after the Closing Date, neither Lyman B. Dickerson nor Douglas G. Dickerson (each an “Executive”) nor any Seller shall divulge, furnish, use or make available to any person (other than Purchaser or its affiliates) any confidential proprietary information of the Companies that relates to the business of the Companies. This Section 5.03(b) shall not apply to any such confidential proprietary information that (i) shall have entered the public domain or become generally available through no act of such Executive or Seller, unless such act is expressly permitted under a contractual arrangement between Purchaser and such Executive or Seller (it being understood that the Employment Agreement permits disclosure in the proper performance of Lyman B. Dickerson’s duties), (ii) shall have become available to such Executive or Seller from a third party who, to the knowledge of such Executive or Seller, is not obligated to the Companies or Purchaser or its affiliates to keep such proprietary information confidential or (iii) shall be required by Applicable Law, legal process, legal proceeding or any Governmental Entity to be disclosed, provided, in the case of clause (iii) that such Executive or Seller shall give reasonably prompt notice of such requirement to Purchaser.

      (c) Notwithstanding anything herein to the contrary or in the Confidentiality Agreement, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the Transaction and all materials of any kind (including opinions or other Tax analyses) provided to it relating to such Tax treatment and Tax structure, except that (i) Tax treatment and Tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (ii) this provision shall not permit disclosure to the extent that nondisclosure is necessary to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party’s ability to consult any Tax advisor (including a Tax advisor independent from all other entities involved in such transactions) regarding the Tax treatment or Tax structure of the Transaction.

      SECTION 5.04.     Efforts.

      On the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, but in any event before the Outside Date, the Transaction, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities, if any) and taking all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) causing (A) the Companies and their subsidiaries to hold separate or divest any of their assets or lines of business that are not material to their businesses, taken as a whole, if required by any Governmental Entity or (B) the Purchaser or its subsidiaries to hold separate or divest any of their assets or lines of business that are not material to their businesses, taken as a whole, if required by any Governmental Entity and (iii) until a final non-appealable order has been issued, defending any lawsuits or other Proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

      (a) Neither Sellers nor Purchaser shall, directly or indirectly, extend any waiting period under the HSR Act or enter into any agreement with a Governmental Entity to, or represent to a Governmental Entity that it will delay or not consummate the Transaction, except with the prior written consent of Purchaser or the Sellers Representatives, respectively. In furtherance and not in limitation of the foregoing, each party shall make and, as may be required, Sellers shall cause each Company and/or its subsidiaries to make, an appropriate filing of a Notification and Report Form under the HSR Act (and to make such other filings as are required under Applicable Law in foreign jurisdictions governing antitrust, competition or merger control matters) with respect to the Transaction as promptly as practicable after the date hereof (but in no event later than ten days in the case of the “Notification and Report Form” under the HSR Act) and to supply as promptly as practicable any additional information and documentary material that may be requested under the HSR Act (or under such foreign laws). All such filings and information shall be in substantial compliance with Applicable Law. Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in Section 5.04(a)(iii) above. Each party will (x) promptly notify the other party of any written communication to that party from any Governmental Entity located in the U.S. and outside of the U.S. and, subject to Applicable Law, permit the other party to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party’s reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transaction unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and (z) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Transaction. Each party shall promptly notify the other parties in writing of any pending or, to the knowledge of such party, threatened Proceeding or investigation by any Governmental Entity or any other person (i) challenging this Agreement or the consummation of the Transaction or seeking material damages in connection with consummation of the Transaction or (ii) seeking to restrain or prohibit the consummation of the Transaction.

      (b) In connection with and without limiting the foregoing, Purchaser and the Companies and their respective Boards of Directors shall (i) take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the Transaction, and (ii) if any takeover statute or similar statute or regulation becomes applicable to the Transaction, take all action necessary so that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Transaction and the other transactions contemplated by this Agreement.

      (c) Notwithstanding the foregoing, in no event and under no circumstances shall Purchaser or Sellers have any obligation, in order to consummate the Transaction or to resolve objections, if any, to the consummation of the Transaction, to: (i) accept or offer to accept an order providing for the divestiture by Purchaser of any material part of the properties, assets, operations or businesses of the Companies or their subsidiaries taken as a whole or the Purchaser, its Permitted Designees or their respective affiliates taken as a whole, (ii) offer or agree to hold separate such properties, assets, operations or businesses pending divestiture, or (iii) agree to any other material conditions, restrictions or limitations on the material operations or businesses of the Companies or their subsidiaries, taken as a whole.

      SECTION 5.05.     Consents. (a) Prior to the Closing, Sellers shall cause the Companies and their subsidiaries to use commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from any third party required under any Contract (including those set forth on Section 5.05 of the Seller Disclosure Schedule), and to give prompt notice to the Purchaser of any notice or other communication from any person alleging that the consent of such person is or may be required under any Contract in connection with the transactions contemplated hereby. Purchaser shall, and shall cause its subsidiaries to (i) reasonably cooperate with Sellers and the Companies and their subsidiaries in connection with the foregoing and (ii) use all commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from any third party required under any Contract and to give prompt notice to Sellers of any notice or other communication from any person alleging that the consent of such person is or may be required under any Contract in connection with the transactions contemplated hereby. Notwithstanding the foregoing, none of Sellers, the Companies, their subsidiaries, Purchaser or its subsidiaries shall be required to expend money or, without Purchaser’s prior written consent, amend, waive or otherwise alter any material terms under any Contract in order to obtain any waiver, consent, approval, order or authorization from any third party required under any Contract.

      SECTION 5.06     Publicity. Sellers and Purchaser agree that no public release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party (which for this purpose shall include the Companies and their subsidiaries or any affiliate thereof), without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Laws or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the parties may make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding this Agreement or the transactions contemplated hereby. Promptly on or immediately after the date hereof, Purchaser and Sellers shall jointly release a press release in the form agreed on before the date hereof.

      SECTION 5.07     Arrangements with Sellers. Except as described in or contemplated by this Agreement, or as otherwise set forth in Section 5.07 of the Disclosure Schedule, before the Closing, Sellers shall cause all Contracts and arrangements (including any Contract or arrangement relating to the extension of credit in the form of personal loans), if any, between the Companies or their subsidiaries, on the one hand, and Sellers or Executives, on the other hand, to be terminated or settled and be of no further force or effect, notwithstanding any terms thereof to the contrary.

      SECTION 5.08     Noncompetition and Nonsolicitation.

      (a) Subject to Section 5.08(b), for a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, a Company or any of their subsidiaries (but in no event later than December 31, 2010, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall engage, anywhere in the world, in any business competitive with any water related business conducted by the Companies or their subsidiaries, or by Purchaser or its subsidiaries on the Closing Date and on the date such Seller or Executive ceases to be employed by the Companies or their subsidiaries, or the Purchaser or its subsidiaries (the “Water Related Competitive Activities”), including through the ownership of an interest in a business engaged in a Water Related Competitive Activity or by managing such a business. Subject to Section 5.08(b), for a period of two years from the Closing Date or, if later, two years from the date he is no longer employed by Purchaser, a Company or any of their subsidiaries (but in no event later than four years from the Closing Date, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall engage, anywhere in the world, in any business competitive with any non-water related business conducted by the Companies or their subsidiaries, or by Purchaser or its subsidiaries on the Closing Date and on the date such Seller or Executive ceases to be employed by the Companies or their subsidiaries, or the Purchaser or its subsidiaries (the “Non-Water Related Competitive Activities” and collectively with the Water Related Competitive Activities, the “Competitive Activities”), including through the ownership of an interest in a business engaged in a Non-Water Related Competitive Activity or by managing such a business.

      (b) The covenant in Section 5.08(a) shall not (i) apply to any activities conducted by any Seller or Executive on behalf of Purchaser or its affiliates (including the Companies), (ii) be breached as a result of the ownership by any Seller or any Executive of (A) less than 3% of any class of publicly traded equity or debt securities of a person engaged in any Competitive Activity, provided that no Seller controls such person (it being understood that the 3% threshold set forth in this subsection (A) shall not include any securities held by a registered investment company in which such Seller or Executive participates), or (B) any interest in any person who, after the date of acquisition of such interest, commences any Competitive Activity, provided that no Seller controls such person.

      (c) For a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, any Company or any of their respective subsidiaries (but in no event later than December 31, 2010 unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall directly or indirectly (i) recruit or solicit for hire or hire or otherwise engage any employees of Purchaser, any Company or their respective subsidiaries or any such person who has terminated his/her relationship with the Purchaser, any Company or their respective subsidiaries within six months prior to such action by Seller or Executive or (ii) encourage or participate in such recruitment, solicitation or hiring.

      (d) For a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, any Company or any of their subsidiaries (but in no event later than December 31, 2010 unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall directly or indirectly, solicit or do business in any capacity that constitutes Water Related Competitive Activities with any customer of the Purchaser, any Company or any of their respective subsidiaries.

      (e) For a period of two years from the Closing Date or, if later, two years from the date he is no longer employed by Purchaser (but in no event later than four years from the Closing Date, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), a Company or any of their subsidiaries, no Seller or Executive shall directly or indirectly, solicit or do business in any capacity that constitutes Non-Water Related Competitive Activities with any customer of the Purchaser, any Company or any of their respective subsidiaries.

      (f) If any provision of this Section 5.08 shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable by law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Sellers and Executives agree that if any Seller or Executive violates any of the covenants in this Section 5.08, monetary damages will be inadequate, and Purchaser shall be entitled to injunctive relief and specific performance.

      SECTION 5.09     Corporate Indemnity For Company Managers, Officers and Directors.

      (a) Purchaser acknowledges that all rights with respect to indemnification, advancement of expenses and exculpation of former or present managers, directors, members, agents, officers and employees of the Companies or their subsidiaries with respect to acts or omissions occurring before the Closing, presently set forth in the articles of incorporation, bylaws, limited liability agreements or other comparable organizational documents or any other agreements of the Companies or their subsidiaries, shall continue indefinitely and Purchaser and its affiliates shall take no action to alter such rights as they apply to periods before the Closing.

      (b) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the former or present officers, directors, managers, members, agents and employees of the Companies and their subsidiaries and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which such person is entitled, whether under law, contract or otherwise.

      (c) In the event that Purchaser or any Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Purchaser or Company shall succeed to the obligations set forth in this Section 5.09.

      SECTION 5.10.     No Solicitation of Proposals or Offers.

      (a) From the date hereof until the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), Sellers shall not, nor shall any of them permit any Company or any of its subsidiaries to, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, any of the Sellers, the Companies or any of their subsidiaries to, (i) solicit, initiate or encourage the submission of any offer or proposal for a stock purchase, merger, consolidation or other business combination involving the Companies or any of their subsidiaries or the sale of all or any significant portion of the assets, capital stock or equity interests in the Companies or any of their subsidiaries (a “Seller Transaction”), (ii) enter into any agreement with respect to any Seller Transaction or (iii) provide any non-public information regarding any Company or its subsidiaries to any third party or engage in any negotiations or discussions in connection with any Seller Transaction. Sellers shall, and shall cause the Companies and their subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Sellers, the Companies or their subsidiaries or any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, Sellers, the Companies or their subsidiaries, with any parties conducted heretofore with respect to any of the foregoing.

      (b) Sellers promptly shall advise Purchaser orally and within 24 hours in writing of the receipt of any communication (written or oral) relating to a Seller Transaction. Sellers promptly shall advise Purchaser of the identity of the person making or proposing any such Seller Transaction and of the material terms of any such Seller Transaction and of any changes thereto. Sellers promptly shall advise Purchaser orally and within 24 hours in writing of the commencement of any discussions with any third party or its representatives regarding a Seller Transaction by such third party.

      (c) From the date hereof and until the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), Purchaser shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, Purchaser or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of any offer or proposal for an Acquisition Transaction, (ii) enter into any agreement with respect to any Acquisition Transaction or (iii) provide any non-public information regarding Purchaser or its subsidiaries to any third party or engage in any negotiations or discussions in connection with or relating to, any Acquisition Transaction (or offer or proposal therefor); provided, however, that Purchaser may, after receiving any offer or proposal with respect to an Acquisition Transaction that was not solicited by Purchaser or its subsidiaries or any officer, director or employee of, or any investment banker, attorney, agent, accountant or other advisor or other representative of Purchaser or its subsidiaries, solicit, initiate or encourage the submission of any Acquisition Transaction from any third party, provide any non-public information regarding itself to any third party, engage in any negotiations or discussions with any third party regarding any Acquisition Transaction or enter into any agreement with respect to any Acquisition Transaction if Purchaser’s Board determines in good faith, after consultation with counsel and its financial advisors, that the failure to solicit, initiate or encourage the submission of any Acquisition Transaction from any third party, provide such information, engage in such negotiations or discussions or enter into such agreement could result in a breach of its fiduciary duties under Applicable

Law, except that (A) Purchaser may not take any such actions with respect to an offer or proposal for an Acquisition Transaction that is (at the time such action is taken) conditioned upon the Transaction not being consummated unless Purchaser’s Board determines in good faith, after consultation with counsel and its financial advisors, that such Acquisition Transaction could result in a Purchaser Superior Proposal, (B) Purchaser may not request or require that any offer or proposal for an Acquisition Transaction solicited or initiated by Purchaser be conditioned upon the Transaction not being consummated (although the receipt of, and taking of any action (including those specified in clauses (i), (ii) and (iii) above) with respect to, offers or proposals for Acquisition Transactions that are so conditioned shall not constitute a breach of Purchaser’s obligations under this clause (B), as long as Purchaser complies with the other requirements of this Section 5.10 with respect to such offers or proposals, including clauses (A) and (C) of this proviso) and (C) Purchaser and its subsidiaries may not enter into a definitive agreement providing for the implementation of an Acquisition Transaction that is conditioned upon the Transaction not being consummated unless (1) at least two business days prior to the date such definitive agreement is entered into, Purchaser has delivered to Sellers written notice advising Sellers that that Purchaser or its subsidiaries are prepared to enter into such a definitive agreement, specifying the material terms and conditions of such Purchaser Superior Proposal and identifying the person making such Purchaser Superior Proposal, and (2) Purchaser terminates this Agreement pursuant to Section 9.01(a)(vii) concurrently with entering into such definitive agreement. Purchaser shall, and shall cause each of its subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Purchaser, any subsidiary of Purchaser or any officer, director or employee of, or any investment banker, attorney, agent, accountant or other advisor or other representative of, Purchaser or its subsidiaries, with any parties conducted heretofore with respect to any of the foregoing. The term “Acquisition Transaction” means (i) a merger or consolidation involving Purchaser or (ii) the acquisition by any person or persons in any manner, directly or indirectly, of in excess of 25% of the voting stock of Purchaser or any assets or group of assets of Purchaser or its subsidiaries (including by way of a stock acquisition) having a value in excess of 25% of the book value of the total assets of Purchaser and its subsidiaries, taken as a whole (as reflected on the then most recent financial statements of Purchaser filed with the SEC), other than the Transaction. The term “Purchaser Superior Proposal” means an Acquisition Transaction that Purchaser’s Board determines in good faith, after consultation with counsel and a financial advisor of nationally recognized reputation and taking into account all relevant material terms of such Acquisition Transaction and this Agreement (including any changes to this Agreement proposed by Sellers in response to an Acquisition Transaction), that, if consummated, would be more favorable to the stockholders of Purchaser than the Transaction and is reasonably capable of being consummated (including by not being subject to a financing condition).

      (d) After the date hereof and before the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), neither the Purchaser Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Sellers, its recommendation to Purchaser’s stockholders that they grant the Purchaser Stockholder Approval or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Transaction. Notwithstanding the foregoing, at any time after the date hereof and before receipt of the Purchaser Stockholder Approval, as a result of a Purchaser Superior Proposal, the Purchaser Board may withdraw or modify in a manner adverse to Sellers its recommendation to Purchaser’s stockholders that they grant the Purchaser Approval, but only if and to the extent that Purchaser’s Board determines in good faith, after consultation with counsel and its financial advisors, that failing to take any such action could result in a breach of the fiduciary duties of Purchaser’s Board.

      (e) Purchaser promptly shall advise Sellers orally and within 24 hours in writing of the receipt of any offer or proposal for an Acquisition Transaction. Purchaser promptly shall advise Sellers of the identity of the person making any such offer or proposal for an Acquisition Transaction and of the material terms of any such offer or proposal and of any changes thereto. Purchaser promptly shall advise Sellers orally and within 24 hours in writing of the commencement of any discussions with any third party or its representatives regarding an Acquisition Transaction by such third party.

      (f) Nothing contained in this Section 5.10 or Section 5.13 shall prohibit Purchaser or Purchaser’s Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to Purchaser’s stockholders if, in the good faith judgment of Purchaser’s Board after consultation with outside counsel, the failure so to disclose could be inconsistent with its obligations under Applicable Law.

      SECTION 5.11.      Companies’ Financial Statements; Proxy Statement; SEC Filings.

      (a) Promptly after the date hereof, Sellers shall cause the Companies to conform the Combined Financial Statements to the requirements of Regulation S-X of the Exchange Act (collectively, the “S-X Compliant Financials”), and thereafter to promptly deliver the S-X Compliant Financial Statements (together with notes and schedules thereto), to the Purchaser.

      (b) As promptly as practicable after the execution of this Agreement, the parties shall prepare, and Purchaser shall file with the SEC, a proxy statement (the “Proxy Statement”) to be sent to the stockholders of Purchaser in connection with Purchaser’s stockholders meeting (the “Purchaser Stockholders Meeting”) to consider the Purchaser Stockholder Approval. The Purchaser and each Seller shall promptly respond to any comments of the SEC relating to the Proxy Statement and shall use their respective commercially reasonable efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable after the date hereof. Purchaser shall cause the Proxy Statement to be mailed to its stockholders as soon as practicable after SEC clearance. Purchaser and each of the Sellers shall notify each other promptly on the receipt by it or its representatives of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing made under Section 5.11(c) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any filing made under Section 5.11(c). No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by Sellers or Purchaser, without providing the other party a reasonable opportunity to review and comment thereon. The Purchaser and each Seller, as the case may be, shall use their commercially reasonable efforts to cause all documents that Purchaser is responsible for filing with the SEC or other regulatory authorities in connection with the consummation of the Transaction under this Section 5.11 to comply in all material respects with all Applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any filing made under Section 5.11(c), Purchaser or Sellers, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and, to the extent required by Applicable Law, mailing to stockholders of Purchaser, of such amendment or supplement.

      (c) Purchaser and Sellers shall promptly after the date hereof make all necessary filings with respect to this Agreement and the Ancillary Agreements under the Securities Act, the Exchange Act, the rules and regulations of the NYSE, applicable state blue sky laws and the rules and regulations thereunder (“the Applicable Filings”). Purchaser and Sellers shall cause all Applicable Filings to comply as to form and substance in all material respects with all Applicable Laws including (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the NYSE.

      (d) Sellers shall promptly furnish to Purchaser all information (including all S-X Compliant Financials) concerning the business and affairs of the Companies and their subsidiaries or the Sellers, as may reasonably be requested by Purchaser, in a form reasonably satisfactory to Purchaser, as shall be required to be included in or is otherwise reasonably necessary in connection with the preparation of, the Proxy Statement or any filing made under Section 5.11(c) or any amendments thereto. All financial statements furnished to Purchaser shall have been prepared in conformity with GAAP in effect in the United States applied on a consistent basis with the Combined Financials Statements and shall comply with the requirements of Regulations S-X of the Exchange Act. In addition, Sellers shall cause the counsel and accountants of the Companies and their subsidiaries to reasonably cooperate with Purchaser’s counsel and auditors in preparation of the Proxy Statement and any filing made under Section 5.11(c). The information to be supplied by the Sellers for inclusion in the Proxy Statement or any filing made under Section 5.11(c), as applicable, (i) shall comply in all material respects with all Applicable Laws including the Exchange Act, the Securities Act and the rules and regulations of the NYSE, and (ii) will not, on the date the Proxy Statement is first mailed to stockholders of Purchaser, or, at the time of the Purchaser Stockholders Meeting, or on the date any filing made under Section 5.11(c) is filed with SEC or state securities authorities, as applicable, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary to make the statements made in the Proxy Statement or any filing made under Section 5.11(c), as applicable, not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders Meeting that has become false or misleading. Sellers shall update any information or materials provided to Purchaser pursuant to this Section 5.11(d) to the extent necessary to maintain the accuracy and completeness thereof. Sellers’ timely delivery to Purchaser of the information required by this Section 5.11 is a condition precedent to Purchaser’s obligations pursuant to this Agreement and the Ancillary Agreements to file the Proxy Statement and any other documents; provided, however, that Purchaser’s obligations shall continue after receipt of such information, except that Purchaser shall as promptly as practicable after the receipt of such information continue to comply with such obligations. The information to be supplied by Purchaser for inclusion in the Proxy Statement or any filing made under Section 5.11(c), as applicable, (i) shall comply with all Applicable Laws including the Exchange Act, the Securities Act and the rules and regulations of the NYSE, and (ii) will not, on the date the Proxy Statement is first mailed to stockholders of Purchaser, or, at the time of the Purchaser Stockholders Meeting, or on the date any filing made under Section 5.11(c) is filed with SEC or state securities authorities, as applicable, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary to make the statements made in the Proxy Statement or any filing made under Section 5.11(c), as applicable, not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders Meeting that has become false or misleading. Purchaser shall update any information or materials included in the Proxy Statement or any filing made under Section 5.11(c) to the extent necessary to maintain the accuracy and completeness thereof.

      (e) Purchaser will timely file with the SEC all Contracts to which Purchaser or any subsidiary of Purchaser becomes a party, or by which any of them or their respective properties become bound and which are required to be filed or listed as an exhibit to the Purchaser SEC Documents.

      SECTION 5.12.     New York Stock Exchange Listing. Purchaser shall use its commercially reasonable efforts to cause the shares of Common Stock to be issued to Sellers in the Transaction to be approved on or before the Closing Date for listing on the NYSE, subject to official notice of issuance.

      SECTION 5.13.     Purchaser Stockholders Meeting. Purchaser, acting through its Board of Directors (the “Purchaser Board”), shall take all actions in accordance with Applicable Law and its articles of organization and bylaws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 120 days after the execution of this Agreement, the Purchaser Stockholders Meeting for the purpose of considering the Purchaser Stockholder Approval. In no event shall the Purchaser Stockholders Meeting not be held unless this Agreement is terminated in accordance with its terms. The Purchaser Board has voted to recommend to the stockholders of Purchaser that they grant the Purchaser Stockholder Approval and such recommendation shall be included in the Proxy Statement. Subject to the terms of Section 5.10(d), neither the Purchaser Board nor any committee thereof shall withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Sellers, the recommendation of the Purchaser Board that the Purchaser’s stockholders grant the Purchaser Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, after consultation with Sellers Representatives, Purchaser may adjourn or postpone the Purchaser Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy

Statement is provided to the Purchaser’s stockholders or, if, as of the time for which the Purchaser Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Purchaser Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Stockholders Meeting.

      SECTION 5.14.     Rights Agreement. Purchaser Board shall take all action necessary as Sellers or Purchaser may reasonably request to cause the Purchaser Rights Agreement to be inapplicable to the Transaction. Except as provided in the immediately preceding sentence or as requested in writing by Sellers Representatives, before the Closing, Purchaser Board shall not amend the Purchaser Rights Agreement. If any “Distribution Date” occurs under the Purchaser Rights Agreement at any time during the period from the date of this Agreement to the Closing (other than as a result of any action by any of the Sellers), Purchaser and Sellers shall make such adjustment to the Initial Share Consideration as Purchaser and Sellers shall mutually agree so as to preserve the percentage ownership of Purchaser’s capital stock that Sellers reasonably expected to receive as of the Closing as a result of the consummation of the Transaction.

      SECTION 5.15.     Shelf Registration Statement. Purchaser shall comply with the provisions of the Stockholders Agreement relating to its obligation to register the shares of Common Stock comprising the Initial Share Consideration by filing the Shelf Registration Statement (as defined in the Stockholders Agreement) with the SEC, it being acknowledged that the effectiveness thereof is a condition to the Closing.

      SECTION 5.16.     Borrowed Debt. At or before Closing, Sellers shall cause the Companies and their subsidiaries to repay all Borrowed Debt and pay or satisfy all obligations relating thereto and discharge (or provide for the discharge of) any Liens securing such Borrowed Debt and to terminate any agreements relating to foreign currency swaps, interest rate swaps, commodity swaps, options, caps, collars, hedges or forward exchanges or other similar agreements.

      SECTION 5.17.     Foreign Qualifications. At or before Closing, Sellers shall cause (i) International to take any and all commercially reasonable actions necessary to restore its foreign qualification and good standing within the United Kingdom, Australia, Columbia and Thailand, (ii) S.A.R.L. to take any and all commercially reasonable actions necessary to restore its foreign qualification and good standing within France, and (iii) Ecolochem to take any and all commercially reasonable actions necessary to establish or restore its foreign qualification and good standing in any United States jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary. The parties agree that failure to so establish or so restore such qualifications shall not result in a failure of a condition to Closing set forth in this Agreement.

      SECTION 5.18.     Permits. Sellers and Purchaser shall use their commercially reasonable efforts to cause the Companies or their subsidiaries and the Permitted Designees of Purchaser, to the extent necessary, to obtain the written consent or approval of each of the Governmental Entities issuing any of the Governmental Permits specified in Section 3.18 of the Seller Disclosure Schedule to the transfer of any such Governmental Permit if, as a result of the Transaction, such consent or approval is necessary in order to allow the Companies or any of their subsidiaries to continue to enjoy the use of such Governmental Permit after the Closing. With respect to any Governmental Permits to be transferred to Purchaser or its Permitted Designees, or reissued in the name of Purchaser or its Permitted Designees, Sellers shall use their commercially reasonable efforts to cause the Companies and their subsidiaries to reasonably cooperate with Purchaser and Purchaser and the Permitted Designees shall reasonably cooperate with Sellers, the Companies and their subsidiaries in effectuating the transfer or reissuance of such Governmental Permits in the name of Purchaser or its Permitted Designees effective as of the Closing, including providing necessary information and confirming to any Governmental Entity the applicable Company or subsidiaries’ readiness to surrender the Governmental Permits in the name of such Company or subsidiary upon the Closing and their subsequent transfer or reissuance to Purchaser or its Permitted Designees.

      SECTION 5.19.     Statute of Limitations. Without the prior written consent of the other parties hereto, no party shall, nor shall such party permit or cause its affiliates to, extend the statute of limitations with respect to Tax matters in a manner that would lengthen the time during which a party hereto is required to provide indemnification under Article X.

      SECTION 5.20.     Notices of Certain Events. (a) From the date hereof until the Closing Date, Sellers shall promptly notify Purchaser of:

(i) any notice or other communication received by any person included within the definition of “knowledge of Sellers” in Section 11.05(b) (A) from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or (B) from any Governmental Entity alleging that the Companies or their subsidiaries are liable under any Environmental Law;

(ii) any notice or other communication received by any person included within the definition of “knowledge of Sellers” in Section 11.05(b) from any Governmental Entity in connection with the Transaction;

(iii) any actions, suits, claims, investigations or proceedings commenced or threatened of which any person included within the definition of “knowledge of Sellers” in Section 11.05(b) has knowledge and which are against, relating to or involving or otherwise affecting (A) the Companies or their subsidiaries or (B) the Equity Interests, in each case which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.09 or which relate to the consummation of the Transaction;

(iv) any condition, event or matter (other than those for which Purchaser’s consent has been obtained) of which any person included within the definition of “knowledge of Sellers” in Section 11.05(b) has knowledge which, if pending or in existence on the date of this Agreement, would have been required to be disclosed pursuant to Section 3.11;

(v) any pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the then current activities of the Companies or their subsidiaries of which any person included within the definition of “knowledge of Sellers” in Section 11.05(b) becomes aware;

(vii) any notice or other communication received by any person included within the definition of “knowledge of Sellers” that any Senior Company Employee intends to terminate his or her employment to the extent that the disclosure of such information would not violate Applicable Law;

(viii) any condition, event or matter (other than those for which Purchaser’s consent has been obtained) of which any person included within the definition of “knowledge of Sellers” in Section 11.05(b) which, if pending or in existence on the date of this Agreement would have been required to be disclosed pursuant to Section 3.15.

      (b) From the date hereof until the Closing Date, Purchaser shall promptly notify Sellers Representatives of:

(i) any notice or other communication received by any person included within the definition of “knowledge of Purchaser” in Section 11.05(b) (A) from any person alleging that the consent of such person is or may be required in connection with the Transaction or (B) from any Governmental Entity alleging that Purchaser or its subsidiaries are liable under any Environmental Law;

(ii) any notice or other communication received by any person included within the definition of “knowledge of Purchaser” in Section 11.05(b) from any Governmental Entity in connection with the Transaction;

(iii) any actions, suits, claims, investigations or proceedings commenced or threatened of which any person included within the definition of “knowledge of Purchaser” has knowledge and which are against, relating to or involving or otherwise affecting Purchaser or any of its subsidiaries, in each case which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or which relate to the consummation of the Transaction;

(iv) any condition, event or matter (other than those for which the consent of Sellers Representatives consent has been obtained) of which any person included within the definition of “knowledge of Purchaser” has knowledge which, if pending or in existence on the date of this Agreement, would have been required to be disclosed pursuant to Section 4.09;

(v) any pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the then current activities of the Purchaser or its subsidiaries of which any person included within the definition of “knowledge of Purchaser” in Section 11.05(b) becomes aware of;

(vi) any condition, event or matter (other than those for which Sellers’ consent has been obtained) of which any person included within the definition of “knowledge of Purchaser” in Section 11.05(b) which, if pending or in existence on the date of this Agreement would have been required to be disclosed pursuant to Section 4.20; and

(vii) any communication received from any Lender indicating that any financing for the Initial Cash Consideration to be entered into by Purchaser in connection with the Transaction will not be available.

      SECTION 5.21.     Internal Controls. Sellers shall cause the Companies and their subsidiaries to use their commercially reasonable efforts to take any actions reasonably requested by Purchaser to establish and conform their internal controls and procedures to those required of a public company or a subsidiary thereof.

      SECTION 5.22.     401(k) Plan Termination. If requested by Purchaser no later than 30 days prior to the Closing Date, Sellers shall cause the Companies to terminate prior to the Closing Date any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

      SECTION 5.23.     Purchaser Financing. Each Seller shall and shall cause each of the Companies and their respective subsidiaries and their employees and representatives to use commercially reasonable efforts to actively assist the Purchaser, as may reasonably be requested by the Purchaser, in securing the credit facilities sought by the Purchaser in connection with the Transaction and further to actively assist the bank or banks providing such credit facilities, as may be reasonably requested by any such bank in the provision of such credit facilities or the syndication of the same.

      SECTION 5.24.     Certain Employee Bonuses. Before the Closing Date, the Sellers shall cause the Companies and their subsidiaries to pay any and all sales bonuses payable by the Companies and their subsidiaries in November 2003 and executive bonuses payable by the Companies and their subsidiaries in January 2004.

      SECTION 5.25.     Permitted Designees. In the event that Purchaser elects to cause any Permitted Designee to acquire any of the Equity Interests at the Closing, Purchaser shall ensure that any such Permitted Designee has the requisite corporate power and authority to execute, deliver and perform the Agreement and each Ancillary Agreement to which such Permitted Designee is a party and shall deliver a certificate to Sellers at the Closing setting forth representations and warranties relating to such Permitted Designee comparable to the representations and warranties regarding Purchaser set forth in the first and last sentences of Section 4.01, Section 4.02 and clause (i) of Section 4.04(a), it being agreed and acknowledged that such representations and warranties shall be subject to the provisions of Article VIII and Article X as if such representations and warranties were made by the Purchaser.

      SECTION 5.26.     401(k) Plan Qualification. Sellers shall and shall cause Ecolochem to act as promptly as possible (but in any event prior to Closing) in a manner reasonably acceptable to Purchaser to file a proper application with the Internal Revenue Service pursuant to Revenue Procedure 2003-44 (or successor guidance) that identifies the failures described in Section 3.14(a) of the Seller’s Disclosure Schedule and seeks IRS approval of such corrections thereto, and Sellers shall use their commercially reasonable efforts to take any further action required to obtain such IRS approval.

      SECTION 5.27     Shareholders Agreements and Operating Agreement. Prior to the Closing Date, each Seller shall have taken all necessary action to (A) execute, on behalf of such Seller, any consent to the Transaction necessary under any of the Shareholders Agreements set forth on Section 2.02 of the Sellers Disclosure Schedule (the “Sellers’ Shareholder Agreements”) to which such Seller is a party; (B) waive, on behalf of such Seller, any rights of first refusal such Seller may possess in connection with the consummation of the transactions contemplated by this Agreement under any of the Sellers’ Shareholder Agreements to which such Seller is a party; (C) terminate, effective as of the Closing, each of the Sellers’ Shareholder Agreements; (D) amend or waive the provisions of the operating agreement of Moson Holdings relating to any restrictions on the transfer of the Moson Holdings Interests; and (E) amend the Articles of Association of S.A.R.L. to provide that the death of a member will not cause the dissolution of S.A.R.L.

      SECTION 5.28     Identification of Investor Directors. Prior to December 31, 2003, the Sellers shall provide Purchaser in writing with the identity of each Investor Director (as such term is defined in the Stockholders Agreement) to be appointed to the Purchaser Board effective as of the Closing, and shall provide to Purchaser in a timely manner, with respect to each such Investor Director, all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Purchaser may reasonably request.

      SECTION 5.29     Trustee Undertaking. The trustees of any Seller that is a trust shall require each beneficiary of such trust who is of legal capacity (or in the case of a beneficiary not of legal capacity, the parent or legal guardian of such beneficiary) and who is to receive a distribution of trust proceeds comprised in whole or in part of any consideration received by such trust pursuant to the Transaction, to execute, as a condition precedent to the receipt of any such distribution, an agreement (which for this purpose may be a single agreement encompassing all future distributions) whereby each such beneficiary agrees to return up to the entire amount of all such distributions (but no more) to the trust in order to indemnify, defend and hold harmless such trustees, to the extent that such trustees are required to indemnify the Purchasers against any Loss or Tax specified in Sections 10.01, 10.02 and 10.03. Further, each Executive shall use their respective best efforts to cause the trustees of any Seller that is a trust to comply with the foregoing requirements of this Section 5.29.

      SECTION 5.30.     Nalco JV. Neither the Sellers, nor any of the Companies or their subsidiaries shall take any action or otherwise agree to or consent to the taking of any action or inaction without the prior written consent of the Purchaser that would have the effect of increasing the remaining amount of Ecolochem’s required investment in, and capital contribution amount to, the Nalco JV.

      SECTION 5.31     Financing Efforts. Prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, Purchaser shall use its reasonable best efforts (i) to consummate the financing transactions contemplated by the Commitment Letter or (ii) to obtain Acceptable Alternative Financing. If Purchaser pursues financing other than as contemplated by the Commitment Letter, Purchaser shall first use its reasonable best efforts to obtain Acceptable Alternative Financing that does not involve the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock), and then if such financing is not available on terms acceptable to Purchaser Board, and if Purchaser Board determines in good faith that it is in the best interests of Purchaser and its stockholders to do so, such Acceptable Alternative Financing that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock). During the periods that Purchaser is complying with its obligations under this Section 5.31, Sellers and the Sellers Representatives shall continue to perform their obligations under Section 5.23.

ARTICLE VI

EMPLOYEE AND BENEFIT MATTERS

      SECTION 6.01.     Employees. At the Closing, each of Ecolochem, International and S.A.R.L. shall continue to employ all employees thereof (the “Company Employees”) as at-will employees or as required under Applicable Law for employees outside the United States.

      SECTION 6.02.     Benefit Plans. (a) Purchaser currently intends to offer to the Company Employees a package of employee benefits that is substantially comparable to the employee benefits currently provided under the existing plans and arrangements of the Companies and their subsidiaries which Purchaser employee benefits presently include a paid vacation policy, 401(k) plan participation, and group medical, dental, accident, disability, and life insurance coverage; provided, however, that Purchaser and its subsidiaries shall not be required to establish or offer any specific benefit plans or arrangements, except to the extent such plans or arrangements are offered to Purchaser’s Employees generally; and provided further, that Purchaser and its subsidiaries shall not be precluded from discontinuing, reducing or modifying any particular benefit plans or arrangements at any time or from time to time. Notwithstanding anything in this Agreement to the contrary, in no event will any Company Employee be permitted to participate in the Purchaser’s defined benefit pension plan.

      (b) Service. All service credited to each Company Employee through the Closing Date shall be recognized for purposes of determining each Company Employee’s eligibility to participate and vest in employee benefit plans, programs, arrangements and policies maintained by Purchaser or its subsidiaries (including any severance, vacation or other time off plan or policy) in which such Company Employee participates after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

      (c) Pre-Existing Conditions, Co-Payments and Deductibles. Purchaser shall use commercially reasonable efforts to waive (or cause to be waived) all pre-existing conditions, exclusions, waiting periods and actively-at-work requirements under all employee benefit plans, programs, arrangements and policies maintained by Purchaser or its subsidiaries for Company Employees and their covered dependents who are participants in comparable Company Employee Benefit Plans immediately prior to the Closing (other than limitations, including pre-existing conditions, exclusions, or waiting periods that are already in effect with respect to such Company Employees and dependents under such plans, programs, arrangements and policies and that have not been satisfied as of the date such Company Employees and dependents commence participation in such plans, programs, arrangements and policies), and Purchaser shall grant (or cause to be granted) full credit under all such plans, programs, arrangements and policies for all co payments and deductibles to the extent paid in the plan year in which the Closing Date occurs (or the year in which Company Employees and their dependents commence participation in such plans, programs, arrangements and policies, if later).

      (d) Vacation. Purchaser shall honor all unused vacation and other time-off, earned or accrued by the Company Employees through the Closing Date in accordance with the policies of the Companies and its subsidiaries in effect on the date hereof.

ARTICLE VII

TAX MATTERS

      SECTION 7.01.     Preparation of Tax Returns.

      (a) Sellers shall prepare and file, or shall cause to be prepared and filed, on a timely basis all Tax Returns of the Companies and their subsidiaries with respect to taxable periods ending on or before the Closing Date (including any Tax Return relating to any “S corporation” short taxable year of Ecolochem and International or any of its subsidiaries ending on the Closing Date). At least 30 business days prior to the due date for any such Tax Returns, the Companies shall deliver such prepared Tax Returns to Purchaser for its review and comment, and the Companies shall not file such Tax Returns, without

Purchaser’s consent prior to the due date for such Tax Returns (taking into account any available extensions) if such filing would have any impact on Purchaser’s or its subsidiaries’ Tax liability, the effectiveness of the Section 338 Elections, or any Tax attribute relevant to Purchaser or its subsidiaries. If any dispute in this regard has not been resolved before the filing of such Tax Return, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d). The parties shall use best efforts to resolve any disputes with respect to any such Tax Return prior to the due date (including extensions) thereof. If such dispute is not resolved on or before the due date for filing of any such Tax Return (including extensions), the Sellers shall have the authority to file such Tax Return or cause such Tax Return to be filed, and after the resolution of such dispute, the parties shall amend, or cause to be amended, such Tax Return as necessary to give effect to such resolution.

      (b) Purchaser shall file, or shall cause to be filed on a timely basis all other Tax Returns of the Companies and their subsidiaries (including any Tax Returns of the Companies and their subsidiaries with respect to a taxable year or period that includes, but does not end on, the Closing Date (a “Straddle Period”)). At least 30 business days prior to the due date for any such Tax Returns for a Straddle Period, Purchaser shall deliver such Tax Returns for such Straddle Period to Sellers and shall not file such Tax Returns for such Straddle Period without the Sellers Representatives’ consent prior to the due date for such Tax Return (taking into account any available extensions) if such filing would have any impact on Seller’s Tax liability, or any Tax attribute relevant to Seller. If any dispute in this regard has not been resolved before the filing of such Tax Return, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d). The parties shall use best efforts to resolve any disputes with respect to any such Tax Return for such Straddle Period prior to the due date (including extensions) thereof. If such dispute is not resolved on or before the due date for filing of any such Tax Return for such Straddle Period (including extensions), Purchaser shall have the authority to file such Tax Return for such Straddle Period, and after the resolution of such dispute, the Purchaser shall amend such Tax Return for such Straddle Period as necessary to give effect to such resolution.

      (c) All Tax Returns described in Section 7.01(a) and all Tax Returns for a Straddle Period shall be prepared by the applicable party, to the extent permitted under Applicable Law, in a manner consistent with past practice of the Companies that does not distort Taxable income (e.g., by accelerating or deferring income or deduction) and in accordance with any Allocation Schedule (and any Final Section 338 Tax Adjustment thereto).

      (d) Purchaser shall not be permitted, and shall not permit the Companies or any of their subsidiaries following the Closing, to file any amended Tax Returns of the Companies or any of their subsidiaries relating to any period, or portion thereof, ending on or before the Closing Date without the prior written consent of Sellers Representatives, which consent shall not be unreasonably withheld. If there is any dispute in this regard, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d).

      SECTION 7.02.     Transfer and Similar Taxes. All sales (including, without limitation, bulk sales), use, value added, transfer, recording, ad valorem, privilege, documentary, registration, conveyance, license, stamp, duties or similar Taxes (including all applicable real estate transfer Taxes) and fees (including any penalties, interest and additions to Taxes) (collectively, “Transfer Taxes”) arising out of, in connection with, or attributable to the Transaction shall be borne and paid 50% by Purchaser and 50% by Sellers. Purchaser and Sellers shall cooperate in preparing and timely filing all relevant Tax Returns required to be filed in respect of any Transfer Tax. Purchaser and Sellers shall use commercially reasonable efforts to avail themselves of any available exemptions or other opportunities to reduce or eliminate any Transfer Taxes.

      SECTION 7.03.     Subchapter S Status. Sellers shall cause each of Ecolochem and International to maintain its respective status as an “S corporation” for U.S. Tax purposes through the Closing Date. Sellers shall cause each of S.A.R.L. and Moson Holdings to maintain its status as a societé à responsibilité

limiteé and limited liability company, respectively, so that each will be treated as a partnership for U.S. Tax purposes through the Closing Date.

      SECTION 7.04.     FIRPTA Certificate. Sellers shall deliver to Purchaser at the Closing a certificate in form and substance reasonably satisfactory to Purchaser, duly executed and acknowledged, certifying to all facts necessary to exempt the Transactions from withholding under the provisions of the Foreign Investment in Real Property Tax Act.

      SECTION 7.05.     Assistance and Cooperation. Each party, and its respective affiliates, shall:

(a) cooperate fully in preparing and filing any Tax Returns of or relating to the Companies and their subsidiaries and preparing for any audits of, or disputes or litigation with Taxing Authorities regarding, any such Tax Returns;

(b) maintain and make available to the other and to any Taxing Authority as reasonably requested all records, information, and documents relating to Taxes or Tax Returns of or relating to the Companies and their subsidiaries (including, without limitation, making available the personnel necessary to timely provide and, if necessary, answer any inquiries regarding such records, information, and documents);

(c) provide timely notice to the other party in writing of any pending or threatened Tax audits, assessments or litigation with respect to the Companies and their subsidiaries for any taxable period for which the other party may have liability under this Agreement or otherwise;

(d) furnish the other party with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have liability under this Agreement or otherwise; and

(e) cooperate to ascertain, prior to Closing, the number of shares of capital stock of the Purchaser that will be held by the Sellers as a group (applying the stock attribution rules of Sections 267 and 318 of the Code) immediately after the Closing. In furtherance of the foregoing, Sellers shall use their commercially reasonable efforts to assist Purchaser in obtaining from all relevant persons, prior to Closing, a certificate indicating the number of shares of capital stock of the Purchaser that will be held by such persons directly or indirectly (applying the stock attribution rules of Sections 267 and 318 of the Code) immediately after Closing. Furthermore, on the date of this Agreement, each Seller shall inform Purchaser of the number of shares of capital stock of the Purchaser held by such Seller either directly or through any affiliate that such Seller controls. From the date of this Agreement to Closing, the Sellers shall not (and shall use their commercially reasonable efforts to cause their respective affiliates and beneficiaries not to) acquire either directly, or indirectly through any affiliate controlled by such Seller, affiliate or beneficiary, any (i) of the outstanding shares of capital stock of Purchaser or (ii) shares of stock in a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle that exceed (together with shares of stock of such regulated investment company or other publicly-traded investment vehicle held by such person as of the date hereof) 0.5% of the outstanding shares of stock of such regulated investment company or other publicly-traded investment vehicle. In the event that Sellers, directly, indirectly, or by operation of the attribution rules of the Code referred to above, own shares of capital stock of the Purchaser prior to Closing, and Purchaser determines that such ownership could have a detrimental effect on Purchaser for Tax purposes, Sellers shall use their commercially reasonable efforts to cooperate with Purchaser to avoid such detrimental effect (which cooperation may include using their commercially reasonable efforts to dispose of shares of capital stock of the Purchaser, or using their commercially reasonable efforts to cause their affiliates and/or their beneficiaries to dispose of shares of capital stock of the Purchaser, if Purchaser so requests).

      SECTION 7.06.     Disputes by Taxing Authority. In the event that any of the allocations described in Exhibit A, Exhibit B or Section 1.05 are disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party, and Sellers and Purchaser shall cooperate in good faith in responding to such challenge to preserve the effectiveness of such allocation, each at its own cost and expense.

      SECTION 7.07.     Section 338(h)(10) Elections. The applicable Sellers and Purchaser shall, if Purchaser so elects, (i) join in making the election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury regulations promulgated thereunder and any comparable election under state or local tax law with respect to Purchaser’s acquisition of Ecolochem and/or International (any such election, a “Section 338 Election”), (ii) provide the necessary information to permit any Section 338 Election to be made, (iii) as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such tax returns, forms, elections, schedules and other documents as may be required, including IRS Form 8023, any equivalent form required by state or local law and any required schedules thereto) to effect and preserve any timely Section 338 Election, (iv) report Purchaser’s acquisitions of Ecolochem and/or International, as the case may be, consistent with any Section 338 Election and (v) take no position to the contrary thereto in any Tax Return, any proceeding before any Taxing Authority or otherwise prejudice any such Section 338 Election, in each case unless otherwise required by a Final Determination. Sellers shall use their best efforts to insure that the acquisition of Ecolochem and International satisfies the provisions of Section 338(d)(3) of the Code.

      SECTION 7.08.     Failure to Maintain Subchapter S Status. In the event that it is determined that either (i) International has failed to qualify as an “S corporation” within the meaning of Section 1361 of the Code (or any comparable provision of any state or local Tax law) at any time after its inception and up to and including the Closing, or (ii) Ecolochem has failed to so qualify at any time after October 1, 1986 and up to and including the Closing, Sellers will use their best efforts to remedy International’s and/or Ecolochem’s (as the case may be) disqualification from treatment as an “S corporation” (which efforts shall include any measures that may be taken pursuant to Section 1362 of the Code or the Treasury Regulations related thereto and any comparable provision of any state or local Tax law).

      SECTION 7.09.     Straddle Period. For purposes of this Agreement, in the case of any Straddle Period, the amount of any Income Taxes of the Companies and their subsidiaries for the period ending on and including the Closing Date shall be determined based on an interim closing of the books as of 11:59:59 p.m. on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Companies or any of their subsidiaries hold an interest shall be deemed to terminate at such time) (the “Pre-Closing Period”), and the amount of Taxes other than Income Taxes of the Companies and their subsidiaries for a Straddle Period which relate to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on and including the Closing Date and the denominator of which shall be the number of days in such Straddle Period.

      SECTION 7.10.     Tax Clearance Certificates. If requested in writing by Purchaser (which writing shall specify the applicable Tax Authority in question), Sellers shall use their commercially reasonable efforts to obtain as promptly as possible any Tax clearance certificates or other similar documents necessary to relieve Purchaser of any Tax withholding obligation or any successor or transferee liability for Taxes, but only to the extent that Sellers (on behalf of the Companies or on their own behalf) are legally entitled to obtain such certificates.

      SECTION 7.11.     Actions on Closing Date. Other than the consummation of the Transaction and other transactions in the ordinary course of business, Sellers shall not take any action (or cause any of the Companies or their subsidiaries to take any action) on the day of Closing that is reasonably likely to increase the Tax liability of Purchaser, the Companies, or any of their respective subsidiaries.

      SECTION 7.12.     Tax Audits. In the event that Sellers, become aware of the commencement or scheduling of any Tax audit or the commencement or scheduling of any other administrative or judicial proceeding with respect to the termination, assessment or collection of any Tax of the Companies or any of their subsidiaries, Sellers shall provide prompt notice to Purchaser describing such matter in reasonable detail.

      SECTION 7.13     Section 83(b) Elections. Each Seller that receives any consideration pursuant to this Agreement that is or may be subject to a “substantial risk of forfeiture” within the meaning of Section 83(c) of the Code shall make and file a timely election in accordance with Section 83(b) of the Code and the Treasury Regulations promulgated thereunder (and shall make a comparable election, if required or available, in any state or local jurisdiction). Notwithstanding Article X or any other provision of this Agreement to the contrary, Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) for any withholding Tax or any other Tax arising as a result of the election required by this Section 7.13 or as a result of any failure to make and file the election required by this Section 7.13.

ARTICLE VIII

CONDITIONS PRECEDENT

      SECTION 8.01.     Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase the Equity Interests and to consummate the Transaction is subject to the satisfaction (or written waiver by Purchaser) as of the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Seller in this Agreement qualified as to materiality, Company Material Adverse Effect or knowledge and the representations set forth in Sections 2.02, 2.03, 2.04 and 3.02(a) and 3.02(b) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and the representations and warranties of each Seller in this Agreement not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Purchaser shall have received a certificate dated as of the Closing Date signed by such Seller to such effect.

(b) Performance of Obligations. Each Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it by the time of the Closing. Purchaser shall have received a certificate dated as of the Closing Date signed by such Seller to such effect.

(c) No Injunctions or Restraints. No Applicable Law or temporary restraining order, or preliminary or permanent injunction or other order or decree enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition (each, a “Legal Restraint”) shall be in effect preventing the sale of any portion of the Equity Interests, the issuance of any of the Initial Stock Consideration or the execution, delivery or performance of the Stockholders Agreement, the Employment Agreement, the Escrow Agreement or the Section 338 Escrow Agreement.

(d) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated.

(e) Employment Agreement. Lyman B. Dickerson shall have duly executed and delivered to Purchaser a counterpart of the Employment Agreement in the form of Exhibit C (the “Employment Agreement”).

(f) Escrow Agreement. Each Seller and the Escrow Agent shall have duly executed and delivered to Purchaser counterparts of the Escrow Agreement.

(g) Stockholders Agreement. Each Seller shall have duly executed and delivered to Purchaser counterparts of the Stockholders Agreement in the form of Exhibit D (the “Stockholders Agreement”).

(h) Stockholder Approval. The Purchaser Stockholder Approval shall have been obtained.

(i) NYSE Listing. The shares of Common Stock constituting the Initial Share Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

(j) Opinion. Purchaser shall have received an opinion of Williams Mullen, in form and substance reasonably acceptable to Purchaser, substantially to the effect, set forth on Exhibit H, along with a reliance letter in favor of the lending institutions providing financing to the Purchaser in connection with the Transaction.

(k) Seller Releases. Each Seller shall have executed a release in the form attached hereto as Exhibit J.

(l) Borrowed Debt. All Borrowed Debt shall have been repaid and all obligations relating thereto shall have been paid or satisfied. All Liens securing such Borrowed Debt shall have been discharged or the discharge thereof shall have been adequately provided for. All Derivatives shall have been terminated.

(m) Section 338 Escrow Agreement. If Purchaser shall have elected, pursuant to Section 1.05(f), to enter into the Section 338 Escrow Agreement, each Seller, Sellers Representatives and the escrow agent named in such Section 338 Escrow Agreement shall have duly executed and delivered to Purchaser counterparts of the Section 338 Escrow Agreement.

(n) Shareholders/ Operating Agreements. Each Seller shall have taken all necessary action to (A) execute, on behalf of such Seller, any consent to the Transaction necessary under any of the Sellers’ Shareholder Agreements to which such Seller is a party; (B) waive, on behalf of such Seller, any rights of first refusal such Seller may possess in connection with the consummation of the transactions contemplated by this Agreement under any of the Sellers’ Shareholder Agreements to which such Seller is a party; (C) terminate, effective as of the Closing Date, each of the Sellers’ Shareholder Agreements; (D) amend or waive the provisions of the operating agreement of Moson Holdings relating to any restrictions on the transfer of the Moson Holdings Interests; and (E) amend the Articles of Association of Ecolochem S.A.R.L. to provide that the death of a member will not cause the dissolution of Ecolochem S.A.R.L.

(o) Availability of Funds. Purchaser shall have either: (i) obtained Purchaser’s proposed financing of the portion of the Initial Cash Consideration contemplated by the Commitment Letter; or (ii) obtained Acceptable Alternative Financing.

      SECTION 8.02.     Conditions to Obligation of Sellers. The obligation of each Seller to transfer its Equity Interests and consummate the Transaction is subject to the satisfaction (or written waiver by Sellers Representatives) as of the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser in this Agreement qualified by materiality, Purchaser Material Adverse Effect or knowledge and the representations set forth in Sections 4.10 and 4.11 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and the representations and warranties of Purchaser in this Agreement not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Sellers Representatives shall have received a certificate dated as of the Closing Date signed by the Chief Financial Officer of Purchaser to such effect.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser by the time of the Closing. Sellers Representatives shall have received a certificate dated as of the Closing Date signed by the Chief Financial Officer of Purchaser to such effect.

(c) No Legal Restraint. No Applicable Law or Legal Restraint shall be in effect preventing the sale of any portion of the Equity Interests, the issuance of any of the Initial Stock Consideration or the execution, delivery or performance of the Stockholders Agreement, the Employment Agreement, the Escrow Agreement or the Section 338 Escrow Agreement.

(d) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated.

(e) Employment Agreement. Purchaser shall have duly executed and delivered to Lyman B. Dickerson a counterpart of the Employment Agreement.

(f) Escrow Agreement. Purchaser and the Escrow Agent shall have duly executed and delivered to each Seller counterparts of the Escrow Agreement.

(g) Stockholders Agreement. Purchaser shall have duly executed and delivered to each Seller counterparts of the Stockholders Agreement.

(h) Stockholders Approval. The Purchaser Stockholder Approval shall have been obtained.

(i) NYSE Listing. The shares of Common Stock constituting the Initial Share Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

(j) Opinion. Sellers shall have received an opinion of Testa, Hurwitz & Thibeault, LLP, in form and substance reasonably acceptable to Sellers Representatives, substantially to the effect set forth in Exhibit I, along with a reliance letter in favor of the lending institutions providing financing to the Purchaser in connection with the Transaction.

(k) Shelf Registration Statement. The Shelf Registration Statement shall have been declared effective by the SEC on or before the Closing and shall continue to be effective as of the Closing.

(l) Letter of Credit/ Section 338 Escrow Agreement. Purchaser, at its option, shall have either obtained the letter of credit described in Section 1.05(f) or Purchaser and the escrow agent named in the Section 338 Escrow Agreement shall have duly executed and delivered to each Seller counterparts of the Section 338 Escrow Agreement.

(m) Board of Directors. Provided that Sellers shall have complied with their obligations under Section 5.28, the Investor Directors (as such term is defined in the Stockholders Agreement) shall have been appointed to the Board of Directors of Purchaser.

(n) Availability of Funds. Purchaser shall have either: (i) obtained Purchaser’s proposed financing of the portion of the Initial Cash Consideration contemplated by the Commitment Letter; or (ii) obtained Acceptable Alternative Financing.

      SECTION 8.03.     Waiver. If (a) any party entitled to the benefit of a representation or warranty contained in this Agreement becomes aware (the “Specified Party”) of any event, change, effect, development, action or omission occurring between the date hereof and Closing (a “Specified Event”) that has caused or will cause any representation or warranty contained in this Agreement to be untrue or incorrect or to be incapable of being true and correct as of the Closing Date, (b) such Specified Event would result in the failure of any of the conditions set forth in Section 8.01 or Section 8.02, as the case may be, to be satisfied and (c) the Specified Party does not exercise its rights to delay the Closing under this Article VIII, then such Specified Party shall not be entitled to make a claim for indemnity hereunder or otherwise with respect to such Specified Event.

      SECTION 8.04.     Frustration of Closing Conditions. None of Purchaser or Sellers may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 5.04.

ARTICLE IX

TERMINATION

      SECTION 9.01.     Termination.

      (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transaction abandoned at any time before the Closing:

(i) by mutual written consent of Sellers Representatives and Purchaser;

(ii) by Sellers Representatives if any of the conditions set forth in Section 8.02 shall have become incapable of fulfillment, and shall not have been waived in writing by Sellers Representatives;

(iii) by Purchaser if any of the conditions set forth in Section 8.01 shall have become incapable of fulfillment, and shall not have been waived in writing by Purchaser;

(iv) by Sellers Representatives if Purchaser’s Board approves or recommends (or, if Purchaser is required under Applicable Law to publicly disclose its position with respect to a publicly announced Acquisition Transaction or offer or proposal therefor, Purchaser fails to recommend against, including by taking no position with respect to) an Acquisition Transaction;

(v) by Sellers Representatives if Purchaser’s Board, in accordance with Section 5.10(d), withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Sellers its recommendation that the stockholders of Purchaser grant the Purchaser Stockholder Approval or fails to recommend, or publicly proposes not to recommend, that the stockholders of Purchaser grant the Purchaser Stockholder Approval;

(vi) by Sellers Representatives if an Acquisition Transaction is consummated or a definitive agreement providing for the implementation of an Acquisition Transaction is entered into;

(vii) by Purchaser, if Purchaser’s Board shall have approved an Acquisition Transaction that is a Purchaser Superior Proposal and that is conditioned on the Transaction not being consummated, and the Purchaser shall have concurrently with such termination entered into a definitive agreement providing for the implementation of such Acquisition Transaction;

(viii) by Sellers Representatives or Purchaser, if the Closing does not occur on or before six months from the date of this Agreement (the “Outside Date”) provided that (i) the terminating party has fulfilled its obligations under Section 5.04 and (ii) Sellers Representatives or Purchaser may extend the Outside Date for an additional three-month period, if, as of the Outside Date, (A) there exists a Legal Restraint that has not become final and non-appealable or (B) the waiting period under the HSR Act shall not have expired or been terminated;

(ix) by Sellers Representatives or Purchaser, if at a duly held stockholders meeting of Purchaser or any adjournment thereof at which the Purchaser Stockholder Approval is voted on, the Purchaser Stockholder Approval shall have not been obtained;

(x) by Sellers Representatives or Purchaser, if Purchaser shall not have obtained financing by the Outside Date (as such date may be extended as contemplated by Section 9.01(a)(viii)) for the Initial Cash Consideration (including the proposed financing as contemplated by the Commitment Letter or financing that qualifies as Acceptable Alternative Financing);

(xi) by Sellers Representatives if Purchaser shall have obtained financing for the Initial Cash Consideration that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock);

provided, however, that any party seeking termination under clause (ii), (iii), or (viii) is not then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement.

      (b) In the event of termination by Sellers Representatives or Purchaser under this Section 9.01, written notice thereof shall forthwith be given to the other parties and the Transaction shall be terminated, without further action by any party. If the Transaction is terminated as provided herein:

(i) each party shall return to the other all documents and other material received from the other or their agents or representatives in connection with the Transaction, whether so obtained before or after the execution hereof; and

(ii) all confidential information received by each party with respect to the other shall be treated in accordance with the Confidentiality Agreement and the terms of this Agreement, which shall remain in full force and effect notwithstanding its termination.

      SECTION 9.02.     Effect of Termination. If this Agreement is terminated and the Transaction is abandoned as described in Section 9.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to confidential information, (ii) Section 11.03 relating to certain expenses, (iii) Sections 9.01, 9.02 and 9.03, (iv) Section 5.06 relating to publicity, (v) Section 11.09 relating to governing law, (vi) Section 11.10 relating to jurisdiction and (vii) Section 11.11 relating to waiver of jury trial. Nothing in this Section 9.02 shall be deemed to release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

      SECTION 9.03.     Fee and Expenses.

      (a) Purchaser shall pay Sellers a fee of $13,200,000 if:

(i) this Agreement is terminated under Section 9.01(a)(iv) or 9.01(a)(vi) if the Acquisition Transaction that triggers the Sellers Representatives’ right to so terminate is conditioned on the Transaction not being consummated in accordance with the terms of this Agreement;

(ii) this Agreement is terminated under Section 9.01(a)(v) or Section 9.01(a)(vii);

(iii) an Acquisition Transaction is consummated and this Agreement is subsequently terminated under Sections 9.01(a)(viii) or 9.01(a)(ix), without the Transaction being consummated;

(iv) an Acquisition Transaction is publicly announced or publicly proposed or publicly commenced and this Agreement is terminated under Section 9.01(a)(viii) or 9.01(a)(ix); or

(v) this Agreement is terminated by either Sellers Representatives or Purchaser under Section 9.01(a)(x), if Purchaser fails to obtain financing, or Acceptable Alternative Financing, for the Initial Cash Consideration other than because of: (1) any change or development that shall have occurred since September 30, 2003 with respect to the Companies, or any additional information is disclosed to or discovered by any Lender (including, without limitation, information contained in any review, report or financial statement required to be provided to any of them in connection with the Commitment Letter), which any Lender reasonably determines has had or could reasonably be expected to have a material adverse effect on, or indicates a material worsening of, the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Companies and their subsidiaries, taken as a whole; or (2) in the reasonable judgment of any Lender, a material adverse change or material disruption that shall have occurred after the date of the Commitment Letter in the financial, banking or capital markets generally (including, without limitation, the markets for loans to or debt securities issued by companies similar to Purchaser or the Companies), which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the “Bank Facilities” (as such term is defined in the Commitment Letter).

      (b) If this Agreement is terminated under Section 9.01(a)(iv) or 9.01(a)(vi) in a manner that does not give rise to the rights set forth in Section 9.03(a)(i), Purchaser shall pay Sellers an amount equal to the reasonable out-of-pocket costs and expenses of Sellers and the Companies incurred in connection with the negotiations leading up to and the performance of their obligations under this Agreement up to an aggregate of $4,500,000. If this Agreement is terminated under Section 9.01(a)(xi), Purchaser shall pay Sellers an amount equal to the reasonable out-of-pocket costs and expenses of Sellers and the Companies incurred in connection with the negotiations leading up to and the performance of their obligations under this Agreement up to an aggregate of $4,500,000.

      (c) Any amounts due under Section 9.03(a) or Section 9.03(b) shall be paid by wire transfer of immediately available funds within 10 business days after the date of termination of this Agreement. Such payment shall be made to the bank accounts of Sellers designated in writing by Sellers Representatives.

      (d) Purchaser acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transaction, and that, without these agreements, Sellers would not enter into this Agreement.

      (e) Sellers’ sole and exclusive remedy for any breach of any representation or warranty of Purchaser contained in Section 4.24 (or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties) or any covenant or other agreement of Purchaser contained in Section 5.31 shall be its ability to terminate this Agreement as contemplated by Section 9.01(a)(x) or (xi) and, if applicable, to be paid the amounts specified in Section 9.03(a)(v) or Section 9.03(b).

      SECTION 9.04.     Amendment. This Agreement may be amended in writing by the parties (in the case of Purchaser), by action taken or authorized by Purchaser’s Board, at any time before or after the Purchaser Stockholder Approval; provided, however, that, after the Purchaser Stockholder Approval, no amendment shall be made that, under Applicable Law or applicable rules and regulations of the NYSE, requires further approval by the stockholders of Purchaser without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

      Section 9.05.     Extension; Waiver. At any time before the Closing, the parties, by action taken or authorized by Sellers Representatives and Purchaser, may in writing, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided that any party hereto may unilaterally waive in writing compliance with any of the agreements or conditions contained herein to the extent any such agreement or condition is exclusively for the benefit of such party. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Subject to Section 8.03, the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 9.06.     Expense or Fee Reimbursement. If either party fails to promptly pay to the other any expense, reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

ARTICLE X

INDEMNIFICATION

      SECTION 10.01.     Tax and 401(a) Company Benefit Plan Indemnification.

      (a) Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries after the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives from any loss, liability, claim, damage or expense including reasonable legal fees and expenses (the amount of any such loss, liability, claim, damage or expense shall be determined without regard to any qualification relating to materiality, the cause or occurrence of a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable, or the knowledge of any person contained in any representation or warranty, giving rise to claim for indemnity hereunder) (each, a “Loss” and, collectively, “Losses”) suffered or incurred by any such indemnified party (and in the case of Section 10.01(a)(ii), 10.01(a)(iii), and 10.01(a)(vi) below, shall pay any such Tax to

Purchaser and its affiliates (including the Companies and their subsidiaries after the Closing)), to the extent arising from (i) any breach of any representation or warranty of Sellers contained in Sections 3.10(j), (k), (o), or (p), or any certificate delivered by such Seller under this Agreement with respect to Sections 3.10(j), (k), (o), or (p), or Article VII (but excluding any breach of Section 7.05(e)), (ii) any Taxes (or the non-payment thereof) of the Companies or any of their respective subsidiaries, attributable to Taxable periods ending on or before the Closing Date (and, for any Straddle Period, the portion of such period extending through the end of the Closing Date), and for this purpose any Tax or other item that is attributable to an “overall foreign loss” within the meaning of Sections 904(f) and/or 1373 of the Code and that results from the transactions set forth in this Agreement shall be deemed to be Taxes of the Companies or any of their respective subsidiaries and shall be deemed to be attributable to Taxable periods ending on or before the Closing Date; (iii) any Tax imposed on the Companies or any of their respective subsidiaries as a result of or by reason of the transactions contemplated by this Agreement (other than (A) any Tax solely and directly attributable to making any Section 338 Election, (B) any Tax described in Section 7.02 payable by Purchaser or (C) without prejudice to the indemnification provided in Section 10.01(a)(i) with respect to Section 3.10(o), any Tax relating to any adjustment under Section 481(a) of the Code (and any corresponding provisions of state, local and foreign law) by reason of a change in accounting method or otherwise)); (iv) the failure by the Companies, any of their subsidiaries or the Sellers to satisfy any of the covenants of such persons under this Agreement, including but not limited to the covenants of such persons under Article VII hereof, to the extent that such covenants relate to Tax matters (but specifically excluding Section 7.05(e)), (v) the maintenance prior to Closing by the Companies or their subsidiaries of any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (other than claims for benefits under any such Company Benefit Plan that are fully funded as of the Closing Date; provided that Sellers shall not be liable for any contributions or expenses in respect of any such Company Benefit Plan to the extent that such contributions or expenses are not due and payable at or prior to the Closing) and (vi) any Estate Tax attributable to assets included in the gross estate of the Estate of Richard C. Dickerson and assessed against the Purchaser and its affiliates (including the Companies and their subsidiaries) by the Internal Revenue Service, the Commonwealth of Virginia, or any other federal, state or foreign governmental authority. Notwithstanding anything in the foregoing to the contrary, no indemnification shall be made with respect to an item to the extent such item was included in Closing Working Capital.

      (b) The aggregate liability of all Sellers for a breach of the representation in Section 3.10(p) shall in no event exceed the amount of the Section 338 Tax Adjustment (taking into account any Final Section 338 Tax Adjustment).

      (c) Purchaser shall, and shall cause the Companies and their subsidiaries to, indemnify, defend and hold harmless Sellers and their affiliates (other than the Companies and their subsidiaries after the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives from any Loss suffered or incurred by such indemnified party to the extent arising from any Taxes (or the non-payment thereof) of the Companies or any of their respective subsidiaries attributable to Taxable periods (or portion of any Straddle Period) beginning after the Closing Date; provided, however, that Purchaser and the Companies and their subsidiaries shall not be required to indemnify, defend or hold harmless Sellers or any other person pursuant to this Section 10.01(c) for any matter with respect to which Sellers are obligated to indemnify Purchaser pursuant to this Article X, and, for the avoidance of doubt, no Loss attributable to any such obligation of Sellers shall be treated as a Loss for purposes of this 10.01(c).

      (d) Notwithstanding anything in this Agreement to the contrary, Sellers shall have no liability under Sections 2.07 or 7.05 for any representations, warranties or covenants relating to the ownership of Purchaser stock by the beneficiaries of any Seller that is a trust or an estate.

      SECTION 10.02.     Article II and Certain Other Indemnifications.

      (a) Each Seller, severally and not jointly, shall indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of such Seller contained in Sections 2.01, 2.02, 2.03 or 2.04 of this Agreement or any certificate delivered by such Seller under this Agreement with respect to Sections 2.01, 2.02, 2.03 or 2.04 and (ii) any breach by such Seller of Sections 5.03(b) or 5.08; provided that the aggregate liability of any Seller under this Section 10.02 shall in no event exceed the portion of the Initial Purchase Price received by such Seller.

      (b) Purchaser acknowledges that liability in respect of Section 10.02(a) shall be several and not joint and Purchaser shall only be entitled to seek indemnification in respect thereof from Sellers in breach of the applicable representation, warranty, covenant or certificate.

      SECTION 10.03.     Other Indemnification by Sellers.

      (a) Except as relates to the specific matters identified in Section 10.01 and Section 10.02, for which the sole indemnification is provided in Section 10.01 and Section 10.02, each Seller shall, jointly and severally, indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from:

(i) (A) any breach of any representation or warranty of Sellers contained in Article III or Sections 2.05 or 2.06 of this Agreement or any certificate delivered by Sellers to Purchaser with respect to such representations or warranties;

(ii) any breach of any covenant or other agreement of Sellers contained in this Agreement (other than Section 7.05(e), and Sections 5.03(b) and 5.08, which shall be governed by Section 10.02); and

(iii) the failure by the Companies or their subsidiaries to receive the Consent required under any Contract set forth on Section 3.03(a) of the Seller Disclosure Schedule under the heading Ecolochem, Inc. Customer Contracts (the “Consent Contracts”) which results in the termination of such Consent Contract by the other party thereto in the 12-month period after Closing (the date upon which such Consent Contract is terminated being referred to herein as the “Termination Date”), provided that (y) the other party to such Consent Contract does not withhold Consent based solely on the identity of Purchaser or its subsidiaries and (z) Purchaser uses commercially reasonable efforts to procure such Consent after the Closing (which shall not include a requirement to materially amend or otherwise materially alter the terms of such Consent Contract or to make any monetary payment), and provided further that any Loss under this Section 10.03(a)(iii) shall, with respect to any such terminated Consent Contract, be equal to the product of three times the Assumed Revenues received by the Companies or their subsidiaries under such Consent Contract. For purposes of the foregoing, “Assumed Revenues” with respect to a terminated Consent Contract shall equal the revenue generated under such Consent Contract during the period commencing on the date one year before the Termination Date and ending on the Closing Date.

(iv) any Loss resulting from a determination by the Department of Labor that the Companies’ field service representatives or other employees should be classified as non-exempt employees entitled to overtime pay; provided that such Loss shall only relate to pay periods occurring on or before the Closing Date.

      (b) Notwithstanding the foregoing,

(i) Sellers shall not have any liability under clause (i) of Section 10.03(a) unless the aggregate of all such Losses for which all Sellers would, but for this Section 10.03(b)(i), be liable exceeds on a cumulative basis an amount equal to $3,300,000, and then Sellers shall only have liability to the extent of such excess;

(ii) Sellers shall not have any liability under clause (i) of Section 10.03(a) for any individual item where the Loss relating thereto is less than $50,000 and such items shall not be aggregated for purposes of any other clause of this Section 10.03(b); provided that the amounts of any individual items which are substantially similar shall be aggregated together for purposes of satisfying such $50,000 amount;

(iii) except in respect of a breach of the representations and warranties contained in Section 3.15, the aggregate liability of all Sellers under clause (i) of Section 10.03(a) shall in no event exceed $66,000,000 (the “Seller General Cap”); provided that all amounts paid by Sellers in respect of clauses (i), (ii), and (iv) of Section 10.03(b) shall be aggregated for purposes of determining whether the Seller General Cap has been reached;

(iv) in respect of a breach of the representations and warranties contained in Section 3.15, the aggregate liability of all Sellers under clause (i) of Section 10.03(a) shall in no event exceed $165,000,000 (the “Seller Environmental Cap”); provided that all amounts paid by Sellers in respect of clauses (i), (ii), and (iii) of Section 10.03(b) shall be aggregated for purposes of determining whether the Seller Environmental Cap has been reached;

(v) no indemnification shall be made with respect to an item of Loss under this Section 10.03 to the extent such item was included within the calculation of, or in determining Excess Cash or Closing Working Capital.

      (c) Purchaser acknowledges that except for remedies that cannot be waived as a matter of law, the remedies set forth in this Article X shall be its sole and exclusive remedies from and after the Closing with respect to any and all claims relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, (iv) the Equity Interests or (v) the assets, liabilities and businesses of the Companies or their subsidiaries, in the case of clause (v) with respect to facts or circumstances in existence at or prior to the Closing; provided, however, that the foregoing shall not limit the right of the Purchaser to bring an action against any Seller in tort for fraud or other intentional misconduct or omission. In furtherance of the foregoing, Purchaser waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it or any of its affiliates (including the Companies and their subsidiaries) may have against Sellers under any Applicable Law or equitable or common law rights and remedies relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, (iv) the Equity Interests or (v) the assets, liabilities and businesses of the Companies or their subsidiaries, in the case of clause (v) with respect to facts or circumstances in existence at or prior to the Closing (except under the indemnification provisions of this Article X); provided, however, that the foregoing shall not limit the right of the Purchaser to bring an action against any Seller in tort for fraud or other intentional misconduct or omission, or prevent Purchaser from seeking equitable remedies available to it as a result of Sellers’ breach of the covenants set forth in Section 5.03 or Section 5.08.

      (d) Purchaser acknowledges and agrees that, solely with respect to indemnification claims under Sections 10.03(a)(i) or (ii), Purchaser must first proceed against the Escrowed Funds (as such term is defined in the Escrow Agreement) prior to proceeding directly against Sellers with respect thereto.

      SECTION 10.04.     Other Indemnification by Purchaser.

      (a) Purchaser shall, and shall cause its affiliates to, indemnify, defend and hold harmless Sellers and their affiliates (other than the Companies and their subsidiaries) and each of their respective agents, partners, employees, directors, officers, trustees and representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from:

(i) any breach of any representation or warranty of Purchaser contained in Article IV of this Agreement (other than Section 4.24) or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties;

(ii) any breach of any covenant or other agreement of Purchaser contained in this Agreement (other than Section 5.31); and

(iii) all obligations, liabilities and commitments of whatever kind and nature, primary or secondary, direct or indirect, express, implied, liquidated, absolute, contingent or otherwise, known or unknown, whether or not accrued, of the Companies or their subsidiaries arising from facts or circumstances in existence at or prior to the Closing, including any such obligations, liabilities or commitments relating to (A) any Contract or oral contract, permit, plan or other commitment or agreement to which any of the Companies or their subsidiaries is a party or by which any of the Companies or their subsidiaries or any of their properties or assets is bound, (B) any Company Benefit Plan or (C) any Proceeding, except, in the case of each of clauses (A), (B) and (C), to the extent Sellers are required to provide indemnification for such obligations, liabilities and commitments under Sections 10.01, 10.02 or 10.03.

      (b) Notwithstanding the foregoing,

(i) Purchaser shall not have any liability under clause (i) of Section 10.04(a) unless the aggregate of all such Losses for which Purchaser would, but for this Section 10.04(b)(i), be liable exceeds on a cumulative basis an amount equal to $3,300,000, and then Purchaser shall only have liability to the extent of such excess;

(ii) Purchaser shall not have any liability under clause (i) of Section 10.04(a) for any individual item where the Loss relating thereto is less than $50,000 and such items shall not be aggregated for purposes of any other clause of this Section 10.04(b); provided that the amounts of any individual items which are substantially similar shall be aggregated together for purposes of satisfying such $50,000 amount;

(iii) except in respect of a breach of the representations and warranties contained in Section 4.20, the aggregate liability of Purchaser under clause (i) of Section 10.04(a) shall in no event exceed $66,000,000 (the “Purchaser General Cap”); provided that all amounts paid by Purchaser in respect of clauses (i), (ii), and (iv) of Section 10.04(b) shall be aggregated for purposes of determining whether the Purchaser General Cap has been reached;

(iv) in respect of a breach of the representations and warranties contained in Section 4.20, the aggregate liability of Purchaser under clause (i) of Section 10.04(a) shall in no event exceed $165,000,000 (the “Purchaser Environmental Cap”); provided that all amounts paid by Purchaser in respect of clauses (i), (ii), and (iii) of Section 10.04(b) shall be aggregated for purposes of determining whether the Purchaser Environmental Cap has been reached;

      (c) Notwithstanding the foregoing, any breach of the representations and warranties of Purchaser contained in Sections 4.02, 4.10, 4.11 and 4.13 shall not be subject to the limitations contained in clauses (i), (ii), (iii) or (iv) of Section 10.04(b) and an item of Loss relating thereto shall not be aggregated for any such clause.

      (d) Sellers acknowledge that except for remedies that cannot be waived as a matter of law, the remedies set forth in this Article X shall be their sole and exclusive remedies from and after the Closing with respect to any and all claims relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, and (iv) the assets, liabilities and business of the Purchaser or its subsidiaries, in the case of clause (iv) with respect to facts or circumstances in existence at or prior to the Closing; provided, however, that the foregoing shall not limit the right of Sellers to bring an action against Purchaser in tort for fraud or other intentional misconduct or omission. In furtherance of the foregoing, Sellers waive, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action they or any of their affiliates (including the Companies and their subsidiaries) may have against Purchaser under any Applicable Law or equitable or common law rights and remedies or otherwise relating to this Agreement, any certificate delivered in connection herewith and the Transaction (except under the indemnification provisions of this Article X); provided, however, that the foregoing shall not limit the right of Sellers to bring an action against Purchaser in tort for fraud or other intentional misconduct or omission.

      (e) Sellers’ sole and exclusive remedy for any breach of any representation or warranty of Purchaser contained in Section 4.24 or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties, or any covenant or other agreement of Purchaser contained in Section 5.31, shall be its ability to terminate this Agreement as contemplated by Section 9.01(a)(x) or (xi) and, if applicable, to be paid the amounts specified in Section 9.03(a)(v) or Section 9.03(b).

      SECTION 10.05.     Limitations on Liability; Cooperation.

      (a) Notwithstanding any provision herein, none of Sellers or Purchaser shall in any event be liable to the other party or their affiliates, officers, directors, employees, stockholders, partners or trustees, on account of any indemnity obligation set forth in Section 10.01, Section 10.02, Section 10.03, Section 10.04 or otherwise for any indirect, consequential, special, incidental or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).

      (b) Purchaser and each Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

      (c) Nothing in this Agreement shall preclude Sellers from attempting to establish that the diminution in the value of the shares of Common Stock issued in the Transaction constitutes a direct damage of Sellers and that liability therefor is not precluded under Section 10.05(a).

      SECTION 10.06.     Losses Net of Insurance, etc. The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss. Any indemnity payment under this Agreement shall be treated, to the extent permitted by Applicable Law as an adjustment to the Initial Purchase Price for Tax purposes, and to the extent not so permitted, the amount of any such payment shall be adjusted to take into account the Tax, if any, resulting from the receipt of such payment.

      SECTION 10.07.     Termination of Indemnification. The obligations to indemnify, defend and hold harmless a party:

(a) under Section 10.01 shall terminate six months after the time the applicable statutes of limitation with respect to the Tax or 401(k) Plan matters liabilities in question expire (after giving effect to any extensions thereof);

(b) under Section 10.03(a)(i) and 10.04(a)(i) shall terminate when the applicable representation or warranty terminates under Section 11.12;

(c) under Section 10.03(a)(ii) and 10.04(a)(ii) with respect to covenants and other agreements for which performance is required at or before the Closing shall terminate 18 months after the Closing Date;

(d) under Sections 10.03(a)(iii) and 10.03(a)(iv) shall terminate 18 months after the Closing Date;

(e) under Sections 10.02(a)(ii), 10.03(a)(ii), and 10.04(a)(ii), in each case with respect to covenants and other agreements for which performance is required at or after the Closing Date, shall terminate 18 months after the last date for which performance is required in respect of such covenant or other agreement; and

(f) under the other clauses of Section 10.02, Section 10.03 and Section 10.04 shall not terminate; provided, however, that as to clauses (a), (b), (c), (d) and (e) of this Section 10.07, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

      SECTION 10.08.     Procedures Relating to Indemnification for Third-Party Claims.

      (a) For a person (the “indemnified party”) to be entitled to any indemnification provided for under this Agreement (other than indemnification under Section 10.01 that shall be governed by Section 10.10), in respect of, arising out of or involving a claim or demand made by any third party against the indemnified party (a “Third-Party Claim”), such indemnified party must promptly notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim after receipt by such indemnified party of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

      (b) If a Third-Party Claim is made against an indemnified party that could result in an indemnification obligation of the indemnifying party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the indemnified party retains its own counsel because of a mutually agreed on conflict of interest. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period before the time the indemnified party shall have given notice of the Third-Party Claim as provided above).

      (c) If the indemnifying party so elects to assume the defense of any Third-Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (on the indemnifying party’s request) the provision to the indemnifying party of records and information reasonably relevant to such Third-Party Claim, and making employees, if applicable, reasonably available to provide additional information and explanation of any material provided hereunder. Whether the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, the indemnified party must agree to any settlement, compromise or discharge of such Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim.

      SECTION 10.09.     Procedures Related to Indemnification for Other Claims (Other than Tax Claims under Section 10.01). If any indemnified party has a claim against any indemnifying party under Sections 10.02, 10.03 or 10.04 not involving a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall promptly deliver to the indemnifying party notice of such claim. The failure by any indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under

Sections 10.02, 10.03 or 10.04, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in that the indemnified party failed to give such notice).

      SECTION 10.10.     Procedures Relating to Indemnification of Tax Claims.

      (a) If one party is responsible for the payment of Taxes under Section 10.01 or is otherwise responsible under the indemnification provisions of Section 10.01 for a Loss relating to a Tax (the “Tax Indemnifying Party”), and the other party to this Agreement (the “Tax Indemnified Party”) receives notice or otherwise becomes aware of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a “Tax Claim”) with respect to such Taxes or becomes aware of such Loss, the Tax Indemnified Party shall use reasonable efforts to notify the Tax Indemnifying Party in writing of such Tax Claim or Loss. Failure to deliver the aforementioned notice, however, shall not limit the liability of the Tax Indemnifying Party to the Tax Indemnified Party.

      (b) Subject to Section 10.10(d), with respect to any Tax Claim for which Purchaser is the Tax Indemnified Party and for which Purchaser has not waived its rights to indemnification for Taxes under this Agreement, Purchaser shall assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner;

      (c) The Sellers and each of their respective affiliates shall cooperate with Purchaser in contesting any Tax Claim, which cooperation shall include the retention and (on the Purchaser’s request) the provision to the Purchaser of records and information reasonably relevant to such Tax Claim, and making employees reasonably available to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

      (d) In no case shall Purchaser or the Companies or their subsidiaries or any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates settle or otherwise compromise any Tax Claim or Loss for which indemnification may be provided under Section 10.01(a) without the prior written consent of Sellers Representatives, which consent may not be unreasonably withheld. Neither party shall settle a Tax Claim relating solely to Taxes of the Companies or any of their subsidiaries for a Straddle Period without the other party’s prior written consent, which consent may not be unreasonably withheld.

      SECTION 10.11.     Representations and Warranties. All representations, warranties, covenants, and agreements of the Sellers and the Purchaser made in this Agreement (as modified by the Sellers Disclosure Schedule and the Purchaser Disclosure Schedule) shall be deemed to have been relied upon by the party or parties to this Agreement to whom they are made, and shall survive the Closing as provided in Sections 10.07 and 11.12 regardless of any investigation or knowledge of any facts, circumstances or events on the part of such party or its representatives and each party hereby expressly reserves their respective rights to rely on, enforce and seek redress with respect to any breach of or non-compliance with any such representations, warranties, covenants and/or agreements regardless of any investigation or knowledge of any facts, circumstances or events on the part of such party or its representatives (other than in respect of such facts, circumstances or events disclosed in the Sellers Disclosure Schedule or the Purchaser Disclosure Schedule), in each case subject to the limitations set forth in this Article X. Nothing contained in this Section 10.12 is intended to supercede the provisions of Section 8.03.

ARTICLE XI

GENERAL PROVISIONS

      SECTION 11.01.     Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers without the prior written consent of the other parties; provided, however, that Purchaser may assign its right to purchase the Equity Interests to one or more direct or indirect wholly-owned subsidiaries of Purchaser without the prior written consent of Sellers; provided further, that (a) no assignment shall limit or affect the assignor’s obligations hereunder and (b) such assignee agrees in writing to be bound by the terms hereof and delivers any certificate contemplated by Section 5.25. This Agreement shall bind and inure to the benefit of Seller’s heirs, legal guardians and successors and permitted assigns. Any attempted assignment in violation of this Section 11.01 shall be void.

      SECTION 11.02.     No Third-Party Beneficiaries. Except as provided in Article X or Section 5.09, this Agreement is for the sole benefit of the parties, their heirs, legal guardians and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties, their heirs, legal guardians and permitted assigns, any legal or equitable rights hereunder.

      SECTION 11.03.     Expenses.

      (a) Whether or not the transactions contemplated by this Agreement are consummated, except as provided in Section 7.02, Section 9.03(b) or Section 11.03(b), each Seller and the Purchaser shall be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations under this Agreement, including the fees of any attorneys, accountants or advisors employed or retained by or on behalf of such party. Subject to the provisions of Section 7.02, Section 9.03(b) and Section 11.03(b), the costs and expenses of Sellers, the Companies and their subsidiaries incurred in connection with the negotiations leading up to and the performance of their respective obligations under this Agreement, including the fees of any attorneys, accountants or advisors employed or retained by relating to the Transaction, shall be paid by Sellers individually, and no portion thereof shall be paid by, or shall be the responsibility of, the Companies or their subsidiaries after the Closing. Sellers shall jointly and severally indemnify Purchaser, the Companies and their subsidiaries for all costs and expenses of Sellers, the Companies and their subsidiaries referred to in the preceding sentence that are not paid in full before the Closing, without application of any deductible, threshold or other reduction or set off provided in this Agreement or otherwise.

      (b) Any provision in this Agreement to the contrary notwithstanding, all filing fees of Sellers, the Companies or their subsidiaries relating to compliance with the HSR Act and any similar merger, takeover or competitive laws of any foreign Governmental Entity or jurisdiction shall be reimbursed by Purchaser at Sellers’ demand.

      SECTION 11.04.     Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) 5 business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

      (i) if to Sellers,

Ecolochem, Inc. 4545 Patent Road Norfolk, VA 23502 Attention: Lyman B. Dickerson Fax: (757) 855-1478

      with a copy to:

Williams Mullen A Professional Corporation 222 Central Park Avenue, Suite 1700 Virginia Beach, VA 23462 Attention: Frederick T. Stant, Esq. Fax: (757) 473-0395

      and to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Attention: Alan Stephenson, Esq. Fax: (212) 474-3700

      (ii) if to Purchaser,

Ionics, Incorporated 65 Grove Street Watertown, MA 02459 Attention: Stephen Korn, Vice President and General Counsel Fax: (617) 926-3760

      with a copy to:

Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110 Attention: Mark H. Burnett, Esq. Fax: (617) 248-7100

or to such other address(es) as shall be furnished in writing by any such party to each of the other parties in accordance with the provisions of this Section 11.04.

      SECTION 11.05.     Headings; Certain Definitions.

      (a) The descriptive headings of the Articles and Sections of this Agreement, the descriptive headings of the Seller Disclosure Schedule and the Purchaser Disclosure Schedule and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      (b) For all purposes hereof:

“affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, but shall not include any joint venture of the Companies and their subsidiaries or the Purchaser or its subsidiaries.

“Acceptable Alternative Financing” shall mean any financing obtained or to be obtained by Purchaser in connection with its proposed financing of a portion of the Initial Cash Consideration as an alternative to the proposed financing contemplated by the Commitment Letter that is approved by Purchaser Board, which financing may involve the issuance, sale or delivery of senior, senior subordinated or subordinated notes, or equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock), issued pursuant to a public offering or Rule 144A or other private placement.

“Applicable Law” means any statute, law, ordinance, rule or regulation promulgated by any Governmental Entity.

“Borrowed Debt” means (A) indebtedness of the Companies or their subsidiaries for money borrowed from a financial institution or any other person (other than the Companies and their subsidiaries) including, without limitation, any Seller and any affiliate of any Seller and (B) indebtedness evidenced by a promissory note, letter of credit, credit facility, bond or similar security.

“business day” means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means (i) any change, event, fact or circumstance that has or would reasonably be expected to have a material adverse effect on the business, assets, condition, results of operations or prospects of the Companies and their subsidiaries, taken as a whole, or (ii) any change, event, fact or circumstance that would materially impair, or cause a material delay in the Sellers’ ability to perform their obligations under this Agreement or the Ancillary Agreements; provided that any change, event, fact or circumstance resulting from the announcement or pending status of the Transaction shall not constitute a Company Material Adverse Effect.

“Consent” means any consent, approval or authorization of any person.

“Contract” means any written or oral lease, sublease, license, indenture, note, agreement, commitment, arrangement or other contract.

“control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Environmental Laws” means all applicable federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions, arising thereunder, relating to property damage, the protection of human health or safety or the environment or to Releases of any Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials or the containment, removal or remediation thereof.

“Environmental Permits” means all permits, licenses, registrations and other authorizations required under Environmental Laws.

“ERISA Affiliate” means, with respect to an entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Estate Tax” or “Estate Taxes” means all federal, state, and foreign estate, inheritance or other wealth transfer or wealth receipt taxes imposed by virtue of the transmission of property, real or personal, tangible or intangible, included in the measure of a decedent’s taxable estate or a beneficiary’s taxable inheritance together with all interest, penalties, additions to tax and additional amounts with respect thereto.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Final Determination” shall mean the final resolution of any Tax liability (including all related penalties, interest and additions to Tax) for a taxable period. A Final Determination shall result from the first to occur of:

(i) the expiration of 30 days after Internal Revenue Service (the “IRS”) acceptance of an offer to Waive Restrictions on Assessment and Collection of Deficiency in Tax and to Accept Overassessment on Federal Revenue Form 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions);

(ii) a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

(iii) the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

(iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or other relevant taxing authority;

(v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

(vi) any other event that the parties agree is a final and irrevocable determination of the liability at issue.

“Governmental Entity” means any federal, state, local or foreign government or court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Materials” means any and all environmental pollutants and contaminants, environmental contamination, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“including” or “includes” means including, without limitation.

“Income Tax” or “Income Taxes” means all income or franchise Taxes imposed on or measured by net income.

“Judgment” means any judgment, order or decree.

“knowledge of Purchaser” means the actual knowledge of Douglas R. Brown, William J. McMahon, Edward J. Cichon, Thomas A. Heredia, John F. Curtis, Stephen Korn or Daniel M. Kuzmak and no other person.

“knowledge of Sellers” means the actual knowledge of Lyman B. Dickerson, Douglas G. Dickerson, Mary S. Landon, J. Roger Taylor, Kenneth R. Schmidt, or F. Gray Kiger and no other person.

“Lender” shall mean any “Bank” or the “Lead Arranger” (as each such term is defined in the Commitment Letter) or any lender or agent party to any definitive financing agreements that Purchaser may have entered into in connection with Purchaser’s proposed financing of a portion of the Initial Cash Consideration.

“Nalco JV” means Process Water Services GP.

“NYSE” means the New York Stock Exchange, Inc.

“material” when used in conjunction with the Companies or their subsidiaries or Purchaser and its subsidiaries, the Combined Balance Sheet or the Purchaser Balance Sheet, as applicable, means material to the Companies and their subsidiaries, taken as a whole or Purchaser and its subsidiaries, taken as a whole, as applicable.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any investigations, lawsuits, actions or proceedings.

“Purchaser Benefit Plan” means each “employee benefit plan” as defined under ERISA, and each other material plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits (other than plans or arrangements mandatory under Applicable Law), in each case maintained by or contributed to the Purchaser or any of its ERISA Affiliates for the benefit of any of their present or former directors, officers or employees or with respect to which the Purchaser or any of its ERISA Affiliates may incur any liability.

“Purchaser Material Adverse Effect” means (i) any change, event, fact or circumstance that has or would reasonably be expected to have a material adverse effect on the business, assets, condition, results of operations or prospects of Purchaser and its subsidiaries, taken as a whole, or (ii) any change, event, fact or circumstance that would materially impair, or cause a material delay in Purchaser’s ability to perform its obligations under this Agreement or the Ancillary Agreements; provided that any change, event, fact or circumstance resulting from the announcement or pending status of the Transaction shall not constitute a Purchaser Material Adverse Effect.

“Purchaser’s Significant Subsidiaries” means Ionics Iberica S.A., Ionics Italba S.p.A., Ionics Ultrapure Water Corporation, Aqua Design, Inc., and Sievers Instruments, Inc.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, dispersal, leaching or discharge or any migration as a result of any of the foregoing, into the indoor or outdoor environment.

“SEC” means the U.S. Securities and Exchange Commission and any successor agency thereto.

“subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of its equity interests) owned, directly or indirectly, by such first person or by another subsidiary of such first person.

“Tax” or “Taxes” means all federal, state, local and foreign net income, alternative or add-on minimum, Estate Tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever (including liability for Taxes imposed on another person, whether incurred or borne as a transferee or successor or by contract or otherwise), together with all interest, penalties, additions to tax and additional amounts with respect thereto.

“Tax Return” means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

“Taxing Authority” means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

      (c) The following terms have the meanings set forth in the following Sections:

Term	Section

Accounting Firm	1.04(c)
Acquisition Transaction	5.10(c)
Acceptable Alternative Financing	11.05(b)
affiliate	11.05(b)
Aggregate Consideration	1.01(b)
Agreement	Preamble
Allocation Schedule	1.05(g)
Ancillary Agreements	2.01
Applicable Filings	5.11(c)
Applicable Law	11.05(b)
Assumed Revenues	10.03(a)(iii)
Attorneys-in-Fact	1.06(b)
Borrowed Debt	11.05(b)
business day	11.05(b)
Closing	1.02
Closing Date	1.02
Closing Excess Cash Statement	1.04(b)
Closing WC Amount	1.04(h)
Closing Working Capital	1.04(b)
Closing Working Capital Statement	1.04(b)
Code	11.05(b)
Combined Balance Sheet	3.04(a)
Combined Financial Statements	3.04(a)
Commercially Available Software	3.07(h)
Commitment Letter	4.24
Common Stock	1.01(a)
Companies	Recitals
Company	Recitals
Company Amount	1.01(b)
Company Benefit Plans	3.14(a)
Company Contracts	3.08(b)
Company Employees	6.01
Company Intellectual Property	3.07(i)
Company Material Adverse Effect	11.05(b)
Company Properties	3.06(a)
Competitive Activities	5.08(a)
Confidentiality Agreement	5.03(a)
Consent	11.05(b)
Consent Contracts	10.03(a)(iii)
Contract	11.05(b)
control	11.05(b)
Current Assets	1.04(h)
Current Liabilities	1.04(h)

Term	Section

Customer Contracts	3.08(c)
Deposits	1.04(a)
Derivatives	1.03(a)
Dickerson’s Executors	3.10(j)
Ecolochem	Recitals
Ecolochem Sellers	Recitals
Ecolochem Shares	Recitals
Employee	3.14A
Employment Agreement	8.01(e)
Environmental Laws	11.05(b)
Environmental Permits	11.05(b)
Equity Interests	Recitals
ERISA	3.14(a)
ERISA Affiliate	11.05(b)
Escrow Account	1.03(a)
Escrow Agent	1.03(a)
Escrow Agreement	1.03(a)
Escrow Amount	1.03(a)
Escrowed Shares	1.03(a)
Estate Tax	11.05(b)
Estate Taxes	11.05(b)
Estimated Closing Excess Cash Amount	1.04(a)
Estimated Closing Working Capital	1.04(h)
Estimated Closing WC Amount	1.04(h)
Excess Cash	1.04(a)
Executive	5.03(b)
Exchange Act	11.05(b)
Final Closing WC Amount	1.04(h)
Final Closing Working Capital	1.04(h)
Final Determination	11.05(b)
Final Excess Cash Amount	1.04(a)
Final Section 338 Tax Adjustment	1.05(i)
GAAP	3.04(a)
Governmental Entity	11.05(b)
Governmental Permits	3.18
Hazardous Materials	11.05(b)
HSR Act	11.05(b)
includes	11.05(b)
including	11.05(b)
Income Tax	11.05(b)
Income Taxes	11.05(b)
indemnified party	10.08(a)
Initial Cash Consideration	1.01(a)
Initial Purchase Price	1.01(a)

Term	Section

Initial Stock Consideration	1.01(a)
Intellectual Property	3.07(h)
International	Recitals
International Sellers	Recitals
International Shares	Recitals
Judgment	11.05(b)
knowledge of Purchaser	11.05(b)
knowledge of Sellers	11.05(b)
Leased U.K. Real Property	3.06(c)
Legal Restraint	8.01(c)
Lender	11.05(b)
Liens	3.05(a)
Loss	10.01(a)
Losses	10.01(a)
material	11.05(b)
Moson Holdings	Recitals
Moson Holdings Interests	Recitals
Moson Holdings Sellers	Recitals
Needham	3.22
Non-Water Related Competitive Activities	5.08(a)
Notice of Disagreement	1.04(c)
NYSE	11.05(b)
Outside Date	9.01(a)(viii)
Owned U.K. Real Property	3.06(b)
Pension Scheme	3.14A
Permitted Designee	Recitals
Permitted Designees	Recitals
Permitted Liens	3.05(a)
person	11.05(b)
Pre-Closing Period	7.09
Post-Closing Statements	1.04(b)
Preliminary Allocation	1.05(c)
Preliminary 338 Tax Adjustment	1.05(d)
Prime Rate	1.04(f)
Proceeding	11.05(b)
Proxy Statement	5.11(b)
Purchaser	Preamble
Purchaser Balance Sheet	4.06(b)
Purchaser Benefit Plans	11.05(b)
Purchaser Board	5.13(a)
Purchaser Contracts	4.18(a)
Purchaser Disclosure Schedule	Article IV Preamble
Purchaser Employee Stock Options	4.03(a)
Purchaser Employee Stock Plans	4.03(a)

Term	Section

Purchaser Environmental Cap	10.04(b)(iv)
Purchaser General Cap	10.04(b)(iii)
Purchaser Intellectual Property	4.23(f)
Purchaser Material Adverse Effect	11.05(b)
Purchaser Rights	4.03(a)
Purchaser Rights Agreement	4.03(a)
Purchaser SEC Reports	4.05(a)
Purchaser’s Significant Subsidiaries	11.05(b)
Purchaser Stockholder Approval	4.13
Purchaser Stockholders Meeting	5.11(b)
Purchaser Superior Proposal	5.10(c)
Related Entity	3.17
Related Party	3.17
Release	11.05(b)
Required Capital Calls	1.04(a)
Restricted Action	5.01(a)
S.A.R.L.	Recitals
S.A.R.L. Interests	Recitals
S.A.R.L. Sellers	Recitals
Scheduled Company Intellectual Property	3.07(a)
SEC	11.05(b)
Section 338 Election	7.07
Section 338 Escrow Agreement	1.05(f)
Section 338 Escrow Arrangement Fee	1.05(f)
Section 338 Escrowed Funds	1.05(f)
Section 338 Tax Adjustment	1.05(b)
Securities Act	2.04
Seller Disclosure Schedule	Article II Preamble
Seller Environmental Cap	10.03(b)(iv)
Seller General Cap	10.03(b)(iii)
Sellers	Preamble
Sellers’ Shareholder Agreements	5.27
Sellers Representatives	1.06(a)
Seller Transaction	5.10(a)
Senior Company Employee	3.13(e)
Senior Company Employees	3.13(e)
Share Price	1.01(a)
Specified Event	8.03
Specified Party	8.03
Stockholders’ Agreement	8.01(g)
Straddle Period	7.01(b)
Sub-Account	1.03(a)
subsidiary	11.05(b)
S-X Compliant Financials	5.11(a)

Term	Section

Tax	11.05(b)
Tax Claim	10.10(a)
Tax Indemnified Party	10.10(a)
Tax Indemnifying Party	10.10(a)
Tax Payment Date	1.05(g)
Tax Return	11.05(b)
Taxes	11.05(b)
Taxing Authority	11.05(b)
Termination Date	10.03(a)(iii)
Third-Party Claim	10.08(a)
Transaction	Recitals
Transfer Taxes	7.02
Water Related Competitive Activities	5.08(a)
Working Capital	1.04(h)

      SECTION 11.06.     Disclaimers; Acknowledgments; Integrated Contract.

      (a) The parties acknowledge that this Agreement, including the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and the Exhibits, any written amendments to the foregoing satisfying the requirements of Section 9.04 hereof, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings (written or oral) between the parties with respect to such matters. In connection therewith, the parties acknowledge that, except as specifically set forth in writing in this Agreement, any written amendments to this Agreement satisfying the requirements of Section 9.04 hereof, the Ancillary Agreements and the Confidentiality Agreement, there are no restrictions, promises, representations, warranties, agreements or undertakings, express or implied, of any person with respect to the subject matter of this Agreement, the Ancillary Agreements or the Confidentiality Agreement, including any representation or warranty as to value, merchantability, fitness for a particular purpose or any other matter.

      (b) Purchaser acknowledges that Purchaser and its representatives and agents have been permitted full and complete access to the books and records, Contracts and other properties and assets of the Companies and their subsidiaries that Purchaser and its representatives and agents have desired or requested to see and/or review, and that Purchaser and its representatives and agents have had a full opportunity to meet with Sellers and the officers of the Companies and their subsidiaries to discuss the business of the Companies and their subsidiaries.

      (c) Sellers acknowledge that Sellers and their representatives and agents have been permitted full and complete access to the books and records, Contracts and other properties and assets of the Purchaser and its subsidiaries that Sellers and their representatives and agents have desired or requested to see and/or review, and that Sellers and their representatives and agents have had a full opportunity to meet with Purchasers and the officers of the Purchaser and its subsidiaries to discuss the business of the Purchaser and its subsidiaries.

      (d) Without limiting the generality of the foregoing, except as expressly set forth herein, Purchaser acknowledges that none of Sellers or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information that Purchaser or its representatives or agents have been provided (oral or in writing) regarding the Companies and their subsidiaries and none of Sellers or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any such information furnished by Sellers or the Companies or their subsidiaries to Purchaser or its representatives or agents, including any information made available to Purchaser and its representatives and agents in certain “data rooms,” management presentations or otherwise.

      (e) Without limiting the generality of the foregoing, except as expressly set forth herein, Sellers acknowledge that neither the Purchaser nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information that Sellers or their representatives or agents have been provided (oral or in writing) regarding the Purchaser and its subsidiaries and neither the Purchaser nor any other person shall have or be subject to any liability to Sellers or any other person with respect to any such information furnished by Purchaser or its subsidiaries to Sellers or their representatives or agents, including any information made available to Sellers and their representatives and agents in certain “data rooms,” management presentations or otherwise.

      (f) In connection with Purchaser’s investigation of the Companies and their subsidiaries, Purchaser has received from or on behalf of Sellers or the Companies and their subsidiaries certain estimates, projections and forecasts, of the future performance of the Companies and their subsidiaries. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts furnished to it (including the reasonableness of the assumptions underlying them), and that Purchaser has received no representation or warranty from any Seller or any other person with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying them). In furtherance thereof, each Seller expressly disclaims any and all liability that may be based on such information or errors therein or omissions therefrom.

      (g) In connection with Seller’s investigation of the Purchaser and its subsidiaries, Sellers have received from or on behalf of Purchaser and its subsidiaries certain estimates, projections and forecasts, of the future performance of the Purchaser and its subsidiaries. Sellers acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that Sellers are familiar with such uncertainties, that Sellers are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts furnished to it (including the reasonableness of the assumptions underlying them), and that Sellers have received no representation or warranty from Purchaser or any other person with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying them). In furtherance thereof, Purchaser expressly disclaims any and all liability that may be based on such information or errors therein or omissions therefrom.

      SECTION 11.07.     Exhibits/ Schedules; Conflicts

      (a) The Seller Disclosure Schedule, the Purchaser Disclosure Schedule and all Exhibits referred to herein are incorporated in and made a part of this Agreement. Any capitalized, but undefined, terms used in any of the above have the meaning defined in this Agreement. The disclosure of any matter in any section of the Seller Disclosure Schedule or the Purchaser Disclosure Scheduleshall expressly not be deemed to constitute an admission by any Seller or Purchaser, or to otherwise imply, that any such matter is material for the purpose of this Agreement. A fact or matter disclosed in the Seller Disclosure Schedule or Purchaser Disclosure Schedule with respect to one section of Article II, Article III or Article IV shall be deemed to be disclosed with respect to each other section of such Article where such disclosure is appropriate only to the extent that the relevance of the disclosure to such other section is readily apparent on the face thereof.

      (b) In the event of any conflict between the provisions of this Agreement (including the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and the Exhibits), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements, on the other hand, the provisions of this Agreement shall control.

      SECTION 11.08.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement, each signed by the other party or parties hereto or thereto.

      SECTION 11.09.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW

YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

      SECTION 11.10.     Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this Section 11.11. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 11.11.     Waiver of Jury Trial. Each party waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction or disputes relating hereto or thereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11.

      SECTION 11.12.     Survival of Certain Representations.

      (a) The representations and warranties of Sellers in this Agreement (other than in Sections 2.01, 2.02, 2.03 and 2.04) and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to Taxes and environmental matters set forth in Section 3.15), shall survive the Closing solely for purposes of Section 10.03 and shall terminate at the close of business on the date 18 months after the Closing Date, except that representations and warranties relating to Tax matters, shall survive until the expiration of the date that is six months after the expiration date of the applicable statute of limitations (including extensions) and that the representations and warranties in Section 3.15 shall terminate at the close of business on the fifth anniversary of the Closing Date. The representations and warranties contained in Sections 2.01, 2.02, 2.03 and 2.04 shall not terminate.

      (b) The representations and warranties of Purchaser in this Agreement (other than Sections 4.02, 4.10, 4.11, 4.13, 4.19 and 4.20) and in any certificate delivered pursuant hereto shall survive the Closing solely for purposes of Section 10.04 and shall terminate at the close of business on the 18-month anniversary of the Closing Date, except that the representations and warranties relating to Section 4.20 shall terminate at the close of business on the fifth anniversary of the Closing Date and the representations and warranties relating to Section 4.19 shall terminate as of the Closing. The representations and warranties contained in Sections 4.02, 4.10, 4.11 and 4.13 shall not terminate.

      SECTION 11.13.     Further Assurances. On and after the Closing Date, from time to time, each party shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other parties from time to time to effectuate or confirm the transfer of the Equity Interests to Purchaser and the transfer of the Initial Share Consideration to Sellers in accordance with the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS, each Seller and Purchaser have duly executed this Agreement as of the date first written above.

ECOLOCHEM SELLERS:

THE LYMAN B. DICKERSON REVOCABLE TRUST DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:	/s/ LYMAN B. DICKERSON

Lyman B. Dickerson, Trustee

November 18, 2003
Date Signed

THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Trustee

November 18, 2003
Date Signed

THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Trustee

November 18, 2003
Date Signed

INTERNATIONAL SELLERS:

THE LYMAN B. DICKERSON REVOCABLE TRUST DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:	/s/ LYMAN B. DICKERSON

Lyman B. Dickerson, Trustee

November 18, 2003
Date Signed

THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSORTRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Trustee

November 18, 2003
Date Signed

THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSORTRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Trustee

November 18, 2003
Date Signed

THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED JULY 1, 2001

By:	/s/ LYMAN B. DICKERSON

Lyman B. Dickerson, Trustee

November 18, 2003
Date Signed

By:	/s/ CHARLES C. KLINE

Charles C. Kline, Independent Trustee

November 18, 2003
Date Signed

THE RICHARD DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ FREDERICK T. STANT

Frederick T. Stant, III, Independent Trustee

November 18, 2003
Date Signed

THE DOUGLAS DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Trustee

November 18, 2003
Date Signed

By:	/s/ FREDERICK T. STANT

Frederick T. Stant, III, Independent Trustee

November 18, 2003
Date Signed

MOSON HOLDINGS SELLERS:

THE LYMAN B. DICKERSON REVOCABLE TRUST DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:	/s/ LYMAN B. DICKERSON

Lyman B. Dickerson, Trustee

November 18, 2003
Date Signed

THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSORTRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Trustee

November 18, 2003
Date Signed

THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSORTRUSTEE, AS AMENDED

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Trustee

November 18, 2003
Date Signed

THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED JULY 1, 2001

By:	/s/ LYMAN B. DICKERSON

Lyman B. Dickerson, Trustee

November 18, 2003
Date Signed

By:	/s/ CHARLES C. KLINE

Charles C. Kline, Independent Trustee

November 18, 2003
Date Signed

THE RICHARD DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Trustee

November 18, 2003
Date Signed

By:	/s/ FREDERICK T. STANT

Frederick T. Stant, III, Independent Trustee

November 18, 2003
Date Signed

THE DOUGLAS DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Trustee

November 18, 2003
Date Signed

By:	/s/ FREDERICK T. STANT

Frederick T. Stant, III, Independent Trustee

November 18, 2003
Date Signed

S.A.R.L. SELLERS:

/s/ LYMAN B. DICKERSON

Lyman B. Dickerson

November 18, 2003
Date Signed

/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson

November 18, 2003
Date Signed

THE ESTATE OF RICHARD C. DICKERSON

By:	/s/ DOUGLAS G. DICKERSON

Douglas G. Dickerson, Co-Executor

November 18, 2003
Date Signed

By:	/s/ MARGUERITE W. DICKERSON

Marguerite W. Dickerson, Co-Executor

November 18, 2003
Date Signed

Signature Page to Purchase Agreement

PURCHASER:

IONICS, INCORPORATED

By:	/s/ DOUGLAS R. BROWN

Its:	President and Chief Executive Officer

ANNEX B

STOCKHOLDERS AGREEMENT

dated as of

                    , 200

among

IONICS, INCORPORATED

and

THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A

      STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of                     , 200     , among Ionics, Incorporated, a Massachusetts corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (each, a “Seller” and collectively, the “Sellers”).

      WHEREAS, the Company and the Sellers are parties to a Stock Purchase Agreement, dated as of November 18, 2003 (the “Purchase Agreement”), pursuant to which, among other things, the Investor Group (as defined below) will acquire shares of Common Stock (as defined below);

      WHEREAS, the Company and the Sellers wish to make provision relating to the rights and obligations of the parties relating to ownership and disposition of the shares of the Common Stock; and

      WHEREAS, the Closing (as defined below) is conditioned upon the Company and the Sellers entering into this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.01.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Shares” means the Common Stock issued to the Sellers at the Closing (including the Common Stock placed into the Escrow Account in accordance with the Purchase Agreement).

An “Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Company and its subsidiaries shall not be deemed Affiliates of any member of the Investor Group.

Any Person shall be deemed to “Beneficially Own” shares of Common Stock that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately. The Investor Group shall be deemed to Beneficially Own all shares of Common Stock held as of the date of measurement in the Escrow Account.

“Blackout Period” shall have the meaning ascribed to such term in Section 5.11.

“Board” means the board of directors of the Company.

“Bona Fide Offer” means any Third Party Bid reasonably capable of being consummated, after taking into account the likelihood of redemption by the Company of any rights to acquire Common Stock issued under the Rights Agreement and of the implementation by the Company of other available anti-takeover defenses and mechanisms.

“Change in Control” means (i) the sale, lease or other Transfer to any Person or Persons, in one or a series of related transactions, of any assets of the Company or its subsidiaries having a value in excess of 50% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC, (ii) any transaction that would result in the Directors who immediately prior to the transaction constituted the Board (together with any new Directors whose election by the Board was approved by the aforementioned Directors) ceasing for any reason to constitute a majority of the Board; or (iii) the acquisition by any Person or Persons (whether by way of merger, consolidation, tender offer, exchange offer or any similar transaction) of Beneficial Ownership in excess of 50% of the Outstanding Shares.

“Closing” shall have the meaning ascribed to such term in the Purchase Agreement.

“Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

“Closing Ownership Percentage” shall mean the percentage of the Outstanding Shares issued to the Investor Group and into the Escrow Account at Closing, after giving effect to such issuance.

“Common Stock” shall mean the Common Stock of the Company, par value $1.00 per share.

“Company” shall have the meaning ascribed to such term in the recitals.

“Competitor List” shall have the meaning ascribed to such term in Section 4.01(b).

“Cut-Off Date” shall have the meaning ascribed to such term in Section 2.04.

“Demand Registration Statement” shall have the meaning ascribed to such term in Section 5.02(a).

“Director” shall mean a member of the Board.

“Escrow Account” shall have the meaning ascribed to such term in the Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holders” shall mean the members of the Investor Group who hold Registrable Securities.

“Incidental Registration Statement” shall have the meaning ascribed to such term in Section 5.03(a).

“Independent Director” means a director who qualifies as independent for purposes of membership on a board of directors of a company (as opposed to committee membership) under the then effective rules and regulations of the NYSE and the SEC.

“Investor Directors” means such Persons who are designated in writing by the Investor Group, as such designation may change from time to time, to serve as Directors in accordance with Section 2.01; provided, however, that a Person designated by the Investor Group to serve as an Investor Director shall continue to be an Investor Director for all purposes under this Agreement, and the Investor Group shall not change (or attempt to change) the designation of such Person previously designated as an Investor Director, in each case until such Person is no longer serving as a Director, and any such change (or attempted change) shall be null and void; and further provided that each Investor Director other than Mr. LD must qualify as an Independent Director; and further provided that each Investor Director must (i) not be a director, officer, employee, consultant or material customer of, or material supplier to, any Person listed on the Competitor List, and (ii) in the good faith judgment of the Investor Group, have such credentials and experience as would reasonably be expected of a member of a board of directors of a company with securities listed on the NYSE (Mr. LD is hereby acknowledged to have such credentials and experience).

“Investor Group” means the Sellers and any Permitted Transferee to whom Acquisition Shares have been transferred in accordance with this Agreement; provided that any such Permitted Transferee has become a party hereto and has agreed to be bound by the terms hereof.

“Investor-Related Party” means a member of the Investor Group and any Affiliate controlled by any member of the Investor Group.

“LD Family Group” means (i) Mr. LD, (ii) the spouse, children (whether by birth or adoption) and grandchildren (or other lineal descendants) of Mr. LD, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the Persons specified in clauses (i) or (ii) of this sentence, and (iv) a trust of which Mr. LD is trustee, the beneficiaries of which include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence. For purposes of this Agreement only, neither the LD Family Group nor any member of the LD Family Group shall be deemed to Beneficially Own any Acquisition Shares Beneficially Owned by any Person not specified in the preceding sentence.

“Lower Share Total” shall mean the number of shares of Common Stock obtained by multiplying (i) 0.10 and (ii) the Outstanding Shares as of the date of measurement.

“Mr. LD” shall mean Lyman B. Dickerson.

“Non-Investor Directors” shall mean Directors other than the Investor Directors.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Outstanding Shares” means the aggregate number of issued and outstanding shares of Common Stock as of the date of measurement. The term “Outstanding Shares” shall not include Common Stock that is subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights.

“Permitted Transferees” means (i) any member of the Investor Group, (ii) the spouse, children (whether by birth or adoption), grandchildren (or other lineal descendants), aunts, uncles, nieces and nephews of any member of the Investor Group, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Investor Group and (iv) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence.

“Person” means any individual, corporation, firm, partnership, limited liability company, joint venture, trust, estate, business association, organization, governmental entity or other entity.

“Purchase Agreement” shall have the meaning ascribed to such term in the recitals.

“Registration Expenses” shall mean all expenses incurred by the Company arising from the Company’s performance of or compliance with Article V, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), the fees and disbursements of one law firm representing holders of Registrable Securities, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company. Registration Expenses shall exclude all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, all transfer taxes, if any, related to the sale or disposition of Registrable Securities by holders of such Registrable Securities, and the fees and disbursements of more than one law firm representing holders of Registrable Securities.

“Registrable Securities” shall mean the Acquisition Shares and any securities that are issued or distributed or are issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold or distributed pursuant to Rule 144, or (iii) such securities shall cease to be outstanding; provided, however, that Registrable Securities Transferred among the members of the Investor Group shall remain Registrable Securities, regardless of how they are sold or distributed.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Registration Share Total” shall mean the lesser of (a) [ ] shares of Common Stock, representing 5% of the Outstanding Shares as of the close of business on the day immediately preceding the Closing Date; provided that in the event the Company, by stock split, reverse stock split or combination, changes as a whole the number of Outstanding Shares, the Registration Share Total shall be adjusted proportionately to reflect such event and (b) the number of shares of Common Stock obtained by multiplying (i) 0.05 and (ii) the Outstanding Shares as of the date of measurement.

“Release Share Total” shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

“Required Registration Statement” shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

“Rights Agreement” means the Renewed Rights Agreement, dated as of August 19, 1997, between the Company and EquiServe Trust Company, N.A. (as successor to BankBoston, N.A.), as amended at any time or from time to time, and any renewal or replacement of such Renewed Rights Agreement or any new, similar agreement adopted or implemented by the Company at any time or from time to time after the date hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) under the Securities Act.

“SEC” means the Securities and Exchange Commission or any successor governmental entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who has requested inclusion of Registrable Securities in a Demand Registration Statement or an Incidental Registration Statement, and each Holder whose Registrable Securities are included in a Shelf Registration Statement, as the case may be.

“Selling Period” shall have the meaning ascribed to such term in Section 5.02.

“Shelf Registration Statement” shall mean a “shelf” registration statement filed by the Company pursuant to the provisions of Section 5.01 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Spanish Holders” shall mean those certain non-employee optionholders, who have registration rights with respect to no more than 30,000 shares of Common Stock, subject to adjustment for any stock splits, stock dividends and the like.

“Standstill Period” shall have the meaning ascribed to such term in Section 3.01(a).

“Third Party Bid” means an offer or proposal by any Person or Persons, or any “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than an Investor-Related Party or any such “group” of which an Investor-Related Party is a member or any such “group” or Person of which an Investor-Related Party is an Affiliate or an “associate” (as such term is defined under Rule 12b-2 under the Exchange Act), to acquire (whether by way of purchase, merger, consolidation, tender offer, exchange offer or any similar transaction) in excess of 25% of Outstanding Shares or any assets or group of assets of the Company or its subsidiaries having a book value in excess of 25% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC.

“Total Ownership Amount” means the aggregate number of Outstanding Shares Beneficially Owned by the members of the Investor Group.

“Transfer” shall have the meaning ascribed to such term in Section 4.01(a).

“Transfer Restricted Period” shall have the meaning ascribed to such term in Section 4.01(a).

“Underwriter” shall have the meaning ascribed to such term in Section 5.08(a).

“Underwritten Offering” shall have the meaning set forth in Section 5.02(d).

“Upper Share Total” shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

ARTICLE II

CORPORATE GOVERNANCE

      SECTION 2.01.     Board of Directors. (a) Prior to the Closing, and as a condition to the Closing, the size of the Board shall be increased such that the Board shall consist of no more than 12 Directors. Unless otherwise required by the Massachusetts Business Corporation Law, for so long as the Investor Group is entitled to designate any Investor Director pursuant to this Section 2.01, the Board shall not consist of more than 12 Directors or be classified into less than three classes, with each class holding office for a term of three years.

      (b) As a condition to the Closing, and effective as of the Closing, the Company shall cause the Investor Directors set forth on Schedule I attached hereto (which such Investor Directors shall be Mr. LD and one other Investor Director) to be appointed to the Board as Directors, each to serve in a different class of Director; provided that Mr. LD shall be appointed to that class of Director which term of office expires the furthest length of time from the Closing and the other Investor Director set forth on such Schedule I shall be appointed to that class of Director which term of office expires the next furthest length of time from the Closing. For so long as the Investor Group is entitled to designate at least one Investor Director to serve as Director under this Agreement, that Investor Director shall be Mr. LD.

      (c) (i) For so long as the Total Ownership Amount continuously equals or exceeds the Upper Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to two Investor Directors to serve as Directors. For so long as the Total Ownership Amount is less than the Upper Share Total but continuously equals or exceeds the Lower Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to one Investor Director to serve as a Director. If, during the period commencing on the date hereof and ending on the fourth anniversary of the date hereof, the Total Ownership Amount is less than the Lower Share Total but the LD Family Group continuously Beneficially Owns from and after the date hereof at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing), the Investor Group shall be entitled to designate Mr. LD (but no other person) as an Investor Director to serve as a Director. Subject to the foregoing sentence, if at any time the Total Ownership Amount is less than the Lower Share Total, the Investor Group shall not be entitled to designate any Investor Director to serve as a Director and, effective as of the first time the Total Ownership Amount is less than the Lower Share Total, the Investor Group’s rights under this Section 2.01 and Sections 2.02 shall terminate.

      (ii) If an Investor Director dies, resigns from the Board (other than pursuant to Section 2.03) or is removed from the Board or disqualified from serving on the Board in accordance with applicable law or the Company’s articles of organization or by-laws, a new Investor Director may be designated by the Investor Group to fill the vacancy created by the death, resignation, disqualification or removal of such Investor Director, if at the time of such designation, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and the Company shall use its best efforts to cause such new Investor Director so designated to be appointed to the Board to fill such vacancy. Subject to the maximum number of Directors permitted by the by-laws and articles of organization of the Company and this Agreement, if any Investor Director included in the slate of nominees recommended by the Board for election at a meeting of the stockholders of the Company is not elected to be a Director at such meeting, and if at the time of the designation referred to later in this sentence, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), the Company shall use its best efforts to cause the number of directorships on the Board to be increased by one or two, if necessary, and shall use its best efforts to cause a new Investor Director designated by the Investor Group in accordance with the provisions of this Section 2.01(c) (who shall not be the Investor Director who failed to be so elected) or, in the case of Mr. LD (unless such appointment would not be permitted under the then applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation), Mr. LD, to be appointed to the Board to fill the vacancy created by such increase in directorships. If the by-laws or articles of organization of the Company then in effect would not permit the increase in the number of directorships contemplated by the foregoing sentence, the Company shall use its best efforts to cause the by-laws or articles of organization of the Company, as the case may be, to be amended to permit such increase. If, at the time the Company commences soliciting proxies for, or puts a slate of nominees up for election as Directors at, the next meeting of the Company’s stockholders at which Directors are to be elected after there occurs or is created a vacancy contemplated by either of the first two sentences of this Section 2.01(c)(ii), (A) after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and (B) the Board has failed to appoint as a Director an Investor Director designated by the Investor Group pursuant to either of the first two sentences of this Section 2.01(c)(ii) to fill a then-existing vacancy on the Board, despite the Company’s obligation to use its best efforts to cause an Investor Director to be so appointed to the Board, the Investor Group may designate in writing, in advance of the time the Company commences soliciting proxies for such meeting, an Investor Director to be included in the slate of nominees recommended by the Board for election as Directors at such meeting in lieu of requiring the Board to appoint an Investor Director to fill such vacancy.

      (iii) If (A) the class of Directors in which an Investor Director is serving is to stand for election at the next meeting of the Company’s stockholders and (B) after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), an Investor Director (to be designated in writing in advance of the time the Company commences soliciting proxies for such meeting by the Investor Group) shall be included in the slate of nominees recommended by the Board for election (which such inclusion in such slate shall be in addition to the inclusion of an Investor Director in the slate of nominees contemplated by the last sentence of Section 2.01(c)(ii)).

      (d) At any time the slate of nominees recommended by the Board for election as Directors includes any Investor Director, the Company shall use its best efforts to secure the election of such Investor Director to the Board, including by active solicitation of proxies and contesting any proxy contest, provided that such proxy contest is being waged by a Person other than an Investor-Related Party or any “group” within the meaning of Section 13(d)(3) of the Exchange Act of which an Investor-Related Party is a member. The Company shall not include in any slate of nominees recommended by the Board for election as Directors at a meeting of the Company’s stockholders any more nominees than there are directorships on the Board that are subject to election at such meeting.

      (e) As a condition to an Investor Director’s ability to stand for election, such Investor Director shall provide to the Company in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Company may reasonably request with respect to such Investor Director in a timely manner.

      (f) If, for any reason, any Investor Director nominated for election at a meeting of the stockholders called therefor is not so elected to the Board by the stockholders of the Company, then the Company shall (i) exercise all authority under applicable law to cause a Person designated by the Investor Group who would otherwise qualify as an Investor Director (an “Investor Group Observer”) to attend all Board meetings and to the extent contemplated by Section 2.02 all committees thereof as an observer; (ii) provide such Investor Group Observer advance notice of each such meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board, provided that if the Investor Group Observer attends any such meeting, such Investor Group Observer will be deemed to have had proper notice thereof (or such committee thereof); (iii) provide such Investor Group Observer with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to the Board (or such committee thereof) and shall permit such Investor Group Observer to have the same access to information concerning the business and operations of the Company as such Investor Group Observer would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board (or such committee thereof), permit such Investor Group Observer to discuss the affairs, finances and accounts of the Company with the Board (or such committee thereof), and to make proposals and furnish advice to the Board (or such committee thereof) with respect thereto, without voting. As a condition precedent to any Person serving as an Investor Group Observer, such Person shall enter into a written agreement with the Company specifying that such Person shall be bound by the same duties of confidentiality, good faith and loyalty as if such Investor Group Observer were a Director, and containing provisions regarding non-disclosure and restrictions on use of confidential information (which such provisions may be perpetual), and provisions regarding non-competition and non-solicitation and prohibiting such Person from pursuing the Company’s corporate opportunities (which such provisions shall be no more restrictive than similar obligations imposed on a Director by virtue of service on the Board), which agreement shall be in form and substance reasonably acceptable to the Company and the Investor Group. Neither any failure by the Company, the Board, or the agents thereof, to provide notice to an Investor Group Observer of a meeting of the Board pursuant to the foregoing provisions, nor any failure by an Investor Group Observer to attend any such meeting, shall in any way affect the authority of the Board to hold such meeting or the legitimacy of any actions taken by the Board at such meeting.

      SECTION 2.02.     Committee Membership. For so long as the Investor Group is entitled to designate at least one Investor Director for election to the Board under this Agreement, each committee of the Board shall consist of at least one Investor Director; provided, however, that if no Investor Director is eligible for membership on any given committee of the Board under then applicable listing and corporate governance standards of the NYSE or any applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing and corporate governance standards of the NYSE and any applicable law, rule or regulation; provided, further, that the Company shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investor Group on such committee, including, without limitation, by causing an increase in the number of Directors on such committee. To the extent that no Investor Director is eligible for membership on a committee of the Board, the Investor Group shall be entitled to designate an Investor Group Observer to attend and observe the meetings of such committee, provided that (i) the observation is not prohibited by applicable listing or corporate governance standards of the NYSE, or any applicable law, rule or regulation, and (ii) that such Investor Group Observer would otherwise satisfy all of the eligibility requirements for service on such committee applicable to the Directors in accordance with the applicable listing and corporate governance standards of the NYSE and any applicable law, rule or regulation. Subject to the foregoing, the Company shall take appropriate action, effective as of immediately after the Closing Date, to allow for the appointment of the Investor Director set forth on Schedule I attached hereto to the Board committees set forth opposite such Investor Director’s name on Schedule I.

      SECTION 2.03.     Resignations. If, at any time the Company notifies the Investor Group in writing (supported by adequate detail as to its calculation) that the Total Ownership Amount is less than the minimum level required under Section 2.01(c)(i) to designate the number of Investor Directors then serving on the Board, the Investor Group shall cause, within three (3) business days thereafter, that number of Investor Directors (the identity of such Directors to be selected by the Investor Group) to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Directors that the Investor Group would have been entitled to designate in accordance with Section 2.01(c)(i); provided that if Mr. LD is then sitting on the Board, all Investor Directors other than Mr. LD shall have resigned before Mr. LD resigns pursuant to this Section 2.03. As a condition to an Investor Director’s nomination for membership on the Board or election as a Director (whichever comes first), and in support of the provisions of this Section 2.03, such Investor Director shall furnish the Company with his or her written resignation from the Board, effective upon the Company’s acceptance thereof, in the event that such Investor Director does not so resign in accordance with the foregoing provisions of this Section 2.03.

      SECTION 2.04.     Voting of Shares. Until the earliest of (a) the first anniversary of the Closing Date, (b) the date the Total Ownership Amount is less than the Release Share Total and (c) the date when the Investor Group no longer has the right to designate any Investor Directors, or relinquishes the right to designate all Investor Directors (the earliest of such dates, the “Cut-Off Date”), each member of the Investor Group will vote, or grant a proxy to the Company or its authorized designee to vote, all shares of Common Stock Beneficially Owned by such Person as to any matter presented to the stockholders of the Company in the same proportion as the votes cast by or on behalf of the holders of the Common Stock other than the members of the Investor Group on such matter; provided, that the members of the Investor Group may vote in any manner they choose in any election of the Investor Directors.

      SECTION 2.05.     Restrictions on Company Action; Bylaws. Except as required by applicable law, rule or regulation or the applicable listing or corporate governance standards of the NYSE, the Company shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action that would conflict with the terms of this Agreement. The Company and each member of the Investor Group shall each take or cause to be taken all lawful action necessary to ensure at all times that the Company’s articles of organization and by-laws or any other agreement are not at any time inconsistent with the provisions of this Agreement.

      SECTION 2.06.     Certain Protective Provisions. From the date hereof until the earlier of (x) the date on which the Standstill Period ends and (y) the date on which the members of the Investor Group are released from the provisions of Section 3.01 in accordance with this Agreement, the Company shall not (i) amend the Rights Agreement in a manner, or adopt, enter into or implement any Rights Agreement, that would restrict the ability of the members of the Investor Group from acquiring “Beneficial Ownership” (as defined in the Rights Agreement) of up to the number of shares of “Common Stock” (as defined in the Rights Agreement) that the members of the Investor Group are permitted to acquire under the Rights Agreement without becoming an “Acquiring Person” (as defined in the Rights Agreement) under the Rights Agreement as in effect on the date of the Purchase Agreement; and (ii) except in connection with any Rights Agreement (which shall be governed by clause (i) of this sentence and not this clause (ii)), enter into, amend or modify any contract, instrument or agreement, or issue any debt or equity securities, that would limit, in a manner materially adverse to, and materially disproportionate to, the members of the Investor Group compared to holders of shares of Common Stock generally (or holders of securities issued in respect of shares of Common Stock generally), the ability of the members of the Investor Group to (A) own or maintain ownership of a specified number or percentage of shares of Common Stock or (B) vote their shares of Common Stock, unless such contract, instrument, agreement or debt or equity securities permits the members of the Investor Group to continue owning and voting (1) the same number or percentage of shares of Common Stock held by the members of the Investor

Group from and after the time of such entry into, amendment, modification or issuance to the same extent that the members of the Investor Group could do so before such entry into, amendment, modification or issuance and (2) any additional shares of Common Stock that members of the Investor Group may acquire Beneficial Ownership of, without violating any provision of this Agreement and without becoming an “Acquiring Person” (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time. The Company shall take all action necessary to exempt any Transfer to any Seller made in accordance with this Agreement, or any acquisition of Beneficial Ownership of shares of Common Stock that Sellers may acquire without violating any provision of this Agreement and without becoming an “Acquiring Person” (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time, from the provisions of Chapters 110C and 110F under the Massachusetts Corporation-Related Laws (or any successor statutes to such Chapters).

      SECTION 2.07.     Chairmanship. Mr. LD shall have the right, should he so desire, to be appointed as Chairman of the Board for each of the two years following the effective date of Mr. LD’s resignation as an employee of the Company if either (i) Arthur L. Goldstein no longer serves as Chairman of the Board at such time or (ii) such resignation occurs at any time following the second anniversary of the date hereof, subject to the action of the Board to appoint Mr. LD to that position (and the Company shall use its best efforts to obtain such appointment unless such appointment is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation). Mr. LD shall have the right to continue to serve as Chairman of the Board for each year during such two-year period following the effective date of his resignation as an employee of the Company, subject to (a) the action of the Board continuing him in such position (and the Company shall use its best efforts to continue such appointment unless such continuation is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation) and (b) Mr. LD then being a Director. Notwithstanding the foregoing, Mr. LD shall have no right to be Chairman of the Board at any time after the LD Family Group ceases to Beneficially Own at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing). To exercise his rights under this Section 2.07, Mr. LD must provide the Board and the Company written notice thereof, and the Board shall have a reasonable time to act on such notice, but in any event shall so act no later than 120 days after the Company’s receipt of such notice.

ARTICLE III

STANDSTILL

      SECTION 3.01.     Standstill. (a) Except as otherwise provided in this Agreement, from the date hereof until the earlier of (x) the fifth anniversary of the date of the Purchase Agreement and (y) the date the Total Ownership Amount is less than the Release Share Total (the “Standstill Period”), without the prior approval of a majority of the Non-Investor Directors, no Investor-Related Party shall, directly or indirectly, (i) acquire voting securities of the Company that would result in the Investor Group Beneficially Owning, in the aggregate, a percentage of the Outstanding Shares in excess of the sum of (A) the Closing Ownership Percentage plus (B) 1% (excluding any changes to ownership resulting solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company), (ii) make, solicit, initiate, encourage or participate in any offer or proposal that would reasonably be expected to result in a Change of Control or, if made by a Person other than an Investor-Related Party or a group of which an Investor-Related Party is a member, to constitute a Third Party Bid, (iii) engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act), other than for the benefit of the Investor Directors, if and to the extent the Investor Group is entitled to designate any Investor Directors hereunder, or the other Director nominees of the Board, (iv) become part of a “group” (other than a group that includes only members of the Investor Group) that would be required to file a Schedule 13D with the SEC disclosing an intention to change or influence the control of the Company, or (v) grant any proxies, transfer shares to any voting trust or enter into any voting agreement (other than (x) among the members of the Investor Group, (y) pursuant to this Agreement or (z) in respect of proxies voting in favor of a slate of Directors nominated by the Board). Notwithstanding the foregoing, any member of the Investor Group may propose, or engage in discussions with the Board regarding, (I) a possible Change of Control transaction involving the Investor Group or (II) a possible acquisition involving members of the Investor Group of the securities or assets of the Company or its subsidiaries, provided that such discussions are not, and shall not be, publicly disclosed by any member of the Investor Group or any other Investor-Related Party or any of their respective respresentatives and would not in the written opinion of counsel to the Company reasonably satisfactory to the Investor Group (it being agreed and acknowledged that Testa, Hurwitz & Thibeault, LLP is satisfactory counsel) be required by applicable law to be publicly disclosed.

      (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any member of the Investor Group from responding to any inquiries from any stockholders of the Company as to such Person’s intention with respect to the voting of any Common Stock Beneficially Owned by such Person, (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof, (iii) prohibit any member of the Investor Group from acquiring securities of the Company issued by way of conversion, dividend, stock split or other distribution or exchange, recapitalization or reclassification or similar transaction in respect of securities which such member of the Investor Group is permitted to Beneficially Own under this Agreement, or (iv) except as provided in Section 2.04, restrict the ability of the members of the Investor Group from voting for or against or abstaining from any vote in connection with any Change in Control transaction or Third Party Bid, (v) prevent the members of the Investor Group from selling their Acquisition Shares or (vi) prohibit any member of the Investor Group from complying with applicable law.

      (c) Each member of the Investor Group shall be fully released from the provisions of this Section 3.01 in the event that (i) the Board fails to appoint Mr. LD as Chairman of the Board at any time that Mr. LD has the right to, and has exercised his right to, be so appointed by the Board in accordance with Section 2.07 and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, (ii) at any time during the two-year period after the date hereof, an Investor Director then serving on the Board dies, resigns (other than as required by Section 2.03) or is removed or disqualified and the Board fails to appoint to the Board any Investor Director designated by the Investor Group to be so appointed by the Board in accordance with Section 2.01(c)(ii) as successor to such Investor Director and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, or (iii) the Board fails to appoint Mr. LD to the Board as an Investor Director in accordance with Section 2.01(b) and maintain Mr. LD on the Board as an Investor Director in accordance with the applicable provisions of Sections 2.01 and 2.03 at any time during the three-year period after the date hereof (other than as a result of Mr. LD’s death or resignation or the prohibition, by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, of Mr. LD’s appointment to or continuation of service on the Board as an Investor Director).

      SECTION 3.02.     Right to Participate in Sale; Certain Releases from Standstill. (a) Notwithstanding the provisions of Section 3.01, during the Standstill Period, the Company shall provide each member of the Investor Group with the opportunity to participate in any bidding process sponsored by the Company or its representatives in connection with any transaction which could result in a Change in Control or constitute a Third Party Bid. In connection therewith, the Company shall (i) notify a designated representative of the Investor Group promptly of (but no later than five (5) business days after) (A) its receipt of any offer or proposal relating to a Change in Control transaction or a Third Party Bid and (B) the Company or its representatives soliciting, initiating or encouraging any offer or proposal relating to a Change in Control transaction or a Third Party Bid, (ii) promptly upon request provide the Investor Group detail as to the status of any such bidding process or any negotiations or discussions with any other Person in connection with a Change in Control or a Third Party Bid (except that the Company shall not be required to provide any member of the Investor Group any information as to the identity of, or the terms and conditions (including price) being discussed with or offered by, any other Person), (iii) provide the members of the Investor Group the opportunity to participate in any bidding process relating to such transaction on terms no less favorable than those applicable to any other potential bidder and (iv) provide members of the Investor Group access and information relating to such transaction on a basis no less favorable than the access and information provided to any other potential bidder.

      (b) Each member of the Investor Group shall be fully released from the provisions of Section 3.01 in the event that any Person (other than any Investor-Related Party) publicly proposes a Third Party Bid and either (i) such Third Party Bid constitutes a Bona Fide Offer or (ii) the Company takes substantive action in respect of, or in response to, such Third Party Bid and that action does not require the approval of the Company’s stockholders (e.g., the sale of significant assets).

ARTICLE IV

TRANSFER RESTRICTIONS

      SECTION 4.01.     Restrictions. (a) During the six months following the Closing (the “Transfer Restricted Period”), no member of the Investor Group may sell, dispose, convey or otherwise transfer (collectively, “Transfer”) any of the Acquisition Shares if, following the consummation of such Transfer, the Investor Group would Beneficially Own less than 90% of the Acquisition Shares; provided, however, that any member of the Investor Group shall have the right to Transfer Acquisition Shares to any Permitted Transferee; provided, further, that, as a condition to any such Transfer to a Permitted Transferee, such Permitted Transferee shall become a party hereto and agree to be bound by the terms hereof as if such Permitted Transferee were a member of the Investor Group. Subject to Section 4.01(b), after the Transfer Restricted Period, the members of the Investor Group shall not be restricted under this Section 4.01 from Transferring any Acquisition Shares.

      (b) For so long as the Total Ownership Amount equals or exceeds the Release Share Total, no member of the Investor Group shall, without the prior written approval of a majority of the Non-Investor Directors, knowingly Transfer any Acquisition Shares to any Person set forth on Schedule II hereto (the “Competitor List”). The Board may, no more than once during any six-month period, replace up to two of the Persons included on the Competitor List with two other Persons; provided, however, that no Person may be included in the Competitor List unless the Board (by majority vote of the Non-Investor Directors) reasonably determines that such Person is a competitor of the Company and its subsidiaries in a significant business line of the Company and its subsidiaries. At no time shall the number of Persons included on the Competitor List exceed eight.

      (c) Notwithstanding anything in this Agreement to the contrary, any member of the Investor Group may Transfer shares of Common Stock pursuant to (i) any merger, consolidation or other transaction which has been approved by the Board and the stockholders of the Company or (ii) any tender offer or exchange offer (A) constituting a Bona Fide Offer, regardless whether such offer has been approved by the Board or (B) made by the Company.

      (d) All Transfers of Acquisition Shares by the Investor Group shall be made (i) in accordance with Rule 144, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in a transaction exempt from the registration requirements of the Securities Act or (iv) in a Third Party Bid if and to the extent permitted under Section 4.01(c).

      SECTION 4.02.     Legends. (a) Except as set forth in Section 4.02(b), during the term of this Agreement, all certificates representing Acquisition Shares Beneficially Owned by the Investor Group shall bear an appropriate restrictive legend indicating that such Acquisition Shares are subject to restrictions pursuant to this Agreement and that such shares were not issued pursuant to a public offering registered pursuant to the Securities Act.

      (b) Prior to any Transfer or proposed Transfer of Beneficial Ownership by any members of the Investor Group of any Acquisition Shares to any Person (other than pursuant to Article V), such member shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed and acknowledged that Williams Mullen is satisfactory counsel) to the effect that the proposed Transfer may be effected pursuant to a then-effective Registration Statement or without registration under the Securities Act and any applicable state securities laws, whereupon, subject to the provisions of Section 4.01, such member shall be entitled to Transfer such stock in accordance with the terms of its notice. Each certificate for Acquisition Shares transferred as above provided shall bear the legends provided in Section 4.02(a), except that such certificate shall not bear such legends as they relate to the Securities Act if (i) such transfer is made under an effective Registration Statement or in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

ARTICLE V

REGISTRATION RIGHTS

      SECTION 5.01.     Shelf Registration Statement. (a) On or before the Closing Date, the Company shall use its commercially reasonable efforts to register all of the Registrable Securities by filing with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the Closing; provided, however, that if having the Shelf Registration Statement filed or declared effective as of the Closing will cause the issuance of the Acquisition Securities to the Investor Group at Closing to fail to meet an applicable exemption from the registration requirements of the Securities Act, the Shelf Registration Statement may be declared effective under the Securities Act no later than 10 days following the Closing (if the condition to the Closing under the Purchase Agreement relating to such Shelf Registration Statement has been waived). The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an “affiliate” of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k) (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder). No Person other than the Holders and the Spanish Holders shall be entitled to have included in the Shelf Registration Statement any shares of Common Stock.

      (b) A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC.

      (c) If at any time or from time to time any Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

      (d) The Company’s obligations under this Section 5.01 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an “affiliate” of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

      SECTION 5.02.     Demand Registration. (a) If (i) for any reason, during any period when the Shelf Registration Statement is required under Section 5.01 to be effective, the Company is not qualified under the Securities Act to maintain the effectiveness of the Shelf Registration Statement or fails to do so, or (ii) during the period between the termination of the Company’s obligations under Section 5.01 and the termination of the Company’s obligations under this Section 5.02 (any such period, a “Demand Period”), then at any time during a Demand Period, Holders of not less than 25% of the Registrable Securities may make a written request to the Company (which request shall specify the Registrable Securities intended to be disposed of by such Persons and the intended method of distribution thereof) that the Company register any and all of the Registrable Securities requested to be so registered by filing with the SEC a Registration Statement covering such Registrable Securities (a “Demand Registration Statement”). Upon the receipt of such a request, the Company shall promptly notify all Holders from whom notice has not been received, and such Holders shall then be entitled within 10 days thereafter to request the Company to include in such Demand Registration Statement all or any portion of their Registrable Securities. Promptly following the expiration of such 10-day period, and provided the Company is then in a Demand Period, the Company shall cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for the underwriters or Selling Holders, as applicable, to sell all the Registrable Securities covered by such Demand Registration Statement, but in any event a period of no more than 150 days following the date on which such Demand Registration Statement is declared effective (the “Selling Period”) or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder). The Company shall not be required to cause to be effective more than two Demand Registration Statements pursuant to this Section 5.02. In no event shall the Company grant any “incidental” or “piggyback” registration rights to any Person other than the Holders in connection with the filing of a Demand Registration Statement relating to an underwritten sale of the securities to be so registered, and other than Spanish Holders.

      (b) Subject to the provisions of Section 5.02(e), a Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling Holder), the Selling Period shall be extended by that number of days during which such stop order, injunction or other order or requirement remains in effect or is not reversed, vacated, waived or otherwise lifted.

      (c) If at any time or from time to time any Selling Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Selling Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

      (d) If a registration pursuant to this Section 5.02 involves an underwritten offering of the securities being registered (an “Underwritten Offering”), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that (i) any securities requested by any parties other than the Spanish Holders to be included in such registration shall be excluded from such registration before any Registrable Securities may be so excluded, and (ii) the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in such offering shall be allocated pro rata among the Selling Holders on the basis of the number of Registrable Securities requested to be registered by all Selling Holders.

      (e) The Selling Holders, at any time prior to the effective date of a Demand Registration Statement, may revoke the Demand Registration Statement, without liability to any Holder except as may be provided under this Section 5.02(e), by providing a written notice to the Company revoking such request. Notwithstanding the provisions of Section 5.02(b), any Demand Registration Statement revoked by Selling Holders (whether before or after such Demand Registration Statement has been declared effective) shall be deemed to have been “effective” for purposes of this Agreement unless (i) such revocation was made by the Selling Holders due to adverse, material non-public information about the Company of which none of the Selling Holders were aware at the time of initiating the request for such Demand Registration Statement, or (ii) the Selling Holders, within 30 days of such revocation, reimburse the Company for all Registration Expenses incurred by the Company in connection with the Demand Registration Statement so revoked.

      (f) The Company’s obligations under this Section 5.02 shall terminate after the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an “affiliate” of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an “affiliate” is the Company’s breach of its obligations under Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

      SECTION 5.03.     Incidental Registration. (a) If (x) for any reason the Company is not qualified under the Securities Act to maintain an effective Shelf Registration Statement or fails, if so required pursuant to Section 5.01, to do so, or (y) during the period between the termination of the Company’s obligations under Section 5.01 and the termination of the Company’s obligations under this Section 5.03, and the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account or for the account of any other Person, other than pursuant to Section 5.02, (other than (i) any Registration Statement relating to any employee benefit or similar plan or any dividend reinvestment plan, (ii) pursuant to a Registration Statement filed in connection with an exchange offer or (iii) in connection with a transaction subject to Rule 145 under the Securities Act) the Company shall, if at such time the Shelf Registration Statement is not effective, give written notice to each Holder at least 10 days prior to the initial filing of a Registration Statement with the SEC pertaining thereto (an “Incidental Registration Statement”) informing such Holder of its intent to file such Incidental Registration Statement and of such Holder’s rights under this Section 5.03 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

      (b) If a registration pursuant to this Section 5.03 involves an Underwritten Offering and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company (in the case of a primary offering by the Company), and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in such offering, allocated pro rata among the Selling Holders and other security holders of the Company requesting such registration on the basis of the number of Registrable Securities and other securities requested to be included by all Selling Holders and other security holders.

      (c) The Company may, at any time prior to the effective date of an Incidental Registration Statement, revoke such Incidental Registration Statement without liability to any Holder, by providing a written notice of such revocation to the Selling Holders.

      (d) The Company’s obligations under this Section 5.03 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an “affiliate” of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an “affiliate” is the Company’s breach of its obligations under Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

      SECTION 5.04.     Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 5.01, 5.02 and 5.03. Each Holder selling Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, transfer taxes, if any, and all fees and disbursements of legal counsel not included as Registration Expenses hereunder, related to the sale or disposition of such Registrable Securities in proportions to the amount of such Holder’s shares of Common Stock included in any Required Registration Statement or any Incidental Registration Statement.

      SECTION 5.05.     Restrictions on Public Sale by Holders of Registrable Securities. If requested by the underwriter or managing underwriter in any Underwritten Offering (by the Company or any other Person) of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock, each Holder shall agree not to effect any public sale or distribution of Common Stock during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with Underwritten Offering.

      SECTION 5.06.     Registration Procedures. In connection with the obligations of the Company pursuant to Sections 5.01, 5.02 and 5.03, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

(a) (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement, and (iii) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) in the case of a Required Registration Statement, and subject to Section 5.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable required period set forth herein with respect thereto; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable required period in accordance with the intended method or methods of distribution by the Selling Holders, as set forth in such Registration Statement;

(c) furnish to each Selling Holder and to each underwriter of an Underwritten Offering of Registrable Securities covered by such Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and subject to the Selling Holders’ compliance with the provisions of Section 5.07(b), the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such Selling Holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

(d) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Selling Holder shall reasonably request; (ii) use its commercially reasonable efforts to cause such registration or qualification to remain effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary to enable each such underwriter, if any, and Selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(e) advise each Selling Holder promptly, and, if requested by such Selling Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) during the period during which the Company is required hereunder to keep a Registration Statement effective, of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required hereunder to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) furnish counsel for each underwriter, if any, and for each Selling Holder copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h) upon request, furnish to the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) cooperate with each Selling Holder and the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Selling Holder or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

(j) upon the occurrence of any event contemplated by Section 5.06(e)(iv), during the period in which a Registration Statement is required hereunder to be kept in effect, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k) in the case of an Underwritten Offering, enter into underwriting agreements in customary form, (including provisions with respect to indemnification and contribution in customary form and consistent with the provisions and procedures relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities covered by a Registration Statement as shall be reasonably requested by the underwriters, and in connection therewith:

(i) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Selling Holders) addressed to each Selling Holder and the underwriters covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters and Selling Holders;

(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(iv) deliver such customary documents and certificates as may be reasonably requested by the managing underwriters;

(l) make available for inspection by representatives of the Selling Holders and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(m) (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to each Selling Holder and to counsel to the Selling Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and consider in good faith such reasonable changes in any such document prior to or after the filing thereof as counsel to such Selling Holders or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by such Selling Holders or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Selling Holders; consider in good faith such reasonable changes in such document prior to or after the filing thereof as counsel for the Selling Holders or such underwriter shall request; and make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

(n) use its commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by the Selling Holders;

(o) provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

(p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(q) cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

      SECTION 5.07.     Obligations of Selling Holders. (a) Each Selling Holder shall, as a condition to the exercise of any registration rights of such Person provided herein, furnish to the Company such information and materials regarding such Person, the ownership of Registrable Securities by such Person and the proposed distribution by such Person of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Selling Holder shall, as a condition to participating in any Underwritten Offering of Registrable Securities, enter into such agreements as the underwriters thereof may reasonably request from time to time. Each Selling Holder shall promptly update in writing any information or materials provided to the Company pursuant to this Section 5.07(a) to the extent reasonably necessary to maintain the accuracy and completeness thereof and the Company shall promptly update any Registration Statement to reflect such updated information. Each Selling Holder shall take all such action as may be reasonably required by the Company to permit the Company to comply with all applicable requirements of the Securities Act and the Exchange Act.

      (b) Promptly upon receipt of any written notice of the Company of the happening of any event of the kind described in Section 5.06(e)(ii) or (iv), each Selling Holder shall, and shall cause its agents to, forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Person’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.06(j), and, if so directed by the Company, such Person shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Person’s possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice. Without limiting the foregoing, each Selling Holder shall, and shall cause its agents to, use only the current prospectus, as amended or supplemented from time to time, that is made available to such Selling Holder by the Company for use in connection with the disposition of such Selling Holder’s Registrable Securities.

      (c) Each Selling Holder agrees that it will not effect any disposition under any effective Registration Statement of any Acquisition Shares or other Registrable Securities other than in accordance with the plan of distribution of such securities described in such Registration Statement.

      SECTION 5.08.     Indemnification. (a) The Company shall indemnify and hold harmless each Person who participates as an underwriter (any such Person being an “Underwriter”), each Selling Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation,

investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

(iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 5.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder or Underwriter with respect to any loss, liability, claim, damage, judgment, settlement or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (2) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished or made available copies thereof to the Underwriter or Selling Holder from which the Person asserting such loss, liability, claim, damage, judgment, settlement or expense purchased the securities that are the subject thereof prior to the date of sale by such Underwriter or Selling Holder to such Person, or (B) the failure of such Selling Holder to comply with its obligations set forth in Section 5.07.

      (b) Indemnification by Sellers, Underwriters, Etc. Each Selling Holder shall severally indemnify and hold harmless the Company, each Underwriter and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each Director and each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Underwriter or any other Selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments, settlements and expenses described in the indemnity contained in Section 5.08(a)(i) — (iii) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder), as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto), (ii) untrue statements or omissions or alleged untrue statements or omissions that were corrected in an amended or supplemented Registration Statement or prospectus that the Company had made available to the Underwriter or such Selling Holder prior to the date of sale of securities covered thereby by such Underwriter or Selling Holder to the Person asserting such loss, liability, claim, damage, judgment, settlement or expense, or (iii) third party claims arising from the failure of such Selling Holder to comply with its obligations set forth in Section 5.07; provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

      (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In no event, however, will any indemnifying party or parties be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 5.08(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

      (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5.08 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments, settlements and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments, settlements and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments, settlements or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments, settlements and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      (ii) The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 5.08(d), an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (iii) For purposes of this Section 5.08, each Person, if any, who controls a Selling Holder or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

      SECTION 5.09.     Inconsistent Actions. The Company shall not grant to any Person the right to include securities in any Required Registration Statement, other than the rights granted in this Agreement.

      SECTION 5.10.     Certain Actions by the Company. Upon the request of the Selling Holders, the Company shall, and shall cause its officers to, participate in customary “road shows” for purposes of assisting in the sale of Registrable Securities by the Selling Holders, including by meeting with potential investors and making presentations reasonably requested by the Selling Holders and taking such actions as reasonably required by any Underwriter participating in such sale; provided that (i) the dollar value of the Registrable Securities being offered for sale is in excess of $10 million and (ii) the Company shall not be required to participate in more than two (2) such road shows per year in connection with offerings of Registrable Securities. The Company shall bear all costs and expenses incurred in connection with the performance of its obligations under this Section 5.10.

      SECTION 5.11.     Blackout Periods. Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled, for reasonable periods of time not to exceed 45 consecutive days and in no event to exceed more than an aggregate of 90 days during any 360-day period (a “Blackout Period”), to postpone and delay the filing or effectiveness of any Demand Registration Statement, or suspend the effectiveness of any Registration Statement, if a majority of the Non-Investor Directors shall determine in their good faith judgment that any such filing or the offering of any Registrable Securities would (a) impede, delay or otherwise interfere with any material pending or contemplated acquisition or divestiture, or (b) require disclosure of material non-public information (other than information relating to an event described in clause (a) above) which, if disclosed at such time, would be detrimental to the best interests of the Company and its stockholders. Upon written notice by the Company to each Holder of such determination, such Holder shall keep the fact of any such notice strictly confidential, and during any Blackout Period promptly halt any offer, sale, trading or transfer by it or any of its subsidiaries of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of each prospectus included in the Registration Statement, and any amendment or supplement thereto by it for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in its possession of the prospectus covering such Registrable Securities.

      SECTION 5.12.     Rules 144 and 144A. The Company shall timely file or furnish the reports required to be filed or furnished by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 or 144A under the Securities Act).

ARTICLE VI

MISCELLANEOUS

      SECTION 6.01.     Term; Notices. (a) This Agreement shall be effective from the date hereof until the tenth anniversary of the date hereof, or until mutually terminated by the parties hereto, if earlier. If the

Company is involved in a merger, consolidation or similar transaction in which the Common Stock is converted or exchanged into shares of capital stock of another Person, proper provision shall be made to cause Article V to apply to such shares of capital stock from and after the consummation of that transaction, except that for purposes of Article V, the terms “Registrable Securities” and “Common Stock” shall mean such shares of capital stock received in that transaction, and the calculation of “Outstanding Shares,” “Registration Share Total” and “Total Ownership Amount” shall be based on the shares of capital stock received in that transaction, in each case instead of the Common Stock.

      (b) All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

      If to any member of the Investor Group, to it at the following address:

Ecolochem, Inc.
4545 Patent Road
Norfolk, VA 23502
Attention: Lyman B. Dickerson
Telecopy: 757.855.1478

with a copy to:

Williams Mullen
222 Central Park Avenue
Suite 1700
Virginia Beach, VA
Attention: Frederick T. Stant, Esq.
Telecopy: 757.473.5308

and

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Alan Stephenson, Esq.
Telecopy: 212.474.3700

      If to the Company, at the following address:

Ionics, Incorporated
65 Grove Street
Watertown, MA 02472
Attention: General Counsel
Telecopy: 617.926.3760

      with a copy to:

Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, MA 02110
Attention: Mark H. Burnett, Esq.
Telecopy: 617.248.7100

or, in the case of any other Person who becomes a party to, or subject to, this Agreement, to the address set forth in the written agreement executed pursuant to Section 6.06, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the secretary of the Company.

      SECTION 6.02.     Applicable Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

      SECTION 6.03.     Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

      SECTION 6.04.     Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

      SECTION 6.05.     Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, or any provision hereof, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

      SECTION 6.06.     Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the prior written consent of the other parties; provided that members of the Investor Group may assign all or a portion of their rights under Article V to any Permitted Transferee in connection with any permitted Transfer of Common Stock to such Person if such Common Stock constitutes “restricted securities” as defined in Rule 144 after such Transfer; provided that such transferee agrees to be bound by the terms of Article V. Any purported assignment of rights under this Agreement in violation of this Section 6.06 shall be void and of no effect.

      SECTION 6.07.     Defaults. A default by the Investor Group, on the one hand, or by the Company, on the other hand, in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by the other party.

      SECTION 6.08.     Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by (a) in the case of each Article other than Article V (and the definitions attendant thereto), Section 2.07 and this Section 6.08, (i) the Company and (ii) the Investor Group, (b) in the case of Article V (and the definitions attendant thereto) and this Section 6.08, (i) the Company and (ii) the Holders, and (c) in the case of Section 2.07, (i) the Company and (ii) Mr. LD.

      SECTION 6.09.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same Agreement.

      SECTION 6.10.     Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement other than the provisions of Article V, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. The parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of securing or posting any bond or providing prior notice.

      SECTION 6.11.     Exclusive Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this Section 6.11. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 6.11(b).

      SECTION 6.12.     Attorneys’ Fees. In any action or proceeding (i) brought to enforce any provision of this Agreement, or (ii) where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

      SECTION 6.13.     Approvals, Etc. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Investor Group, such determination, approval, consent, or request shall be made by members of the Investor Group representing a majority of the Common Stock Beneficially Owned by the Investor Group, unless the Investor Group agrees upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Holders, such determination, approval, consent, or request shall be made by Holders representing a majority of the Registrable Securities Beneficially Owned by such Holders, unless the Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Selling Holders, such determination, approval, consent, or request shall be made by Selling Holders representing a majority of the Registrable Securities requested to be included (or, in the case of the Shelf Registration Statement, included) in the applicable Registration Statement, unless the Selling Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IONICS, INCORPORATED

By:

Its:

THE LYMAN B. DICKERSON REVOCABLE TRUST DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS AMENDED

By:

Lyman B. Dickerson, Trustee

_____________________________________________________________________________, 2004
Date Signed

THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSOR
TRUSTEE, AS AMENDED

BY:

Douglas G. Dickerson, Trustee

_____________________________________________________________________________, 2004
Date Signed

THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSOR
TRUSTEE, AS AMENDED

By:

Douglas G. Dickerson, Co-Trustee

_____________________________________________________________________________, 2004
Date Signed

By:

Marguerite W. Dickerson, Co-Trustee

_____________________________________________________________________________, 2004
Date Signed

THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED JULY 1, 2001

By:

Lyman B. Dickerson, Trustee

_____________________________________________________________________________, 2004
Date Signed

By:

Charles C. Kline, Independent Trustee

_____________________________________________________________________________, 2004
Date Signed

THE DOUGLAS DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:

Douglas G. Dickerson, Trustee

_____________________________________________________________________________, 2004
Date Signed

By:

Frederick T. Stant, III, Independent Trustee

_____________________________________________________________________________, 2004
Date Signed

THE RICHARD DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

By:

Douglas G. Dickerson, Co-Trustee

_____________________________________________________________________________, 2004
Date Signed

By:

Marguerite W. Dickerson, Co-Trustee

_____________________________________________________________________________, 2004
Date Signed

By:

Frederick T. Stant, III, Independent Trustee

_____________________________________________________________________________, 2004
Date Signed

Lyman B. Dickerson

_____________________________________________________________________________, 2004
Date Signed

Douglas G. Dickerson

_____________________________________________________________________________, 2004
Date Signed

THE ESTATE OF RICHARD C. DICKERSON

By:

Douglas G. Dickerson, Co-Executor

_____________________________________________________________________________, 2004
Date Signed

By:

Marguerite W. Dickerson, Co-Executor

_____________________________________________________________________________, 2004
Date Signed

EXHIBIT A

LIST OF SELLERS

      1.     Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, or any other successor Trustee, as amended

      2.     Douglas G. Dickerson, Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, or any other successor Trustee, as amended

      3.     Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust, dated March 5, 1993, or any other successor Trustee, as amended

      4.     The Lyman Dickerson Irrevocable Trust, Lyman B. Dickerson and Charles C. Kline, Trustees, dated July 1, 1991

      5.     The Douglas Dickerson Irrevocable Trust No. 3, Douglas G. Dickerson and Frederick T. Stant, III, Trustees, dated July 1, 1991

      6.     The Richard Dickerson Irrevocable Trust No. 3, Frederick T. Stant, III, Trustee, dated July 1, 1991

      7.     Lyman B. Dickerson

      8.     Douglas G. Dickerson

      9.     Estate of Richard C. Dickerson

SCHEDULE I

INVESTOR DIRECTORS AND COMMITTEE APPOINTMENTS

      [To be completed prior to Closing.]

SCHEDULE II

COMPETITOR LIST

      [To be completed prior to Closing.]

ANNEX C

PERSONAL AND CONFIDENTIAL November 18, 2003 Board of Directors Ionics, Incorporated 65 Grove Street Watertown, MA 02472

Madame and Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to Ionics, Incorporated (the “Company”) of the Stock Consideration and the Cash Consideration (each as defined below), taken in the aggregate, to be paid by the Company for all of the (i) outstanding shares of common stock of Ecolochem, Inc., (ii) outstanding shares of common stock of Ecolochem International, Inc., (iii) outstanding equity interests in Ecolochem S.A.R.L. and (iv) outstanding membership interests of Moson Holdings, LLC (Ecolochem, Inc., Ecolochem International, Inc., Ecolochem S.A.R.L. and Moson Holdings, LLC are collectively referred to herein as “Ecolochem”, and the foregoing securities of Ecolochem are collectively referred to herein as the “Ecolochem Securities”) pursuant to the Purchase Agreement, dated as of November 18, 2003 (the “Agreement”), among the individuals and entities listed on Exhibit A to the Agreement (the “Sellers”) and the Company.

      Pursuant to the Agreement, the Company will purchase all of the Ecolochem Securities for an aggregate purchase price of $200,000,000 in cash (the “Cash Consideration”), plus 4,905,660 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (the “Stock Consideration”). We understand that the Company has the right to substitute cash for the shares of Common Stock that the Sellers otherwise would be entitled to receive under the Agreement as and to the extent reasonably necessary to ensure that such Sellers, as a group, do not own immediately after the Company’s acquisition of the Ecolochem Securities and all ancillary transactions contemplated by the Agreement (the “Transactions”) in excess of 19.5% of the outstanding shares of capital stock of the Company. We further understand that the Cash Consideration is subject to adjustments pursuant to Sections 1.03 (a), 1.04 and 1.05 of the Agreement.

      Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Agreement, which fees are contingent upon consummation of the Transactions, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also have provided certain investment banking services to the Company from time to time and may provide investment banking services to the Company in the future. In connection with the above-described investment banking services we have received, and may receive, compensation. In addition, Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of their trading, investment management, financing and brokerage activities, Goldman, Sachs & Co. and its affiliates may actively trade the debt and equity securities (or related derivative securities) of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

      In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to Shareholders and Annual Reports on Form 10-K of the Company for the five years ended

C-1

Board of Directors
Ionics, Incorporated
November 18, 2003
Page Two

December 31, 2002; audited financial statements for Ecolochem for the three fiscal years ended September 30, 2003; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain internal financial analyses and forecasts for Ecolochem prepared by its management; and certain financial analyses and forecasts for the Company and for Ecolochem prepared by management of the Company (the “Forecasts”). We have held discussions with members of the senior managements of the Company and Ecolochem regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions, including the potential benefits associated with a Section 338(h)(10) election, and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of Common Stock, compared certain financial and stock market information for the Company and certain financial information for Ecolochem with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the filtration industry specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

      We have relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company or Ecolochem or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company or Ecolochem or on the expected benefits of the Transactions in any way material to our analysis.

      Our opinion does not address the underlying business decision of the Company to engage in the Transactions. In addition, we are not expressing any opinion herein as to the prices at which shares of Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to such Transactions.

      Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Cash Consideration and the Stock Consideration, taken in the aggregate, to be paid by the Company pursuant to the Agreement for the Ecolochem Securities is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

C-2

ANNEX D

IONICS, INCORPORATED

AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

      1. Purpose. The purpose of this Plan is to enable officers and other key employees of, and consultants to, Ionics, Incorporated (the “Company”) and any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) to (i) own shares of Stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees and consultants of particular merit. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code.

      2. Definitions. For the purposes of the Plan, the following terms shall have the meanings set forth below:

(a) Award means the grant or sale pursuant to the Plan of any Restricted Stock Awards, Stock Options or Long-Term Performance Awards.

(b) Board means the Board of Directors of the Company.

(c) Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

(d) Company means Ionics, Incorporated, a corporation organized under the laws of the Commonwealth of Massachusetts (or any successor corporation).

(e) Disability means “permanent and total disability” as defined under Section 22(e)(3) of the Code or any successor statute.

(f) Effective Date means the date that the Plan is approved by both the Board of Directors of the Company and the stockholders of the Company, and if not approved on the same day, the date of the last approval.

(g) Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date, or if no such sale is reported on the last preceding trade date to the sales date, or if the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(h) Incentive Stock Option means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(i) Long-Term Performance Award means an award made pursuant to Section 7 below that is payable in cash and/or Stock in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least one year.

(j) Non-Qualified Stock Option means any Stock Option that is not an Incentive Stock Option.

(k) Participant means an employee or consultant to whom an Award is granted pursuant to the Plan.

(l) Plan means the Ionics, Incorporated 1997 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

(m) Restricted Stock Award means an award made pursuant to Section 8 below that is payable in Stock in accordance with and subject to the terms of the grant.

(n) Retirement means a termination of employment, for reasons other than death, which satisfies the requirements for normal, early, late or disability retirement in accordance with the Ionics, Incorporated Retirement Plan or any successor plan.

(o) Stock means the common stock, $1.00 par value per share, of the Company.

(p) Stock Option or Option means any option to purchase shares of Stock granted pursuant to Section 6 below.

      In addition the term Change in Control shall have meaning set forth in Section 9.2.

      3. Administration

(a) Board or Committee Administration. The Plan shall be administered by the Board or, subject to paragraph 3(d) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the “Committee”), which shall initially be the Compensation Committee of the Board. Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under Section 5 to receive Incentive Stock Options) Incentive Stock Options shall be granted, and to whom (from among the class of individuals and entities eligible under Section 5 to receive Non-Qualified Stock Options, Restricted Stock Awards and Long-Term Performance Awards) Non-Qualified Stock Options, Restricted Stock Awards and Long-Term Performance Awards may be granted, (ii) determine the time or times at which Awards shall be granted; (iii) determine the purchase price of shares subject to each Option or Restricted Stock Award, which prices shall not be less than the minimum price specified in Section 6.2(a) or Section 8, as the case may be; (iv) determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Stock Option; (v) determine (subject to Sections 6.2(b) and 6.2(c)) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Awards and the nature of such restrictions, if any; (viii) determine the Restriction Period (as set forth in Section 8.1(a)); and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Stock Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Stock Option is not treated as an Incentive Stock Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c) Grant of Awards to Board Members. Awards may be granted to members of the Board who are otherwise eligible to receive Awards under the Plan. All grants of Awards to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

(d) Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Options and Restricted Stock Awards granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Such action may include, in the Board’s discretion, some or all of the following: (i) if the Board determines that Stock Options and certain Restricted Stock Awards granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Options and certain Restricted Stock Awards to constitute Performance-Based Compensation, by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code); and (ii) Stock Options and certain Restricted Stock Awards granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Option or the disposition of Stock acquired pursuant to such Stock Option to constitute Performance-Based Compensation.

      4. Shares of Stock Subject to the Plan.

(a) Stock. The Stock subject to Awards shall be authorized but unissued shares of Stock or shares of Stock reacquired by the Company in any manner. Subject to adjustment as provided in subsection (c) of this Section 4, the aggregate number of shares of Stock that may be issued pursuant to the Plan shall be (i) 2,750,000 (which number includes the aggregate number of shares with respect to which no options have been granted under the 1979 Stock Option Plan on the Effective Date), plus (ii) such number of shares as to which options granted under the 1979 Stock Option Plan terminate or expire without being fully exercised, plus (iii) effective as of January 1, 1998 and each of the three successive years thereafter, a number of shares of Stock equal to two percent (2%) of the total number of shares of Stock issued and outstanding as of the close of business on December 31 of the preceding year. Subject to adjustment as provided in subsection (c) of this Section 4, no more than an aggregate of 750,000 shares of Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options granted under the Plan that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 424 of the Code and the regulations thereunder); no more than an aggregate of 150,000 shares of Stock may be issued in connection with Long-Term Performance Awards granted under this Plan; and no more than an aggregate of 1,000,000 shares of Stock may be issued in connection with Restricted Stock Awards. If any Award granted under the Plan expires, ceases to be exercisable or is terminated, surrendered (other than pursuant to Sections 6.2(k) or 12.5) or forfeited, in whole or in part, the unpurchased shares subject to such Award shall again be available for grants of Awards under the Plan.

No employee of the Company or any Related Corporation may be granted Options (or any other Award) to acquire, in the aggregate, more than 200,000 shares of Stock during any 12-month period under the Plan. If any Award granted under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unpurchased shares subject to such Award shall be included in the determination of the aggregate number of shares of Stock deemed to have been granted to such employee under the Plan.

(b) Computation of Available Shares. For the purpose of computing the total number of shares of Stock available for Plan purposes at any time during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Section 4 the maximum number of shares of Stock subject to issuance upon exercise of Options or upon settlement of other Awards theretofore made under the Plan. In addition, however, shares related to the unexercised, undistributed or restricted portion of any expired, terminated, surrendered (other than pursuant to Sections 6.2(k) or 12.5) or forfeited Award for which no material benefit was received by a Participant (e.g. dividends, but not including voting rights), or to the portion of any Award settled in cash, shall be recredited to the number remaining upon such expiration, termination, surrender or forfeiture and thereafter again be available for distribution in connection with future Awards under the Plan.

(c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options and other Stock-based Awards granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion provided that the number of shares subject to any Award shall always be a whole number.

      5. Eligibility. Incentive Stock Options may be granted only to employees of the Company and any Related Corporation. Officers and other key employees of or consultants to the Company, who are responsible for or contribute to, as determined by the Committee in its sole discretion, the management, growth and/or profitability of the business of the Company and/or any Related Corporation are eligible for Awards under the Plan.

      6. Stock Options.

      6.1 Provision for Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee who is an employee of the Company, or of any Related Corporation, Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. In the case of any other person eligible for an Award under the Plan, any Stock Option granted under the Plan shall be a Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised (other than acceleration of the exercisability of Stock Options hereunder) so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

      6.2 Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date on which the Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Sections 6.2(f), 6.2(g) and 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise provisions apply pursuant to Section 6.2(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Option is granted.

If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock has been owned by the Participant for a specified minimum period of time, for the purpose of avoiding any charge to the Company’s earnings, limiting the pyramiding of Stock Option exercises, or such other purposes as the Company deems appropriate.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12.1.

(e) Transferability. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, provided, however, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts for such family members, or to partnerships in which such immediate family members are the only parties, subject to such limits as the Committee may establish, and the transferee shall remain subject to all of the terms and conditions applicable to such Non-Qualified Stock Options prior to such transfer.

(f) Termination by Reason of Death. If an optionee’s employment by or association with the Company or any Related Corporation terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable at the time of death, or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability or Retirement. If an optionee’s employment by or association with the Company or any Related Corporation terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such 90-day period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Other Termination. Unless otherwise determined by the Committee at grant, if an optionee’s employment by or association with the Company or any Related Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that in the Committee’s sole discretion, based upon such factors as the Committee may deem appropriate, the Committee may specify that such Stock Option may be exercised, to the extent exercisable at termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee shall specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Extension of Exercisability Period. The Committee or Board of Directors pursuant to the authority granted in Section 3(a) may in its discretion grant Stock Options which provide for longer periods of exercisability following the termination of an optionee’s employment by or association with the Company or any Related Company than is provided in Subsections 6.2(f), 6.2(g), and 6.2(h), provided that any extended exercisability period shall not extend beyond the expiration of the stated term of the Stock Option. Notwithstanding Sections 6.2(f), 6.2(g) and 6.2(h), the Committee or the Board of Directors may also in its discretion amend outstanding Stock Options to extend the period during which they remain exercisable, provided that any extended exercisability period shall not extend beyond the expiration of the stated term of the Stock Option.

(j) Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company and any parent or subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. The Company intends to designate any Options granted in excess of the $100,000 limitation as Non-Qualified Stock Options, and the Company shall issue certificates to the optionee with respect to the Options that are Non-Qualified Options and Options that are Incentive Stock Options.

(k) Cashless Exercise; Satisfaction of Tax Withholdings. To the extent permitted under applicable laws and regulations, at the request of a Participant, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock for which such Option is then exercisable to cover the costs and expenses associated with such exercise and sale. Under any Option, the Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously owned shares of Common Stock to the Company to satisfy such taxes.

      7. Long-Term Performance Awards

      7.1 Provision for Grant. Long-Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the “Performance Period”) for each Long-Term Performance Award, which subject to Section 9 below shall be a period of at least one year, and shall determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

      7.2 Periodical Determination of Performance. At the beginning of each Performance Period, the Committee shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long-Term

Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

      7.3 Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

      7.4 Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable Award agreement(s), if a Participant terminates employment or other association with the Company or any Related Corporation during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable Performance Period (i) based, to the extent relevant under the terms of the award, upon the Participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by or associated with the Company and any Related Corporation, all as determined by the Committee, in its sole discretion. However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

      Subject to Section 9 below, if a Participant terminates employment by or association with the Company and any Related Corporation during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to Long-Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

      7.5 Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

      8. Restricted Stock Awards

      8.1 Terms and Conditions. The Committee may grant Restricted Stock Awards in furtherance of the purpose of the Plan without, unless otherwise provided, other payment and subject to the restrictions referred to in this Section 8. All Restricted Stock Awards granted under the Plan shall be so granted for, and in consideration of, past services rendered to the Company or a Related Corporation or other lawful consideration and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Restricted Stock Agreement referred to in Section 8.1(d) hereof:

(a) Restriction Period. At the time of a grant of shares of Restricted Stock, the Committee shall establish for all such shares received by a grantee (a “Restricted Stock Grantee”) (or, if it is the intent that the total of such shares shall be divided into separate parts, for each part of such total) a period of time (the “Restriction Period”) commencing with the date of the grant of such shares during which time the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided. Different Restriction Periods may be fixed for different parts of the shares that are being granted to a recipient, and the Restriction Period for one grant may differ from the Restriction Period for other grants. Except for such restrictions, unless otherwise determined by the Committee, the Restricted Stock Grantee as owner of the shares of Stock subject to the Restricted Stock Awards shall have all the rights of a stockholder, including but not limited to the right to receive any dividends paid on such shares of Stock and the right to vote such shares of Stock. Unless otherwise determined by the Committee, the restrictions shall terminate upon the earliest to occur of the expiration of the Restriction Period or the Restricted Stock Grantee’s death, Disability, or Retirement, or in any other circumstances determined by the Committee at the time of the grant or at any time thereafter.

(b) Termination of Employment. If a Restricted Stock Grantee ceases to be an employee of the Company or a Related Corporation, all Restricted Stock Awards theretofore granted to him as to which the restrictions imposed under this Section 8 have not terminated or do not thereby terminate shall, except as otherwise provided in this Plan, upon such cessation of employment be forfeited and returned to the Company unless the Committee, in its discretion, otherwise determines. Notwithstanding the foregoing, no shares of Restricted Stock shall be forfeited upon termination of employment due to Retirement, Disability or death. In the event of the Restricted Stock Grantee’s Retirement, Disability or death, any remaining restriction period shall terminate for all Restricted Stock Awards of the Restricted Stock Grantee and the Company shall deliver, upon remittance by the Restricted Stock Grantee of the amount of any taxes or other amounts which have been withheld by the Company, the shares of Stock subject to the Restricted Stock Award to or for the benefit of the Restricted Stock Grantee free of restrictions. In the event that the Restricted Stock Grantee forfeits any shares of Stock subject to the Restricted Stock Award, the Company shall reacquire such shares without making any payment to the Restricted Stock Grantee therefor.

(c) Legend. Each certificate issued in respect of Restricted Stock Awards granted under the Plan shall be registered in the name of the Restricted Stock Grantee and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and Ionics, Incorporated. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge.”

(d) Restricted Stock Agreement. The Restricted Stock Grantee shall enter into an Agreement (a “Restricted Stock Agreement”) with the Company, in a form not inconsistent with the Plan, agreeing to the terms and conditions of the grant and such other matters as the Committee shall in its sole discretion determine. The Restricted Stock Agreement may be amended by the Committee at any time to modify the Restriction Period with respect to any Restricted Stock Awards the restrictions on which have not then lapsed or in any other respect; provided that, except as provided in Section 10, no amendment shall adversely affect the terms and conditions of an outstanding grant without the written consent of the Restricted Stock Grantee.

(e) Termination of Restrictions. Upon the termination of the restrictions imposed under this Section 8, the Company shall return to the Restricted Stock Grantee (or his legal representative, beneficiary, or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to subsection (c) hereof.

      8.2 Taxes. The Company or a Related Corporation, as the case may be, shall have the right to deduct from amounts payable to the Restricted Stock Grantee, or to require such grantee to pay, any taxes required by law to be withheld with respect to Restricted Stock Awards. In the Committee’s discretion such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the grant creating the tax obligation, valued at their fair market value on the date of delivery.

      8.3 Notice of Election Under Section 83(b). Each Restricted Stock Grantee making an election under Section 83(b) of the Code and the regulations and rulings promulgated thereunder, will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service and the Restricted Stock Agreement referred to in Section 8 shall so provide. In the event a Restricted Stock Grantee does not provide to the Company a copy of a valid election under Section 83(b) of the Code filed with the Internal Revenue Service with respect to a Restricted Stock Award, the Company may presume that no such election was filed and, accordingly, withhold from any payments

(including salary and bonuses) otherwise payable to the Restricted Stock Grantee in order to comply with any withholding obligation arising upon the termination of any restriction.

      9. Change in Control Provisions.

      9.1 Consequences of Event. In the event of a Change in Control, in addition to the adjustment provided for in Section 4(c), the Committee may in its discretion determine whether, with respect to all Stock Options granted and Awards made before the Change in Control, the following acceleration and valuation provisions shall apply:

(a) Any Stock Options awarded under the Plan not previously exercisable shall thereupon become fully exercisable.

(b) Any remaining restrictions on Restricted Stock Awards shall lapse;

(c) Any outstanding Long-Term Performance Awards shall be paid out in cash within thirty days following the Change in Control based on prorated target results for the Performance Periods in question.

      In case of any reorganization, merger or consolidation of the Company into or with another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, each Stock Option and other Award shall be automatically converted into a stock option or other award which covers shares of stock or other securities equivalent in kind and value to the shares or other securities the optionee or holder would have held if the Stock Option or other Award had been exercised or received in full prior to such reorganization, merger, consolidation, sale or conveyance and no disposition thereof had subsequently been made, and the option price under each Stock Option shall be proportionately adjusted.

      9.2 Change in Control. For purposes of this Plan, a “Change in Control” means the happening of any of the following:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that any acquisition by (x) any noncorporate shareholder of the Company as of the effective date of the initial registration of an offering of Stock under the Securities Act of 1933, (y) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) Continuing Directors constitute less than a majority of the Board, where a Continuing Director is (i) each person who was a director of the Company on January 2, 1997, and (ii) each person who subsequently becomes a director of the Company and whose election or nomination was approved by a vote of at least a majority of the Continuing Directors in office at the time of the election or nomination unless that person became a director in connection with an actual or threatened election contest; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not own beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

(d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

      10. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the stockholders of the Company, increase the maximum number of shares of Stock issuable under the Plan or change the description of the individuals eligible to receive Awards. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Award theretofore granted under the Plan without such Participant’s consent.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 above, no such amendment shall (i) decrease the exercise price of an outstanding Stock Option, or (ii) effect the simultaneous cancellation of an outstanding Stock Option and new grant of a replacement Stock Option, or (iii) without the Participant’s consent, impair the rights of any Participant.

      11. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of any other general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

      12. General Provisions.

      12.1 Investment Representation. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      12.2 Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      12.3 No Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Award hereunder, shall confer upon any employee or consultant of the Company or any Related Corporation any right to continued employment or association with the Company and any Related Corporation, nor shall it interfere in any way with the right of the Company and any Related Corporation to terminate the employment or association of any of its employees or consultants at any time.

      12.4 Participant Not to Compete. In consideration of the Company’s grant of an Award, a Participant shall agree in the agreement setting forth the terms of such Award that during the period of his employment by or other service with the Company or any Related Corporation, and for a period of at least two (2) years after the date such employment or service terminates, he will not without the consent of the Board accept or perform work for any entity whose business is competitive with the business carried on by the Company and any Related Corporation, or engage in activities which are significantly competitive with the business of the Company and any Related Corporation. In the event a Participant breaches such agreement, the Participant shall forfeit all rights to any unexercised Options or unearned Awards held as of the date of such breach.

      12.5 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      12.6 Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

      12.7 Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

      13. Term of Plan. The Plan shall become effective upon the approval of the Plan by the stockholders of the Company. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Plan’s approval by stockholders, but Awards theretofore granted may extend beyond that date.

ION-SPS-04

IONICS, INCORPORATED

65 Grove Street, Watertown, Massachusetts 02472

Proxy for Special Meeting to be held February 11, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DOUGLAS R. BROWN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of common stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on February 11, 2004 or at any adjournment thereof.

This proxy, when property executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4, with discretionary authority to vote upon such other matters as may properly come before the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendation, just sign and date on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		FOR	AGAINST	ABSTAIN

1.	To approve issuance of up to 4,905,660 shares of Ionics common stock in connection with Ionics’ proposed acquisition of the Ecolochem companies.	☐	☐	☐

2.	To approve an amendment to Ionics’ articles of organization to increase the number of authorized shares of common stock from 55,000,000 to 100,000,000.	☐	☐	☐

3.	To approve an amendment to the Ionics 1997 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,200,000 shares.	☐	☐	☐

4.	To approve an amendment to the Ionics 1997 Stock Incentive Plan to authorize grants of restricted stock thereunder.	☐	☐	☐

5.	To consider and act upon such other matters as may properly come before the meeting, including any motion to adjourn the meeting to a later date to permit further solicitation of proxies, or any postponements or adjournments thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card		☐

Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date: